As filed with the Securities and Exchange Commission on August 23, 2022.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

PSLY.com, Inc.
(Exact name of registrant as specified in its charter) Delaware
(State or other jurisdiction of incorporation or organization) 2833
(Primary Standard Industrial Classification Code Number) 88-2438737

(I.R.S. Employer Identification Number)

1215 South Kihei Road, Suite O PMB 424, Kihei, Hawaii 96753

(Full mailing address of principal executive offices)

(808) 500-5779

(Issuer’s telephone number, including area code)

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David Nikzad

PSLY.com, Inc.

1215 South Kihei Road, Suite O PMB 424, Kihei, Hawaii 96753

(808) 500-5779

(Name, address, including zip code, and telephone number, including area code, of agent for service) ————————— Copies to:

Jonathan D. Leinwand Jonathan D. Leinwand, P.A 18305 Biscayne Blvd, Suite 200, Aventura, FL 33160 (954) 903-7856	Benjamin Kaplan Mycotopia Therapies, Inc. 18851 NE 29th Ave. Suite 700 Aventura, FL 33180 (954) 233-3511	David Nikzad Ei.Ventures, Inc. 1215 South Kihei Road Suite O PMB 424 Kihei, Hawaii 96753 (808) 500-5779	Greg Giammittorio Potomac Law Group, PLLC 1300 Pennsylvania Avenue NW STE 700, Washington, DC 20004 (202) 204-3005	Lawrence R. Bard Shulman Rogers, P.A. 12505 Park Potomac Ave 6th floor, Potomac, MD 20854 (301) 230-5200

—————————

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer [x]	Smaller reporting company [x]
Emerging growth company [x]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [x]

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)☐

The information in this proxy statement/prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This proxy statement/prospectus is not an offer to sell these securities, and it is not soliciting the purchase of these securities, in any state where the offer or sale is not permitted.

PRELIMINARY – SUBJECT TO COMPLETION – DATED AUGUST 23, 2022

MYCOTOPIA THERAPIES, INC.

18851 NE 29th Ave., Suite 700

Aventura, FL 33180

To the Stockholders of Mycotopia Therapies Inc.:

We are pleased to provide this proxy statement/prospectus relating to the proposed merger (the “Merger”) of MT Merger Sub Inc., a Delaware corporation (“Merger Sub”) and a wholly-owned subsidiary of PSLY.com, Inc., a Delaware corporation (“PSLY.com”), with and into Mycotopia Therapies, Inc., a Nevada corporation (“MT”), pursuant to an Agreement and Plan of Merger, dated as of May 17, 2022 (as it may be amended or supplemented from time to time, the “Merger Agreement”), by and among PSLY.com, MT Merger Sub, MT, Ei.Ventures, Inc. (“Ei.”), a Delaware corporation, and EI Merger Sub, a Delaware corporation. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement. If (i) the Merger Agreement is adopted and the Merger and the other transactions contemplated thereby (collectively, the “Business Combination”) are approved by Ei.’s and MT’s stockholders, and (ii) the Business Combination is subsequently completed, (a) MT Merger Sub will merge with and into MT with MT surviving the Merger as a wholly-owned subsidiary of PSLY.com, (b) all of the issued and outstanding capital stock of MT immediately prior to the effective time of the Merger (the “Effective Time”) (other than those properly exercising any applicable appraisal rights under Nevada law) will automatically be cancelled and shall cease to exist, in exchange for the right to receive pro rata shares of the Merger Consideration (as defined below), (c) each outstanding warrant to acquire shares of MT common stock will be assumed by PSLY.com and automatically converted into shares of PSLY.com common stock, with its price and number of shares equitably adjusted based on the conversion ratio of the shares of MT common stock into the Merger Consideration, and (d) each outstanding share of Series B Preferred Stock of MT shall be converted into a converted into shares of PSLY.com common stock, with its price and number of shares equitably adjusted based on the conversion ratio of the shares of MT common stock into the Merger Consideration and as more particularly described in the notice that follows this page and elsewhere in this proxy statement/prospectus.

The Merger Consideration to be paid to MT securityholders will be paid solely by the delivery of new shares of PSLY.com common stock. It is anticipated that PSLY.com’s common stock will be publicly traded on the Nasdaq Global Market (“Nasdaq”).

Mycotopia will hold a virtual special meeting of its stockholders in order to obtain the stockholder approvals necessary to complete the Business Combination. At the Mycotopia Special Meeting, which will be held exclusively via a live audio webcast on [__________], 2022 at 10:00 a.m., Eastern Time, unless postponed or adjourned to a later date, MT will ask its stockholders to adopt the Merger Agreement and the related transactions thereby approving the Business Combination and to approve the other proposals described in this proxy statement/prospectus. To participate in the virtual meeting, a MT stockholder of record will need the 12-digit control number included on such stockholder’s proxy card or instructions that accompanied such stockholder’s proxy materials. If a MT stockholder holds his, her or its shares in “street name,” which means his, her or its shares are held of record by a broker, bank or other nominee, such MT stockholder should contact his, her or its broker, bank or nominee to ensure that votes related to the shares he, she or it beneficially owns are properly counted. In this regard, such MT stockholder must provide the record holder of his, her or its shares with instructions on how to vote his, her or its shares or, if such Digital World stockholder wishes to attend the special meeting of MT and vote in person, obtain a proxy from his, her or its broker, bank or nominee. The live audio webcast of the MT special meeting will begin promptly at 10:00 a.m., Eastern Time. MT stockholders are encouraged to access the special meeting of MT prior to the start time. If you encounter any difficulties accessing the virtual meeting or during the meeting time, please call the technical support number that will be posted on the virtual meeting login page.

If you have any questions or need assistance with voting your MT common stock, please contact ________, by calling ________, or banks and brokers can call ________, or by emailing ________. This proxy statement/prospectus and the notice of the special meeting relating to the Business Combination will be available at https:// [__________].

This proxy statement/prospectus provides you with detailed information about the Business Combination and other matters to be considered at the special meeting of MT’s stockholders. We encourage you to carefully read this entire proxy statement/prospectus, including all annexes attached hereto.

We urge you to read the accompanying proxy statement/ prospectus, including the financial statements and annexes and other documents referred to therein, carefully and in their entirety. IN PARTICULAR, YOU SHOULD CAREFULLY CONSIDER THE MATTERS DISCUSSED UNDER “RISK FACTORS” BEGINNING ON PAGE [__] OF THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS OR ANY OF THE SECURITIES TO BE ISSUED IN THE BUSINESS COMBINATION, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

This proxy statement/prospectus is dated __________, 2022, and is first being mailed to stockholders of Mycotopia Therapies Inc. on or about __________, 2022.

Very truly yours,

Benjamin Kaplan

Chief Executive Officer

Mycotopia Therapies Inc.

YOUR VOTE IS IMPORTANT

PLEASE VOTE EITHER BY MAIL, TELEPHONE OR OVER THE INTERNET

WHETHER OR NOT YOU EXPECT TO PARTICIPATE IN THE SPECIAL MEETING.

MYCOTOPIA THERAPIES, INC.

18851 NE 29th Ave., Suite 700

Aventura, FL 33180

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To the Stockholders of Mycotopia Therapies, Inc.:

A Special Meeting of Stockholders (the “special meeting”) of Mycotopia Therapies, Inc., a Nevada corporation (“Mycotopia”), will be held exclusively online via the Internet on [________] [__], 2022, at 10:00 a.m. Eastern time to consider and vote upon the following matters:

(1)a proposal to adopt of the Agreement and Plan of Merger, dated as of May 17, 2022, by and among Mycotopia, PSLY.com, Inc., Silly Merger Sub E Inc., (“Ei Merger Sub”) and Silly Merger Sub M Inc. (“MT Merger Sub”), as may be amended from time to time, under which MT Merger Sub will merge with and into Mycotopia, which we refer to as the merger agreement, the terms of which are described in, and a copy of which is included as Appendix A to, the accompanying prospectus/proxy statement;

(2)a proposal to approve, in a non-binding advisory vote, certain compensation that may become payable to Mycotopia’s named executive officers in connection with the merger; and

(3)a proposal to approve the adjournment, postponement or continuance of the special meeting on one or more occasions, if necessary or appropriate, in order to further solicit additional proxies, in the event that there are not sufficient votes at the time of the special meeting to adopt the merger agreement.

The special meeting will be presented exclusively online at [________]. You will be able to attend the special meeting online, vote your shares electronically and submit your questions to management during the special meeting by visiting [________].

Your vote is important. Whether or not you plan to attend the virtual special meeting, please vote by telephone or over the Internet, or by completing, signing, dating and returning your proxy card or voting instruction form so that your shares will be represented at the special meeting. Instructions for voting are described in the accompanying prospectus/proxy statement and on the proxy card.

The Board of Directors has fixed the close of business on [________] [__], 2022, as the record date for determining stockholders entitled to notice of, and to vote at, the special meeting.

By order of the Board of Directors,

Miami, FL	Benjamin Kaplan
[________] [__], 2022	Chief Executive Officer

ABOUT THIS PROXY STATEMENT/PROSPECTUS

This proxy statement/prospectus, which forms part of a registration statement on Form S-4 (File No. 333-) filed with the SEC by PSLY constitutes a prospectus of PSLY under Section 5 of the Securities Act of 1933, as amended, which we refer to as the Securities Act, with respect to the shares of PSLY common stock to be issued to (i) Mycotopia stockholders pursuant to the Agreement and Plan of Merger, dated May 17, 2022, which we refer to as the merger agreement, and (ii) Ei. stockholders pursuant to the merger agreement. This proxy statement/prospectus also constitutes a proxy statement under Section 14(a) of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. It also contains a notice of special meeting of Mycotopia stockholders, which we refer to as the Mycotopia special meeting.

You should rely only on the information contained in this proxy statement/prospectus. No one has been authorized to provide you with information that is different from that contained in this proxy statement/prospectus. This proxy statement/prospectus is dated August 23, 2022. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than that date. Neither our mailing of this proxy statement/prospectus to Mycotopia stockholders, nor the issuance by PSLY of common stock in connection with the merger, will create any implication to the contrary.

This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. Information contained in this proxy statement/prospectus regarding Mycotopia has been provided by Mycotopia and information contained in this proxy statement/prospectus regarding Ei. has been provided by Ei. See “Where You Can Find More Information” on page [__].

Unless otherwise indicated or as the context otherwise requires, all references in this proxy statement/prospectus to:

Ei. means Ei.Ventures, Inc., a Delaware corporation.

Effective Time means the time when both the Ei. Effective Time and the Mycotopia Effective Time have occurred.

Ei. Effective Time means the time at which the Merger of Merger Sub E and Ei. becomes effective under the laws of the state of Delaware.

Merger Agreement means the Agreement and Plan of Merger by and among PSLY, Mycotopia, Ei., Merger Sub E, and Merger Sub M, dated as of May 17, 2022.

Merger Sub E means SILLY MERGER SUB E INC., a Delaware corporation and a wholly-owned subsidiary of PSLY.

Merger Sub M means SILLY MERGER SUB M INC., a Nevada corporation and a wholly owned subsidiary of PSLY.

Merger(s) means one or both of the merger of Merger Sub E into Ei., with Ei. surviving and/or the merger of Merger Sub M into Mycotopia, with Mycotopia surviving, as the case may be.

Mycotopia means Mycotopia Therapies, Inc., a Nevada corporation.

Mycotopia Effective Time means the time at which the Merger of Merger Sub M and Mycotopia becomes effective under the laws of the state of Nevada.

PSLY means PSLY.com, Inc., a Delaware corporation.

SEC means the United States Securities and Exchange Commission.

i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Statements contained in this proxy statement/prospectus that are not purely historical are “forward-looking statements”. Forward-looking statements include expressions of our opinions, expectations, beliefs, plans, objectives, assumptions, forecasts, projections or other statements regarding, or that attempt to characterize, future events or results. All statements, other than statements of historical fact, in this proxy statement/prospectus or in documents incorporated by reference, regarding our strategy, future operations, financial position or performance, future revenues, projected costs, plans, prospects and objectives, including their underlying assumptions, are forward-looking statements. Words such as “anticipate”, “estimate”, “continue”, “expect”, “project”, “intend”, “plan”, “propose”, “believe”, “target”, “objective”, “goal”, “positions”, “prospects”, “potential”, “will”, “would”, “should”, “could”, “may” and words of similar substance, or negatives of such terms, are intended to identify forward-looking statements. Forward-looking statements may relate to our anticipated revenues and other elements of our operating results, future performance and operations, plans for future expansion, capital spending, liquidity, financing, and other aspects of, or matters affecting, our business. Forward-looking statements involve known and unknown events, risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by our forward-looking statements.

All forward-looking statements in this proxy statement/prospectus and documents incorporated by reference reflect management’s expectations or forecasts of future events and are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Discussions containing these forward-looking statements may be found throughout this proxy statement/prospectus, including in the Sections entitled “Business”, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, among other sections. In addition to the factors relating to the Mergers discussed under the caption “Risk Factors” beginning on page [__], the following factors, among others, could cause actual results to differ materially from those described in and anticipated by the forward-looking statements:

•failure to realize the anticipated benefits of the Mergers, including as a result of delay in completing the transactions, integrating the businesses of Ei. or Mycotopia, unforeseen liabilities, unanticipated future capital expenditures, failure to achieve anticipated revenues or cost savings, unexpected expenses, failure to reach expected earnings, failure to achieve expected synergies, failure of future prospects to materialize, and the failure to implement business and management strategies for the management, expansion and growth of PSLY’s businesses following the Mergers;

•litigation relating to the Mergers that could be instituted against Ei., Mycotopia or their respective directors;

•difficulties in, or the inability to, retain or hire key personnel;

•inability to obtain funding;

•failure in any of our research, development and product development efforts;

•uncertainty as to the long-term value of shares of PSLY common stock;

•unanticipated legislative, regulatory and economic developments affecting Ei.’s or Mycotopia’s businesses;

•unforeseen economic and market developments and conditions, as well as changes in the legal, regulatory and tax regimes under which Ei. and Mycotopia operate;

•business uncertainty, including changes to existing business relationships, resulting from the  Mergers that could affect Ei.’s and/or Mycotopia’s financial performance;

•catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, natural disasters, the outbreak of coronavirus or similar outbreaks or pandemics, and their effects on economic and business environments in which Ei. and Mycotopia operate; and

•Ei.’s and Mycotopia’s responses to any of the foregoing factors.

The forward-looking statements in this proxy statement/prospectus are based on circumstances existing at the time such statements are made and on our predictions, which we believe reasonable, respecting events that have not occurred, that may not occur, or that may occur at different times, in different manners and with different consequences from those we now assume or anticipate. Although we have based our forward-looking statements on assumptions that we believed were reasonable when made, we caution you that forward-looking statements are not guarantees of future performance and that actual results may differ materially from statements made in or suggested by the forward-looking statements contained in this proxy statement/prospectus. We also caution you not to place undue reliance on the forward-looking statements, which speak only as of the date of this proxy statement/prospectus. Except as required by applicable law, none of PSLY, Ei. or Mycotopia undertakes to update these forward-looking statements to reflect facts, circumstances, assumptions or events that occur after such date. In the event that a party does update any forward-looking statement, the parties are not, except as provided by applicable law, under any obligation to, and you should not draw any inference that, the parties will, make additional updates with respect to that statement, related matters or any other forward-looking statement.

For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please see the reports that Ei. or Mycotopia have filed with the SEC as described under “Where You Can Find More Information” on page [__].

We expressly qualify in their entirety all forward-looking statements attributable to PSLY, Ei. or Mycotopia or by any person acting on behalf of any of us by the cautionary statements contained or referred to in this proxy statement/prospectus.

MYCOTOPIA THERAPIES, INC.

18851 NE 29th Ave., Suite 700

Aventura, FL 33180

PROXY STATEMENT

Special Meeting of Stockholders of Mycotopia Therapies Inc. to be held on [__], 2022

QUESTIONS AND ANSWERS

The following are some questions that stockholders of Mycotopia Therapies Inc., which we refer to as Mycotopia, may have regarding the merger and the other matters being considered at the special meeting as well as the answers to those questions. Mycotopia (which we also refer to as “we”) recommends that you read carefully the remainder of this proxy statement/prospectus because the information in this section does not provide all the information that might be important to you with respect to the merger and the other matters being considered at the special meeting. Additional important information is also contained in the appendices to this proxy statement/prospectus. See “Where You Can Find More Information” on page [__].

General Merger-Related Questions and Answers

Q:     What is the purpose of this document?

A:     On May 17, 2022, Mycotopia entered into an Agreement and Plan of Merger (the “Agreement”) whereby the Company will merge with a wholly owned subsidiary of PSLY. Simultaneously Ei. will merge with a separate wholly owned subsidiary of PSLY. As a result, MT will be a wholly-owned subsidiary of PSLY. The former securityholders of Mycotopia will receive shares of Common Stock of PSLY (“PSLY Shares”) The transaction is intended to qualify as a tax-free exchange under Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”). The consummation of the transactions contemplated by the Merger Agreement, are referred to collectively as the “Business Combination” and the proposal to approve the Business Combination is referred to as the “Business Combination Proposal.” The Merger Agreement is attached to this proxy statement as Annex A and is incorporated into this proxy statement by reference. You are encouraged to read this proxy statement, including “Risk Factors” and all the Annexes hereto.

Upon the Closing of the Business Combination, each share of Mycotopia common stock, par value $0.001 per share (including shares of common stock that have been issued as a result of the conversion of Mycotopia preferred stock or certain convertible notes, but excluding those shares as to which the holder has properly demanded appraisal) issued and outstanding, will be converted into the right to receive 0.25 validly issued, fully paid and non-assessable share of PSLY common stock, which we refer to as the Mycotopia exchange ratio.

While Mycotopia’s common shares are quoted on the Pink Open Market operated by OTC Markets Group, Inc., the PSLY Shares are not currently listed for trading or quoted on any public market. However, a condition of closing the Business Combination is the PSLY Shares having been authorized for listing on The NASDAQ Capital Market.

We are required under our Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) to obtain approval of our stockholders for the Business Combination and other matters described herein. This proxy statement contains important information as required under the rules and regulations of the Securities and Exchange Commission (the “SEC”) about the proposed Business Combination and the other matters to be acted upon at the special meeting of Mycotopia stockholders. You should read it carefully.

Q:     What is being voted on?

A:     Below are the proposals on which Mycotopia stockholders are being asked to vote:

•To approve the Business Combination contemplated under Merger Agreement, dated as of May 17, 2022 by and among PSLY, Mycotopia, and Ei., and the transactions contemplated thereby, (collectively referred to as the “Business Combination”). This proposal is referred to as the “Business Combination Proposal” or “Proposal No. 1.”

•To approve amendments to Mycotopia’s Amended and Restated Certificate of Incorporation to, simultaneous with the Business Combination, reduce the number of authorized shares and appoint David Nikzad as the “sole director.” This proposal is referred to as the “Amendment Proposal” or “Proposal No. 2.”

•To approve the adjournment of the special meeting, if necessary or advisable, in the event Mycotopia does not receive the requisite stockholder vote to approve the Business Combination. This proposal is called the “Adjournment Proposal” or “Proposal No. 3.”

Q:     Are the proposals conditioned on one another?

A:     Yes. The Business Combination is conditioned on the approval of the Proposals at the special meeting. It is important for you to note that if the Proposals do not receive the requisite vote for approval and are not waived by the parties to the Merger Agreement, then we will not consummate the Business Combination.

Q:     What is the consideration being paid to Ei. securityholders?

A:      At Closing each share of common stock of Ei. will be convertible into the right receive a number of PSLY Common Stock equal to (i) the sum of $360,000,000 (Three Hundred Sixty Million Dollars) (ii) divided by $1.56, the result of which is divided by (iii) the product of the total number of shares of Ei. Common Stock then issued and outstanding times four (4).

Q:     Following the closing of the Business Combination, what percentage of the combined company will the former Mycotopia stockholders own?

A:      Following the closing of the Business Combination is anticipated that Mycotopia shareholders will own approximately 6.9% of the common equity of PSLY.

Q:     Do any of Mycotopia’s directors or officers have interests that may conflict with my interests with respect to the Business Combination?

A:     Mycotopia’s directors and officers have interests in the Business Combination that are different from your interests as a stockholder. You should keep in mind the following interests of Mycotopia directors and officers:

Mr. Kaplan is the CEO of Mycotopia Therapies and of Ehave, Inc., the majority shareholder of Mycotopia Therapies. Pursuant to Mr. Kaplan’s agreement with Mycotopia, upon consummation of the Transaction, Mr. Kaplan would be entitled to a bonus equal to 5% of the transaction value with respect to Mycotopia. However, Mr. Kaplan has agreed to terminate his agreement with Mycotopia and forgo the bonus set forth therein. Mr. Kaplan, may, however, be awarded a bonus by PSLY following the transaction. Additionally, Mr. Kaplan may be entitled to additional compensation from Ehave, Inc. upon the consummation of the Transaction. The likely benefit to Mycotopia’s directors and officers may influence their motivation for promoting the Business Combination. See “Risk Factors — Risks Associated with Our Securities”

Q:     When and where is the special meeting of Mycotopia’s stockholders?

A:     The special meeting will be held virtually on [__], 2022, at [__], Eastern time at https:// [__].

In light of ongoing developments related to COVID-19, and the related protocols that governments have implemented, the Board determined that the special meeting will be a virtual meeting conducted exclusively via live webcast. The Board believes that this is the right choice for the Company and its stockholders at this time, as it permits stockholders to attend and participate in the special meeting while safeguarding the health and safety of the Company’s stockholders, directors and the Company’s management team. You will be able to attend the special meeting online, vote, view the list of stockholders entitled to vote at the special meeting and submit your questions during the special meeting by visiting https://[__]. To participate in the virtual meeting, you will need a 12-digit control number assigned by Continental Stock Transfer & Trust Company, the Company’s Transfer Agent. Additionally, you have the option to listen to the special meeting by dialing +1-[__] (toll-free within the U.S. and Canada) or +1-[__] (outside of the U.S. and Canada, standard rates apply). The passcode for telephone access is [__]#, but please note that you cannot vote or ask questions if you choose to participate telephonically. Please note that you will only be able to access the special meeting by means of remote communication. The meeting webcast will begin promptly at 11:00 a.m., Eastern Time. We encourage you to access the meeting prior to the start time, and you should allow ample time for the check-in procedures. Because the special meeting will be a completely virtual meeting, there will be no physical location for stockholders to attend.

Beneficial stockholders (those holding shares through a stock brokerage account or by a bank or other holder of record) who wish to attend the virtual meeting must obtain a legal proxy by contacting their account representative at the bank, broker, or other nominee that holds their shares and e-mail a copy (a legible photograph is sufficient) of their legal proxy to proxy@continentalstock.com. Beneficial stockholders who e-mail a valid legal proxy will be issued a meeting control number that will allow them to register to attend and participate in the special meeting. After contacting Continental Stock Transfer & Trust Company, a beneficial holder will receive an e-mail prior to the meeting with a link and instructions for entering the special meeting. Beneficial stockholders should contact Continental Stock Transfer & Trust Company at least five (5) business days prior to the meeting date in order to ensure access.

Q:     Who may vote at the special meeting of stockholders?

A:     Only holders of record of Mycotopia Shares as of the close of business on [__], 2022, the Record Date, may vote at the special meeting of stockholders. As of the Record Date, there were [__] shares of Mycotopia Shares issued and outstanding and entitled to vote. Ehave, Inc., the owner of a majority of Mycotopia’s Shares own an aggregate of [__] shares and have agreed to vote in favor of the Business Combination.

Please see “Special Meeting of Mycotopia Stockholders — Record Date; Who is Entitled to Vote” for further information.

Q:     What is the quorum requirement for the special meeting of stockholders?

A:     Stockholders representing a majority ([__] shares) of the Mycotopia Shares issued and outstanding as of the Record Date and entitled to vote at the special meeting must be present in person or represented by proxy in order to hold the special meeting and conduct business. This is called a quorum. Mycotopia Shares will be counted for purposes of determining whether there is a quorum if the stockholder (i) is present and entitled to vote at the meeting, or (ii) has properly submitted a proxy card. In the absence of a quorum, stockholders representing a majority of the votes present in person or represented by proxy at such meeting, may adjourn the meeting until a quorum is present. If you are a beneficial owner of shares of Mycotopia common stock and you do not instruct your bank, broker or other nominee how to vote your shares on any of the proposals, your shares will not be counted as present for purposes of determining whether a quorum exists.

Q:     What vote is required to approve the Proposals?

A:     Approval of the Business Combination Proposal, the Amendment Proposal, and the Adjournment Proposal each require the affirmative vote of a majority of the outstanding shares of our common stock present in person (through the virtual meeting platform) or represented by proxy and entitled to vote at the special meeting, or any adjournment thereof. Abstentions will have the effect of a vote “AGAINST” each of these proposals. Broker non-votes will have no effect on the vote for these proposals.

Q:     How will the Ehave, Inc. vote?

A:     Ehave, Inc., who as of the Record Date owned [__] Shares, or approximately 67.3% of the issued and outstanding Mycotopia Shares, has agreed to vote its shares of Mycotopia common stock in favor of each of the Proposals, including the Business Combination Proposal. Therefore, no other shares will be required to approve the Proposals.

SUMMARY

This summary highlights certain of the information contained elsewhere in this proxy statement/prospectus and may not contain all the information that is important to you. We urge you to read carefully the remainder of this proxy statement/prospectus, including the, as this summary does not provide all the information that might be important to you with respect to the Mergers and the other matters being considered at the special meeting of the company of which you are a stockholder. We have included page references to direct you to more complete descriptions of the topics presented in this summary.

See also “Where You Can Find More Information” beginning on page [__].

The Companies

Mycotopia (page [__])

Mycotopia Therapies, Inc.

18851 NE 29th Ave.

Suite 700

Aventura, FL 33180

Mycotopia promotes the study of psychedelics for the treatment of mental health issues and supports the creation of both natural and synthetic molecules for the development of appropriate treatments. Through its investment in “Psychedelitech,” it sponsors conferences regarding the legal psychedelics industry. Mycotopia also intends to deploy technology from its parent company, Ehave, Inc., in the collection of research and clinical data to further the study of the effects of psychedelics in the treatment of mental health issues.

Mycotopia common stock is quoted on the OTC Pink Open Market under the symbol “TPIA.”

Ei. (page [__])

Ei.Ventures, Inc.

1215 South Kihei Road

Suite O PMB 424

Kihei, Hawaii 96753

Ei. is a start-up company formed in May 2019 with the ambition of being at the forefront of new industries and technologies. Ei. is developing innovative psychoactive therapeutic compounds and delivery systems that address global mental healthcare needs, as well as non-psychoactive nutritional supplements.

PSLY (page [__])

PSLY.com, Inc.

1215 South Kihei Road

Suite O PMB 424

Kihei, Hawaii 96753

PSLY is a Delaware corporation formed by Ei. on March 21, 2022 for the purpose of becoming the parent company of Ei. and Mycotopia by merging each into a newly formed, wholly owned subsidiary. To date, PSLY has not conducted any activities other than those incidental to its formation and the matters contemplated by the Merger Agreement in connection with the Merger transactions, described in more detail beginning on page [__].

PSLY has applied to have its common stock listed on The NASDAQ Capital Market under the symbol “PSLY”. The business of PSLY will be the combined businesses currently conducted by Ei. and Mycotopia.

Merger Sub E

Merger Sub E is a Delaware corporation and wholly owned subsidiary of PSLY formed on March 21, 2022, for the purpose of effecting its merger with Ei., with the effect that Ei. will become a wholly owned subsidiary of PSLY. To date, Merger Sub E has not conducted any activities other than those incidental to its formation and the matters contemplated by the Merger Agreement and the matters contemplated by the Merger Agreement in connection with the Merger transactions, described in more detail beginning on page [__].

Merger Sub M

Merger Sub M is a Nevada corporation and wholly owned subsidiary of PSLY formed on March 22, 2022, for the purpose of effecting its merger with Mycotopia, with the effect that Mycotopia will become a wholly owned subsidiary of PSLY. To date, Merger Sub M has not conducted any activities other than those incidental to its formation and the matters contemplated by the Merger Agreement in connection with the Merger transactions, described in more detail beginning on page [__].

The Merger and the Merger Agreement (pages [__] and [__])

The terms and conditions of the Mergers are contained in the Merger Agreement, which is attached to this proxy statement/prospectus as Appendix A. We encourage you to read the Merger Agreement carefully, because it is the legal document that governs the Mergers.

Effect of the Business Combination Transactions

Merger with Ei. Pursuant to the Merger Agreement, Merger Sub E will merge with and into Ei., with Ei. surviving as a wholly owned subsidiary of PSLY.

Merger with Mycotopia. Pursuant to the Merger Agreement, Merger Sub M will merge with and into Mycotopia, with Mycotopia surviving as a wholly owned subsidiary of PSLY.

Following the completion of the Mergers, the business of PSLY will be the combined businesses currently conducted by Ei. and Mycotopia.

The organization of Ei., Mycotopia, and PSLY after the Mergers is illustrated below:

The Mergers

Exchange Ratio in the Mergers (page [__])

Common Stock

At the Mycotopia Effective Time, each share of Mycotopia common stock, par value $0.001 per share (including shares of common stock that have been issued as a result of the conversion of Mycotopia preferred stock or certain convertible notes, but excluding those shares as to which the holder has properly demanded appraisal) issued and outstanding, will be converted into the right to receive 0.25 validly issued, fully paid and non-assessable share of PSLY common stock, which we refer to as the Mycotopia exchange ratio.

Subject to the terms and conditions set forth in the Merger Agreement, at the Mycotopia Effective Time, each share of Mycotopia common stock that is owned directly by Mycotopia or any Mycotopia subsidiary or held in Mycotopia’s treasury will no longer be outstanding and will automatically be canceled and cease to exist, and no consideration will be delivered in exchange for any such shares.

At the Ei. Effective Time, each share Ei. common stock, par value $0.0001 will be converted into the right to receive that number of shares of PSLY common stock equal to (i) the sum of $360,000,000 (Three Hundred Sixty Million Dollars) plus the dollar amount raised by Ei. under its Regulation A offering from since December 6, 2021 and under its Regulation D offering since March 28, 2022, (ii) divided by $1.56, the result of which is divided by (iii) the product of the total number of shares of Ei. common stock then issued and outstanding multiplied by four (4). We refer to the result produced by this calculation as the Ei. exchange ratio. As of the date hereof, that calculation would result in each share of Ei. common stock receiving 0.89274 validly issued, fully paid and non-assessable share(s) of PSLY common stock.

Subject to the terms and conditions set forth in the Merger Agreement, at the Ei. Effective Time, each share of Ei. common stock that is owned directly by Ei. or by any Ei. subsidiary or held in Ei.’s treasury will no longer be outstanding and will automatically be canceled and cease to exist, and no consideration will be delivered in exchange for any such shares.

Stock Options

Each outstanding Ei. stock option, whether vested or unvested, automatically will be converted, at the Ei. Effective Time, into a PSLY stock option to acquire, on the same terms and conditions as were applicable to such Ei. stock option immediately prior to the Ei. Effective Time (except that vesting of certain stock options shall be accelerated), the number of shares of PSLY commons stock (rounded, if necessary, up to the nearest whole share) determined by multiplying the number of shares of Ei. common stock subject to such Ei. stock option immediately prior to the Ei. Effective Time by the Ei. exchange ratio, at an exercise price per share of PSLY common stock (rounded, if necessary, up to the nearest whole cent) equal to the exercise price per share of Ei. common stock under such Ei. stock option divided by the Ei. exchange ratio. A further description of the Ei. stock options and the accelerated vesting that will apply to certain stock options starts on page [__].

The Ei. stock options that will be accelerated are set forth in the table below:

Shareholder	Options Accelerated
David Nikzad	416,662.50
Jason Hobson	416,662.50
Non-Executive Holders	601,824.17
Total	1,435,149.17

Warrants

Each outstanding Mycotopia warrant will be converted, at the Mycotopia Effective Time, into a PSLY warrant to acquire, on the same terms and conditions as were applicable to such Mycotopia warrant immediately prior to the Mycotopia Effective Time, the number of shares of PSLY commons stock (rounded, if necessary, up to the nearest whole share) determined by multiplying the number of shares of Mycotopia common stock subject to such Mycotopia warrant immediately prior to the Mycotopia Effective Time by the Mycotopia exchange ratio, at an exercise price per share of PSLY common stock (rounded, if necessary, up to the nearest whole cent) equal to the exercise price per share of Mycotopia common stock under such Mycotopia warrant divided by the Mycotopia exchange ratio.

PSLY Equity Awards (page [__])

In connection with the Mergers, and prior to the Ei. and Mycotopia Effective Times, PSLY will adopt the PSLY.com, Inc. 2022 Equity Incentive Plan, which we refer to as the PSLY Equity Incentive Plan. In addition to the Ei. stock options that will be converted upon completion of the Mergers, the combined company will be permitted to issue new equity-based compensation for services rendered to the combined company or any of its participating subsidiaries in the form of stock options, restricted stock awards, restricted stock units, stock appreciation rights, dividend equivalents, performance awards and stock payments (or any combination thereof) granted under the PSLY Equity Incentive Plan. No awards may be granted under the PSLY Equity Incentive Plan prior to the Ei. and Mycotopia Effective Times.

Recommendation of the Mycotopia Board of Directors (page [__])

After careful consideration, the Mycotopia board of directors unanimously recommends that Mycotopia stockholders vote “FOR” the Merger proposal, “FOR” the Merger-related compensation proposal, and “FOR” the adjournment proposal. For a more complete description of Mycotopia’s reasons for the Merger and the recommendations of the Mycotopia board of directors, please see “THE MERGER—Reasons for the Merger and Recommendations of the Mycotopia Board of Directors” beginning on page [__].

Recommendation of the Ei. Board of Directors (page [__])

After careful consideration, the Ei. board of directors unanimously recommends that Ei. stockholders vote “FOR” the Merger proposal, “FOR” the Merger-related compensation proposal, and “FOR” the adjournment proposal. For a more complete description of Ei.’s reasons for the Merger and the recommendations of the Ei. board of directors, please see “THE MERGER—Reasons for the Merger and Recommendations of the Ei. Board of Directors” beginning on page [__].

Material U. S. Federal Income Tax Consequences of the Mergers (page [__])

The Mergers are intended to qualify as a reorganization under Section 368(a) of the Code. Consistent with such treatment, as a result of receiving PSLY common stock in exchange for Ei. common stock or Mycotopia common stock, as applicable, in general, a U.S. holder (as defined in “MATERIAL U. S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND THE CONTRIBUTION” beginning on page [__]) of Ei. common stock or Mycotopia common stock, as the case may be, will not recognize gain because the Merger Agreement contemplates an exchange consisting solely of common stock for common stock.

This tax treatment may not apply to every stockholder of Ei. and Mycotopia. Determining the actual tax consequences of the Mergers to you may be complicated and will depend on your specific situation and on variables that may not be within our control. We strongly recommend that you consult your own tax advisor for a full understanding of the tax consequences of the Mergers to you.

For more information, please see “MATERIAL U. S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGERS” beginning on page [__].

Risk Factors (page [__])

Before voting at the Ei. or Mycotopia special meeting, you should carefully consider all of the information contained in this proxy statement/prospectus, including the risk factors set forth under “RISK FACTORS” beginning on page [__] and the risk factors described in Mycotopia’s Annual Report on Form 10-K for the year ended on December 31, 2021 and other reports that Mycotopia files with the SEC. Please see “WHERE YOU CAN FIND MORE INFORMATION” beginning on page [__].

Ei. Special Meeting of Stockholders (page [__])

The Ei. special meeting will be held on [__] at 10:00 a.m. Eastern time virtually on the internet. At the special meeting, Ei. stockholders will be asked:

▪To approve the Ei. Merger proposal;

▪To approve the Ei. Merger-related compensation proposal; and

▪To approve the Ei. adjournment proposal.

Ei. Record Date (page [__])

Ei. stockholders are entitled to vote at the Ei. special meeting if they owned shares of Ei. common stock at the close of business on [__], which is the record date for the Ei. special meeting. On the Ei. record date, there were [__] outstanding shares of Ei. common stock (held by approximately [__] stockholders). Each Ei. stockholder is entitled to cast one vote for each share of Ei. common owned on that date.

Mycotopia Special Meeting of Stockholders (page [__])

The Mycotopia special meeting will be held on [__] at 10:00 a.m. Eastern time virtually on the internet. At the special meeting, Mycotopia stockholders will be asked:

▪To approve the Mycotopia Merger proposal;

▪To approve the Mycotopia Merger-related compensation proposal; and

▪To approve the Mycotopia adjournment proposal.

Mycotopia Record Date (page [__])

Mycotopia stockholders are entitled to vote at the Mycotopia special meeting if they owned shares of Mycotopia common stock or preferred stock at the close of business on [__], which is the record date for the Mycotopia special meeting. On the Mycotopia record date, there were [__] outstanding shares of Mycotopia common stock (held by approximately [__] stockholders) and [__] outstanding shares of Mycotopia preferred stock entitled to vote. Each Mycotopia stockholder is entitled to cast one vote for each share of Mycotopia common stock and ten (10) votes for each share of Mycotopia preferred stock owned on that date.

Votes Required for Approval (page [__])

For each of the special meetings, the presence, in person or by proxy, of the holders of a majority of the shares of outstanding common stock entitled to vote at the special meeting is necessary to constitute a quorum. Abstentions are counted as present and entitled to vote for purposes of determining a quorum; however, broker “non-votes” are not counted as present and entitled to vote for those purposes. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary authority to vote on that particular proposal and has not received instructions from the beneficial owner. Although brokers have discretionary authority to vote your shares of common stock with respect to routine matters, they do not have discretionary authority to vote your shares on non-routine matters. All proposals to be submitted for consideration at the special meetings are non-routine and, therefore, your broker will not be permitted to vote your shares of common stock with respect to these proposals unless the broker has received appropriate instructions from you.

If a quorum exists, the approval of the Mycotopia Merger proposal requires the affirmative vote of a majority of the votes represented by the issued and outstanding shares of Mycotopia common and preferred stock (voting as a single class) entitled to vote at the special meeting. Abstentions and broker non-votes will have the same effect on the outcome of the vote on this proposal as votes against this proposal.

If a quorum exists, approval of the Mycotopia Merger-related compensation proposal requires the affirmative vote of a majority of the votes cast at the special meeting. Abstentions and broker non-votes will be disregarded and will have no effect on the outcome of the vote on this proposal. This matter is being submitted to the Mycotopia stockholders on an advisory basis only and the stockholder vote will not bind the board of directors.

If a quorum exists, the approval of the Mycotopia adjournment proposal requires the affirmative vote of a majority of the votes cast at the special meeting. Abstentions and broker non-votes will be disregarded and will have no effect on the outcome of the vote on this proposal.

As of the record date for the Mycotopia special meeting, Mycotopia directors and executive officers and their affiliates beneficially held approximately 69.1% of the outstanding shares of Mycotopia common and preferred stock entitled to vote at the meeting.

If a quorum exists, the approval of the Ei. Merger proposal requires the affirmative vote of a majority of the votes represented by the issued and outstanding shares of Ei. common stock entitled to vote at the special meeting. Abstentions and broker non-votes will have the same effect on the outcome of the vote on this proposal as votes against this proposal.

If a quorum exists, approval of the Ei. Merger-related compensation proposal requires the affirmative vote of a majority of the votes cast at the special meeting. Abstentions and broker non-votes will be disregarded and have no effect on the outcome of the vote on this proposal. This matter is being submitted to the Ei. stockholders on an advisory basis only and the stockholder vote will not bind the board of directors.

If a quorum exists, the approval of the Ei. adjournment proposal requires the affirmative vote of a majority of the votes cast at the special meeting. Abstentions and broker non-votes will be disregarded and will have no effect on the outcome of the vote on this proposal.

As of the record date for the Ei. special meeting, Ei. directors and executive officers and their affiliates beneficially held approximately 88.13% of the outstanding shares of Ei. common stock entitled to vote at the special meeting.

Interests of Directors and Executive Officers in the Mergers that Differ from Your Interests (page [__])

Some of the directors and executive officers of Ei. and Mycotopia have interests in the Mergers that differ from, or are in addition to, their interests as stockholders. These interests exist because of, among other things, the terms of employment or severance agreements to which these executive officers and directors may be parties, rights that they may have under certain benefit plans including equity plans, agreements or arrangements with PSLY to continue or serve as employees, consultants and/or directors of PSLY and its subsidiaries following the Mergers, and rights to indemnification and directors’ and officers’ liability insurance following the Mergers. The compensation that Ei. and Mycotopia directors and named executive officers or their affiliates may receive as a result of the Mergers is described in greater detail under “Interests of Certain Ei. and Mycotopia Directors and Executive Officers in the Mergers” beginning on page [__].

The members of the Ei. and the Mycotopia boards of directors knew about these additional interests and considered them when they approved the Merger Agreement and the Mergers.

Conditions of the Merger (page [__])

The obligations of PSLY, Ei. and Mycotopia to complete the Mergers depend on the satisfaction or waiver of a number of conditions. These conditions include:

▪approval of the Merger Agreement by the Ei. stockholders and the Mycotopia stockholders having been obtained;

▪the shares of PSLY to be issued to the holders of Ei. and Mycotopia common stock upon consummation of the Mergers having been authorized for listing on The NASDAQ Capital Market, subject to official notice of issuance;

▪no order, injunction or decree having been issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Mergers or any of the other transactions contemplated by the Merger Agreement being in effect;

▪approval of the Mergers by the necessary federal and state regulatory authorities having been obtained and remaining in full force and effect;

▪the parties’ representations and warranties being accurate as of the effective time of the applicable Merger, subject to the material adverse effect standard in the Merger Agreement;

▪all obligations contained in the Merger Agreement required to be performed by a party at or before the effective time of the applicable Merger having been performed;

▪since May 17, 2022, there having been no change, state of facts, event, development or effect that will have had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on either Mycotopia or Ei.;

▪all indebtedness of Mycotopia to eHave, Inc. having been repaid and all outstanding Mycotopia convertible notes having converted to Mycotopia common stock;

▪all outstanding shares of Mycotopia preferred stock having been converted into shares of Mycotopia common stock;

▪Benjamin Kaplan and Mark Croskery having terminated their respective board agreements with Mycotopia and entered into board agreements with PSLY;

▪Every person who will be the beneficial owner of five percent (5%) or more of the PSLY common stock outstanding after the closing of the Mergers, together with Benjamin Kaplan, EHave, Inc. and Orthoganal Thinker, Inc., have entered into lock-up agreements with PSLY; and

▪Benjamin Kaplan having terminated his existing consulting agreement with Mycotopia and provided a general release to PSLY.

We cannot be certain when, if or subject to what conditions, the conditions to the Mergers will be satisfied or waived, or that the Mergers will be completed.

No Solicitation of Acquisition Proposals (page [__])

The Merger Agreement requires that each of Ei. and Mycotopia, their respective subsidiaries, and their  respective officers, directors, employees, and representatives, cease other solicitations, discussions or negotiations with any persons that were ongoing at the time the Merger Agreement was entered into with respect to any inquiry, proposal, discussion, offer or request that constitutes or could reasonably be expected to lead to another, competing transaction and to refrain from engaging in further such activities.

The Merger Agreement further requires Ei. and Mycotopia to refrain from recommending against the Mergers with PSLY, except under certain circumstances set forth in the Merger Agreement.

Notwithstanding anything to the contrary set forth in the Merger Agreement, if, at any time prior to approval of the Merger Agreement at the Ei. and Mycotopia special meetings, Ei. or Mycotopia receives a written alternative proposal by any person or group (as those terms are defined in the Merger Agreement) that was not solicited in material breach of the Merger Agreement, Ei. or Mycotopia, as applicable, may,  if the applicable board of directors (or any committee thereof) has determined, in its good faith judgment (after consultation with its financial advisors and outside legal counsel), that such alternative proposal constitutes or would reasonably be expected to lead to a superior proposal (as that term is defined in the Merger Agreement) and that the failure to take such action would be inconsistent with the directors’ exercise of their fiduciary duties under applicable law: (i) furnish non-public information to and afford access to its business, employees, officers, contracts, properties, assets, books and records to any person in response to such alternative proposal, pursuant to the prior execution of an acceptable confidentiality agreement (provided that Ei. or Mycotopia, as applicable, has previously furnished, made available or provided access to PSLY to any such non-public information) and (ii) enter into and maintain discussions or negotiations with any person regarding such alternative proposal.

Notwithstanding anything in the Merger Agreement to the contrary, at any time prior to the Ei. or Mycotopia special meeting, as applicable, the Ei. or Mycotopia board of directors, as the case be, may, if it has received an alternative proposal from any person or group that is not withdrawn and that the board concludes in good faith constitutes a superior proposal (after taking into account the terms of any revised offer by PSLY), (i) withdraw or modify, or propose publicly to withdraw,  modify, in a manner adverse to PSLY, Merger Sub E or Merger Sub M, as applicable, the recommendation or declaration of advisability by such board (or committee) of the Merger Agreement or either Merger (which we refer to as an adverse recommendation change), or (ii) terminate the Merger Agreement in order to enter into a definitive written agreement providing for such superior proposal simultaneously with the termination of the Merger Agreement, in each case only if (A) if the applicable board of directors (or any committee thereof) has determined in good faith (after consultation with its financial and outside legal advisors), that the failure to take such action would be inconsistent with the directors’ exercise of their fiduciary duties under applicable law, (B) such board (or any committee thereof) has determined in good faith (after consultation with its financial and outside legal advisors) that such alternative proposal constitutes a superior proposal, and (C) the party receiving the alternative proposal has complied in all material respects with the terms of the Merger Agreement with respect to such alternative proposal; provided, however, that (1) no adverse recommendation change may be made, and (2) no related termination of the Merger Agreement may be effected, in each case until after the fifth business day (which we refer to as the notice period) following PSLY’s receipt of a written notice from Ei. or Mycotopia, as the case may be, advising PSLY that the applicable party has received an alternative proposal that has not been withdrawn and that such party’s board (or any committee thereof) has concluded in good faith constitutes a superior proposal and, absent any revision to the terms and conditions of the Merger Agreement, such party’s board of directors intends to make an adverse recommendation change on account of such alternative proposal or to terminate the Merger Agreement (which we refer to as a notice of a superior proposal) and specifying the reasons therefor, including the terms and conditions of any such superior proposal (including copies of all relevant documents in such party’s possession relating to such superior proposal) and the identity of the person making the superior proposal. During the notice period, Ei. or Mycotopia, as applicable, will, and will cause its representatives to, negotiate with PSLY and its representatives in good faith (to the extent PSLY desires to negotiate) to make such adjustments in the terms and conditions of the Merger Agreement so that the alternative proposal would cease to constitute a superior proposal. Any material amendment to the financial terms or any other material amendment of such superior proposal will require a new notice of superior proposal and the party receiving such amended proposal will be required to comply again with the requirements of the Merger Agreement.

Termination (page [__])

The Merger Agreement may be terminated at any time prior to the closing of the Mergers under the following circumstances:

▪by mutual written consent of PSLY, Ei., and Mycotopia;

▪by PSLY, Ei., or Mycotopia if:

oany court of competent jurisdiction or other governmental authority shall have taken a final and non-appealable action restraining, enjoining or otherwise prohibiting the transactions contemplate by the Merger Agreement; provided, that the party seeking to terminate the Merger Agreement has used its reasonable best efforts to remove such action and shall not be in violation of its obligations or use its best efforts to facilitate consummation of the transactions contemplated by the Merger Agreement and also provided that a party may not avail itself of this termination provision if the action was substantially the result of the failure of that party to perform any of its obligations under the Merger Agreement othe Mergers are not consummated on or before September 30, 2022, provided, that, this right to terminate the Merger Agreement will not be available to a party if failure to fulfill in any material respect any covenants and agreements of such party under the Merger Agreement is a principal cause of the failure of the Mergers to be consummated by September 30, 2022;

othe Ei. stockholder meeting or the Mycotopia stockholder meeting has been duly completed and the approval of the Ei. stockholders or the Mycotopia stockholders, as the case may be, has not been obtained (whether at the meeting or at an adjournment or postponement thereof), provided  the right to terminate under this provision shall not be available to Ei. or Mycotopia, as the case may be, if the failure by Ei. or Mycotopia to perform any of its obligations under the Merger Agreement has been a principal cause of the failure to obtain the Ei. stockholder approval or the Mycotopia stockholder approval, as applicable.

▪by PSLY, if:

othe representations and warranties of Ei. or Mycotopia were not true and correct as of the date of execution of the Merger Agreement or become not true and correct at any time thereafter or Ei. or Mycotopia breaches or fails to perform any of its covenants or agreements set forth in the Merger Agreement, which failure to be true and correct, breach or failure to perform would give rise to the failure of any of the closing conditions as to accuracy of representations and warranties or performance and compliance, and which failure is not capable of being cured by September 30, 2022 or, if capable of being cured, is not cured by Ei. or Mycotopia, as applicable, within ten (10) days following written notice to the breaching party, but no later than the September 30, 2022;

othe Ei. board of directors or the or Mycotopia board of directors makes an adverse recommendation change; (b) Ei. or Mycotopia has publicly announced its intention to make an adverse recommendation change; or (c) Ei. or Mycotopia has materially breached any of its obligations regarding accuracy of representations and warranties or performance and compliance under the Merger Agreement; or

oEi. or Mycotopia has entered into a letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement, or other agreement constituting or related to, or which is intended to or is reasonably likely to lead to, an inquiry, proposal or offer from any person or group (other than PSLY or any of its affiliates) relating to, or that could reasonably be expected to lead to, any merger, consolidation, business combination, recapitalization, liquidation, or dissolution involving Ei. or Mycotopia, or any direct or indirect acquisition (which we refer to as an acquisition agreement),  or shall have publicly announced its intention to do so;

▪by Ei., if:

othe representations and warranties of PSLY or Mycotopia are not true and correct or PSLY or Mycotopia has  breached or failed to perform any of its covenants or agreements set forth in the Merger Agreement, which failure or breach would give rise to the failure of any of the closing conditions as to accuracy of representations and warranties or performance and compliance, and which failure is not cured by PSLY or Mycotopia, as the case may be, within ten days following written notice thereto, or which is by its nature or timing not capable of being cured; or

o(a) the Mycotopia board of directors makes an adverse recommendation change; (b) Mycotopia publicly announces its intention to make an adverse recommendation change; or (c) Mycotopia materially breaches any of its obligations regarding accuracy of representations and warranties or performance and compliance  under the Merger Agreement;

oMycotopia has entered into an acquisition agreement or shall have publicly announced its intention to do so; or

othe holders of more than 100,000 shares of Mycotopia common stock assert appraisal rights;

▪by Mycotopia, if:

othe representations and warranties of PSLY or Ei. are not  true and correct or PSLY or Ei. has breached or failed to perform any of its covenants or agreements set forth in the Merger Agreement, which failure or breach  would give rise to the failure of any of the closing conditions as to accuracy of representations and warranties or performance and compliance, and which failure is not cured by PSLY or Mycotopia, as the case may be, within ten (10) days following written notice thereto, or which is by its nature or timing not capable of being cured; or

o(a) the Ei. board of directors makes an adverse recommendation change; (b) Ei. publicly announces its intention to make an adverse recommendation change; or (c) Ei. materially breaches any of its obligations regarding accuracy of representations and warranties or performance and compliance  under the Merger Agreement; or

oEi. enters into an Acquisition Agreement or publicly announces its intention to do so.

Expenses and Termination Fees (page [__])

The Merger Agreement provides that, whether or not the Mergers are consummated, PSLY, Ei. and Mycotopia generally are responsible to pay their respective costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby. However, under certain circumstances a party may be required to pay the costs and expenses of another party, and/or a termination fee, as follows:

▪Upon termination of the Merger Agreement by Mycotopia on the basis of (i) Ei.’s failure to obtain the required vote of its stockholders to approve the Merger and adopt the Merger Agreement, (ii) Ei. changing its board recommendation or announcing its intention to do so, (iii) Ei. breaching its non-solicitation obligations, or (iv) Ei. entering into an acquisition agreement with another party or announcing its intention to do so, Ei. will be required to pay Mycotopia (a) the aggregate amount of all costs, fees and expenses incurred by Mycotopia and its affiliates in connection with the transactions contemplated by the Merger Agreement plus (b) a termination fee in the amount of  $2,000,000.

▪Upon termination of the Merger Agreement by Ei. on the basis of (i) Mycotopia’s failure to obtain the required vote of its stockholders to approve the Merger and adopt the Merger Agreement, (ii) Mycotopia changing its board recommendation or announcing its intention to do so, (iii) Mycotopia breaching its non-solicitation obligations, (iv) Mycotopia entering into an acquisition agreement with another party or announcing its intention to do so  or (v) the holders of more than 100,000 shares of Mycotopia’s common stock asserting appraisal rights, Mycotopia will be required to pay Ei. a termination fee equal to (a) the aggregate amount of all costs, fees and expenses incurred by Ei. and its affiliates in connection with the transactions contemplated by the Merger Agreement plus (b) a termination fee in the amount of $2,000,000.

▪Upon termination of the Merger Agreement on the basis of Ei.’s (i) failure to obtain the required vote of its stockholders to approve the Merger and adopt the Merger Agreement, (ii) Ei. changing its board recommendation, (iii) Ei. entering into an acquisition agreement with another party or announcing its intention to do so, or (iv) Ei. breaching its non-solicitation obligations, Ei. will be required to pay PSLY an amount equal to the aggregate amount of all costs, fees and expenses incurred by PSLY and its affiliates in connection with the transactions contemplated by the Merger Agreement.

▪Upon termination of the Merger Agreement  on the basis of Mycotopia’s (i) failure to obtain the required vote of its stockholders to approve the Merger and adopt the Merger Agreement, (ii) Mycotopia changing its board recommendation, (iii) Mycotopia entering into an acquisition agreement with another party or announcing its intention to do so or (iv) Mycotopia breaching its non-solicitation obligations, Mycotopia will be required pay PSLY an amount equal to the aggregate amount of all costs, fees and expenses incurred by PSLY and its affiliates in connection with the transactions contemplated by the Merger agreement.

Voting Agreements (page [__])

Concurrent with the execution and delivery of the Merger Agreement, certain significant Mycotopia stockholders and certain significant Ei. stockholders (which we refer to as supporting stockholders) entered into voting agreements with PSLY. The supporting Mycotopia stockholders beneficially own approximately 69.1% of the issued and outstanding shares of Mycotopia common stock.   The supporting Ei. stockholder beneficially owns approximately 92% of the issued and outstanding shares of Ei. common stock.

Pursuant to the voting agreements, each supporting stockholder has agreed, among other things to, vote or cause to be voted the shares owned by such supporting stockholder in favor of (i) the adoption of the Merger Agreement and approval of the applicable Merger and (b) against (i) any action or proposal that would constitute a breach in any respect of any covenant, representation or warranty under the Merger Agreement or of such supporting stockholder under the applicable voting agreement, or that reasonably would be expected to prevent, impede, frustrate, interfere with, delay, postpone or adversely affect the contemplated Mergers, (ii) any alternative proposal or any proposal relating to an alternative proposal, or (iii) any proposal in opposition to approval of the Merger Agreement or in competition with or materially inconsistent with the Merger Agreement. See “THE MERGER AGREEMENT – Voting and Support Agreements.”

The supporting stockholders also agreed to waive any appraisal rights they may have in connection with the Mergers. See “APPRAISAL RIGHTS OF MYCOTOPIA STOCKHOLDERS.”

Listing of PSLY Common Stock

It is a condition to the completion of the Mergers that the PSLY common stock to be issued to Ei. and Mycotopia stockholders be approved for listing on The Nasdaq Capital Market, subject to official notice of issuance.

Certain Governance Matters Following the Merger (page [__])

Immediately after consummation of the Mergers, PSLY’s board of directors will consist of six directors, including David Nikzad, Jason Hobson, Mark Croskery, Benjamin Kaplan, Eric Baum, and Matthew Thelan.

In addition, immediately after consummation of the Mergers, David Nikzad, Chief Executive Officer of Ei., will be Chief Executive Officer of PSLY, Jason Hobson, Treasurer and Secretary of Ei., will be Treasurer and Secretary of PSLY, and Meghan Brennan will be General Counsel of PSLY.

Appraisal Rights (page [__])

Mycotopia stockholders are entitled to appraisal rights in connection with the merger under Chapter 92A of the Nevada Revised Statutes, a copy of which is attached hereto as Appendix B, and a description of which appears under “APPRAISAL RIGHTS OF MYCOTOPIA STOCKHOLDERS” in this proxy statement/prospectus.

Comparison of Stockholders’ Rights (page [__])

Upon completion of the Mergers, Ei. and Mycotopia stockholders will become stockholders of PSLY and their rights will be governed by Delaware law and the governing corporate documents of PSLY in effect at the effective time. Accordingly, the Ei. and Mycotopia stockholders will have different rights once they become PSLY stockholders.

These differences are described in detail in the section entitled “Comparison of Rights of Stockholders” beginning on page [__].

RISK FACTORS

In addition to the other information included and incorporated by reference into this proxy statement/prospectus, including the matters addressed in the section entitled “Forward-Looking Statements”, you should carefully consider the following risks before deciding whether to vote for the Merger Proposal. You should also read and consider the other information in this proxy statement/prospectus and the documents incorporated by reference into this proxy statement/prospectus. For more information, see the section entitled “Where You Can Find More Information” beginning on page [__]. If any of these risks actually affect the Company, our business, financial condition, results of operations and prospects could suffer, the trading price of the Common Stock could decline and you could lose all or part of your investment.

RISKS RELATING TO OUR BUSINESS AND STRATEGY FOR NON-PSYCHOACTIVE NUTRITIONAL SUPPLEMENT PRODUCTS

Our nutritional supplement product offerings are new and have no track record.

Our nutritional supplements were developed in 2020 and have no track record from which to project future performance. There is no guarantee we can establish or build our brand and name recognition at the pace we presently anticipate or at all.

We will face competition from nutritional supplement companies and our operating results will suffer if we fail to compete effectively.

The nutritional supplement industry is intensely competitive and subject to rapid and significant technological change. We anticipate having competitors in the United States, Canada, Europe and elsewhere, including major multinational and other established supplement companies. There are numerous other companies operating in the nutritional supplement space, many of which have significantly longer operating histories and far greater financial, personnel and other critical resources, such as larger research and development staffs and more experienced marketing and manufacturing organizations, than we do. Known competitors in our space include Life Extension, LLC, Optimum Nutrition, Inc., Thorne Research, Inc., Garden of Life, LLC, Klaire Laboratories, Inc., Herb Farm, LLC, and Pure Encapsulations, LLC, along with many other companies and sellers on Amazon and other marketplaces.

We believe that our ability to successfully establish ourselves and compete will depend on, among other things:

•whether we succeed in our research and development efforts to identify and develop strong nutritional supplements;

•whether we are able to commercialize and market our nutritional supplements in a timely manner or at all;

•whether we are able to price of our products competitively;

•whether we are successful in protecting our intellectual property rights related to our products; and

•whether we are able to manufacture and sell commercial quantities of our nutritional supplements.

We have limited agreements with contract manufacturers for the production of nutritional supplements.

We do not intend to manufacture the nutritional supplements that we plan to sell. We have development agreements with contract manufacturers for the production and formulation of sufficient quantities of nutritional supplements. However, sale of our nutritional supplement products cannot begin until we have completed appropriate research and development. There can be no assurance that we will be able to produce nutritional supplements in a timely manner, on favorable or acceptable terms, or at all.

Product safety and quality concerns, including concerns related to perceived quality of ingredients, could negatively affect the Company’s nutritional supplement business.

The Company’s success in the nutritional supplement market will depend in large part on our ability to establish and maintain consumer confidence in the safety and quality of our products. The Company intends to develop rigorous product safety and quality standards, although such standards are currently in development and have not been tested or implemented. However, if products that we take to market in the future are, become or are perceived to be, contaminated or adulterated, the Company may be required to conduct costly product recalls and may become subject to product liability claims and negative publicity, which could cause significant damages to its business. In addition, regulatory actions, activities by nongovernmental organizations, public debate and concerns about perceived negative safety and quality consequences of certain ingredients in our products may erode consumers’ confidence in their safety and quality, whether or not justified, and could result in additional governmental regulations concerning the marketing and labeling of the Company’s products, negative publicity, or actual or threatened legal actions, all of which could damage the reputation of the Company and its products and may undermine our ability market products.

Failure to ensure quality management and to maintain adequate insurance could materially and adversely affect our business and reputation.

Our future success with regard to supplements depends on our ability to maintain and continuously improve our quality management program. An inability to address a quality or safety issue in an effective and timely manner may cause negative publicity and a loss of customer confidence in us and our then-current and future products, which may result in the loss of sales and interfere with or entirely prevent the successful launch of new products. In addition, we are currently not financially able to maintain insurance against product liability or other claims based on our products. A successful claim brought against us in excess of any available insurance or not covered by indemnification agreements, or any claim that results in significant adverse publicity against us, could have an adverse effect on our business and our reputation.

We may not succeed in correctly predicting changes in consumer preferences, developing and offering responsive new product or responding to competitive innovation.

Our success depends on our ability to predict, identify, and interpret the tastes and habits of consumers and to offer products that appeal to changing and evolving consumer preferences. If we do not offer products that appeal to consumers, we will be unable to establish, maintain or increase our market share decrease. We will be required to distinguish among short-term fads, mid-term trends, and long-term changes in consumer preferences. If we do not accurately predict which shifts in consumer preferences will be long-term, or if we fail to introduce new and improved products to satisfy those preferences, our sales could be materially and negatively impacted. In addition, because we anticipate that our customer base will be varied, we must be prepared to offer an array of products that satisfy a broad spectrum of consumer preferences. If we fail to establish and expand our product offerings successfully across product categories, or if we do not rapidly develop products in faster growing and more profitable categories, demand for our products and our product sales, financial condition, and results of operations could all be materially and adversely affected. In addition, achieving growth depends on our successful development, introduction, and marketing of innovative new products and line extensions. Successful innovation depends on our ability to correctly anticipate customer and consumer acceptance, to obtain, protect and maintain necessary intellectual property rights, and to avoid infringing the intellectual property rights of others and failure to do so could compromise our competitive position and adversely impact our business. There can be no assurance that we will be successful at all or in a timely and financially effective manner, in any or all of these activities.

We face in the risk liability resulting from counterfeit or tainted products infiltrating the supply chain in the distribution of our products.

Because we intend to source ingredients from various suppliers, we will rely on various sources and will be reliant on their respective quality control measures. While we intend to have develop and implement procedures to maintain the highest quality levels in our products, these procedures are not presently in place and we may at any time be subject to faulty, spoiled or tainted ingredients or components in our products, which would negatively affect our products and our customers’ experience with them and could adversely affect customer demand for our products. In addition, if there are serious illnesses or injuries due to our products, we presently do not have insurance coverage for such events and there can be no assurance that the insurance coverage we plan to maintain in the future will be sufficient or will be available in adequate amounts or at a reasonable cost, or that indemnification agreements will provide us with adequate protection.

We are vulnerable to fluctuations in the price and supply of ingredients, packaging materials, and freight.

The prices of the ingredients, packaging materials, and freight are all subject to fluctuations attributable to, among other things, changes in supply and demand of raw materials or other commodities. The sales prices of our products to our customers will be a delivered price. Therefore, adverse changes in our input costs could adversely impact our gross margins. Our ability to pass along higher costs through price increases to our customers will be dependent upon competitive conditions and pricing methodologies employed in the various markets in which we intend to compete. To the extent competitors do not also increase their prices, customers and consumers may choose to purchase competing products or may shift purchases to lower-priced private label or other value offerings, which may adversely affect our then-existing results of operations. We will use significant quantities of raw materials and food ingredients, as well as packaging materials, provided by third-party suppliers. We will also likely buy from a variety of producers and manufacturers. While we expect that alternate sources of supply should generally be available, supplies and prices are subject to market conditions and are influenced by other factors beyond our control. The occurrence of any of the foregoing could increase our costs and disrupt our operations.

Substantial disruption to production at our manufacturing and distribution facilities could occur.

A disruption in production at third-party manufacturing facilities with which we expect to contract could have an adverse effect on our business. In addition, disruption could occur at the facilities of our future suppliers or distributors. Such disruption could occur for many reasons, including pandemic (such as the novel COVID-19 pandemic), fire, natural disasters, weather, water scarcity, manufacturing problems, disease, strikes, transportation or supply interruption, government regulation, cybersecurity attacks or terrorism. Alternative facilities with sufficient capacity or capabilities may not be available, may cost substantially more or may take a significant time to start production, each of which could negatively affect our business and results of operations.

Future product recalls or safety concerns could adversely impact our results of operations.

We may be required to recall certain of our products should they be mislabeled, contaminated, spoiled, tampered with or damaged. We also may become involved in lawsuits and legal proceedings if it is alleged that the consumption or use of any of our products causes injury, illness, or death. A product recall or an adverse result in any such litigation could have an adverse effect on our business, depending on the costs of the recall, the destruction of product inventory, competitive reaction and consumer attitudes. Even if a product liability or consumer fraud claim proves unsuccessful or without merit, the negative publicity surrounding such assertions regarding our products could adversely affect our reputation and brand image. We also could be adversely affected if consumers in our principal markets lose confidence in the safety and quality of our products.

The consolidation of retail customers could adversely affect us.

Retail customers, such as supermarkets, warehouse clubs, and supplements distributors, in markets where we establish our major markets thereafter may consolidate, resulting in fewer customers for our business. Consolidation also produces larger retail customers that could seek to leverage their position to improve their profitability by demanding improved efficiency, lower pricing, increased promotional programs, or specifically tailored products. In addition, larger retailers have the scale to develop supply chains that permit them to operate with reduced inventories or to develop and market their own white-label brands. Retail consolidation and increasing retailer power in certain markets could adversely affect our ability to establish ourselves, and our product sales in those markets... Retail consolidation also increases the risk that adverse changes in our customers’ business operations or financial performance would have a corresponding material and adverse effect on us. For example, if our customers were unable to access sufficient funds or financing, then they might delay, decrease, or cancel purchases of our products, or delay or fail to pay us for previous purchases, which could materially and adversely affect our product sales, financial condition, and operating results.

Evolving tax, environmental, food quality and safety or other regulations or failure to comply with existing licensing, labeling, trade, and other regulations could have a material adverse effect on our financial condition.

Our activities and products related to nutritional supplements, both in and outside of the United States, are or will be subject to regulation by various federal, state, provincial and local laws, regulations and government agencies, including the U.S. Food and Drug Administration (“FDA”), U.S. Federal Trade Commission, and the U.S. Departments of Agriculture, Commerce and Labor, as well as similar and other authorities outside of the United States, international accords and treaties and other regulations, including voluntary regulation by other bodies. These laws and regulations may change, sometimes dramatically, as a result of a variety of factors, including political, economic or social events. The manufacturing, marketing, and distribution of health supplements are subject to governmental regulations that control such matters as quality and safety, ingredients, advertising, product or production requirements, labeling, import or export of products or ingredients, relations with distributors and retailers, health and safety, the environment, and restrictions on the use of government programs to purchase certain of products. We are or will also regulated with respect to matters such as licensing requirements, trade and pricing practices, tax, anticorruption standards, advertising and claims, and environmental matters. The need to comply with new, evolving or revised tax, environmental, food quality and safety, labeling or other laws or regulations, or new, or changed interpretations or enforcement of existing laws or regulations, may have an adverse effect on our business and results of operations. Further, if we are found to be out of compliance, we could be subject to civil remedies, including fines, injunctions, termination of necessary licenses or permits, or recalls, as well as potential criminal sanctions, any of which could have an adverse effect on our business. Even if regulatory review does not result in these types of determinations, it could potentially create negative publicity or perceptions which could harm our business or reputation.

Significant additional labeling or warning requirements may inhibit sales of affected products.

Various jurisdictions may seek to adopt significant additional product labeling or warning requirements relating to the content or perceived adverse health consequences of our products. If these types of requirements become applicable to our products under current or future environmental or health laws or regulations, they may inhibit sales of such products.

Higher than planned growth rates or the introduction of new products requiring special ingredients could create greater demand for ingredients than we can source.

Although we believe that there are alternative sources available for our key ingredients, there can be no assurance that we would be able to acquire such ingredients from substitute sources on a timely or cost-effective basis in the event that then-current suppliers could not adequately fulfill orders, which would adversely affect our business and results of operations.

We source certain packaging materials and other shipping materials from a number of third-party suppliers and so are reliant on those suppliers for such materials.

Although we believe that alternative suppliers are available for our intended packaging and shipping materials presently are available, the loss of any of our future suppliers of these materials could adversely affect our results of operations and financial condition. Our inability to preserve the existing economics of these agreements could expose us to significant cost increases in future years.

We will likely rely, in part, on our third-party co-manufacturers to maintain the quality of our products.

The failure or inability of our co-manufacturers to comply with the specifications and requirements of our products could result in product recalls and could adversely affect our reputation. Third-party co-manufacturers will be required to maintain the quality of our products and to comply with our product specifications and requirements for certain certifications. Our third-party co-manufacturers will also be required to comply with all federal, state and local laws with respect to food safety. However, our third-party co-manufacturers may not produce products that are consistent with our standards or that are in compliance with applicable laws, and we cannot guarantee that we will be able to identify instances in which a third-party co-manufacturer fails to comply with our standards or applicable laws. Any such failure, particularly if it is not identified by us, could harm our brand and reputation as well as our customer relationships. We would have these issues with any new co-manufacturer, and they could be exacerbated due to the newness of the relationship. The failure of any manufacturer to produce products that conform to our standards could materially and adversely affect our reputation and result in product recalls, product liability claims and severe economic loss.

As a health supplement company, all of our products must be compliant with regulations issued by the Food and Drug Administration.

We must comply with various FDA rules and regulations, including those regarding product manufacturing, food safety, required testing and appropriate labeling of our products. It is possible that regulations by the FDA and its interpretations thereof may change over time. As such, there is a risk that our products could become non-compliant with the FDA’s regulations and any such non-compliance could harm our business.

Certain of our raw material contracts will likely have minimum purchase commitments that could require us to continue to purchase raw materials in excess of our needs.

We will likely be contractually obligated to purchase a certain amount of raw materials from our suppliers even if we do not have the customer demand to sustain such purchases. The requirement that we purchase raw materials that we are not able to convert into finished products and sell would have a negative effect on our business and results of operations.

Our profitability may be negatively affected by inventory shrinkage.

We are subject to the risk of inventory loss and theft. We may experience significant inventory shrinkage and cannot be sure that incidences of inventory loss and theft will not increase in the future or that the measures we are taking will effectively reduce the problem of inventory shrinkage. Although some level of inventory shrinkage is an unavoidable cost of doing business, if we were to experience higher rates of inventory shrinkage or incur increased security costs to combat inventory theft, our business and results of operations could be affected adversely.

Failure to execute our inventory management process could adversely affect our business.

We will have to properly execute our inventory management strategies by appropriately allocating merchandise among our distributors, timely and efficiently distributing inventory to distributors, maintaining an appropriate mix and level of inventory at the distributors and effectively managing pricing and markdowns, and there is no assurance we will be able to do so. Failure to effectively execute our inventory management strategies could adversely affect our performance and our relationship with our customers.

We may not timely identify or effectively respond to consumer trends or preferences, whether involving physical retail, e-commerce retail or a combination of both retail offerings, which could negatively affect our relationship with our customers and the demand for our products and services.

It will be difficult to predict consistently and successfully the products our customers will demand. The success of our business depends in part on how accurately we predict consumer demand, availability of merchandise, the related impact on the demand for existing products and the competitive environment, whether for customers purchasing products at stores, through e-commerce businesses or through the combination of both potential retail offerings. Critical elements of identifying consumer preferences involve price transparency, assortment of products, customer experience and convenience. These factors are of primary importance to customers and they can be expected to continue to increase in importance, particularly as a result of digital tools and social media available to consumers and the choices available to consumers for purchasing products online, at physical locations, or through a combination of both retail offerings. Failure to timely identify or effectively respond to changing consumer tastes, preferences and spending patterns could negatively affect our relationship with our customers and the demand for our products and services.

Our business and results of operations may be adversely affected if we are unable to establish and maintain a high quality customer experience or provide high quality customer service.

The success of our business will largely depend on our ability to establish and continue to provide superior customer experience and high quality customer service, which in turn depends on a variety of factors, such as our ability to continue to establish and provide a reliable and user-friendly website interface for our customers to browse and purchase our products, reliable and timely delivery of our products, and superior after-sales services. Our sales may fail to develop or may decrease if our website services are severely interrupted or otherwise fail to meet our customer requests. Should we or our third-party delivery companies fail to provide our product delivery and return services in a convenient or reliable manner, or if our customers are not satisfied with our product quality, our reputation and customer loyalty could be negatively affected. As a result, if we are unable to establish or continue to maintain our customer experience and provide high quality customer service, we may not be able initially to attract customers, to retain existing customers or attract additional customers, any or all of which could have an adverse effect on our business and results of operations.

Our advertising and marketing efforts may be costly and may not achieve desired results.

We will likely incur substantial expense in connection with our advertising and marketing efforts. Although we intend to target our advertising and marketing efforts toward potential customers who we believe are likely to be in the market for the products we sell, we cannot assure that our advertising and marketing efforts will achieve our desired results. In addition, we expect to periodically adjust our advertising expenditures in an effort to optimize the return on such expenditures. Any decrease in the level of our advertising expenditures, which may be made to optimize such return, could adversely affect our sales and the results of our operations.

We may be required to collect sales tax on our direct marketing operations.

With respect to the direct sales, sales or other similar taxes will be collected primarily in states where we have a physical presence or personal property. However, various states or foreign countries may seek to impose sales tax collection obligations on out-of-state direct mail companies as well. A successful assertion by one or more states that we should have collected or should be collecting sales taxes on the direct sale of our merchandise could have an adverse effect on our business.

Government regulation is evolving and unfavorable changes could harm our business.

We are subject to general business regulations and laws, as well as regulations and laws specifically governing the Internet, e-commerce, electronic devices, and other services. Existing and future laws and regulations may impede establishment of our business and our growth. These regulations and laws could  cover taxation, privacy, data protection, pricing, content, copyrights, distribution, mobile communications, electronic device certification, electronic waste, energy consumption, environmental regulation, electronic contracts and other communications, competition, consumer protection, web services, the provision of online payment services, information reporting requirements, unencumbered Internet access to our services, the design and operation of websites, the characteristics and quality of products and services, and the commercial operation of unmanned aircraft systems. It is not clear how existing laws governing issues such as property ownership, libel, and personal privacy apply to the Internet, e-commerce, digital content, and web services. Jurisdictions may regulate consumer-to-consumer online businesses, including certain aspects of our seller programs. Unfavorable regulations and laws could diminish the demand for our products and services and increase our cost of doing business.

Changes in federal, state or local laws and regulations could cause our expenses to be higher than anticipated and adversely affect our results of operations.

Our business is and will be subject to a wide array of laws and regulations. The current political environment, financial reform legislation, the current high level of government intervention, activism and regulatory reform may result in substantial new regulations and disclosure obligations and/or changes in the interpretation of existing laws and regulations, which may lead to additional compliance costs as well as the diversion of our management’s time and attention from strategic initiatives. If we fail to comply with applicable laws and regulations, we could be subject to legal risk, including government enforcement action and class action civil litigation that could disrupt our operations and increase our costs of doing business. Changes in the regulatory environment regarding topics such as privacy and information security, product safety or environmental protection, including regulations in response to concerns regarding climate change, collective bargaining activities, minimum wage laws and health care mandates, among others, could also cause our compliance costs to increase and adversely affect our business and results of operations.

Failure initially to obtain customers, to attract new customers, or to renew client contracts on favorable terms or at all could adversely affect results of operations.

We may face pricing pressure in obtaining and retaining our customers. Our customers may be able to seek price reductions from us when they renew a contract, when a contract is extended, or when the customer’s business has significant volume changes. On some occasions, this pricing pressure may result in lower revenue from a customer than we had anticipated based on our previous agreement with that customer. This reduction in revenue could result in an adverse effect on our business and results of operations. Further, failure to renew customer contracts on favorable terms or at all could have an adverse effect on our business.

Our business could be negatively impacted by cybersecurity threats, attacks and other disruptions.

Like others in our industry, we will face advanced and persistent attacks on our information infrastructure where we manage and store various proprietary information and sensitive/confidential data relating to our operations. These attacks may include sophisticated malware (viruses, worms, and other malicious software programs) and phishing emails that attack our products or otherwise exploit any security vulnerabilities. These intrusions sometimes may be zero-day malware that are difficult to identify because they are not included in the signature set of commercially available antivirus scanning programs. Experienced computer programmers and hackers may be able to penetrate our network security and misappropriate or compromise our confidential information or that of our customers or other third-parties, create system disruptions, or cause shutdowns. Additionally, sophisticated software and applications that we procure from third-parties may contain defects in design or manufacture, including “bugs” and other problems that could unexpectedly interfere with the operation of the information infrastructure. A disruption, infiltration or failure of our information infrastructure systems or any of our data centers as a result of software or hardware malfunctions, computer viruses, cyberattacks, employee theft or misuse, power disruptions, natural disasters or accidents could cause breaches of data security, loss of critical data and performance delays, which in turn could adversely affect our business.

Risks Relating to the Financial Condition of Our Nutritional Supplement Business

Our nutritional supplement business has never been profitable or generated any revenue and we currently have no nutritional supplement products ready to sell. As a result, our ability to reduce losses and reach profitability in this segment of our business is unproven, and we may never achieve or sustain profitability.

Our nutritional supplement business has never generated revenue and have never been profitable. We have not yet begun manufacturing and selling any supplement products and we have incurred net losses in each year since our inception, including net losses of $8,822,000 for the period of January 1, 2021 through December 31, 2021 and $10,347,451 for the period of January 1, 2022 through June 30, 2022. We had an accumulated deficit of $19,836,044 as of June 30, 2022.

RISKS RELATING TO OUR BUSINESS AND STRATEGY FOR PSYCHOACTIVE COMPOUNDS

We may not succeed in developing viable drug candidates, which could result in the loss of your entire investment.

Although we have obtained the rights to a number of novel compositions containing psilocybin, none of these compositions has been tested to evaluate its potential as a new drug product. There is no assurance that we will be able to conduct pre-clinical research on one or more of our compositions in order to develop data necessary to file an Investigational New Drug (“IND”) application in the United States and/or a clinical trial application (“CTA”) in Canada. There is no assurance that the results of these studies will demonstrate that any of the compositions is a viable new drug candidate. If our current compositions are not viable, our business could fail, resulting in the complete loss of your investment.

Our drug development business will face competition from other biotechnology and pharmaceutical companies and our operating results will suffer if we fail to compete effectively.

The biotechnology and pharmaceutical industries are intensely competitive and subject to rapid and significant technological change. We anticipate having competitors in the United States, Canada, and Europe and elsewhere, including major multinational pharmaceutical companies, established biotechnology companies, specialty pharmaceutical companies, generic drug companies and universities and other research institutions. There are a number of other companies operating in the psilocybin space, many of which have significantly longer operating histories and far greater financial,  personnel and other critical resources, such as larger research and development staffs and more experienced marketing and manufacturing organizations, than we do. Known competitors in our space include Champignon Brands Inc., Mind Medicine, Inc., Revive Therapeutics Ltd., COMPASS Pathways, Ltd, Field Trip Health, Inc., Cybin, Inc., and Eluesis, Ltd. Large pharmaceutical companies, in particular, have extensive experience in clinical testing, obtaining regulatory approvals, recruiting patients and manufacturing drugs. These companies may also have significantly collaborative arrangements in our target markets with leading companies and research institutions. Established pharmaceutical companies may also invest heavily to accelerate discovery and development of novel compounds or to in-license novel compounds that could make any drug candidates that we develop obsolete. As a result of all of these factors, our competitors may succeed in obtaining patent protection and/or approval from FDA, Health Canada (“HC”), or other regulatory authorities or discovering, developing and commercializing drugs for diseases that we are targeting before we do. Smaller or early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large, established companies. Our competitors may succeed in developing, acquiring or licensing on an exclusive basis, technologies and drug products that are more effective or less costly than the drug candidates that we are currently developing or that we may develop, which could render our products obsolete and/or noncompetitive.

If our competitors market products that are more effective, safer, or less expensive than  products we may develop in the future, or that reach the market sooner than our future products, if any, we may not achieve commercial success. In addition, the biopharmaceutical industry is characterized by rapid technological change. If we fail to be in the forefront of technological change, we may be unable to compete effectively. Technological advances or products developed by our competitors may render our drug candidates obsolete, less competitive or not economical.

A pandemic, epidemic, or outbreak of an infectious disease, such as the COVID-19 pandemic, may materially and adversely affect our drug development business, including our preclinical studies, clinical trials, third parties on whom we rely, our supply chain, our ability to raise capital, our ability to conduct regular business and our financial results.

We are subject to risks related to public health crises such as the COVID-19 pandemic. The pandemic and policies and regulations implemented by governments in response to the COVID-19 pandemic, have had a significant impact, both direct and indirect, on businesses and commerce. The full extent to which COVID-19 will ultimately impact our business, preclinical trials and financial results is not yet known. Future pandemics may have like or even greater adverse economic effects.   Global health concerns, such as the COVID-19 pandemic, could also result in social, economic, and labor instability in the countries in which we or the third parties with whom we engage operate.

The COVID-19 pandemic or similar infectious diseases outbreaks in the future may also affect third-party clinical research organizations (“CROs”) located in affected areas that we will rely upon to carry out our clinical trials. As COVID-19 continues to be present around the globe, or if outbreaks of other diseases arise in the future, we may experience additional disruptions that could severely impact our business and clinical trials, including:

•delays or difficulties in enrolling patients in our clinical trials;

•delays or difficulties in clinical site initiation, including difficulties in recruiting clinical site investigators and clinical site staff;

•diversion of healthcare resources away from the conduct of clinical trials, including the diversion of sites or facilities serving as our clinical trial sites and staff supporting the conduct of our clinical trials, including our trained therapists, or absenteeism that reduces site resources;

•interruption of key clinical trial activities, such as clinical trial site monitoring, due to limitations on travel imposed or recommended by federal, state or national governments, employers and others or interruption of clinical trial subject visits and study procedures, the occurrence of which could affect the integrity of clinical trial data;

•risk that participants enrolled in our clinical trials will acquire COVID-19 or another infectious disease while the clinical trial is ongoing, which could impact the results of the clinical trial, including by increasing the number of observed adverse events or patient withdrawals from our trials;

•limitations in employee resources that would otherwise be focused on conducting our clinical trials, including because of sickness of employees or their families or the desire of employees to avoid contact with large groups of people;

•delays in receiving authorizations from regulatory authorities to initiate our planned pre-clinical and clinical work;

•delays in clinical sites receiving the supplies and materials needed to conduct our clinical trials;

•interruption in global shipping that may affect the transport of clinical trial materials used in our clinical trials;

•changes in local regulations as part of a response to the COVID-19 pandemic which may require us to change the ways in which our clinical trials are conducted, which may result in unexpected costs, or the discontinuation of the clinical trials altogether;

•interruptions or delays in preclinical studies due to restricted or limited operations at research and development laboratory facilities; delays in necessary interactions with local regulators, ethics committees and other important agencies and contractors due to limitations in employee resources or forced furlough of government employees; and

•refusal of the FDA, the European Medicines Agency, the Medicines and Healthcare products Regulatory Agency or the other regulatory bodies to accept data from clinical trials in affected geographies outside the United States or the EU or other relevant geographical areas.

Any negative impact on patient enrollment or treatment or the development of our investigational therapeutic candidates could cause costly delays to clinical trial activities, which could adversely affect our ability to obtain regulatory approval for and to commercialize our investigational psilocybin therapy and any future therapeutic candidates, if approved, increase our operating expenses, and have a material adverse effect on our financial results. The COVID-19 pandemic has also caused significant volatility in public equity markets and disruptions to the United States and global economies and outbreaks of other diseases could have a like effect in the future. This increased volatility and economic dislocation may make it more difficult for us to raise capital on favorable terms, or at all. Although we have experienced the impact of the COVID-19 pandemic on our business and operations, we cannot currently predict the ultimate scope and severity of any potential business shutdowns or disruptions. If we or any of the third parties with whom we engage, however, were to experience shutdowns or other business disruptions, our ability to conduct our business in the manner and on the timelines presently planned could be materially and negatively affected, which could have a material adverse impact on our business and our results of operations and financial conditions. To the extent the COVID-19 or another pandemic adversely affects our business and financial results, it may also heighten many of the other risks described in this “Risk Factors” section, such as those relating to the timing and completion of our clinical trials and our ability to obtain future financing.

We may utilize third-party contractors for a substantial portion of the operations of our drug development business and may not be able to control their work as effectively as if we performed these functions ourselves.

Although we intend to acquire, through third-party relationships, the drug testing laboratory capacity to conduct our own pre-clinical studies, we may outsource substantial portions of our research and development pre-clinical and clinical study operations and contemplated future small- and large-scale manufacturing to third-party service providers. Any agreements with third-party service providers and CROs are expected to be on a study-by-study and project-by-project basis. Typically, we may terminate the agreements with notice and are responsible for the supplier’s previously incurred costs. In addition, any CRO that we retain will be subject to the FDA’s, HC’s, and/or another country’s regulatory requirements, and we would not have control over compliance with these regulations by these providers. Consequently, if these providers were not to adhere to applicable governing practices and standards, the development, manufacturing and commercialization of our drug candidates could be delayed or stopped, which could severely harm our business and financial condition.

Because we intend to rely on third parties for some functions, our internal capacity to perform these functions will be limited to management oversight. Outsourcing these functions involves the risk that third parties may not perform to our standards, may not produce results in a timely manner or may fail to perform at all. It is possible that we could experience difficulties in the future with our third-party service providers. In addition, the use of third-party service providers requires us to disclose our proprietary information to these parties, which could increase the risk that this information will be misappropriated. There are a limited number of third-party service providers that specialize in the areas where we operate or have the expertise required to achieve our business objectives.

Identifying, qualifying and managing performance of third-party service providers can be difficult, time-consuming and cause delays in our development programs. We have limited internal resources available to identify and monitor third-party service providers. To the extent we are unable to identify, retain and successfully manage the performance of third-party service providers in the future, our business may be adversely affected, and we may be subject to the imposition of civil or criminal penalties if their conduct of clinical trials violates applicable law.

A variety of risks associated with potential international business relationships could materially adversely affect our drug development business.

We may enter into agreements with third parties in Canada or other countries for the development and commercialization of our drug candidates in international markets. International business relationships subject us to additional risks that may materially adversely affect our ability to attain or sustain profitable operations, including:

•differing regulatory requirements for drug approvals internationally;

•potentially reduced protection for our licensed intellectual property rights;

•potential third-party patent rights in countries outside of the United States;

•the potential for so-called “parallel importing,” which occurs when a local seller, faced with relatively high local prices, opts to import goods from another jurisdiction with relatively low prices, rather than buying them locally;

•unexpected changes in tariffs, trade barriers and regulatory requirements;

•economic weakness, including inflation, or political instability, particularly in non-U.S. economies and markets;

•compliance with tax, employment, immigration and labor laws for employees traveling abroad;

•taxes in other countries;

•foreign currency fluctuations, which could result in increased operating expenses and reduced revenue, and other obligations incident to doing business in another country;

•workforce uncertainty in countries where there is labor unrest;

•production shortages resulting from any events affecting raw material supply or manufacturing capabilities abroad; and

•business interruptions resulting from geo-political actions, including war and terrorism, or natural disasters, including earthquakes, volcanoes, typhoons, floods, hurricanes and fires.

We will need to expand our drug development operations, and we may experience difficulties in managing growth.

As we increase the number of our ongoing drug development programs and our drug candidates, in the future, commence pre-clinical studies and clinical trials, we will need to increase our drug development, scientific and administrative headcount to manage these programs. In addition, we will need to increase our general and administrative capabilities in our drug development business. Our management, personnel and systems currently in place may not be adequate to support this future growth in these areas. Our need to effectively manage our drug development operations, growth and various projects requires that we:

•successfully attract and recruit new employees or consultants with the expertise and experience we will require;

•manage pre-clinical and clinical programs effectively, which we anticipate being conducted at numerous sites; and

•continue to improve our operational, financial and management controls, reporting systems and procedures.

If we are unable to successfully manage this growth and increased complexity of operations, our drug development business may be adversely affected.

We may not be able to manage our drug development business effectively if we are unable to attract and retain key personnel and consultants.

We may not be able to attract or retain qualified management, finance, scientific and clinical personnel and consultants due to the intense competition for qualified personnel and consultants among biotechnology, pharmaceutical and other businesses. If we are not able to attract and retain necessary personnel and consultants to accomplish our drug development business objectives, we may encounter constraints that will significantly impede the achievement of our development objectives, our ability to raise additional capital and our ability to implement our drug development business strategy.

The drug development industry has experienced a high rate of turnover of management personnel in recent years. We are highly dependent on the expertise of our management team, key employees and consultants, and our ability to implement our drug development business strategy successfully could be seriously harmed if we lose the services of our Co-CEOs or key employees. Replacing executive officers or key employees may be difficult and may take an extended period of time because of the limited number of individuals with the breadth of skills and experience required to develop, gain regulatory approval of and commercialize drug products successfully. Competition to hire and retain employees and consultants from this limited pool is intense, and we may be unable to hire, train, retain or motivate these additional key personnel or consultants. Our failure to hire or retain key employees or consultants could materially harm our drug development business.

In addition, we intend to continue to add scientific and medical advisors who assist us in formulating our research, development and clinical strategies. These advisors are not our employees and may have commitments to, or consulting or advisory contracts with, other entities that may limit their availability to us, and typically they will not enter into non-compete agreements with us. If a conflict of interest arises between their work for us and their work for another entity, we may lose their services. In addition, our advisors may have arrangements with other companies to assist those companies in developing products or technologies that may compete with ours.

There were no arms-length negotiations for our license from Orthogonal Thinker, Inc., and the terms of the license may be more favorable to Orthogonal, and more detrimental to us, than had the negotiations been arms-length with third parties.

Orthogonal Thinker, Inc. retains significant rights under the license agreement it has granted to us. The terms of this agreement were established without the benefit of arms-length negotiations and, therefore, may be more favorable to Orthogonal and more to our detriment than had the negotiations been arms-length with third parties. All rights to pursue a further application that claims priority to the provisional application, such as a US non-provisional patent application, an international patent application and/or a direct foreign patent application, remain with Orthogonal.

If we pursue our plan to acquire one or more drug testing laboratories we will be subject to acquisition-related risks.

We may seek to acquire one or more drug testing laboratories. Identification, acquisition and integration of acquisitions is a complex, time-consuming and costly process requiring the employment of additional personnel, including key management and accounting personnel. The acquisition and integration of integration of these businesses with our existing business may require significant financial resources that would otherwise be available for the ongoing development of our drug candidates. Unanticipated problems, delays, costs or liabilities may also be encountered in completion and integration of these acquisitions. Failure to successfully and fully integrate these businesses may have a material adverse effect on our business, financial condition, results of operations and cash flows. Our acquisition strategy will subject us to additional risks that may materially adversely affect our ability to attain or sustain profitable operations, including:

•we may not be able to find acquisition candidates that meet our business plan;

•we may not be able to afford the acquisition of suitable acquisition candidates;

•there is no assurance that our due diligence review of an acquisition candidate will detect every material defect in its business and/or financial condition;

•we may not be able to negotiate acceptable acquisition terms;

•we have difficulty determining the value of an acquisition target and may pay too much;

•we have limited financial resources to devote to acquisitions;

•we have not entered into any binding agreement for acquisitions;

•we will be confronted with consolidating technological and administrative functions of any acquired businesses;

•we will be confronted with integrating internal controls and other corporate governance matters; and

•we will be confronted with the potential diversion of management’s attention from other business concerns.

In addition, we may not realize all of the anticipated benefits from any acquisitions, such as earnings and cost savings, for various reasons, including difficulties integrating operations and personnel, higher and unexpected acquisition and operating costs, unknown liabilities and inaccurate reserve estimates.

Security breaches, loss of data and other disruptions could compromise sensitive information related to our business, prevent us from accessing critical information or expose us to liability, which could adversely affect our business and our reputation.

We utilize information technology systems and networks to process, transmit and store electronic information in connection with our business activities. As the use of digital technologies has increased, cyber incidents, including deliberate attacks and attempts to gain unauthorized access to computer systems and networks, have increased in frequency and sophistication. These threats pose a risk to the security of our systems and networks and the confidentiality, availability and integrity of our data, all of which are vital to our operations and business strategy. There can be no assurance that we will be successful in preventing cyber-attacks or successfully mitigating their effects.

Despite the implementation of security measures, our computer systems and those of our future CROs and other third-party service providers are vulnerable to damage or disruption from hacking, computer viruses, software bugs, unauthorized access or disclosure, natural disasters, terrorism, war, and telecommunication, equipment and electrical failures. In addition, there can be no assurance that we will promptly detect any such disruption or security breach, if at all. Unauthorized access, loss or dissemination could disrupt our operations, including our ability to conduct research and development activities, process and prepare company financial information, and manage various general and administrative aspects of our business. To the extent that any such disruption or security breach results in a loss of or damage to our data or applications, or inappropriate disclosure or theft of confidential, proprietary or personal information, we could incur liability, suffer reputational damage or poor financial performance or become the subject of regulatory actions by federal, state or non-US authorities, any of which could adversely affect our business.

Our future employees may engage in misconduct or other improper activities, including noncompliance with regulatory standards, which could significantly harm our business.

We will be exposed to the risk of employee fraud or other misconduct. Misconduct by employees could include intentional failures to comply with the regulations of the FDA, HC, and other regulators, provide accurate information to the FDA, HC, and other regulators, comply with health care fraud and abuse laws and regulations in the United States, Canada, and abroad, report financial information or data accurately or disclose unauthorized activities to us. In particular, sales, marketing and business arrangements in the health care industry are subject to extensive laws and regulations intended to prevent fraud, misconduct, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Employee misconduct could also involve the improper use of information obtained in the course of clinical trials, which could result in regulatory sanctions and serious harm to our reputation. Our board of directors plans to adopt a code of ethics and business conduct, but, even with such code, it is not always possible to identify and deter employee misconduct. The precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to comply with these laws or regulations. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business, including the imposition of significant fines or other sanctions.

If we successfully identify and create a candidate drug, we will face potential product liability exposure, and if successful claims are brought against us, we may incur substantial liability for a drug candidate and may have to limit its commercialization.

The use of drug candidates in clinical trials and the sale of any products for which marketing approval is obtained may cause exposure to the risk of product liability claims. Product liability claims may be brought against us or our potential future collaborators by participants enrolled in our clinical trials, patients, health care providers or others using, administering or selling our products. If we cannot successfully defend ourselves against any such claims, we would incur substantial liabilities. Regardless of merit or eventual outcome, product liability claims may result in:

•withdrawal of clinical trial participants;

•termination of clinical trial sites or entire trial programs;

•costs of related litigation;

•substantial monetary awards to patients or other claimants;

•decreased demand for our drug candidates and loss of revenues;

•impairment of our business reputation;

•diversion of management and scientific resources from our business operations; and

•the inability to commercialize our drug candidates.

Insurance policies may be expensive and only protect us from some business risks, which will leave us exposed to significant uninsured liabilities.

We do not know if we will be able to obtain and maintain insurance with adequate levels of coverage. Any significant uninsured liability may require us to pay substantial amounts, which may adversely affect our financial position and results of operations.

Risks Relating to our Financial Condition

We have never been profitable or generated any revenue and we currently, we have no drug products ready to submit for regulatory approval or approved for commercial sale. As a result, our ability to reduce our losses and reach profitability is unproven, and we may never achieve or sustain profitability.

We have never generated revenue and have never been profitable and do not expect to be profitable in the foreseeable future. We have not yet begun any pre-clinical studies or clinical trials or submitted any drug candidates for approval by regulatory authorities in any jurisdiction. We have incurred net losses in each year since our inception, including net losses of $8,822,000 for the period of January 1, 2021 through December 31, 2021 and $10,347,000 for the 6 month period of January 1, 2022 through June 30, 2022. We had an accumulated deficit of $19,836,044 as of June 30, 2022.

To date, our predecessors have devoted most of their financial resources to licensing our intellectual property and corporate overhead. Our predecessors have not generated any revenues. Since our operations will continue to be focused on research and development efforts for the near term, we expect to continue to incur losses for the foreseeable future, and we expect these losses to increase when we commence pre-clinical studies and clinical trials, seek regulatory approvals for any drug candidates, prepare for and begin the commercialization of any approved products and add infrastructure and personnel to support our drug development efforts and operations as a public company. These net losses and negative cash flows have had, and will continue to have, an adverse effect on our stockholders’ equity (deficit) and working capital.

Because of the numerous risks and uncertainties associated with drug development, we are unable to accurately predict the timing or amount of increased expenses or when, or if, we will be able to achieve profitability. In addition, our expenses could increase if we are required by the FDA, HC or other regulatory authorities to perform studies or trials in addition to those currently expected, or if there are any delays in commencing or completing our clinical trials or the development of any of our drug candidates. The amount of future net losses will depend, in part, on the rate of future growth of our expenses and our ability to generate revenues.

We will require substantial additional funding, which may not be available to us on acceptable terms, or at all, and, if not so available, may require us to delay, limit, reduce or cease our operations.

Developing drug products, including conducting research, pre-clinical studies and clinical trials, is expensive. We will require additional future capital in order to fund the research and development aimed at identifying and creating prospective drug candidates and facilitating pre-clinical studies of the same.

In addition to funding research, development, pre-clinical and subsequent clinical development of any drug candidates, our financial resources will also be used for general corporate purposes, general and administrative expenses, capital expenditures, working capital and prosecution and maintenance of our licensed patents to the extent required under our license agreement with Orthogonal. Accordingly, we will continue to require substantial additional capital to continue our research and development activities. Because successful development of our drug candidates is uncertain, we are unable to estimate the actual funds we will require to complete research and development and commercialize our drug candidates under development.

The amount and timing of our future funding requirements will depend on many factors, including but not limited to:

•whether there is early success in identifying and creating novel prospective drug candidates

•the progress, costs, results of and timing of our drug candidate trials for the treatment of MDD, and the future pre-clinical and clinical development of our drug candidates for other potential indications;

•the number and characteristics of drug candidates that we pursue;

•the ability of our drug candidates to progress through future pre-clinical and future clinical development successfully;

•our need to expand research and development activities;

•the costs associated with securing and establishing commercialization and manufacturing capabilities;

•market acceptance of our drug candidates;

•the costs of acquiring, licensing or investing in businesses, products, drug candidates and technologies;

•our ability to maintain, expand and defend the scope of our intellectual property portfolio rights, including the amount and timing of any payments we may be required to make, or that we may receive, in connection with the filing, prosecution, defense and enforcement of any patents or other intellectual property rights;

•our need and ability to hire additional management and scientific and medical personnel;

•the effect of competing technological and market developments;

•our need to implement additional internal systems and infrastructure, including financial and reporting systems; and

•the economic and other terms, timing of and success of our existing licensing arrangements and any collaboration, licensing or other arrangements into which we may enter in the future.

Some of these factors are outside of our control. Based on our current financial resources and our expected level of operating expenditures, we believe that we will be able to fund our projected operating requirements for at least the next twelve (12) months. This period could be shortened if there are any significant increases in planned spending on development programs or more rapid progress of development programs than anticipated. Our current cash and cash equivalents, will not be sufficient for us to fund any drug candidates through regulatory approval, and we will need to raise additional capital to complete the development and commercialization of any drug candidates. We expect to finance our cash needs primarily through equity offerings and potentially through debt financings, collaborations and development agreements.

Additional funding may not be available to us on acceptable terms or at all. In addition, the terms of any financing may adversely affect the holdings or the rights of our stockholders. In addition, the issuance of additional shares by us, or the possibility of such issuance, may cause the market price of our shares, if and when established, to decline.

If we are unable to obtain funding on a timely basis, we may be required to significantly curtail one or more of our drug development programs. We also could be required to seek funds through arrangements with collaborative partners or otherwise that may require us to relinquish rights to some of our technologies or drug candidates or otherwise agree to terms unfavorable to us.

We have no operating history, and we expect a number of factors to cause our operating results to fluctuate on a quarterly and annual basis, which may make it difficult to predict our future performance.

We are a “development stage” biotechnology company with no operating history. Our activities to date have been limited to obtaining an exclusive license for our psilocybin compositions. Although we have identified psilocybin as a new drug candidate, we have not started pre-clinical studies or clinical trials or obtained regulatory approvals for any drug candidates. Consequently, any predictions made about our future success or viability may not be as accurate as they could be if we had an operating history or approved products on the market. Our financial condition and operating results may significantly fluctuate from quarter-to-quarter or year-to-year due to a variety of factors, many of which are beyond our control. Factors relating to our business that may contribute to these fluctuations include:

•any delays in pre-clinical studies of our drug candidates, including delays in the identification of target indications;

•unsatisfactory results of pre-clinical studies of our drug candidates;

•any delays in regulatory review and approval of any drug candidates, including our ability to receive approval from the FDA and HC for drug candidates, and our planned pre-clinical and clinical studies and other work, as the basis for review and approval of drug candidates;

•delays in the commencement, enrollment and timing of clinical trials;

•difficulties in identifying and treating patients suffering from target indications;

•the success of our future studies through all phases of pre-clinical and clinical development;

•potential side effects of our drug candidates that could delay or prevent approval or cause an approved drug to be taken off the market;

•our ability to obtain additional funding to develop drug candidates;

•our ability to identify and develop additional drug candidates;

•market acceptance of our drug candidates;

•our ability to establish an effective sales and marketing infrastructure directly or through collaborations with third parties;

•competition from existing products or new products that may emerge;

•the ability of patients or healthcare providers to obtain coverage or sufficient reimbursement for our products;

•our ability to adhere to clinical study requirements directly or with third parties such as contract research organizations;

•our dependency on third-party manufacturers to manufacture our products and key ingredients;

•our ability to establish or maintain collaborations, licensing or other arrangements;

•the costs to us, and our ability and our third-party collaborators’ ability to obtain, maintain and protect our licensed intellectual property rights;

•our ability to adequately support future growth;

•our ability to attract and retain key personnel to manage our business effectively; and

•potential product liability claims.

Accordingly, the results of any quarterly or annual periods should not be relied upon as indications of future operating performance.

Our recurring losses from operations may raise doubt regarding our ability to continue as a going concern.

Because our continuing existence has been dependent upon raising capital to sustain our business, it raises doubt about our ability to continue as a going concern. Such a concern could materially limit our ability to raise additional funds through the issuance of new equity or debt securities or otherwise. There is no assurance that sufficient financing will be available when needed to allow us to continue as a going concern. The perception that we may not be able to continue as a going concern may cause others to choose not to deal with us due to concerns about our ability to meet our contractual obligations.

Risks Relating to Controlled Substances

Our drug candidates contain controlled substances, the use of which may generate public controversy.

Since our drug candidates contain, or are derived from, controlled substances, their regulatory approval may generate public controversy. Political and social pressures and adverse publicity could lead to delays in approval of, and increased expenses for our drug candidates. These pressures could also limit or restrict the introduction and marketing of one or more of our drug candidates. Adverse publicity from psilocybin misuse or adverse side effects from psilocybin products may adversely affect the commercial success or market penetration achievable by our drug candidates. The nature of our business attracts a high level of public and media interest, and in the event of any resultant adverse publicity, our reputation may be harmed.

The new drug candidates that we are developing are subject to U.S. and Canadian controlled substance laws and regulations and failure to comply with these laws and regulations, or the cost of compliance with these laws and regulations, may adversely affect the results of our business operations, both during pre-clinical and clinical development and post-approval, and our financial condition.

The drug candidates we plan to develop contain psilocybin, psilocin or other controlled substances as defined in the Controlled Substances Act of 1970 (“CSA”) for the United States and in the Controlled Drugs and Substances Act (“CDSA”) for Canada. Controlled substances are subject to a high degree of regulation under the CSA and CDSA, which establish, among other things, certain registration, manufacturing quotas, security, recordkeeping, reporting, import, export or other requirements administered by the Drug Enforcement Administration (“DEA”) in the United States and by HC in Canada.

US Controlled Substances Requirements

In the United States, controlled substances are placed into one of five schedules: Schedule I, II, III, IV or V substances. Schedule I substances by definition have a high potential for abuse, no currently “accepted medical use” in the United States, lack accepted safety for use under medical supervision, and may not be prescribed, marketed or sold in the United States. Pharmaceutical products approved for use in the United States may be listed as Schedule II, III, IV or V, with Schedule II substances considered to present the highest potential for abuse or dependence and Schedule V substances the lowest relative risk among such substances. Schedule I and II drugs are subject to the strictest controls under the CSA, including manufacturing and procurement quotas, security requirements and criteria for importation. In addition, dispensing of Schedule II drugs is further restricted. For example, they may not be refilled without a new prescription.

Psilocybin is currently classified as a Schedule I controlled substance, which is viewed as having a high potential for abuse and having no currently accepted medical use in treatment in the United States. No prescriptions may be written for Schedule I substances, and such substances are subject to production quotas imposed by the DEA.

The cities of Denver, Colorado, Oakland, California, and Santa Cruz, California have decriminalized psilocybin. However, these limited city/state laws are in conflict with the CSA, which makes psilocybin use and possession illegal at the federal level. Because psilocybin is a Schedule I controlled substance, the development of a legal psilocybin industry under the laws of these states is in conflict with the CSA, which makes psilocybin use and possession illegal on a national level. If psilocybin is treated like cannabis, the federal government has the right to regulate and criminalize psilocybin, including for medical purposes, and that federal law criminalizing the use of psilocybin preempts state laws that legalize its use.

If and when our drug candidates receive FDA approval, we expect the finished dosage forms of our psilocybin-based drug candidates may be listed by the DEA as a Schedule II, III, IV, or V controlled substance for them to be prescribed for patients in the United States. Consequently, their manufacture, importation, exportation, domestic distribution, storage, sale and legitimate use will be subject to a significant degree of regulation by the DEA. In addition, the scheduling process may take one or more years beyond FDA approval, thereby delaying the launch of our drug products in the United States. However, the DEA is required to issue a temporary order scheduling the drug within ninety (90) days after the FDA approves the drug and the DEA receives a scientific and medical evaluation and scheduling recommendation from the Department of Health and Human Services. Furthermore, if the FDA, DEA or any foreign regulatory authority determines that any of our drug candidates may have potential for abuse, it may require us to generate more clinical or other data than we currently anticipate establishing whether or to what extent the substance has an abuse potential, which could increase the cost and/or delay the launch of our drug products.

Facilities conducting research, manufacturing, distributing, importing or exporting or dispensing controlled substances must be registered (licensed) to perform these activities and have the security, control, recordkeeping, reporting and inventory mechanisms required by the DEA to prevent drug loss and diversion. All these facilities must renew their registrations annually, except dispensing facilities, which must renew every three years. The DEA conducts periodic inspections of certain registered establishments that handle controlled substances. Obtaining the necessary registrations may result in delay of the manufacturing, development, or distribution of our drug candidates. Furthermore, failure to maintain compliance with the CSA, particularly non-compliance resulting in loss or diversion, can result in regulatory action that could have a material adverse effect on our business, financial condition and results of operations. The DEA may seek civil penalties, refuse to renew necessary registrations, or initiate proceedings to restrict, suspend or revoke those registrations. In certain circumstances, violations could lead to criminal proceedings. Individual states have also established controlled substance laws and regulations. Though state-controlled substances laws often mirror federal law, because the states are distinct jurisdictions, they may separately schedule our drug candidates. While some states automatically schedule a drug based on federal action, other states schedule drugs through rulemaking or a legislative action. State scheduling may delay commercial sale of any product for which we obtain federal regulatory approval and adverse scheduling could have a material adverse effect on the commercial attractiveness of such product. We or our partners or clinical sites must also obtain separate state registrations, permits or licenses in order to be able to obtain, handle, and distribute controlled substances for clinical trials or commercial sale, and failure to meet applicable regulatory requirements could lead to enforcement and sanctions by the states in addition to those from the DEA or otherwise arising under federal law.

To conduct pre-clinical studies or clinical trials with our drug candidates in the United States prior to approval, each of our research sites may be required to obtain and maintain a DEA researcher registration that will allow those sites to obtain, handle and administer the drug candidate. If the DEA delays or denies the grant of a research registration to one or more research sites, the pre-clinical study or clinical trial could be significantly delayed, and we could lose clinical trial sites.

Manufacturing of our drug candidates is, and, if approved, our commercial products may be, subject to the DEA’s annual manufacturing and procurement quota requirements, if classified as Schedule II. The annual quota allocated to us or our contract manufacturers for the controlled substances in our drug candidates may not be sufficient to meet commercial demand or complete pre-clinical studies or clinical trials. Consequently, any delay or refusal by the DEA in establishing our, or our contract manufacturers’, procurement and/or production quota for controlled substances could delay or stop our pre-clinical studies or clinical trials or product launches, which could have a material adverse effect on our business, financial position and operations.

If, upon approval of any of our drug candidates, the product is scheduled as Schedule II or III, we would also need to identify wholesale distributors with the appropriate DEA registrations and authority to distribute the product to pharmacies and other health care providers. We are aware of research that suggests once psilocybin is approver for a medical use, it could be scheduled as Schedule IV. The failure to obtain, or delay in obtaining, or the loss any of those registrations could result in increased costs to us. Furthermore, state and federal enforcement actions, regulatory requirements and legislation intended to reduce prescription drug abuse, such as the requirement that physicians consult a state prescription drug monitoring program, may make physicians less willing to prescribe, and pharmacies to dispense, our products, if approved.

Canadian Controlled Drug Substances Requirements

In Canada, psilocybin is classified by HC as a Schedule III drug under the CDSA, meaning activities such as sale, possession, or production of these substances are prohibited unless they have been authorized for clinical trials or research purposes by HC, consistent with Part J of Canada’s Food and Drug Regulations. Under Part J, a party may file a CTA to study psilocybin for a medicinal use. The compliance and monitoring of controlled drugs and substances in Canada is overseen by HC’s Office of Controlled Substances, in conjunction with law enforcement agencies. The CDSA provides for the control of substances that can alter mental processes and that may produce harm to health and to society when diverted or misused. Except as authorized under its related regulations, or via an exemption issued under section 56 of the CDSA, most activities involving substances regulated under the CDSA, such as possession, import, export, and production are prohibited. Controlled substances are regulated and grouped into Schedules I to V to the CDSA. Schedule III is considered of less abuse potential than Schedule I.

HC administers the CDSA and its regulations to: (1) allow access for lawful purposes and (2) reduce the risk that controlled substances and precursors will be used for illegal purposes. To meet these two objectives, HC: (1) issues licenses, permits and exemptions, (2) monitors trends of problematic substance use, (3) updates the Schedules to the CDSA based on assessments of new or existing substances, when necessary, (4) works with international organizations and other countries to meet Canada’s obligations regarding controlled substances. The CDSA applies to a broad range of parties, including: (1) manufacturers, distributors, importers and exporters who must obtain a license in order to produce, sell, import or export controlled substances and precursors, (2) importers and exporters who must obtain a permit each time they import and export a controlled substance or precursor, (3) health professionals who must comply with requirements when prescribing or administering controlled substances to a patient, and (4) researchers who must obtain permission to have a controlled substance for research purposes.

All regulated parties must comply with requirements for: (1) security, (2) reporting and (3) record-keeping. HC promotes and enforces compliance with the CDSA by: (1) developing and publishing guidance, (2) informing affected parties of any regulatory changes and (3) publishing notices seeking public input on proposed regulatory changes. HC also carries out inspections of regulated parties and monitors regulated activities. HC may take action when a regulated party is not following the rules of the CDSA, including (but are not limited to): (1) issuing warning letters, (2) requiring a corrective action plan and (3) suspending and revoking licenses, permits or exemptions to stop a regulated party from conducting activities. To further enforce the CDSA, HC works with a wide range of partners and stakeholders, including: (1) provincial and territorial governments, (2) other federal departments and agencies, (3) law enforcement agencies, (4) academic, scientific and research communities, (5) non-government organizations, such as national, provincial and territorial health professional associations, (6) federal regulators in other countries and (7) international organizations, such as the United Nations.

In Canada, mushroom spore kits are legal and are sold openly in stores or on the Internet, as the spores and kits themselves are legal. Online dispensaries exist that openly sell micro doses to Canadian patients with medical prescriptions. The Canadian police tolerates the activity, citing focus on more harmful criminal drug activities. In September 2019, a motion to prevent the sale of psychoactive mushrooms was defeated by Vancouver council.

In addition to HC, the National Association of Pharmacy Regulatory Authorities (“NAPRA”) also has a role in scheduling new drugs, which is separate from HC’s scheduling process. NAPRA’s role in the drug scheduling process occurs after HC has authorized a drug for sale in Canada and determined whether the drug requires a prescription for sale. NAPRA does not have any role or authority in the authorization of new health products for the Canadian market and does not review products that have been classified as requiring a prescription by HC.

While the federal government determines certain conditions of sale, such as the need for a prescription, provincial/territorial governments have the ability to further specify the conditions of sale of drug products. Prior to 1995, each province and territory had its own system for determining the conditions of sale for non-prescription drugs in Canada, leading to wide variability in the way drugs were sold across Canada. In 1995, NAPRA’s members, the pharmacy regulatory authorities across Canada, endorsed a proposal for a national drug scheduling model, to align the provincial/territorial drug schedules so that the conditions of sale for drugs would be more consistent across Canada. This harmonized national model is administered by NAPRA and is called the National Drug Schedules (NDS) program.

All the provinces and territories, except Quebec, have adopted the NDS in some manner. The NDS come into force in each province/territory through provincial regulations. In general, the NDS capture drugs that have been authorized for sale and classified as non-prescription by HC. Other products approved by HC (e.g. natural health products, medical devices) are outside the scope of the program and are not considered products for scheduling within the NDS.

The NDS program consists of three schedules and four categories of drugs. Schedule I drugs require a prescription for sale. Schedule II drugs require professional intervention from the pharmacist (e.g., patient assessment and patient consultation) prior to sale. Schedule III drugs must be sold in a licensed pharmacy but can be sold from the self-selection area of the pharmacy. Unscheduled drugs can be sold without professional supervision, from any retail outlet.

The drug scheduling process usually begins when NAPRA receives a drug scheduling submission from a pharmaceutical company. The National Drug Scheduling Advisory Committee is an expert advisory committee that reviews the drug scheduling submissions received by NAPRA and formulates drug scheduling recommendations. There is a specific process that must be followed during each drug scheduling review, which is outlined in NAPRA’s By-law No. 2 and Rules of Procedures. The model for making drug scheduling recommendations embodies a “cascading principle” in which drugs are assessed against specific scheduling factors. A drug is first assessed using the factors for Schedule I. Should sufficient factors apply, the drug remains in that Schedule. If not, the drug is assessed against the Schedule II factors, and if warranted, subsequently against the Schedule III factors. Should the drug not meet the factors for any schedule, it becomes “Unscheduled” (the fourth category).

According to this cascading principle, it is possible, although rare, for NAPRA to place a product in Schedule I that HC has classified as a non-prescription product. This could occur because of the NAPRA policy for drugs not reviewed, which places drugs into Schedule I until they are reviewed, or because of a range of factors considered by the expert advisory committee when applying the cascading drug scheduling model. As described above, the provinces and territories can add additional conditions of sale for non-prescription drugs but can never be less restrictive than federal legislation.

Once the NDS Advisory Committee has reviewed a particular drug, it will make an interim drug scheduling recommendation. A thirty (30) day consultation period follows, after which the NAPRA Board of Directors will make a final scheduling recommendation. The NDS are then amended and the final recommendation is implemented according to the rules in each particular province or territory.

In summary, whereas in the U.S. psilocybin is presumed to have no medical use and is a Schedule I drug, in Canada, psilocybin is classified as a drug with a lower potential for abuse under Schedule III and is being studied in clinically-supervised settings for its potential to treat various conditions such as anxiety, depression, obsessive compulsive disorder and problematic drug use. Currently there are no approved therapeutic products containing psilocybin in Canada or the US. Once a psilocybin- psilocin-containing product were to be approved in Canada, we would expect it to remain Schedule III or a higher level (IV or V) and that NAPRA could schedule as I, requiring a prescription.

Risks Relating to Regulatory Review and Approval of our Drug Candidates

We cannot be certain that any of our new drug candidates will receive regulatory approval, and without regulatory approval we will not be able to market our new drug candidates.

We have no products currently ready for pre-clinical or clinical research or approved for sale and cannot guarantee that there will ever have marketable products. Our business currently depends entirely on the successful development and commercialization of our new drug candidates. Our ability to generate revenue related to product sales, if ever, will depend on the successful development and regulatory approval of our new drug candidates and our licensing of our new drug candidates, in one or more targeted indications. Drug candidates in development have a high risk of failure. We cannot predict when, or if, a drug candidate will prove effective or safe in humans or will receive regulatory approval.

The development of a new drug candidate and issues relating to its approval and marketing are subject to extensive regulation by the FDA in the United States, HC in Canada and regulatory authorities in other countries, with regulations differing from country to country. We are not permitted to market our drug candidates in the United States or Canada until we receive approval of a new drug application (“NDA”) from the FDA or a Notice of Compliance (“NOC”) and Drug Identification Number (“DIN”) associated with a New Drug Submission (“NDS”) from HC, respectively. We have not submitted any applications for any of our new drug candidates.

NDAs and NDSs must include extensive pre-clinical and clinical data and supporting information to establish the drug candidate’s safety and effectiveness for each desired indication. NDAs and NDSs must also include significant information regarding the chemistry, manufacturing and controls for the product. Obtaining approval of a NDA or a NDS is a lengthy, expensive and uncertain process, and we may not be successful in obtaining approval. The FDA and the HC review processes can take years to complete and approval is never guaranteed. If we submit a NDA to the FDA, the FDA must decide whether to accept or reject the submission for filing. We cannot be certain that any submissions will be accepted for filing and review by the FDA. Regulators of other jurisdictions, such as the HC, have their own procedures for approval of drug candidates. Even if a product is approved, the FDA or the HC, as the case may be, may limit the indications for which the product may be marketed, require extensive warnings on the product labeling or require expensive and time-consuming clinical trials or reporting as conditions of approval. Regulatory authorities in countries outside of the United States and Canada also have requirements for approval of drug candidates with which we must comply prior to marketing in those countries. Obtaining regulatory approval for marketing of a drug candidate in one country does not ensure that we will be able to obtain regulatory approval in any other country. In addition, delays in approvals or rejections of marketing applications in the United States, Canada, or other countries may be based upon many factors, including regulatory requests for additional analyses, reports, data, pre-clinical studies and clinical trials, regulatory questions regarding different interpretations of data and results, changes in regulatory policy during the period of product development and the emergence of new information regarding our drug candidates or other products. Also, regulatory approval for any of our drug candidates may be withdrawn.

Before we submit an NDA to the FDA or an NDS to HC for any of our drug candidates, we must successfully complete pre-clinical studies and subsequent clinical trials. We cannot predict whether our future studies and trials will be successful or whether regulators will agree with our conclusions regarding our pre-clinical studies or clinical trials.

If we are unable to obtain approval from the FDA, HC or other regulatory agencies for our drug candidates, or if, subsequent to approval, we are unable to successfully commercialize our drug candidates, we will not be able to generate sufficient revenue to become profitable or to continue our operations.

If we receive regulatory approvals, we intend to market our drug candidates in multiple jurisdictions where we have no operating experience and may be subject to increased business and economic risks that could affect our financial results.

If we receive regulatory approvals, we plan to market our drug candidates in jurisdictions where we have no experience in marketing, developing and distributing our products and cannot guarantee that we will ever have marketable products. Certain markets have substantial legal and regulatory complexities that we may not have experience navigating. We are subject to a variety of risks inherent in doing business internationally, including risks related to the legal and regulatory environment in non-U.S. jurisdictions, including with respect to privacy and data security, trade control laws and unexpected changes in laws, regulatory requirements and enforcement, as well as risks related to fluctuations in currency exchange rates and political, social and economic instability in foreign countries. If we are unable to manage our international operations successfully, our financial results could be adversely affected.

In addition, controlled substance legislation may differ in other jurisdictions and could restrict our ability to market our products internationally. Most countries are parties to the Single Convention on Narcotic Drugs 1961, which governs international trade and domestic control of narcotic substances. Countries may interpret and implement their treaty obligations in a way that creates a legal obstacle to us obtaining marketing approval for our drug candidates in those countries. These countries may not be willing or able to amend or otherwise modify their laws and regulations to permit our candidates to be marketed or achieving such amendments to the laws and regulations may take a prolonged period of time. We would be unable to market our candidates in countries with such obstacles in the near future or perhaps at all without modification to laws and regulations.

Delays in the commencement and completion of pre-clinical studies and clinical trials could result in increased costs to us and delay or limit our ability to obtain regulatory approval for our drug candidates.

Delays in the commencement and completion of our future pre-clinical studies and clinical trials could increase our product development costs or limit the regulatory approval of our drug candidates. Based on our current financial resources and our expected level of operating expenditures, we believe that we will be able to fund our projected operating requirements for at least the next 12 months. We, however, will require additional funding for our business activities. In addition, we do not know whether any future studies or trials of our drug candidates, will begin on time or will be completed on schedule, if at all. The commencement and completion of pre-clinical studies and clinical trials can be delayed or suspended for a variety of reasons, including:

•inability to obtain sufficient funds required for the commencement of pre-clinical studies and clinical trials;

•inability to reach agreements on acceptable terms with prospective CROs and trial sites, the terms of which can be subject to extensive negotiation and may vary significantly among different CROs and trial sites;

•clinical holds, other regulatory objections to commencing a clinical trial or the inability to obtain regulatory approval to commence a clinical trial in countries that require such approvals;

•discussions with the FDA or non-U.S. regulators regarding the scope or design of our clinical trials;

•inability to identify and maintain a sufficient number of trial sites, many of which may already be engaged in other clinical trial programs, including some that may be for the same indications targeted by our drug candidates;

•inability to obtain approval from institutional review boards, or IRBs, to conduct a clinical trial at their respective sites;

•severe or unexpected drug-related adverse effects experienced by patients;

•inability to timely manufacture sufficient quantities of the drug candidate required for a clinical trial;

•difficulty recruiting and enrolling patients to participate in clinical trials for a variety of reasons, including meeting the enrollment criteria for our study and competition from other clinical trial programs for the same indications as our drug candidates; and

•inability to retain enrolled patients after a clinical trial is underway.

Changes in regulatory requirements and guidance may also occur and we may need to amend clinical trial protocols to reflect these changes with appropriate regulatory authorities. Amendments may require us to resubmit clinical trial protocols to IRBs for re-examination, which may impact the costs, timing or successful completion of a clinical trial. In addition, any future clinical trial may be suspended or terminated at any time by us, our future collaborators, the FDA or other regulatory authorities due to a number of factors, including:

•our failure to conduct a clinical trial in accordance with regulatory requirements of our clinical protocols;

•unforeseen safety issues or any determination that any future clinical trial presents unacceptable health risks;

•lack of adequate funding to begin any future clinical trial due to unforeseen costs or other business decisions; and

•a breach of the terms of any agreement with, or for any other reason by, future collaborators that have responsibility for the clinical development of any of our drug candidates.

In addition, if we, or any of our potential future collaborators, are required to conduct additional pre-clinical studies or clinical trials of our drug candidates beyond those contemplated, our ability to obtain regulatory approval of these drug candidates and generate revenue from their sales would be similarly harmed.

Our new drug candidates may have undesirable side effects which may delay or prevent marketing approval, or, if approval is received, require them to be taken off the market, require them to include safety warnings or otherwise limit their sales.

Unforeseen side effects from any of our new drug candidates could arise either during clinical development or, if approved, after the approved product has been marketed. The range and potential severity of possible side effects from systemic therapies is significant. The results of future clinical trials may show that our drug candidates cause undesirable or unacceptable side effects, which could interrupt, delay or halt clinical trials, and result in delay of, or failure to obtain, marketing approval from the FDA and other regulatory authorities, or result in marketing approval from the FDA and other regulatory authorities with restrictive label warnings.

If any of our new drug candidates receives marketing approval and we or others later identify undesirable or unacceptable side effects caused by such products:

•regulatory authorities may require the addition of labeling statements, specific warnings, a contraindication or field alerts to physicians and pharmacies;

•we may be required to change instructions regarding the way the product is administered, conduct additional clinical trials or change the labeling of the product;

•we may be subject to limitations on how we may promote the product;

•sales of the product may decrease significantly;

•regulatory authorities may require us to take our approved product off the market;

•we may be subject to litigation or product liability claims; and

•our reputation may suffer.

Any of these events could prevent us or our potential future collaborators from achieving or maintaining market acceptance of the affected product or could substantially increase commercialization costs and expenses, which in turn could delay or prevent us from generating significant revenues from the sale of our products.

Reimbursement decisions by third-party payors may have an adverse effect on pricing and market acceptance. If there is not sufficient reimbursement for our drug candidates, if approved, it is less likely that they will be widely used.

Market acceptance and sales of our drug candidates, if approved, will depend on reimbursement policies and may be affected by, among other things, future healthcare reform measures. Government authorities and third-party payors, such as private health insurers and health maintenance organizations, decide which drugs they will cover and establish payment levels. We cannot be certain that reimbursement will be available for our drug candidates, if approved. Also, we cannot be certain that reimbursement policies will not reduce the demand for, or the price paid for, our drug candidates. If reimbursement is not available or is available on a limited basis, we may not be able to successfully commercialize our drug candidates.

In March 2010, the Patient Protection and Affordable Care Act, or PPACA, as amended by the Health Care and Education Affordability Reconciliation Act, or collectively, ACA, became law in the United States. The goal of ACA is to reduce the cost of health care and substantially change the way health care is financed by both governmental and private insurers. While we cannot predict what impact on federal reimbursement policies this legislation will have in general or on our business specifically, the ACA may result in downward pressure on pharmaceutical reimbursement, which could negatively affect market acceptance of our current or future drug candidates. In addition, some members of the U.S. Congress have been seeking to overturn at least portions of the legislation and we expect they will continue to review and assess this legislation and alternative health care reform proposals. We cannot predict whether new proposals will be made or adopted, when they may be adopted or what impact they may have on us if they are adopted.

In addition, other legislative changes have been proposed and adopted since the PPACA was enacted. On August 2, 2011, the Budget Control Act of 2011 was signed into law, which, among other things, creates the Joint Select Committee on Deficit Reduction to recommend proposals in spending reductions to Congress. The Joint Select Committee did not achieve a targeted deficit reduction of at least $1.2 trillion for the years 2013 through 2021, triggering the legislation’s automatic reduction to several government programs. This included aggregate reductions to Medicare payments to providers of up to 2% per fiscal year, which went into effect on April 1, 2013. On January 2, 2013, the American Taxpayer Relief Act of 2012 was signed into law, which, among other things, further reduced Medicare payments to several providers, including hospitals, and increased the statute of limitations period for the government to recover overpayments to providers from three to five years. Strong, partisan disagreement in Congress has prevented implementation of various PPACA provisions, and the Trump Administration has made repeal of the PPACA a priority. One of the first executive orders of the Trump administration granted federal agencies broad powers to unwind regulations under the PPACA. On January 11, 2017, the Senate voted to approve a “budget blueprint” allowing Republicans to repeal parts of the law while avoiding Democrat filibuster. The “Obamacare Repeal Resolution” passed 51 – 48 in the Senate. Certain legislators are continuing their efforts to repeal the PPACA, although there is little clarity on how such a repeal would be implemented and what a PPACA replacement might look like. For the immediate future, there is significant uncertainty regarding the health care, health care coverage and health care insurance markets.

The U.S. government has in the past considered, is currently considering and may in the future consider healthcare policies and proposals intended to curb rising healthcare costs, including those that could significantly affect both private and public reimbursement for healthcare services. State and local governments, as well as a number of foreign governments, are also considering or have adopted similar types of policies. Future significant changes in the healthcare systems in the United States or elsewhere, and current uncertainty about whether and how changes may be implemented, could have a negative impact on the demand for our products. We are unable to predict whether other healthcare policies, including policies stemming from legislation or regulations affecting our business, may be proposed or enacted in the future; what effect such policies would have on our business; or the effect ongoing uncertainty about these matters will have on the purchasing decisions of our customers.

Additional state and federal healthcare reform measures will be adopted in the future, any of which could limit the amounts that federal and state governments will pay for healthcare products and services, which could result in reduced demand for our products or additional pricing pressures.

If we market products in a manner that violates healthcare fraud and abuse laws, or if we violate government price reporting laws, we may be subject to civil or criminal penalties.

In addition to FDA restrictions on marketing of drugs, several other types of state and federal healthcare laws, commonly referred to as “fraud and abuse” laws, have been applied in recent years to restrict certain marketing practices in the pharmaceutical industry. Other jurisdictions such as Canada have similar laws. These laws include false claims and anti-kickback statutes. If we market our products and our products are paid for by governmental programs, it is possible that some of our business activities could be subject to challenge under one or more of these laws.

Federal false claims laws prohibit any person from knowingly presenting, or causing to be presented, a false claim for payment to the federal government or knowingly making, or causing to be made, a false statement to get a false claim paid. The federal healthcare program anti-kickback statute prohibits, among other things, knowingly and willfully offering, paying, soliciting or receiving remuneration to induce, or in return for, purchasing, leasing, ordering or arranging for the purchase, lease or order of any healthcare item or service covered by Medicare, Medicaid or other federally financed healthcare programs. This statute has been interpreted to apply to arrangements between pharmaceutical manufacturers on the one hand and prescribers, purchasers or formulary managers on the other. Although there are several statutory exemptions and regulatory safe harbors protecting certain common activities from prosecution, the exemptions and safe harbors are drawn narrowly, and practices that involve remuneration intended to induce prescribing, purchasing or recommending may be subject to scrutiny if they do not qualify for an exemption or safe harbor. Most states also have statutes or regulations similar to the federal anti-kickback law and federal false claims laws, which apply to items and services covered by Medicaid and other state programs, or, in several states, apply regardless of the payor. Administrative, civil and criminal sanctions may be imposed under these federal and state laws.

Over the past few years, a number of pharmaceutical and other healthcare companies have been prosecuted under these laws for a variety of promotional and marketing activities, such as: providing free trips, free goods, sham consulting fees and grants and other monetary benefits to prescribers; reporting inflated average wholesale prices that were then used by federal programs to set reimbursement rates; engaging in off-label promotion; and submitting inflated best price information to the Medicaid Rebate Program to reduce liability for Medicaid rebates.

If the FDA and HC and other regulatory agencies do not approve the manufacturing facilities of our future contract manufacturers for commercial production, we may not be able to commercialize any of our drug candidates.

We do not currently intend to manufacture any drugs that we plan to sell. We currently have no agreements with contract manufacturers for the production of the active pharmaceutical ingredients and the formulation of sufficient quantities of drug product for our drug candidates’ pre-clinical studies and clinical trials and that we believe we will need to conduct prior to seeking regulatory approval. We intend to develop our own active pharmaceutical ingredients.

We do not have agreements for commercial supplies of any of our drug candidates and we may not be able to reach agreements with contract manufacturers for sufficient supplies to commercialize a drug candidate if it is approved. Additionally, the facilities used by any contract manufacturer to manufacture a drug candidate must be the subject of a satisfactory inspection before the FDA or the regulators in other jurisdictions approve the drug candidate manufactured at that facility. We will be completely dependent on these third-party manufacturers for compliance with the requirements of U.S. and non-U.S. regulators for the manufacture of our finished products. If our manufacturers cannot successfully manufacture material that conform to our specifications and current good manufacturing practice requirements of any governmental agency whose jurisdiction to which we are subject, our drug candidates will not be approved or, if already approved, may be subject to recalls. Reliance on third-party manufacturers entails risks to which we would not be subject if we manufactured the drug candidates, including:

•the possibility that we are unable to enter into a manufacturing agreement with a third party to manufacture our drug candidates;

•the possible breach of the manufacturing agreements by the third parties because of factors beyond our control; and

•the possibility of termination or nonrenewal of the agreements by the third parties before we are able to arrange for a qualified replacement third-party manufacturer.

Any of these factors could cause the delay of approval or commercialization of our drug candidates, cause us to incur higher costs or prevent us from commercializing our drug candidates successfully. Furthermore, if any of our drug candidates are approved and contract manufacturers fail to deliver the required commercial quantities of finished product on a timely basis and at commercially reasonable prices and we are unable to find one or more replacement manufacturers capable of production at a substantially equivalent cost, in substantially equivalent volumes and quality and on a timely basis, we would likely be unable to meet demand for our products and could lose potential revenue. It may take several years to establish an alternative source of supply for our drug candidates and to have any such new source approved by the government agencies that regulate our products.

Even if our new drug candidates receive regulatory approval, we may still face future development and regulatory difficulties.

Our drug candidates, if approved, will also be subject to ongoing regulatory requirements for labeling, packaging, storage, advertising, promotion, record-keeping and submission of safety and other post-market information. In addition, approved products, manufacturers and manufacturers’ facilities are required to comply with extensive FDA and HC requirements and requirements of other similar agencies, including ensuring that quality control and manufacturing procedures conform to current good manufacturing practices, or cGMPs. As such, we and our contract manufacturers will be subject to continual review and periodic inspections to assess compliance with cGMPs. Accordingly, we and others with whom we work must continue to expend time, money and effort in all areas of regulatory compliance, including manufacturing, production and quality control. We will also be required to report certain adverse reactions and production problems, if any, to the FDA and HC and other similar agencies and to comply with certain requirements concerning advertising and promotion for our products. Promotional communications with respect to prescription drugs are subject to a variety of legal and regulatory restrictions and must be consistent with the information in the product’s approved label. Accordingly, we may not promote our approved products, if any, for indications or uses for which they are not approved.

If a regulatory agency discovers previously unknown problems with a product, such as adverse events of unanticipated severity or frequency, or problems with the facility where the product is manufactured, or disagrees with the promotion, marketing or labeling of a product, it may impose restrictions on that product or us, including requiring withdrawal of the product from the market. If our drug candidates fail to comply with applicable regulatory requirements, a regulatory agency may:

•issue warning letters;

•mandate modifications to promotional materials or require us to provide corrective information to healthcare practitioners;

•require us or our potential future collaborators to enter into a consent decree or permanent injunction, which can include imposition of various fines, reimbursements for inspection costs, required due dates for specific actions and penalties for noncompliance;

•impose other administrative or judicial civil or criminal penalties;

•withdraw regulatory approval;

•refuse to approve pending applications or supplements to approved applications filed by us or our potential future collaborators;

•impose restrictions on operations, including costly new manufacturing requirements; or

•seize or detain products.

Risks Relating to the Commercialization of Our Drug Products

Even if approved, our drug candidates may not achieve broad market acceptance among physicians, patients and healthcare payors, and as a result our revenues generated from their sales may be limited.

The commercial success of our drug candidates, if approved, will depend upon their acceptance among the medical community, including physicians, health care payors and patients. The degree of market acceptance of our drug candidates will depend on a number of factors, including:

•limitations or warnings contained in our drug candidates’ approved labeling;

•changes in the standard of care or availability of alternative therapies at similar or lower costs for the targeted indications for any of our drug candidates;

•limitations in the approved clinical indications for our drug candidates;

•demonstrated clinical safety and efficacy compared to other products;

•lack of significant adverse side effects;

•sales, marketing and distribution support;

•availability of reimbursement from managed care plans and other third-party payors;

•timing of market introduction and perceived effectiveness of competitive products;

•the degree of cost-effectiveness;

•availability of alternative therapies at similar or lower cost, including generics and over-the-counter products;

•the extent to which our drug candidates are approved for inclusion on formularies of hospitals and managed care organizations;

•whether our drug candidates are designated under physician treatment guidelines for the treatment of the indications for which we have received regulatory approval;

•adverse publicity about our drug candidates or favorable publicity about competitive products;

•convenience and ease of administration of our drug candidates; and

•potential product liability claims.

If our drug candidates are approved, but do not achieve an adequate level of acceptance by physicians, patients, the medical community and healthcare payors, sufficient revenue may not be generated from these products and we may not become or remain profitable. In addition, efforts to educate the medical community and third-party payors on the benefits of our drug candidates may require significant resources and may never be successful.

We have no sales, marketing or distribution capabilities and we will have to invest significant resources to develop those capabilities or enter into acceptable third-party sales and marketing arrangements.

We have no sales, marketing or distribution capabilities. To develop internal sales, distribution and marketing capabilities, we will have to invest significant amounts of financial and management resources, some of which will be committed prior to any confirmation that our initial drug candidate or any of our other drug candidates will be approved. For drug candidates where we decide to perform sales, marketing and distribution functions ourselves or through third parties, we could face a number of additional risks, including:

•we or our third-party sales collaborators may not be able to attract and build an effective marketing or sales force;

•the cost of securing or establishing a marketing or sales force may exceed the revenues generated by any products; and

•our direct sales and marketing efforts may not be successful.

We may have limited or no control over the sales, marketing and distribution activities of these third parties. Our future revenues may depend heavily on the success of the efforts of these third parties.

We may not be successful in establishing and maintaining development and commercialization collaborations, which could adversely affect our ability to develop certain of our drug candidates and our financial condition and operating results.

Because developing drugs, conducting clinical trials, obtaining regulatory approval, establishing manufacturing capabilities and marketing approved products are expensive, we may seek collaborations with companies that have more experience. Additionally, if any of our drug candidates receives marketing approval, we may enter into sales and marketing arrangements with third parties. If we are unable to enter into arrangements on acceptable terms, if at all, we may be unable to effectively market and sell our products in our target markets. We expect to face competition in seeking appropriate collaborators. Moreover, collaboration arrangements are complex and time consuming to negotiate, document and implement and they may require substantial resources to maintain. We may not be successful in our efforts to establish and implement collaborations or other alternative arrangements for the development of our drug candidates.

When we collaborate with a third party for development and commercialization of a drug candidate, we can expect to relinquish some or all of the control over the future success of that drug candidate to the third party. For example, we may relinquish the rights to a drug candidate in jurisdictions outside of the United States. Our collaboration partner may not devote sufficient resources to the commercialization of our drug candidates or may otherwise fail in their commercialization. The terms of any collaboration or other arrangement that we establish may not be favorable to us. In addition, any collaboration that we enter into may be unsuccessful in the development and commercialization of our drug candidates. In some cases, once we have begun pre-clinical and initial clinical development of a drug candidate, we may be responsible for continuing research, or research programs under a collaboration arrangement, and the payment we receive from our collaboration partner may be insufficient to cover the cost of this development. If we are unable to reach agreements with suitable collaborators for our drug candidates, we would face increased costs, we may be forced to limit the number of our drug candidates we can commercially develop or the territories in which we commercialize them and we might fail to commercialize products or programs for which a suitable collaborator cannot be found. If we fail to achieve successful collaborations, our operating results and financial condition may be materially and adversely affected.

Risks Relating to Our Licensed Intellectual Property

It is difficult and costly to protect our proprietary rights, and we may not be able to ensure their protection. If our licensed patent position does not adequately protect our drug candidates, others could compete against us more directly, which would harm our business, possibly materially.

Our commercial success will depend in part on our licensor and us obtaining and maintaining patent protection and trade secret protection of our current and future drug candidates and the methods used to manufacture them, as well as successfully defending these patents against third-party challenges. Our ability to stop third parties from making, using, selling, offering to sell or importing our drug candidates is dependent upon the extent to which we have rights under valid and enforceable patents or trade secrets that cover these activities and the right under our licensed patent to contest alleged infringement.

The patent positions of biotechnology and pharmaceutical companies can be highly uncertain and involve complex legal and factual questions for which important legal principles remain unresolved. No consistent policy regarding the breadth of claims allowed in pharmaceutical patents has emerged to date in the United States or in many jurisdictions outside of the United States. Changes in either the patent laws or interpretations of patent laws in the United States and other countries may diminish the value of our licensed intellectual property. Accordingly, we cannot predict the breadth of claims that may be enforced in the patents that may be issued from the applications we currently or may in the future own or license from third parties. Further, if any patents we obtain or license are deemed invalid and unenforceable, our ability to commercialize or license our technology could be adversely affected.

Others have filed, and in the future, are likely to file, patent applications covering products and technologies that are similar, identical or competitive to ours or important to our business. We cannot be certain that any patent application owned by a third party will not have priority over patent applications filed or in-licensed by us, or that we or our licensor will not be involved in interference, opposition or invalidity proceedings before U.S. or non-U.S. patent offices.

The degree of future protection for our proprietary rights is uncertain because legal means afford only limited protection and may not adequately protect our rights or permit us to gain or keep our competitive advantage. For example:

•others may be able to develop a platform similar to, or better than, ours in a way that is not covered by the claims of our licensed or owned patents;

•others may be able to make compounds that are similar to our drug candidates but that are not covered by the claims of patents we have or are licensed to us;

•we might not have been the first to make the inventions covered by any pending patent applications which have been or may be filed;

•we might not have been the first to file patent applications for these inventions;

•others may independently develop similar or alternative technologies or duplicate any of our technologies;

•any patents that we obtain, or are licensed to us, may not provide us with any competitive advantages;

•we, or our licensor, may not develop additional proprietary technologies that are patentable; or

•the patents of others may have an adverse effect on our business.

Without patent protection on the composition of matter of our drug candidates, our ability to assert our patents to stop others from using or selling our drug candidates in a non-pharmaceutically acceptable formulation may be limited.

Due to the patent laws of a country, or the decisions of a patent examiner in a country, or our own filing strategies, we may not obtain patent coverage for all of our drug candidates or methods involving these candidates in the licensor’s patent application. We plan to pursue and request our licensor to pursue divisional patent applications or continuation patent applications in the United States and other countries to obtain claim coverage for inventions which were disclosed but not claimed in the parent patent application.

We may also rely on trade secrets to protect our technology, especially where we do not believe patent protection is appropriate or feasible. However, trade secrets are difficult to protect. Although we use reasonable efforts to protect our trade secrets, our employees, consultants, contractors, outside scientific collaborators and other advisors may unintentionally or willfully disclose our information to competitors. Enforcing a claim that a third party illegally obtained and is using any of our trade secrets may be expensive and time consuming, and the outcome is unpredictable. In addition, courts outside the United States are sometimes less willing to protect trade secrets. Moreover, our competitors may independently develop equivalent knowledge, methods and know-how. Our commercial success will depend, in part, on our ability, and the ability of our licensor, to obtain and maintain patent protection. Our or our licensor’s failure to obtain and maintain patent protection for our products may have a material adverse effect on our business.

Pursuant to our License Agreement with Orthogonal, we have obtained rights to a provisional patent application. All rights to pursue a further application that claims priority to the provisional application, such as a US non-provisional patent application, an international patent application and/or a direct foreign application remain with Orthogonal. Our success may depend, in part, on our ability and the ability of Orthogonal to obtain and enforce patent protection for our proposed products and to preserve our trade secrets. Patent positions in the field of biotechnology and pharmaceuticals are generally highly uncertain and involve complex legal and scientific questions. We cannot be certain that Orthogonal’s inventor was the first inventor of the inventions covered by the provisional patent application or that they were the first to file. Accordingly, the provisional patent application and any resulting patents licensed to us may not be valid or afford us protection against competitors with similar technology. The failure to maintain and/or obtain patent protection on the technologies underlying our proposed products may have material adverse effects on our competitive position and business prospects.

We may infringe the intellectual property rights of others, which may prevent or delay our drug development efforts and stop us from commercializing or increase the costs of commercializing our drug candidates.

Our success will depend in part on our ability to operate without infringing the proprietary rights of third parties. We cannot guarantee that our drug candidates, or manufacture or use of our drug candidates, will not infringe third-party patents. Furthermore, a third party may claim that we or our manufacturing or commercialization collaborators are using inventions covered by the third party’s patent rights and may go to court to stop us from engaging in our normal operations and activities, including making or selling our drug candidates. These lawsuits are costly and could affect our results of operations and divert the attention of managerial and scientific personnel. There is a risk that a court would decide that we or our commercialization collaborators are infringing the third party’s patents and would order us or our collaborators to stop the activities covered by the patents. In that event, we or our commercialization collaborators may not have a viable way around the patent and may need to halt commercialization of the relevant product. In addition, there is a risk that a court will order us or our collaborators to pay the other party damages for having violated the other party’s patents. In the future, we may agree to indemnify our commercial collaborators against certain intellectual property infringement claims brought by third parties. The pharmaceutical and biotechnology industries have produced a proliferation of patents, and it is not always clear to industry participants, including us, which patents cover various types of products or methods of use. The coverage of patents is subject to interpretation by the courts, and the interpretation is not always uniform. If we are sued for patent infringement, we would need to demonstrate that our products or methods either do not infringe the patent claims of the relevant patent or that the patent claims are invalid, and we may not be able to do this. Proving invalidity is difficult. For example, in the United States, proving invalidity requires a showing of clear and convincing evidence to overcome the presumption of validity enjoyed by issued patents. Even if we are successful in these proceedings, we may incur substantial costs and divert management’s time and attention in pursuing these proceedings, which could have a material adverse effect on us. If we are unable to avoid infringing the patent rights of others, we may be required to seek a license, which may not be available, defend an infringement action or challenge the validity of the patents in court. Patent litigation is costly and time consuming. We may not have sufficient resources to bring these actions to a successful conclusion. In addition, if we do not obtain a license, develop or obtain non-infringing technology, fail to defend an infringement action successfully or have infringed patents declared invalid, we may incur substantial monetary damages, encounter significant delays in bringing our drug candidates to market and be precluded from manufacturing or selling our drug candidates.

We cannot be certain that others have not filed patent applications for technology covered by pending applications subject to our License Agreement, or that we were the first to invent the technology, because:

•some patent applications in the United States may be maintained in secrecy until the patents are issued;

•patent applications in the United States are typically not published until 18 months after the priority date; and

•publications in the scientific literature often lag behind actual discoveries.

Our competitors may have filed, and may in the future file, patent applications covering technology similar to ours. Any such patent application may have priority over our patent applications, which could further require us to obtain rights to issued patents covering such technologies. If another party has filed a U.S. patent application on inventions similar to ours, we may have to participate in an interference proceeding declared by the USPTO to determine priority of invention in the United States. The costs of these proceedings could be substantial, and it is possible that such efforts would be unsuccessful if, unbeknownst to us, the other party had independently arrived at the same or similar invention prior to our own invention, resulting in a loss of our U.S. patent position with respect to such inventions. Other countries have similar laws that permit secrecy of patent applications and may be entitled to priority over our applications in such jurisdictions.

Some of our competitors may be able to sustain the costs of complex patent litigation more effectively than we can because they have substantially greater resources. In addition, any uncertainties resulting from the initiation and continuation of any litigation could have a material adverse effect on our ability to raise the funds necessary to continue our operations.

We may incur substantial costs as a result of litigation or other proceedings relating to patent and other intellectual property rights.

If we choose to go to court to stop another party from using the inventions claimed in any patents we may obtain, that individual or company has the right to ask the court to rule that such patents are invalid or should not be enforced against that third party. These lawsuits may be expensive and would consume time and resources and divert the attention of managerial and scientific personnel even if we were successful in stopping the infringement of such patents. In addition, there is a risk that the court will decide that such patents are not valid and that we do not have the right to stop the other party from using the inventions. There is also the risk that, even if the validity of such patents is upheld, the court will refuse to stop the other party on the ground that such other party’s activities do not infringe our rights to such patents. In addition, the U.S. Supreme Court has recently modified some tests used by the U.S. Patent and Trademark Office, or USPTO, in granting patents over the past 20 years, which may decrease the likelihood that we will be able to obtain patents and increase the likelihood of challenge of any patents we obtain or license.

Obtaining and maintaining our patent protection depends on compliance with various procedural, document submission, fee payment and other requirements imposed by governmental patent agencies, and our patent protection could be reduced or eliminated for non-compliance with these requirements.

Periodic maintenance fees, renewal fees, annuity fees and various other governmental fees on patents and/or applications will be due to be paid to the USPTO and various governmental patent agencies outside of the United States in several stages over the lifetime of the patents and/or applications. Currently, we rely upon our licensor to fund the payments under our License Agreement. We are required to reimburse our licensor for these fees. The USPTO and various non-U.S. governmental patent agencies require compliance with a number of procedural, documentary, fee payment and other similar provisions during the patent application process. However, there are situations in which noncompliance can result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. In such an event, our competitors might be able to enter the market and this circumstance would have a material adverse effect on our business.

Risks Associated with Our Securities

Our listing is not an underwritten initial public offering and as such has fewer protections and additional risks of investors.

The listing of our Common Stock on The Nasdaq Stock Market (“Nasdaq”) is not an initial public offering.  The listing differs from an underwritten initial public offering in several significant ways, as a result of which investors will have fewer protections and bear additional risks including, but are not limited to, the following:

•There will not be price discovery to support the valuation attributed to our Common Stock to be issued in the Transactions or before trading begins. Because there will be no firm commitment underwriting there will be no underwriters to determine the price at which they initially would sell shares to the public. Such price determination in underwritten offerings, which serve the purpose of informing efficient and sufficient price discovery with respect to the opening trading prices, will therefore, not be available with respect to Company shares. Shareholders of Ei. and Mycotopia receiving shares of Company Common Stock in the Merger will not have the benefit of a published price range or the underwriter’s initial price to the public, as a measure of the value of the Company shares, as would be the case in an underwritten initial public offering. The value attributed to the shares as consideration in the mergers is based only on negotiations among the parties, and there can be no assurances that the price of our shares will not significantly decrease once trading begins on Nasdaq.

•There will be no overallotment shares, or efforts taken, to stabilize the market for our Common Stock which may result in more initial volatility than in an underwritten offering. There also will be no underwriters to assume risk in connection with initial resales of our Common Stock. In an underwritten initial public offering, the underwriters may engage in certain price-stabilizing activities, either through the purchase and resale of so-called “overallotment” shares in the offering or purchase of shares in the open market. In determining the source of shares to use, the underwriters typically consider, among other things, the price of shares available in the open market as compared to the price at which shares may be purchased through exercise of the overallotment option. There are no overallotment shares available in connection with the listing and there will be no underwriters’ no evaluation of relative prices, In addition, in underwritten public offerings, purchases of shares in the open market by underwriters may have the effect of preventing or moderating a decline in the trading price of the common stock. We will not engage in, and have not and will not, directly or indirectly, request the financial advisors to engage in, any stabilization or price support activities in connection with any sales of Common Stock made pursuant to this registration statement. Consequently there could be greater volatility in the trading price of the Common Stock than otherwise would be the case. See also “The trading price of our Common Stock may be volatile, and could, upon listing on Nasdaq, decline significantly and rapidly.”

•It is possible that there may be an imbalance of supply of and demand for shares, which could adversely affect the trading price and availability of shares of the Common Stock. There can be no assurance that any stockholders of Ei. or Mycotopia will sell any of their shares of Common Stock after the listing is complete, so there may be a lack of supply of shares of Common Stock on Nasdaq. Alternatively, Ei. or Mycotopia stockholders may choose to sell a large number of their shares of Common Stock at the same time, resulting in potential oversupply of our Common Stock, which could adversely impact the trading price of our Common Stock once listed and thereafter.

•Some of the stockholders of Ei. and Mycotopia are free to sell some or all of their shares without contractual restriction at any time, which could adversely affect the price of the Common Stock. In an underwritten initial public offering, it is customary for an issuer’s officers, directors, and most or all of its other stockholders to enter into a lock-up agreement with the underwriters to prohibit or restrict the sale of shares and promote orderly trading for the period of the lock-up after such initial public offering. Only the largest stockholders of PSLY, representing approximately eighty percent (80%) of our outstanding common stock after the effectiveness of the Registration Statement, have entered into lock-up agreements or other restrictions on transfer. Consequently, the remaining stockholders may sell any or all of their shares at any time (subject to any restrictions under applicable law), including immediately upon listing. If such sales were to occur in a significant volume in a short period of time, the result might be an oversupply of our Common Stock in the market, which could adversely impact the trading price of our Common Stock. See also “Only our largest stockholders are party to any lock-up agreement or other contractual restrictions on transfer. Following our listing, public sales of shares held by our other stockholders, or the perception that sales might occur, could cause the trading price of our Common Stock to decline.”

•We have not, and will not, conduct a “roadshow” prior to the opening of trading which would adversely affect price discovery. We have not, and will not, conduct a traditional “roadshow” prior to the opening of trading of our Common Stock. As a result, there may not be efficient or sufficient price discovery with respect to our Common Stock.

The trading price of our Common Stock may be volatile and could, upon or after listing, decline significantly and rapidly.

The listing of our Common Stock and the registration of the shares of Common Stock being issued to the Ei. and Mycotopia stockholders is a novel process likely to be unfamiliar to many if not most potential investors. Unlike an underwritten public offering, there will be no book-building process to help inform efficient and sufficient price discovery with respect to the opening trades on Nasdaq.

While in the past the companies we have acquired have completed both private and public capital raises, there has not been any history of trading in our Common Stock prior to listing.

Prior to the effective date of this Registration Statement, there will be no known price at which shares of Common Stock initially will be sold as there would be in an underwritten initial public offering. The absence of a predetermined initial public offering price could impact the range of buy and sell orders collected by Nasdaq prior to effectiveness of the listing. Consequently, upon listing, the trading price of our Common Stock may be more volatile than in an underwritten initial public offering and could decline significantly and rapidly.

Further, because of our listing process, individual investors may have relatively greater influence in setting the opening public trading price and subsequent public trading prices of our Common Stock and individual investors also may participate more in our initial and subsequent trading, leading to an increased numbers of smaller orders at more disparate prices, for example, than is typical for a traditional underwritten initial public offering with more institutional investor influence. These factors could result in more volatility in the public trading price of our Common Stock and an unsustainably high trading price if the price of our Common Stock rises significantly upon listing and institutional investors place a lower value on our Common Stock than retail investors, in which case the price of our Common Stock may decline over time. Further, if the public trading price of our Common Stock is above the level that investors determine is reasonable, some investors may attempt to short our Common Stock after trading begins, which would create additional downward pressure on the public trading price.

The trading price of our Common Stock following the listing also could be subject to wide fluctuations in response to numerous factors in addition to the ones described in the preceding Risk Factors, many of which are beyond our control, including:

•actual or anticipated fluctuations in our results of operations;

•the number of shares of our Common Stock available for trading;

•overall performance of the equity markets and the economy as a whole;

•changes in the financial projections we may provide to the public or our failure or success in meeting these projections;

•failure of securities analysts to initiate or maintain coverage of our company, changes in financial estimates by any securities analysts who follow us, or our failure or success in meeting these estimates or the expectations of investors;

•changes in costs of our inputs;

•actual or anticipated changes in our growth rate, both absolutely and relative to those of our competitors;

•changes in the anticipated future size or growth rate of our addressable markets;

•announcements, introduction, implementation and other news relating to new products, or of acquisitions, strategic partnerships, joint ventures, or capital-raising activities or commitments, by us or by our competitors;

•additions or departures of board members, management, or key personnel;

•rumors and market speculation involving us or other companies in our industry;

•new laws or regulations or new interpretations of existing laws or regulations applicable to our business globally;

•lawsuits threatened or filed by or against us and resolution of such suits;

•other events or factors, including those resulting from war, incidents of terrorism, or responses to these events;

•actual and potential pandemics and epidemics, such as the COVID-19 pandemic, and the effects of influenza, and other highly communicable diseases or viruses; and

•sales or expectations with respect to sales of shares of our Common Stock by us or our security holders.

Newly public companies, particularly companies in the pharmaceutical industry, historically have experienced significant price and volume fluctuations that have affected and continue to affect the stock prices of these companies. Stock prices of many companies, including pharmaceutical companies, have fluctuated in a manner apparently unrelated to the operating performance of those companies. These fluctuations may be more pronounced in the trading market for our Common Stock shortly following the listing as a result of the supply and demand forces described above. In the past, companies that have experienced volatility in the trading price for their stock have sometimes become the subject of securities class action litigation. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business, results of operations, and financial condition.

The trading price of our Common Stock, upon listing, may have little or no relationship to the historical sales prices of our predecessors’ capital stock.

Prior to the registration and listing of our Common Stock on Nasdaq, there has been no public market for our capital stock. There has been limited trading of our predecessors’ capital stock historically in private and public transactions. In the section titled “Sale Price History of our Capital Stock,” we have provided the historical sales prices of our predecessors’ Common Stock. Given the limited history of sales, this information may have `little or no relation to broader market demand for our Common Stock and thus the initial trading price of our Common Stock on Nasdaq once trading begins. As a result, you should not place undue reliance on these historical sales prices as they may differ materially from the opening trading prices and subsequent trading prices of our Common Stock on Nasdaq. For more information about how the initial listing price on Nasdaq will be determined, see the section titled “Plan of Distribution.”

An active, liquid, and orderly market for our Common Stock may not develop or be sustained. You may be unable to sell your shares of Common Stock at or above the value of the Ei. or Mycotopia shares which you relinquished to obtain them.

Prior to listing on Nasdaq, there has been no public market for our Common Stock. Moreover, we have not consulted with Ei. or Mycotopia stockholders regarding their desire or plans to sell shares in the public market following the listing or discussed with potential investors their intentions to buy our Common Stock in the open market. While our Common Stock may be sold after our listing on Nasdaq by the Ei. and Mycotopia stockholders pursuant to this prospectus, there can be no assurance that any stockholders will sell any of their shares of Common Stock, and there may initially be a lack of supply of, or demand for, Common Stock on Nasdaq. Conversely, there can be no assurance that Ei. or Mycotopia stockholders will not sell all of their shares of Common Stock, resulting in an oversupply of our Common Stock. In the case of a lack of supply of our Common Stock, the trading price of our Common Stock may rise to an unsustainable level. Further, institutional investors may be discouraged from purchasing our Common Stock if they are unable to purchase a block of our Common Stock in the open market in a sufficient size for their investment objectives due to a potential unwillingness of our stockholders to sell a sufficient amount of Common Stock at the price offered by such institutional investors and the greater influence individual investors have in setting the trading price. If institutional investors are unable to purchase our Common Stock in a sufficient amount for their investment objectives, the market for our Common Stock may be more volatile without the influence of long-term institutional investors holding significant amounts of our Common Stock. In the case of a lack of demand for our Common Stock, the trading price of our Common Stock could decline significantly and rapidly after our listing. Therefore, an active, liquid, and orderly trading market for our Common Stock may not initially develop or be sustained, which could significantly depress the trading price of our Common Stock and/or result in significant volatility, which could affect your ability to sell your shares of Common Stock.

Only our largest stockholders are party to any lock-up agreement or other contractual restrictions on transfer. Following our listing, public sales of shares held by our other stockholders, or the perception that sales might occur, could cause the trading price of our Common Stock to decline.

Approximately eighty percent (80%) of our shares of Common Stock are held by stockholders subject to a lock-up, and the remainder of our shares of Common Stock may be sold immediately following the effectiveness of this Registration Statement. In addition to the supply and demand and volatility factors discussed above, sales of a substantial number of shares of our Common Stock into the public market, or the perception that these sales might occur, could cause the trading price of our Common Stock to decline.

We are and, after listing will remain, a “controlled company” within the meaning of Nasdaq listing standards and, as a result, we will qualify for, and intend to rely on, exemptions from certain Nasdaq corporate governance requirements. You will not have the same protections afforded to stockholders of companies that are subject to such requirements.

After the listing, David Nikzad, who controls Orthogonal Thinker, Inc., our largest stockholder, will control a majority of the Company’s voting power. So long as a stockholder or group of stockholders acting together holds a majority of the voting power of our Common Stock, we will qualify as a “controlled company” within the meaning of Nasdaq’s corporate governance standards. Under these rules, a “controlled company” (defined as a listed company of which more than 50% of the voting power is held by an individual, group or another company)  may elect to not comply with certain corporate governance requirements, including the requirements that (i) a majority of our board of directors consist of independent directors, (ii) director nominees be selected or recommended to the board by independent directors or an independent nominating committee and (iii) we have a compensation committee that is composed entirely of independent directors.

Following the listing, we intend to rely on these exemptions. As a result, we will not have a majority of independent directors, our directors will not be nominated or selected by independent directors and some or all compensation decisions will not be made by an independent compensation committee. Accordingly, you will not have the same protections afforded to stockholders of companies that are subject to all of Nasdaq’s corporate governance requirements.

Our business and financial performance may differ from any projections that we disclose or any information that may be attributed to us by third parties.

From time to time, we may provide guidance via public disclosures regarding our projected business or financial performance. However, any such projections involve risks, assumptions, and uncertainties, and our actual results could differ materially from such projections. Factors that could cause or contribute to such differences include, but are not limited to, those identified in these Risk Factors, some or all of which are not predictable or within our control. Other unknown or unpredictable factors also could adversely impact our performance, and we undertake no obligation to update or revise any projections, whether as a result of new information, future events, or otherwise. In addition, various news sources, bloggers, and other publishers may make statements regarding our historical or projected business or financial performance, and you should not rely on any such information even if it is attributed directly or indirectly to us.

Our trading price and trading volume could decline if securities or industry analysts do not publish research about our business, or if they publish unfavorable research.

Equity research analysts do not currently provide coverage of our Common Stock, and we cannot assure that any equity research analysts will initiate or provide adequate research coverage after the listing of our Common Stock on Nasdaq. A lack of adequate research coverage may harm the liquidity and trading price of our Common Stock. To the extent equity research analysts do provide research coverage, we will not have any control over the content and opinions included in their reports. The trading price of our Common Stock could decline if one or more equity research analysts downgrades our stock or publishes other unfavorable commentary or research. If one or more equity research analysts ceases coverage of our company, or fails to regularly publish reports on us, the demand for our Common Stock could decrease, which in turn could cause our trading price or trading volume to decline.

We do not intend to pay dividends for the foreseeable future.

We have never declared or paid any cash dividends on our capital stock, and we do not intend to pay any cash dividends in the foreseeable future. We expect to retain future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends on our capital stock will be at the discretion of our board of directors. Accordingly, you must rely on the sale of your Common Stock after price appreciation, which may never occur, as the only way to realize any future gain on your investment.

Additional stock issuances could result in significant dilution to our stockholders.

We may issue our capital stock or securities convertible into our capital stock from time to time in connection with a financing, acquisition, investments, or otherwise. Additional issuances of our stock will result in dilution to existing holders of our stock. Also, to the extent outstanding stock options to purchase our stock are exercised, there will be further dilution. The amount of dilution could be substantial depending upon the size of the issuance or exercise. Any could also cause the trading price of our Common Stock to decline.

As a public company, we are obligated to develop and maintain proper and effective internal control over financial reporting, and any failure to maintain the adequacy of such internal control may adversely affect investor confidence in our company and, as a result, the value of our Common Stock.

Commencing with the year following our first annual report required to be filed with the SEC (202), we will be required, pursuant to Section 404 of the Sarbanes-Oxley Act, or Section 404, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting. This assessment will need to include disclosure of any material weaknesses identified by our management in our internal control over financial reporting. In addition, our independent registered public accounting firm will be required to attest to the effectiveness of our internal control over financial reporting in our first annual report required to be filed with the SEC following the date we are no longer an “emerging growth company.” If our internal control over financial reporting is not effective, our independent registered public accounting firm may issue an adverse report on the effectiveness of our internal control over financial reporting. Our compliance with Section 404 will require that we incur substantial expenses and expend significant management efforts. We will need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge and compile the system and process documentation necessary to ensure the adequacy of our internal control over financial reporting and to perform the evaluation needed to comply with Section 404.

Any failure to maintain internal control over financial reporting could severely inhibit our ability to report our financial condition or results of operations accurately. If we are unable to conclude that our internal control over financial reporting is effective, or if our independent registered public accounting firm determines we have additional material weakness or significant deficiency in our internal control over financial reporting, we could lose investor confidence in the accuracy and completeness of our financial reports, the market price of our Common Stock could decline, and we could be subject to sanctions or investigations by the SEC or other regulatory authorities. Failure to remedy any material weakness in our internal control over financial reporting, or to implement or maintain other effective control systems required of public companies, could also restrict our future access to the capital markets.

Our certificate of incorporation and bylaws include a forum selection clause, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees, or agents.

Our certificate of incorporation and bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for:

(a) any derivative action or proceeding brought on our behalf;

(b) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees, or agents to us or to our stockholders;

(c) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, the certificate of incorporation, or the bylaws;

(d) any action or proceeding to interpret, apply, enforce or determine the validity of the certificate of incorporation or the bylaws (including any right, obligation, or remedy thereunder);

(e) any action or proceeding as to which the Delaware General Corporation Law confers jurisdiction to the Court of Chancery of the State of Delaware; or

(f) any action asserting a claim governed by the internal affairs doctrine,

In no event, however, shall the Court of Chancery, under our bylaws, constitute an exclusive forum for actions for which the federal courts have exclusive jurisdiction, including suits brought to enforce a duty or liability created by the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended, thereby allowing any such actions to be filed in any court having jurisdiction. Our bylaws further provide that unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the District of Delaware shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

These exclusive-forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, employees, or agents, which may discourage lawsuits against us or our directors, officers, employees, or agent. If a court were to find either exclusive-forum provision in our certificate of incorporation or bylaws to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving the dispute in other jurisdictions, which could seriously harm our business.

Provisions in our corporate charter documents and under Delaware law could make an acquisition of us more difficult and may prevent attempts by our stockholders to replace or remove our current management.

Provisions in our corporate charter and our bylaws may discourage, delay or prevent a merger, acquisition or other change in control of us that stockholders may consider favorable, including transactions in which stockholders might otherwise receive a premium for their shares. These provisions could also limit the price that investors might be willing to pay in the future for our securities, thereby depressing the market price of our Common Stock. In addition, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors. Because our board of directors is responsible for appointing the members of our management team, these provisions could in turn affect any attempt by our stockholders to replace current members of our management team. Among others, these provisions include the following:

•authorization of the issuance of “blank check” preferred stock that our board of directors could use to implement a stockholder rights plan;

•the ability of our board of directors to determine the number of directors and to fill vacancies and newly created directorships;

•the prohibition on cumulative voting by stockholders;

•the inability of our stockholders to call special meetings of stockholders;

•the requirement for advance notification of stockholder nominations and proposals; a prohibition on cumulative voting for directors; and

•the ability of our board of directors to amend our Bylaws without stockholder consent.

Moreover, because we are incorporated in Delaware, we are governed by Section 203 of the Delaware General Corporation Law, which prohibits an interested stockholder, defined as, among other things, a person who owns 15% or more of our outstanding voting stock, from entering into a business combination with us for a three-year period following the time such stockholder became an interested stockholder, unless: (1) prior to such time the Board of Directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; (2) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares for purposes of determining the voting stock outstanding; or (3) at or subsequent to such time the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. Any provision in our Amended Charter, our Amended Bylaws, or Delaware law that has the effect of delaying or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of our Common Stock, and could also affect the price that some investors are willing to pay for our Common Stock.

Any of the foregoing provisions could limit the price that investors might be willing to pay for shares of our Common Stock, and they could deter potential acquirers of our company, thereby reducing the likelihood that you would receive a premium for your shares of our Common Stock in an acquisition.

The directors and management will own a significant percentage of our Common Stock and will be able to exert significant control over matters subject to stockholder approval.

Upon the closing of the merger, David Nikzad, who is a director and officer of the Company, will beneficially own approximately 80.29% of the Company’s outstanding voting stock through his ownership of Orthogonal Thinker, Inc. Mr. Nikzad may be able to determine all matters requiring stockholder approval. For example, Mr. Nikzad may be able to control elections of directors, amendments of Company organizational documents or approval of any merger, sale of assets or other major corporate transaction. This may prevent or discourage unsolicited acquisition proposals or offers for Company Common Stock that you may feel are in your best interest as a Company stockholder. The interests of Mr. Nikzad may not always coincide with your interests or the interests of other stockholders and Mr. Nikzad may act in a manner that advances his best interests and not necessarily those of other stockholders, including seeking a premium value for his common stock, and this might affect the prevailing market price for our common stock.

You may experience future dilution.

The Company, for business purposes, may from time to time issue additional shares, which may result in dilution of existing shareholders. Dilution is a reduction in the percentage of a stock caused by the issuance of new stock. Dilution can also occur when holders of stock options (such as company employees) or holders of other optionable securities such as warrants exercise their options. When the number of shares outstanding increases, each existing stockholder will own a smaller, or diluted, percentage of the Company, making each share less valuable. Dilution may also reduce the value of existing shares by reducing the stock’s earnings per share. There is no guarantee that dilution of the Common Stock will not occur in the future. Claims for indemnification by our directors and officers may reduce our available funds to satisfy successful stockholder claims against us and may reduce the amount of money available to us.

As permitted by Section 102(b)(7) of the Delaware General Corporation Law, our certificate of incorporation limits the liability of our directors to the fullest extent permitted by law. In addition, as permitted by Section 145 of the Delaware General Corporation Law, our certificate of incorporation and by-laws provide that we shall indemnify, to the fullest extent authorized by the Delaware General Corporation Law, each person who is involved in any litigation or other proceeding because such person is or was a director or officer of the company or is or was serving as an officer or director of another entity at our request, against all expense, loss or liability reasonably incurred or suffered in connection therewith. Our certificate of incorporation provides that indemnification includes the right to be paid expenses incurred in defending any proceeding in advance of its final disposition, provided, however, that such advance payment will only be made upon delivery to us of an undertaking, by or on behalf of the director or officer, to repay all amounts so advanced if it is ultimately determined that such director is not entitled to indemnification.

Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any director or officer of the corporation against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful. In a derivative action, (i.e., one brought by or on behalf of the corporation), indemnification may be provided only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be provided if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

The above limitations on liability and our indemnification obligations limit the personal liability of our directors and officers for monetary damages for breach of their fiduciary duty as directors by shifting the burden of such losses and expenses to us. Certain liabilities or expenses covered by our indemnification obligations may not be covered by such insurance or the coverage limitation amounts may be exceeded. As a result, we might need to use a significant amount of our funds to satisfy our indemnification obligations, which could severely harm our business and financial condition and limit the funds available to stockholders who may choose to bring a claim against the Company.

Our certificate of incorporation and by-laws include a forum selection clause, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees, or agents.

Our certificate of incorporation and by-laws provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for:

(a) any derivative action or proceeding brought on our behalf;

(b) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees, or agents to us or to our stockholders;

(c) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, the certificate of incorporation, or the by-laws; or

(d) any action asserting a claim governed by the internal affairs doctrine.

Except that our by-laws provide that as to each of (a) through (d) above, any claim (i) as to which such court determines that there is an indispensable party not subject to the jurisdiction of such court (and the indispensable party does not consent to the personal jurisdiction of such court within ten (10) days following such determination), (ii) which is vested in the exclusive jurisdiction of a court or forum other than such court or (iii) for which such court does not have subject matter jurisdiction. In no event, however, shall the Court of Chancery, under our by-laws, constitute an exclusive forum for actions, including derivative actions arising under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, thereby allowing any such actions to be filed in any court having jurisdiction. Our by-laws further provide that if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for the matters specified above.

These exclusive-forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, employees, or agents, which may discourage lawsuits against us or our directors, officers, employees, or agent. If a court were to find either exclusive-forum provision in our certificate of incorporation or By-laws to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving the dispute in other jurisdictions, which could seriously harm our business.

COMPARATIVE SHARE INFORMATION

The following table sets forth historical comparative share information for Mycotopia and Ei. on a stand-alone basis and unaudited pro forma combined share information for the six months ended June 30, 2022 and the year ended December 31, 2021, after giving effect to the mergers.

You should read the information in the following table in conjunction with the selected historical financial information included elsewhere in this proxy statement/prospectus, and the historical financial statements of Mycotopia and Ei. and related notes that are included elsewhere in this proxy statement/prospectus. The unaudited pro forma combined share information is derived from, and should be read in conjunction with, the unaudited pro forma combined financial statements and related notes included elsewhere in this proxy statement/prospectus.

The unaudited pro forma combined share information below does not purport to represent what the actual results of operations or the earnings per share would have been had the companies been combined during the periods presented, nor to project PSLY results of operations or earnings per share for any future date or period. The unaudited pro forma combined stockholders’ equity per share information below does not purport to represent what the value of Mycotopia and Ei. would have been had the companies been combined during the periods presented.

	As of June 30, 2022	As of December 31, 2021
Book Value Per Share
Ei. – Historical	$0.11	$(0.06)
Mycotopia Historical	$0.02	$0.02
PSLY/Ei./Mycotopia – Pro Forma Combined	$0.26	$(0.04)

	For the Six months Ended June 30, 2022	For the Year Ended December 31, 2021
Loss Per Common Share/Unit – Basic and Diluted
Ei. – Historical	$(0.17)	$(0.15)
Mycotopia Historical	$(0.10)	$(0.21)
PSLY/Ei./Mycotopia – Pro Forma Combined	$(0.16)	$(0.18)

MARKET PRICE AND DIVIDEND INFORMATION

MYCOTOPIA

Market Information

Mycotopia common stock is quoted on the Pink tier of the OTC Markets, Inc. under the symbol “TPIA”. Mycotopia stock has been thinly traded on the Pink Open Market and there can be no assurance that a liquid market for Mycotopia common stock will ever develop. The table below includes activity from the fiscal years ended December 31, 2021 and 2020 and for the third quarter of 2022 to date:

2022

	High	Low
3rd Quarter (through August 22, 2022)	$0.67	$0.17
2nd Quarter Ended June 30, 2022	$2.90	$0.34
1st Quarter Ended March 31, 2022	$3.30	$2.10

2021

	High	Low
4th Quarter Ended December 31, 2021	$5.23	$1.50
3rd Quarter Ended September 30, 2021	$2.98	$1.57
2nd Quarter Ended June 30, 2021	$5.00	$1.54
1st Quarter Ended March 31, 2021	$9.00	$1.14

2020

	High	Low
4th Quarter Ended December 31, 2020	$0.9999	$0.05
3rd Quarter Ended September 30, 2020	$0.05	$0.05
2nd Quarter Ended June 30, 2020	$0.15	$0.05
1st Quarter Ended March 31, 2020	$0.168	$0.10

Holders

As of August 22, 2022, Mycotopia had 116 holders of record and 14,440,660 shares of common stock issued and outstanding.

Transfer Agent and Registrar

Colonial Stock Transfer Co., Inc.

7840 S. 700 E

Salt Lake City, UT 84070

Dividend Policy

Holders of shares of common stock are entitled to receive dividends for our common stock when, as, and if declared by the board of directors out of funds legally available therefor. We have not paid any dividends on our common stock and intend to retain earnings, if any, to finance the development and expansion of our business. Future dividend policy is subject to the discretion of the board of directors and will depend upon a number of factors, including future revenues, capital requirements, overall financial condition, and such other factors as our board of directors deems relevant.

EI.VENTURES, INC.

Historical market price information for Ei.’s common stock is not provided because there is no public market for Ei.’s common stock. For information regarding Ei.’s liquidity and capital resources, see “Ei.’s Management’s Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources.”

INFORMATION ABOUT THE PARTIES

Mycotopia Therapies Inc.

Mycotopia Therapies, Inc.

18851 NE 29th Ave. Suite 700

Aventura, FL 33180

(954) 233-3511

Mycotopia promotes the study of psychedelics for the treatment of mental health issues and supports the creation of both natural and synthetic molecules for the development of appropriate treatments. Through its investment in “Psychedelitech,” it sponsors conferences regarding the legal psychedelics industry. Mycotopia also intends to deploy technology from its parent company, Ehave, Inc., in the collection of research and clinical data to further the study of the effects of psychedelics in the treatment of mental health issues.

Mycotopia common stock is quoted on the OTC Pink Open Market under the symbol “TPIA.”

Ei.Ventures, Inc.

Ei.Ventures, Inc.

1215 South Kihei Road

Suite O PMB 424

Kihei, Hawaii 96753

Telephone: (808) 213-8191

Ei. is a start-up company formed in May 2019 with the ambition of being at the forefront of new industries and technologies. Ei. is engaging in developing innovative psychoactive therapeutic compounds and delivery systems that address global mental healthcare needs, as well as non-psychoactive nutritional supplements.

PSLY Inc.

PSLY.com, Inc.

1215 South Kihei Road

Suite O PMB 424

Kihei, Hawaii 96753

Telephone: (808) 500-5779

PSLY is a Delaware corporation formed by Ei. on March 21, 2022 for the purpose of becoming the parent company of Ei. and Mycotopia by merging each into a newly formed, wholly owned subsidiary. To date, PSLY has not conducted any activities other than those incidental to its formation and the matters contemplated by the Merger Agreement in connection with the Merger transactions, described in more detail beginning on page [__].

PSLY has applied to have its common stock listed on the NASDAQ Capital Market under the symbol “PSLY”. The business of PSLY will be the combined businesses currently conducted by Ei. and Mycotopia.

THE MERGER

The following is a discussion of the merger and the material terms of the merger agreement relating to the Mycotopia merger. We recommend that you read carefully the merger agreement in its entirety, a copy of which is attached as Appendix A to this proxy statement/prospectus. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. This section is not intended to provide you with any factual information about PSLY, Ei. or Mycotopia. Such information can be found elsewhere in this proxy statement/prospectus and in the public filings Mycotopia makes with the SEC, as described in the section entitled “WHERE YOU CAN FIND MORE INFORMATION” beginning on page [__].

Terms of the Merger

The Merger

Upon the terms and conditions set forth in the merger agreement, Merger Sub E will merge with and into Ei., with Ei. surviving the merger as a wholly owned subsidiary of PSLY. The merger of Merger Sub E and Ei. is referred to herein as the Ei. merger.

Upon the terms and conditions set forth in the merger agreement, Merger Sub M will merge with and into Mycotopia, with Mycotopia surviving the merger as a wholly owned subsidiary of PSLY. The merger of Merger Sub M and Mycotopia is referred to herein as the Mycotopia merger.

Terms of the Merger

Each of the Ei. board of directors and the Mycotopia board of directors has approved the merger agreement, which provides for the Ei. merger and the Mycotopia merger. Ei. and Mycotopia will be the surviving entities in the mergers; however, at that time, they will both be wholly-owned subsidiaries of PSLY.

The certificate of incorporation and bylaws of Ei. will be amended and restated effective at the time of the Ei. merger and will thereafter be the certificate of incorporation and bylaws of the surviving corporation of the Ei. merger.

The certificate of incorporation and bylaws of Mycotopia will be amended and restated effective at the time of the Mycotopia merger and will thereafter be the certificate of incorporation and bylaws of the surviving corporation of the Mycotopia merger.

Exchange Ratios of Common Stock

At the effective time, each share Ei. common stock will be converted into the right to receive a number of shares of PSLY common stock equal to (i) the sum of $360,000,000 plus the amount of funds raised by Ei. under its Regulation A offering since December 6, 2021 and under its Regulation D offering since March 28, 2022 (ii) divided by $1.56, the result of which is divided by (iii) the product of the total number of shares of EI common stock then issued and outstanding times four. We refer to the result produced by this calculation as the Ei. exchange ratio. As of the date hereof, that calculation would result in each share of Ei. common stock being converted into 0.89274 validly issued, fully paid and non-assessable shares of PSLY common stock. At the effective time, each share of Ei. common stock that is owned directly by PSLY or Merger Sub E or held in Ei.’s treasury will automatically be canceled and cease to exist, and no consideration will be paid in exchange therefor.

At the effective time, each share of Mycotopia common stock will be converted into the right to receive 0.25 validly issued, fully paid and non-assessable share of PSLY common stock, which we refer to as the Mycotopia exchange ratio. At the effective time, each share of Mycotopia common stock that is owned directly by PSLY or Merger Sub M or held in Mycotopia’s treasury will automatically be canceled and cease to exist, and no consideration will be paid in exchange therefor.

At the effective time of the mergers, Ei. shareholders will own approximately 59.5 million shares issued and outstanding of PSLY and Mycotopia shareholders will own approximately 4.3 million shares issued and outstanding of PSLY. In addition, Ei. shareholders will hold approximately 4.7 million options outstanding of PSLY and Mycotopia will hold approximately 2.8 million of warrants or convertible notes.

Treatment of Equity Awards

By virtue of the Ei. merger and without any action on the part of the holders thereof, each (i) Ei. stock option issued on or before September 11, 2020, whether vested or unvested, that is outstanding and unexercised as of immediately prior to the effective time of the Ei. merger will, as of such effective time, be converted into an option to acquire, on the same terms and conditions (including with respect to exercisability and the ability to pay the exercise price and satisfy applicable tax or other withholding obligations by reduction of the amount of shares otherwise deliverable) as were applicable to such Ei. stock option immediately prior to such effective time except the vesting of such Ei. stock options will be accelerated, and (ii) Ei. stock option issued on or after September 12, 2020, whether vested or unvested, that is outstanding and unexercised as of immediately prior to the effective time of the Ei. merger will, as of such effective time, be converted into an option to acquire, on the same terms and conditions (including with respect to vesting, exercisability and the ability to pay the exercise price and satisfy applicable tax or other withholding obligations by reduction of the amount of shares otherwise deliverable) as were applicable to such Ei. stock option immediately prior to such effective time, the number of shares of PSLY common stock (rounded, if necessary, up to the nearest whole share) determined by multiplying the number of shares of Ei. common stock subject to such Ei. stock option as of immediately prior to the effective time of the Ei. merger by the Ei. exchange ratio, at an exercise price per share of PSLY common stock (rounded, if necessary, up to the nearest one-tenth of one cent) equal to the exercise price per share of Ei. common stock under such Ei. stock option divided by the Ei. exchange ratio, in all cases in a manner that is consistent with Sections 424(a) and Section 409A of the Internal Revenue Code and the respective regulations promulgated thereunder.

By virtue of the Mycotopia merger and without any action on the part of the holders thereof, each warrant issued by Mycotopia, whether vested or unvested, that is outstanding and unexercised as of immediately prior to the effective time of the Mycotopia merger shall, as of the effective time of the Mycotopia merger, shall be converted into a warrant to acquire, on the same terms and conditions (including with respect to exercisability and the ability to pay the exercise price and satisfy applicable tax or other withholding obligations by reduction of the amount of shares otherwise deliverable) as were applicable to such Mycotopia warrant immediately prior to the effective time of the Mycotopia merger, the number of shares of PSLY common stock (rounded, if necessary, up to the nearest whole share) determined by multiplying the number of shares of Mycotopia common stock subject to such Mycotopia warrant as of immediately prior to the effective time of the Mycotopia merger by the Mycotopia exchange ratio, at an exercise price per share of PSLY common stock (rounded, if necessary, up to the nearest one-tenth of one cent) equal to the exercise price per share of Mycotopia common stock under such Mycotopia warrant divided by the Mycotopia exchange ratio.

Background of the Transaction and Merger

The following chronology summarizes the key meetings and events that led to the signing of the merger agreement. The following chronology does not purport to catalogue every conversation among members of the Ei. board, Mycotopia board, members of Ei.’s and Mycotopia’s management, or Ei.’s and Mycotopia’s representatives and other parties.

The board of directors and management of Mycotopia regularly review Mycotopia’s future prospects for earnings and asset growth as well as the implementation and viability of Mycotopia’s strategic initiatives. From time to time, the board of directors and management of Mycotopia review and discuss Mycotopia’s long-term objectives and consider ways to enhance shareholder value and performance of the organization. This strategic planning exercise generally has included an evaluation of the merits and drawbacks of (a) continuing to operate as an independent company, (b) continued expansion through organic growth and the strategic acquisition of other companies, and (c) entering into a strategic merger with another company. These reviews and strategic discussions have focused on, among other things, prospects and developments in Mycotopia’s business, including Mycotopia’s ability to increase capital to support operations and growth. Management of Mycotopia has also engaged in, from time to time and as part of its growth strategy, discussions with executives of other institutions in the psychedelic regulated drug development industry, including with respect to potential strategic transactions to enhance shareholder value, liquidity and return on investment.

In August of 2021, Ei. management, David Nikzad, Chief Executive Officer, and Jason Hobson, Chief Operating Officer of Ei., were introduced to representatives of Mycotopia to discuss potential business combination opportunities. As part of these preliminary discussions with Mycotopia, Mr. Nikzad expressed Ei.’s potential interest in establishing relationships with potential strategic merger partners. Mycotopia’s Chief Executive Officer, Benjamin Kaplan, expressed Mycotopia’s interest in pursuing strategic discussions that could lead to growth opportunities for Mycotopia’s business and enhanced liquidity opportunities for Mycotopia’s shareholders.

Mycotopia and Ei. signed a mutual nondisclosure agreement to allow them to share information and evaluate the potential synergies of a strategic combination.

Throughout September, October, and the first half of November of 2021, Ei. management met several times with Mycotopia management to discuss market conditions, potential synergies, the terms of a potential transaction and diligence requests. During these meetings, the management teams of Ei. and Mycotopia discussed their recent performance, business plans, and outlook for the future.

The discussion between Mycotopia and Ei. focused on product development, intellectual property, the prospects for the psychedelic regulated drug industry, the need to raise additional capital, and strategies for enhancing shareholder value for both entities.

Based on these discussions and after review by the senior executives of each of Mycotopia and Ei. and their respective boards, Mycotopia sent Ei an initial letter of intent, regarding a possible business combination. The parties negotiated the terms of the LOI, including the implied equity value of Ei. and the date on which Mycotopia’s shares would be valued by the market for purposes of the business combination.

Ei. and Mycotopia executed an initial letter of intent on November 19, 2021 with an 11-day exclusivity provision.

Mycotopia’s outside counsel, Jonathan Leinwand, began working on a draft merger agreement and continued his due diligence investigation of Ei. On or about November 21, 2021, Ei. engaged Potomac Law Group PLLC (“PLG”), its outside counsel, to assist with the merger agreement and conducting legal due diligence of Mycotopia.

On November 24, 2021, Mr. Leinwand delivered a first draft of the merger agreement to Ei. and PLG. The initial structure of the merger agreement contemplated Mycotopia acquiring Ei. in an all-stock transaction. This transaction would have resulted in Mycotopia owning all of Ei., but the Ei. stockholders owning over 75% of the issued and outstanding shares of common stock of Mycotopia, based on the agreed valuation for Ei. and the then current market value of Mycotopia shares.

After receipt of the draft merger agreement, Ei. management reviewed and discussed it with PLG over the following week. After circulating initial comments to Ei. management and further discussing the merger agreement, PLG sent a revised draft of the merger agreement to Mr. Leinwand on December 3, 2021.

Over the next several days, the parties discussed the timing of the transaction. Ei. was in the midst of an offering of its common stock under Regulation A of the federal securities laws. The offering was going well and Ei. decided it wanted to continue raising additional capital under the Regulation A offering. Based on this, the parties amended the LOI on December 6 to extend the termination date and exclusivity period to December 22, 2021.

In connection with the amendment of the LOI, the parties filed a press release on December 7, 2021 disclosing the amended LOI. The amended LOI provided that the valuation of Mycotopia’s shares for purposes of the merger agreement would be fixed at the value on the trading day prior to the press release, which was $1.56 per share.

Over the next several weeks, the parties decided to suspend efforts to finalize and sign the merger agreement until after Ei. completed its Regulation A offering. Ei.’s Regulation A offering terminated on March 22, 2022.

Between December of 2021 and March of 2022, the parties decided to modify the structure of the proposed merger transaction. The parties decided to create a new entity, PSLY, which would become the parent of both Ei. and Mycotopia in all stock merger transactions. Upon completion of the mergers, PSLY would own 100% of each of Ei. and Mycotopia. The economics of the exchange ratios remained the same as contemplated by the amended LOI.

On March 22, 2022, PLG distributed a revised draft of the merger agreement reflecting the new structure to Jonathan Leinwand. Mr. Leinwand and PLG discussed the revised draft and confirmed that the key economic terms were satisfactory, subject to completion of legal diligence and the related disclosure schedules.

Following the agreement in principal of the key economic terms between Mycotopia and Ei., the parties discussed the current consulting agreement between Mycotopia and its CEO, Benjamin Kaplan. The parties agreed that current board agreements and consulting agreements of Mycotopia should all be terminated as a condition to closing of the merger transactions.

The parties are discussing arrangements for board compensation and a new consulting role for Mr. Kaplan in connection with the combined companies operating under PSLY following the completion of the mergers. However, as of the date hereof, the proposed consulting agreement and board compensation terms with Mr. Kaplan have not been finalized.

Between the end of March, 2022 and the second week of May 2022, the parties spent time completing their respective legal due diligence reviews and preparing their related confirmatory disclosure schedules. The parties exchanged revised versions of the merger agreement, but the fundamental economic provisions remained unchanged.

In the second week of May, the parties communicated their satisfaction with the terms of the merger agreement and the results of their diligence reviews. The board of directors of each of Mycotopia and Ei. completed a final review and analysis of the terms of the merger agreement from May 15th through May 17th.  Each board determined that the transaction was in the best interest of its corporation and its stockholders and entered into a unanimous written consent to such effect authorizing their respective officers to enter into the merger agreement and recommending it to its stockholders for approval at meetings to be scheduled for purposes of obtaining the requisite stockholder approval.

The parties entered into the merger agreement on dated as of May 17, 2022.  On May 19, 2022, the parties issued a joint press release publicly announcing the merger agreement.

Recommendation of the Mycotopia Board of Directors and Reasons for Approval of the Merger

After careful consideration, Mycotopia’s board of directors recommends that Mycotopia stockholders vote “FOR” each proposal being submitted to a vote of Mycotopia’s stockholders at the special meeting.

Mycotopia’s board of directors considered a wide variety of factors in connection with its evaluation of the merger. In light of the complexity of those factors, Mycotopia’s board of directors, as a whole, did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it took into account in reaching its decision. Individual members of Mycotopia’s board of directors may have given different weight to different factors. Mycotopia board of directors’ reasons for approval of the merger, and all other information presented in this section, is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Note Regarding Forward-Looking Statements.”

Before reaching its decision, Mycotopia’s board of directors reviewed the results of due diligence conducted by Mycotopia’s management, together with its advisors, which included, among other things:

•extensive meetings with Ei.’s and PSLY’s management team regarding operations and forecasts;

•research on the use of non-traditional psychoactive compounds for the treatment of mental health issues, including historical growth trends and market share information as well as end-market size and growth projections;

•consultation with Mycotopia’s management and legal and financial advisors;

•review of current and forecasted industry and market conditions;

•our own financial and valuation analysis of Ei. and PSLY and the merger and opportunities for the combined companies;

•Ei.’s audited and unaudited financial statements; and

•A review of the information filed by Ei. with the Securities and Exchange Commission.

In considering the merger, Mycotopia’s board of directors considered the following positive factors, although not weighted or in any order of significance:

•Capitalization. Ei.’s cash on hand and ability to raise money through the capital markets as evidenced by their successful Regulation A Offering.

•Proven Existing Management Team. E.i and PSLY have an experienced management team with a proven track record of operational excellence. We are confident in the management team’s deep industry knowledge and strategic vision and believe that the Mycotopia and E.i/PSLY.com teams will form a collaborative and effective long-term partnership that is positioned to create and enhance stockholder value going forward.

•Compelling Financial Metrics and Valuation. The proposed pro forma balance sheet of the combined companies shows a strong cash position that will allow for the realization of proposed business initiatives. Additionally, Ei. was able to raise capital at a strong valuation of $360 million.

•Terms of the Merger Agreement. Our board of directors reviewed the financial and other terms and conditions of the merger agreement and determined that they were reasonable and were the product of arm’s-length negotiations among the parties.

•Stockholder Approval. Our board of directors considered that the majority owner of Mycotopia, Ehave Inc., was in favor of the transaction as proposed.

Other Alternatives. Our board of directors’ belief is that the merger represents the best potential business combination for Mycotopia based upon the process utilized to evaluate and assess other potential acquisition targets, and our board of directors’ and management’s belief that such processes had not presented a better alternative.

In the course of its deliberations, our board of directors also considered a variety of uncertainties, risks and other potentially negative factors relevant to the transaction, including, among others, the following:

•The risk relating to the uncertainty with respect to the prospects for Ei. and PSLY.

•The risks relating to the current market conditions related to companies in the psychedelics market

•The risk that investments in the metaverse are highly speculative.

•The risks relating to Ei.’s and PSLY’s ability to execute its business model.

•The risks relating to Ei.’s status as an early-stage company with a history of operating losses.

•The risks posed by the fact that there is no PIPE as part of the merger, since public investors often rely on PIPE investors for third-party validation of the valuation of a transaction.

•The risks associated with macroeconomic uncertainty.

•The risk that Ei. might not able to protect its trade secrets or maintain its trademarks, patents and other intellectual property consistent with historical practice.

•The risk that key employees of Ei. might not remain with Ei. following the closing.

•The possibility of litigation challenging the merger.

•The challenge of attracting and retaining senior management personnel.

•The significant fees and expenses associated with completing the merger and related transactions and the substantial time and effort of management required to complete the merger.

•The other risks described in the section entitled “Risk Factors.”

After considering the foregoing potentially negative and potentially positive reasons, our board of directors concluded, in its business judgment, that the potentially positive reasons for consummating the merger outweighed the factors for not consummating the merger. In connection with its deliberations, our board of directors did not consider the fairness of the consideration to be paid by Mycotopia in the merger to any person other than Mycotopia.

Management and Board of Directors of PSLY After the Transaction

Immediately after consummation of the Mergers, PSLY’s board of directors will consist of six directors, including David Nikzad, Jason Hobson, Benjamin Kaplan, and the following independent directors Eric Baum, Mark Croskery Matthew Thelan.

In addition, immediately after consummation of the Mergers, David Nikzad, Chief Executive Officer of Ei., will be Chief Executive Officer of PSLY, Jason Hobson, Treasurer and Secretary of Ei., will be Treasurer and Secretary of PSLY, and Meghan Brennan will be General Counsel of PSLY.

Interest of Mycotopia Directors and Executive Officers in the Merger

Interest of Mycotopia’s Directors.

Upon consummation of the Transaction the current agreements with Mycotopia’s directors will terminate. As of the date of this Proxy Statement/Registration Statement, PSLY has not entered into any agreement with either director of Mycotopia to be a director of the post-transaction company. The current agreements with the directors will be paid through the date of the Transaction.

Interest of Mycotopia’s Officers.

Mycotopia shareholders should be aware that Benjamin Kaplan, Chief Executive Officer of Mycotopia, may have interests in the transactions that are different from, or are in addition to, the interests of Mycotopia shareholders generally. Mycotopia’s Board of Directors was aware of these interests during its deliberations on the merits of the transactions (to the extent such interests existed at such time) and in deciding to recommend that the Mycotopia shareholders vote for the approval of the Transaction and related proposals. Mr. Kaplan has not entered into an agreement to serve as an officer of PSLY or its subsidiaries following the Transaction, though he remains in discussions to have a post-Transaction role.

Interests of Mr. Kaplan.

Mr. Kaplan is the CEO of Mycotopia Therapies and of Ehave, Inc., the majority shareholder of Mycotopia Therapies. Pursuant to Mr. Kaplan’s agreement with Mycotopia, upon consummation of the Transaction, Mr. Kaplan would be entitled to a bonus equal to 5% of the transaction value with respect to Mycotopia. However, Mr. Kaplan has agreed to terminate his agreement with Mycotopia and forgo the bonus set forth therein. Mr. Kaplan, may, however, be awarded a bonus by PSLY following the transaction. Additionally, Mr. Kaplan may be entitled to additional compensation from Ehave upon the consummation of the Transaction.

Interest of Certain Persons in Matters to be Voted Upon

The following table sets forth certain information as of the record date about outstanding common shares and warrants held by the officers and directors of Mycotopia. In the merger, all of the common shares and warrants will be converted into PSLY.com common stock. The following chart shows the options held by Mycotopia’s executive officers, including Mycotopia’s named executive officers:

Name	Mycotopia Common Shares	Warrants to Acquire Mycotopia Common Shares
Benjamin Kaplan	250,000	Warrant for 824,341 Mycotopia Common Shares(1)
Mark Croskery	16,912	-

(1)Mr. Kaplan is also the owner of 17,705,121 (approximately 6%) shares of Ehave, Inc., the controlling shareholder of Mycotopia.

The members of the Mycotopia board of directors were informed of the material elements of these additional interests and considered them when they approved the merger agreement.

Exchange of Shares for Merger Consideration

Colonial Stock Transfer and Trust will act as exchange agent in the merger and in that role will process the exchange of Mycotopia stock certificates for PSLY common stock. Do not forward your Mycotopia stock certificates with your proxy card.

Deposit with Exchange Agent. At the effective time, for the benefit of the holders of Mycotopia stock certificates and/or book-entry shares, PSLY will deliver to the exchange agent, to be given to the holders of Mycotopia common stock in exchange for their certificates and book-entry shares as provided for in the merger agreement, evidence of shares in book entry form, representing the number of whole shares of PSLY common stock issuable to the holders of Mycotopia common stock as the merger consideration. The exchange agent will not be entitled to vote or exercise any rights of ownership with respect to the shares of PSLY common stock held by it from time to time hereunder, except that it will receive and hold all dividends or other distributions paid or distributed with respect to such shares of PSLY common stock for the account of the persons entitled thereto.

Mailing of Transmittal Material. As promptly as practicable, but in no event later than five (5) business days prior to the effective time, Mycotopia will deliver, or cause to be delivered, to the exchange agent all information which is reasonably necessary for the exchange agent to perform its obligations as specified herein. As promptly as practicable after the effective time, but in no event later than three (3) business days following the effective time, PSLY will cause the exchange agent to mail and otherwise make available to each holder of record of Mycotopia common stock, a notice and a form of letter of transmittal, in a form reasonably acceptable to Mycotopia (which will specify that delivery will be effected, and risk of loss and title to such certificate(s) theretofore representing shares of Mycotopia common stock will pass, only upon proper delivery of such certificate(s) to the exchange agent or transfer of book-entry shares to the exchange agent), advising such holder of the effectiveness of the merger and the instructions and procedure for surrendering to the exchange agent such certificate(s) or book-entry shares in exchange for book-entry shares representing the number of whole shares of PSLY common stock which the shares of Mycotopia common stock represented by such certificate(s) or book-entry shares will have been converted into the right to receive pursuant to the merger agreement as well as any dividends or distributions to be paid in respect of such shares pursuant to the merger agreement. A letter of transmittal will be properly completed only if accompanied by a certificate or certificates or instructions to transfer book-entry shares representing all shares of Mycotopia common stock covered thereby, subject to the provisions below – “Exchange Agent Deliveries”.

Issued Shares. All shares of PSLY common stock to be issued pursuant to the merger will be deemed issued and outstanding as of the effective time and whenever a dividend or other distribution is declared by PSLY in respect of the PSLY common stock, the record date for which is at or after the effective time, that declaration will include dividends or other distributions in respect of all shares of PSLY common stock issuable pursuant to the merger agreement. No dividends or other distributions in respect of the PSLY common stock will be paid to any holder of any unsurrendered certificate or book-entry shares until such certificate (or affidavits of loss in lieu of the certificate as provided below – “Lost or Destroyed certificates; Issuances of PSLY Common Stock in New Names) or book-entry shares are surrendered for exchange in accordance with the merger agreement. Subject to the effect of applicable laws, following the surrender of any such certificate (or affidavits of loss in lieu of the certificate as provided – “Lost or Destroyed certificates; Issuances of PSLY Common Stock in New Names) or book-entry shares, there will be issued and/or paid to the holder of the book-entry shares representing whole shares of PSLY common stock issued in exchange therefor, without interest, (A) at the time of such surrender, any unpaid dividends or other distributions with a record date at or after the effective time theretofore payable with respect to such whole shares of PSLY common stock and (B) at the appropriate payment date, the dividends or other distributions payable with respect to such whole shares of PSLY common stock with a record date at or after the effective time but with a payment date subsequent to surrender.

Exchange Agent Deliveries. Each holder of an outstanding certificate or certificates or book-entry shares who has surrendered such certificate or certificates or book-entry shares to the exchange agent will, upon acceptance thereof by the exchange agent, be entitled to evidence of issuance in book entry form, the number of whole shares of PSLY common stock into which the aggregate number of shares of Mycotopia common stock previously represented by such certificate or certificates or book-entry shares surrendered will have been converted pursuant to the merger agreement and any other distribution theretofore paid with respect to PSLY common stock issuable in the merger, in each case, without interest. The exchange agent will accept such certificates or book-entry shares upon compliance with such reasonable terms and conditions as the exchange agent may impose consistent with the notice and form of letter of transmittal to effect an orderly exchange thereof in accordance with normal exchange practices.

Each outstanding certificate or book-entry share which prior to the effective time represented Mycotopia common stock and which is not surrendered to the exchange agent in accordance with the procedures provided for herein will, except as otherwise herein provided, until duly surrendered to the exchange agent, be deemed to evidence ownership of the number of shares of PSLY common stock into which such Mycotopia common stock will have been converted. After the effective time, there will be no further transfer on the records of Mycotopia of certificates or book-entry shares representing shares of Mycotopia common stock and, if such certificates or book-entry shares are presented to Mycotopia for transfer, they will be cancelled against delivery of book entry shares representing PSLY common stock as hereinabove provided.

Lost or Destroyed certificates; Issuances of PSLY Common Stock in New Names. The exchange agent will not be obligated to deliver book-entry shares representing shares of PSLY common stock to which a holder of Mycotopia common stock would otherwise be entitled as a result of the merger until such holder surrenders the certificate or certificates representing the shares of Mycotopia common stock for exchange as provided in the merger agreement, or, in default thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond in an amount as may be reasonably required in each case by PSLY. If any book entry shares of PSLY common stock are to be issued in a name other than that in which the certificate evidencing Mycotopia common stock surrendered in exchange therefore is registered, it will be a condition of the issuance thereof that the certificate so surrendered will be properly endorsed or accompanied by an executed form of assignment separate from the certificate and otherwise in proper form for transfer and that the person requesting such exchange pay to the exchange agent any transfer or other tax required by reason of the issuance of book entry shares of PSLY common stock in any name other than that of the registered holder of the certificate or book-entry shares surrendered or otherwise establish to the satisfaction of the exchange agent that such Tax has been paid or is not payable.

Unclaimed merger consideration. The exchange of shares of Mycotopia common stock for the merger consideration as provided in the merger agreement will be administered by the exchange agent until such time as any unclaimed portion thereof is required to be delivered to a public official pursuant to applicable abandoned property, escheat or similar laws. Neither the exchange agent nor any party to the merger agreement will be liable to any holder of stock represented by any certificate or book-entry share for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. The exchange agent will be entitled to rely upon the stock transfer books of Mycotopia to establish the identity of those persons entitled to receive the consideration specified in the merger agreement, which books will be conclusive (absent manifest error) with respect thereto. In the event of a dispute with respect to ownership of stock represented by any certificate or book-entry share, the exchange agent will be entitled to deposit any consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

No Fractional Shares. No fraction of a share of PSLY common stock will be issued by virtue of the merger, but in lieu thereof, each holder of Mycotopia common stock who would otherwise be entitled to a fraction of a share of PSLY common stock (after aggregating all fractional shares of PSLY common stock that otherwise would be received by such holder) will be automatically converted into the right to receive one full additional share of PSLY common stock.

Withholding Rights. PSLY (through the exchange agent, if applicable) will be entitled to deduct and withhold from any amounts otherwise payable pursuant to the merger agreement to any holder of shares of Mycotopia common stock or Mycotopia stock awards such amounts as PSLY reasonably determines is required under the Internal Revenue Code or any state, local or foreign tax law or regulation thereunder to deduct and withhold with respect to the making of such payment, and to collect any necessary tax forms or other necessary information. Any amounts so withheld will be treated for all purposes of the merger agreement as having been paid to the holder of Mycotopia common stock or Mycotopia stock award, as applicable, in respect of which such deduction and withholding was made by PSLY.

Appraisal Rights

Mycotopia stockholders are entitled to appraisal rights in connection with the merger under Chapter 92A (Section 300 through 500 inclusive) of the Nevada Revised Statutes, a copy of which is attached hereto as Appendix B, and the section titled “APPRAISAL RIGHTS OF MYCOTOPIA STOCKHOLDERS” in this proxy statement/prospectus.

Public Trading Markets

Mycotopia’s common stock currently trades on the OTC Markets Pink Open Market under the symbol “TPIA”. Following the merger, Mycotopia stock will not be listed.

PSLY’s common stock currently is not listed; however, a condition to the effectiveness of the merger is that PSLY’s common stock be approved for listing on the Nasdaq Capital Market, subject to official notice of issuance. PSLY has applied to have its shares of common stock listed on the Nasdaq Capital Market under the symbol “PSLY.”

Voting Agreements

Concurrent with the execution and delivery of the Merger Agreement, certain significant Mycotopia stockholders and certain significant Ei. stockholders (which we refer to as supporting stockholders) entered into voting agreements with PSLY. The supporting Mycotopia stockholders beneficially own approximately 69.1% of the issued and outstanding shares of Mycotopia common stock. The supporting Ei. stockholder beneficially owns approximately 92% of the issued and outstanding shares of Ei. common stock.

Pursuant to the voting agreements, each supporting stockholder has agreed, among other things to, vote or cause to be voted the shares owned by such supporting stockholder in favor of (i) the adoption of the Merger Agreement and approval of the applicable Merger and (b) against (i) any action or proposal that would constitute a breach in any respect of any covenant, representation or warranty under the Merger Agreement or of such supporting stockholder under the applicable voting agreement, or that reasonably would be expected to prevent, impede, frustrate, interfere with, delay, postpone or adversely affect the contemplated Mergers, (ii) any alternative proposal or any proposal relating to an alternative proposal, or (iii) any proposal in opposition to approval of the Merger Agreement or in competition with or materially inconsistent with the Merger Agreement. See “THE MERGER AGREEMENT – Voting and Support Agreements.”

Accounting Treatment

While PSLY will be the legal acquirer, the merger will be accounted for as a reverse acquisition using the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) Topic 805, “Business Combinations” (“ASC 805”). Ei. will be deemed the accounting acquirer in the business combination for accounting purposes and Mycotopia will be treated as the acquiree, based on a number of factors considered at the time of preparation of this proxy statement/prospectus, including control over the post-merger company as evidenced by the composition of executive management and the board of directors as well as the relative equity ownership after the closing of the business combination. The application of acquisition accounting of is dependent upon the working capital positions at the closing of the business combination, is dependent on other factors such as the share price of Mycotopia immediately prior to the closing of the merger and is dependent on certain valuations and other studies that have yet to progress to a stage where there is sufficient information for a definitive measurement. The combined company will complete the valuations and other studies upon completion of the business combination and will finalize the purchase price allocation as soon as practicable within the measurement period. Consolidated financial statements of PSLY issued after the consummation of the merger will reflect such values. In addition, costs incurred in connection with the business combination will be expensed as incurred unless related to the equity issuance. The operating results of Mycotopia will be included in PSLY’s consolidated financial statements from the date the merger is consummated and forward.

Resale of PSLY Common Stock

The shares of PSLY common stock to be issued to stockholders of Mycotopia under the merger agreement have been registered under the Securities Act of 1933 and may be freely traded without restriction by holders, including holders who were affiliates of Mycotopia on the date of the special meeting (except for such holders who become affiliates of PSLY as of the effective time of the merger via their appointment to the board of directors of PSLY or otherwise).

THE MERGER AGREEMENT

The following is a summary of the material terms and conditions of the merger agreement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. This summary is qualified in its entirety by reference to the merger agreement, a copy of which is attached as Appendix A to, and incorporated by reference into, this proxy statement/prospectus. The rights and obligations of the parties are governed by the express terms and conditions of the merger agreement and not by this summary or any other information contained in this proxy statement/prospectus. We recommend that you read the merger agreement carefully and in its entirety before making any decisions regarding the merger.

The Mergers

Upon the terms and conditions set forth in the merger agreement, Merger Sub E will merge with and into Ei., with Ei. surviving the merger as a wholly owned subsidiary of PSLY. The merger of Merger Sub E and Ei. is referred to herein as the Ei. merger.

Upon the terms and conditions set forth in the merger agreement, Merger Sub M will merge with and into Mycotopia, with Mycotopia surviving the merger as a wholly owned subsidiary of PSLY. The merger of Merger Sub M and Mycotopia is referred to herein as the Mycotopia merger.

Closing

The closing of the mergers will take place at 10:00 a.m., New York City time, as soon as practicable (and, in any event, within two business days) after satisfaction or waiver of all conditions to be satisfied at or prior to the closing, unless the merger agreement has been terminated pursuant to its terms or unless another time or date is agreed to in writing by the parties. The closing will be held at the offices of Potomac Law Group, PLLC or as otherwise may be agreed to in writing by the parties. The date on which the closing occurs is referred to herein as the closing date.

Effective Time

Subject to the provisions of the merger agreement, as soon as practicable on the closing date, the parties will cause the Ei. merger to be consummated by filing with the Secretary of State of the State of Delaware a certificate of merger with respect to the merger, duly executed and completed in accordance with the relevant provisions of the Delaware General Corporation Law (“DGCL”), and will make all other filings or recordings required under the DGCL.

Subject to the provisions of the merger agreement, as soon as practicable on the closing date, the parties will cause the Mycotopia merger to be consummated by filing with the Secretary of State of the State of Nevada a certificate of merger with respect to the merger, duly executed and completed in accordance with the relevant provisions of the Nevada Revised Statutes (“NML”), and will make all other filings or recordings required under the NML.

The mergers will become effective concurrently. We refer to the time at which the mergers becomes effective as the effective time.

Terms of the Mergers

Each of the Ei. board of directors and the Mycotopia board of directors has approved the merger agreement, which provides for the Ei. merger and the Mycotopia merger. Ei. and Mycotopia will be the surviving entities in the mergers; however, at that time, they will both be wholly-owned subsidiaries of PSLY.

The certificate of incorporation and bylaws of Ei. will be amended and restated effective at the time of the Ei. merger and will thereafter be the certificate of incorporation and bylaws of the surviving corporation of the Ei. merger.

The certificate of incorporation and bylaws of Mycotopia will be amended and restated effective at the time of the Mycotopia merger and will thereafter be the certificate of incorporation and bylaws of the surviving corporation of the Mycotopia merger.

Exchange Ratios of Common Stock

At the effective time, each share Ei. common stock will be converted into the right to receive a number of shares of PSLY common stock equal to (i) the sum of $360,000,000 plus the amount of funds raised by Ei. under its Regulation A offering since December 6, 2021 and under its Regulation D offering since March 28, 2022 (ii) divided by $1.56, the result of which is divided by (iii) the product of the total number of shares of Ei. common stock then issued and outstanding times four. We refer to the result produced by this calculation as the Ei. exchange ratio. As of the date hereof, that calculation would result in each share of Ei. common stock being converted into 0.89274 validly issued, fully paid and non-assessable shares of PSLY common stock. At the effective time, each share of Ei. common stock that is owned directly by PSLY or Merger Sub E or held in Ei.’s treasury will automatically be canceled and cease to exist, and no consideration will be paid in exchange therefor.

At the effective time, each share of Mycotopia common stock will be converted into the right to receive 0.25 validly issued, fully paid and non-assessable share of PSLY common stock, which we refer to as the Mycotopia exchange ratio. At the effective time, each share of Mycotopia common stock that is owned directly by PSLY or Merger Sub M or held in Mycotopia’s treasury will automatically be canceled and cease to exist, and no consideration will be paid in exchange therefor.

At the effective time of the mergers, Ei. shareholders will own approximately 59.5 million shares issued and outstanding of PSLY and Mycotopia shareholders will own approximately 4.3 million shares issued and outstanding of PSLY. In addition, Ei. shareholders will hold approximately 4.7 million options outstanding of PSLY and Mycotopia will hold approximately 2.8 million of warrants or convertible notes.

Treatment of Equity Awards

By virtue of the Ei. merger and without any action on the part of the holders thereof, each (i) Ei. stock option issued on or before September 11, 2020, whether vested or unvested, that is outstanding and unexercised as of immediately prior to the effective time of the Ei. merger will, as of such effective time, be converted into an option to acquire, on the same terms and conditions (including with respect to exercisability and the ability to pay the exercise price and satisfy applicable tax or other withholding obligations by reduction of the amount of shares otherwise deliverable) as were applicable to such Ei. stock option immediately prior to such effective time except the vesting of such Ei. stock options will be accelerated, and (ii) Ei. stock option issued on or after September 12, 2020, whether vested or unvested, that is outstanding and unexercised as of immediately prior to the effective time of the Ei. merger will, as of such effective time, be converted into an option to acquire, on the same terms and conditions (including with respect to vesting, exercisability and the ability to pay the exercise price and satisfy applicable tax or other withholding obligations by reduction of the amount of shares otherwise deliverable) as were applicable to such Ei. stock option immediately prior to such effective time, the number of shares of PSLY common stock (rounded, if necessary, up to the nearest whole share) determined by multiplying the number of shares of Ei. common stock subject to such Ei. stock option as of immediately prior to the effective time of the Ei. merger by the Ei. exchange ratio, at an exercise price per share of PSLY common stock (rounded, if necessary, up to the nearest one-tenth of one cent) equal to the exercise price per share of Ei. common stock under such Ei. stock option divided by the Ei. exchange ratio, in all cases in a manner that is consistent with Sections 424(a) and Section 409A of the Internal Revenue Code and the respective regulations promulgated thereunder.

By virtue of the Mycotopia merger and without any action on the part of the holders thereof, each warrant issued by Mycotopia, whether vested or unvested, that is outstanding and unexercised as of immediately prior to the effective time of the Mycotopia merger shall, as of the effective time of the Mycotopia merger, shall be converted into a warrant to acquire, on the same terms and conditions (including with respect to exercisability and the ability to pay the exercise price and satisfy applicable tax or other withholding obligations by reduction of the amount of shares otherwise deliverable) as were applicable to such Mycotopia warrant immediately prior to the effective time of the Mycotopia merger, the number of shares of PSLY common stock (rounded, if necessary, up to the nearest whole share) determined by multiplying the number of shares of Mycotopia common stock subject to such Mycotopia warrant as of immediately prior to the effective time of the Mycotopia merger by the Mycotopia exchange ratio, at an exercise price per share of PSLY common stock (rounded, if necessary, up to the nearest one-tenth of one cent) equal to the exercise price per share of Mycotopia common stock under such Mycotopia warrant divided by the Mycotopia exchange ratio.

Representations and Warranties

The merger agreement contains representations and warranties made by Ei. and Mycotopia. These include, among other things, representations and warranties regarding:

•organization, corporate power, good standing, qualification to do business and corporate records of Ei, Mycotopia, and each of their respective subsidiaries;

•capitalization, including the number of shares of common stock, preferred stock, stock options and other stock-based awards outstanding and the ownership of the capital stock of each of its significant subsidiaries;

•authority to execute and deliver and perform its obligations under, and to consummate the transactions contemplated by, the merger agreement and the enforceability of the merger agreement against the party;

•the absence of conflicts with, or violations of, organizational documents, applicable law and certain contracts as a result of entering into the merger agreement and consummating the merger and the other transactions contemplated thereby;

•the consents and approvals required in connection with the transactions contemplated by the merger agreement;

•SEC documents, financial statements, internal controls and accounting or auditing practices;

•the absence of undisclosed liabilities and off-balance sheet arrangements;

•the absence of a material adverse effect since September 30, 2021;

•employee benefit matters, including matters related to employee benefit plans, and compliance with the Employee Retirement Income Security Act of 1974, as amended;

•labor and employment matters, including matters related to collective bargaining agreements, agreements with works councils, and labor practices;

•absence of certain litigation and governmental orders;

•tax matters;

•compliance with applicable laws and permits;

•environmental matters;

•intellectual property matters;

•owned and leased real property;

•certain material contracts

•compliance with the Foreign Corrupt Practices Act of 1977, as amended and similar anti-corruption/anti-bribery laws in other jurisdictions;

•maintenance of insurance adequate and customary in the industry;

•broker’s fees and expenses payable in connection with the merger;

•applicable stockholder vote in connection with the transactions contemplated by the merger agreement;

•the inapplicability of state takeover statutes to the transactions contemplated by the merger agreement;

•certain significant customers and suppliers;

•transactions with affiliates;

•compliance with privacy and data security laws;

•sufficiency of assets;

•applicability of the CARES Act; and

•full disclosure of information.

The merger agreement also contains representations and warranties made by PSLY. These include, among other things, representations and warranties regarding:

•organization, corporate power, good standing, qualification to do business and corporate records of Ei, Mycotopia, and each of their respective subsidiaries;

•capitalization, including the number of shares of common stock, preferred stock, stock options and other stock-based awards outstanding and the ownership of the capital stock of each of its significant subsidiaries;

•authority to execute and deliver and perform its obligations under, and to consummate the transactions contemplated by, the merger agreement and the enforceability of the merger agreement against the party;

•the absence of conflicts with, or violations of, organizational documents, applicable law and certain contracts as a result of entering into the merger agreement and consummating the merger and the other transactions contemplated thereby;

•the consents and approvals required in connection with the transactions contemplated by the merger agreement; and

•that it has not engaged in any business activities other than in connection with the merger agreement.

The assertions embodied in the representations and warranties in the merger agreement were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the merger agreement. In particular, the assertions embodied in the representations and warranties were made as of a specified date, are modified or qualified by information in one or more confidential disclosure letters prepared in connection with the execution and delivery of the merger agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the merger agreement are not necessarily characterizations of the actual state of facts about Ei, Mycotopia or the other parties at the time they were made or otherwise and should only be read in conjunction with the other information set forth in this proxy statement/prospectus or that any party makes publicly available in reports, statements and other documents filed with the SEC.

Conduct of Business

Each of Ei. and Mycotopia has undertaken certain covenants in the merger agreement restricting the conduct of its businesses between May 17, 2022 (the date of the merger agreement) and the effective time of the Ei. merger or the Mycotopia merger, as applicable. In general, each of Ei. and Mycotopia has agreed to conduct its business and the business of its respective subsidiaries in the ordinary course of business consistent with past practice and to use its respective reasonable best efforts to company with all applicable laws, to preserve intact its current business organizations, to preserve its business organizations intact and maintain existing relations and goodwill with customers, suppliers, distributors, creditors, lessors, licensors, licensees, governmental authorities, employees, agents, consultants, and business associates, and to keep available the services of its present employees, agents and consultants, subject to certain excepts during any period of full or partial suspension of operations related to a disease outbreak, including the COVID-19 pandemic.

In addition to these agreements regarding conduct of business generally, each of Ei. and Mycotopia has agreed to various specific restrictions relating to the conduct of its business, including with respect to the following (subject in each case to exceptions specified in the merger agreement, previously disclosed in writing to the other party as provided in the merger agreement or as consented to in writing):

•amend or propose any change to its organizational documents or other similar governing documents;

•merge or consolidate with any other Person, except for any such transactions among its wholly owned subsidiaries, or restructure, reorganize or completely or partially liquidate or otherwise enter into any agreements or arrangements imposing material changes or restrictions on its assets, operations or businesses;

•acquire assets outside of the ordinary course of business from any other Person with a value or purchase price in the aggregate in excess of $3.6 million in any transaction or series of related transactions, other than acquisitions pursuant to contracts in effect as of the date of the merger agreement;

•except for the issuance of shares upon the exercise of employee plan options outstanding on the date of the merger agreement, issue, sell, pledge, dispose of, grant, transfer, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license, guarantee or encumbrance of, any of its shares or any stock of any of its subsidiaries (other than the issuance of shares by a wholly owned subsidiary to it or another of its wholly owned subsidiaries), or securities convertible or exchangeable into or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or such convertible or exchangeable securities;

•create or incur any Lien on any of its or its subsidiaries’ assets having a value in excess of $3.6 million;

•make any loans, advances, guarantees or capital contributions to or investments in any Person (other than it or any of its direct or indirect wholly owned subsidiaries) in excess of $3.6 million in the aggregate;

•declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property, or otherwise, with respect to any of its capital stock (except for dividends paid by any direct or indirect wholly owned subsidiary to it or to any other direct or indirect wholly owned subsidiary) or enter into any contract with respect to the voting of its capital stock;

•reclassify, split, combine, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or securities convertible or exchangeable into or exercisable for any shares of its capital stock;

•incur, or enter into, amend, modify or terminate any contract with respect to, any indebtedness for borrowed money or guarantee, or enter into, amend, modify or terminate any guarantee of, such indebtedness of another Person, or issue, sell, enter into, amend, modify or terminate any debt securities or warrants or other rights to acquire any debt security of it or any of its subsidiaries, except for: (A) indebtedness for borrowed money incurred in an amount not to exceed $3.6 million in the aggregate; (B) indebtedness for borrowed money incurred in replacement of existing indebtedness for borrowed money on terms substantially consistent with or more beneficial than the indebtedness being replaced; (C) guarantees, incurred in compliance with the merger agreement, by it of indebtedness of wholly owned Subsidiaries of it; or (D) interest rate swaps that it or any of its subsidiaries enter into on customary commercial terms consistent with past practice and not to exceed $3.6 million in notional amount in the aggregate;

•make or authorize any capital expenditure in excess of $3.6 million in the aggregate during any 12-month period;

•make any change in any financial accounting principles, methods or practices (including any Tax accounting policies or procedures) or any of its methods of reporting income, deductions or other material items for financial or tax accounting purposes, in each case except for any such change required by GAAP or applicable Law;

•settle any litigation or other proceedings before a governmental authority (A) for an amount in excess of $500,000.00 or any obligation or liability of it in excess of such amount, (B) on a basis that would result in (I) the imposition of any writ, judgment, decree, settlement, award, injunction or similar order of any governmental authority that would restrict the future activity or conduct of it or any of its subsidiaries or (II) a finding or admission of a violation of law or violation of the rights of any person by it or any of its subsidiaries, or (C) that is brought by any current, former or purported holders of any capital stock or debt securities of it or any of its subsidiaries relating to the transactions contemplated by the merger agreement;

•other than in the ordinary course of business consistent with past practice, (A) amend, modify or terminate any material contract or intellectual property contract, (B) take or omit to take any action that would cause any intellectual property, including registrations thereof or applications for registration, to lapse, be abandoned or cancelled, or fall into the public domain, or (C) cancel, modify or waive any debts or claims held by it or waive any rights having in each case a value in excess of $500,000.00 or in the aggregate a value in excess of $2 million;

•(A) make any material tax election or material change in any tax election, or change or consent to any change in its or any of its subsidiaries’ method of accounting for tax purposes, (B) file any amended Tax Return, (C) enter into any settlement or compromise of any tax liability of it or any of its subsidiaries, (D) extend or waive the application of any statute of limitations applicable to the assessment or collection of any tax, other than in the ordinary course of business consistent with past practice, or (E) enter into any tax indemnification, sharing, allocation or reimbursement agreement or similar agreement, arrangement or understanding (other than a commercial contract entered into in the ordinary course of business and not principally related to taxes);

•(A) grant or provide any severance or termination payments or benefits to any of its subsidiaries, directors, officers or employees, (B) increase the compensation, bonus or pension, welfare, severance, or other benefits of, pay any bonus to, or make any new equity awards to any of its or its subsidiaries’ directors, officers or employees, (C) establish, adopt, amend or terminate any employee plan or amend the terms of any outstanding equity-based awards, (D) take any action to accelerate the vesting or payment, or fund or in any other way secure the payment, of compensation or benefits under any employee plans, (E) change any actuarial or other assumptions used to calculate funding obligations with respect to any employee plan or to change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by GAAP, (F) forgive any loans to any of its or of any of its subsidiaries’ directors, officers or employees, (G) terminate the employment (other than for cause) of any employee, or hire any employee, except for hiring in the ordinary course of business to fill an existing vacancy, subject to the consent of PSLY before the hiring of any (I) management or executive personnel, (II) individual for a position having an annual base compensation of over $150,000.00, or (III) group of individuals for positions having annual base compensation in the aggregate of over $300,000.00, or (H) enter into any negotiations concerning any collective-bargaining agreement or understanding with a labor union or organization with respect to any employees;

•voluntarily abandon, dispose of, or permit to lapse any permit material to the business of it and its subsidiaries, taken as a whole, other than (A) in the ordinary course of business consistent with past practice or (B) as required by applicable law;

•take any action or omit to take any action that is reasonably likely to result in any of the conditions precedent to the consummation of the Ei. merger and the other transactions contemplated by the merger agreement not being satisfied; or

•agree, authorize or commit to do any of the foregoing.

Each of Ei. and Mycotopia has acknowledged and agreed that nothing listed above will allow Mycotopia or Ei., respectively, the right to control or direct the other party’s (or its subsidiaries’) operations prior to the effective time of the mergers.

No Solicitation of Acquisition Proposals

Except as expressly permitted with respect to a superior proposal (as discussed below), each of Ei. and Mycotopia has agreed not to, and not to authorize or permit any of its subsidiaries to, and not to authorize or permit any of its directors, officers or employees or any of its subsidiaries or any investment banker, attorney, accountant, or other advisor or agent or representative of it or any of its subsidiaries to, directly or indirectly, (1) solicit, initiate, knowingly encourage, or knowingly facilitate any inquiry, proposal or offer relating to or that could reasonably be expected to lead to another transaction involving Ei. or Mycotopia, respectively (which we refer to as an acquisition proposal); or (2) enter into, engage in, continue or otherwise participate in any discussions or negotiations relating to any acquisition proposal, or furnish to any person any information relating to it or any of its subsidiaries or provide access to its or any of its subsidiaries’ properties, books and records, confidential information, or data to any Person with respect to, or otherwise cooperate in any way with any person regarding, any acquisition proposal; provided, however, as to the limitations set forth in (1) and (2), that at any time prior to obtaining the Ei. stockholder approval or the Mycotopia stockholder approval, as applicable, in response to a bona fide written unsolicited acquisition proposal that the Ei. board or the Mycotopia board, as applicable, determines in good faith constitutes or could reasonably be expected to lead to a superior proposal and which acquisition proposal did not result from a breach of the merger agreement or any other provision of the merger agreement, Ei. or Mycotopia may, and may permit and authorize its representatives and its subsidiaries and its subsidiaries’ representatives to, in each case subject to compliance with the merger agreement, (A) furnish information with respect to it and its subsidiaries to the person making such acquisition proposal (and its representatives) pursuant to a confidentiality agreement which contains terms that are no less restrictive than those contained in the confidentiality agreement between Mycotopia and Ei; provided that all such information had been provided or made available, or is concurrently provided or made available, to the other parties, and (B) participate in discussions or negotiations with, and only with, the person making such acquisition proposal (and its representatives) regarding such acquisition proposal. Any violation of the restrictions set forth above by (x) any director, officer, or employee of Ei. or any of its subsidiaries or any investment banker, attorney, accountant or other advisor or agent or representative of Ei. or any of its subsidiaries shall be deemed to be a breach of the merger agreement by Ei. and (y) any director, officer, or employee of Mycotopia or any of its subsidiaries or any investment banker, attorney, accountant or other advisor or agent or representative of Mycotopia or any of its subsidiaries shall be deemed to be a breach of the merger agreement by Mycotopia.

Neither the Ei. board, the Mycotopia board, nor any committee of either shall (or shall agree or resolve to): (1) withdraw or modify in a manner adverse to PSLY or Merger Sub E or Merger Sub M, as applicable, or propose publicly to withdraw or modify in a manner adverse to PSLY or Merger Sub E or Merger Sub M, as applicable, the recommendation or declaration of advisability by such board of directors or any such committee of the merger agreement or the Ei. merger or Mycotopia merger, as applicable (any such action or any resolution or agreement to take such action being referred to as an adverse recommendation change), (2) recommend, declare advisable or propose to recommend or declare advisable, the approval or adoption of any acquisition proposal or resolve or agree to take any such action, or adopt or approve any acquisition proposal, or (3) cause or permit Ei. or Mycotopia to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement, or other agreement (each, an “acquisition agreement”) constituting or related to, or which is intended to or is reasonably likely to lead to, any acquisition proposal, or resolve or agree to take any such action; provided, however, at any time prior to the Ei. stockholder approval or the Mycotopia stockholder approval, as applicable, the Ei. board or the Mycotopia board may, in response to receipt of a superior proposal that has not been withdrawn, effect an adverse recommendation change; provided that the Ei. board or the Mycotopia board determines in good faith, after consultation with its outside legal counsel and a financial advisor of nationally recognized reputation, that the failure to do so is reasonably likely to result in a breach of its fiduciary duties to its stockholders under applicable law; and provided, further, that neither the Ei. board or the Mycotopia board may effect such an adverse recommendation change unless (A) it shall have first provided prior written notice to each other Party (which we refer to as an adverse recommendation change notice) that it is prepared to effect an adverse recommendation change in response to a superior proposal, which notice shall attach the most current version of any written agreement relating to the transaction that constitutes such superior proposal, and (B) no other Party makes, within five (5) business days after the receipt of such notice, a proposal that would, in the reasonable good faith judgment of the Ei. board or Mycotopia board, as applicable (after consultation with a financial advisor of national reputation and outside legal counsel), cause the offer previously constituting a superior proposal to no longer constitute a superior proposal (it being understood and agreed that any amendment or modification of such superior proposal shall require a new adverse recommendation change notice and a new five (5) business day period).

Each of Ei. and Mycotopia has agreed that, during the five (5) business day period prior to its effecting an adverse recommendation change, it and its representatives shall negotiate in good faith with the other parties and their representatives regarding any revisions to the terms of the Ei. merger or the Mycotopia merger and the other transactions contemplated by the merger agreement.

Each of Ei. and Mycotopia has agreed, as promptly as possible and in any event within twenty-four (24) hours after the receipt thereof, to advise the other parties orally and in writing of (1) any acquisition proposal or any request for information or inquiry or other communication that it reasonably believes could lead to or contemplates an acquisition proposal and (2) the terms and conditions of such acquisition proposal, request, or inquiry (including any subsequent amendment or other modification to such terms and conditions) and the identity of the person making any such acquisition proposal, request, or inquiry. Commencing upon the provision of any notice referred to above, the party providing such notice (or its outside counsel) shall (A) on a daily basis at mutually agreeable times, advise and confer with each other party (or its outside counsel) regarding the progress of negotiations concerning any acquisition proposal, the material resolved and unresolved issues related thereto and any other matters identified with reasonable specificity by any such party (or its outside counsel) and the material details (including material amendments or proposed amendments as to price and other material terms) of any such acquisition proposal, request, or inquiry and (B) promptly upon receipt or delivery thereof, provide each other party (or its outside counsel) with copies of all documents and material written or electronic communications relating to any such acquisition proposal (including the financing thereof), request, or inquiry exchanged between Ei. or Mycotopia, as applicable, their subsidiaries, or any of their respective officers, directors, employees, investment bankers, attorneys, accountants or other advisors or representatives, on the one hand, and the person making an acquisition proposal or any of its affiliates, or their respective officers, directors, employees, investment bankers, attorneys, accountants or other advisors or representatives, on the other hand.

Nothing contained in the merger agreement prohibits Ei. or Mycotopia from (i) taking and disclosing to its stockholders a position contemplated by Rule 14d-9 (17 C.F.R. 240.14d-9) and Rule 14e-2(a) (17 C.F.R. 240.14e-2) promulgated under the Exchange Act or (ii) making any disclosure to its stockholders if, in the good faith judgment of the Ei. board or Mycotopia board, upon consultation with its outside counsel, such disclosure is required by applicable law; provided, however, that Ei, Mycotopia, the Ei. board, or the Mycotopia board or any committee thereof may not take, or agree or resolve to take any action prohibited by the merger agreement.

Efforts to Obtain Required Stockholder Vote

Each of Ei. and Mycotopia, as promptly as reasonably practicable following the effective date of the Registration Statement on Form S-4, of which this proxy statement/prospectus is a part, will duly call, give notice of, convene, and hold a meeting of its respective stockholders for the purpose of (i) obtaining the approval of the merger agreement and the Ei. merger or Mycotopia merger, respectively, by the holders of a majority of the outstanding shares of its common stock entitled to vote thereon.

Each of EI and Mycotopia will use its reasonable best efforts to (i) cause any notice required by Delaware law or the Securities Act to be mailed to its stockholders or filed with the SEC, as applicable, and to hold its stockholder meeting as soon as reasonably practicable under the Securities Act and (ii) solicit the approval of its stockholders.

Except to the extent that the Ei. board or Mycotopia board, as applicable, has made an adverse recommendation change as contemplated by the merger agreement and discussed above in the section entitled “No Solicitation of Acquisition Proposals”, the each of the Ei. board and the Mycotopia will continue to recommend that its stockholders vote in favor of the adoption of the merger and use its reasonable best efforts to obtain the approval of its stockholders in order to consummate the mergers.

If, on a date preceding the date on which or the date on which its stockholders meeting is scheduled, Ei. or Mycotopia reasonably believes that it will not have enough shares of its capital stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such stockholders meeting, it may postpone or adjourn, or make one or more successive postponements or adjournments of, such stockholders meeting for the purpose of obtaining sufficient proxies or constituting a quorum. In addition, each of Ei. and Mycotopia may postpone or adjourn its stockholders meeting (i) with the consent of PSLY, (ii) to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosure that it has determined in good faith, after consultation with outside legal counsel, is necessary under applicable law and to be disseminated and reviewed by its stockholders prior to its stockholders meeting, and (iii) solicit and use its reasonable best efforts to obtain the Ei. stockholder approval or the Mycotopia stockholder approval, as applicable. Once each of Ei. and Mycotopia have established the record date for the Ei. stockholders meeting and Mycotopia stockholders meeting, respectively, each of Ei. and Mycotopia shall not change such record date or establish a different record date without the prior written consent of PSLY (which consent shall not be unreasonably withheld, conditioned or delayed), unless required to do so by applicable law. In the event that the date of the applicable stockholders meeting as originally called is for any reason adjourned or postponed or otherwise delayed, each of Ei. and Mycotopia agrees that unless PSLY shall have otherwise approved in writing, it shall use reasonable best efforts to implement such adjournment or postponement or other delay in such a way that it does not establish a new record date for its stockholders meeting, as so adjourned, postponed or delayed, except as required by applicable law.

Indemnification and Exculpation

PSLY has agreed that all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Ei. effective time or Mycotopia effective time, as applicable, now existing in favor of the current or former directors or officers of Ei, Mycotopia and their respective subsidiaries as provided in their respective organizational documents shall be assumed by the surviving entity of the Ei. merger and the Mycotopia merger, as applicable, without further action, at the effective time of the Ei. Merger or Mycotopia merger, as applicable, and shall survive the mergers and shall continue in full force and effect in accordance with their terms, and PSLY shall cause the surviving entity of the Ei. merger and the Mycotopia merger, as applicable, and their respective successors and assigns to comply with and honor the foregoing obligations without modification thereof.

Exchange Listing

Prior to the earlier of the effective time of the Mycotopia merger the effective time of the Ei. merger, the parties have agreed to take all actions and do all things reasonably necessary to cause the shares of PSLY common stock to be approved for listing on The NASDAQ Capital Market, subject to official notice of issuance.

Conditions of the Merger

The obligations of PSLY, Ei. and Mycotopia to complete the merger depend on a number of conditions being satisfied or waived. These conditions include:

•the Ei. stockholders’ approval of the merger agreement;

•the Mycotopia stockholders’ approval of the merger agreement;

•no order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the mergers will be in effect and no law shall have been enacted by any governmental authority that prohibits or makes illegal the consummation of the mergers;

•no litigation shall be pending or threatened before any governmental authority that seeks to restrain, prohibit or invalidate the transactions contemplated by the merger agreement;

•the PSLY common stock shall have been approved for listing on The NASDAQ Capital Market;

•any competition filings or authorizations required under applicable law shall have been made or obtained;

•the accuracy of the other parties’ representations and warranties as of the effective time of the mergers subject to the material adverse effect standard in the merger agreement;

•the performance in all material respects of all obligations contained in the merger agreement required to be performed at or before the effective time of the mergers;

•since May 17, 2022, there will not have been any change, state of facts, event, development or effect that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on Ei. or Mycotopia;

•conversion of all Mycotopia preferred stock to Mycotopia common stock;

•conversion of all outstanding convertible notes of Mycotopia to Mycotopia common stock;

•any Person that would be the beneficial owner of five percent (5%) or more of the PSLY common stock after the closing and certain other persons identified in the merger agreement shall have executed and delivered a lockup agreement to PSLY; and

•discharge in full of all indebtedness of Mycotopia to Ehave, Inc.

We cannot be certain when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed.

Termination of the Merger Agreement

The merger agreement may be terminated at any time prior to the effective time of the mergers under the following circumstances:

•by mutual agreement of PSLY, Ei. and Mycotopia;

•by Ei, Mycotopia or PSLY, if:

○any court of competent jurisdiction or other governmental authority shall have issued an order, or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by the merger agreement and such order or other action shall have become final and non-appealable; provided that the Party seeking to terminate shall have used its reasonable best efforts to contest, appeal and remove such order or action and shall not be in violation of the merger agreement; and provided, further, that the right to terminate shall not be available to any party if the issuance of such final, non-appealable order was substantially the result of the failure of such party to perform any of its obligations under the merger agreement;

○the closing of the mergers shall not have occurred on or before the September 30, 2022; provided, however, that the right to terminate shall not be available to any party whose failure to fulfill in any material respect any covenants and agreements of such party under the merger agreement is a principal cause of the failure of the mergers to be consummated by such date; or

○the Ei. stockholder meeting or Mycotopia stockholder meeting shall have been duly held and completed and the Ei. stockholder approval or Mycotopia stockholder approval, as applicable, shall not have been obtained at that meeting or at any adjournment or postponement thereof; provided, however, that the right to terminate shall not be available to Ei. or Mycotopia, as applicable, if the failure by Ei. or Mycotopia, as applicable, to perform any of its obligations under the merger agreement has been a principal cause of the failure to obtain the Ei. stockholder approval or Mycotopia stockholder approval, as applicable.

•by PSLY, if:

○Ei. or Mycotopia has breached any representation, warranty, covenant or agreement contained in the merger agreement, or if any representation or warranty of Ei. or Mycotopia has become untrue, in each case, such that the closing conditions could not be satisfied as of the closing of the mergers and which failure to be true and correct, breach or failure to perform is not capable of being cured by Ei. or Mycotopia, as applicable, by September 30, 2022 or, if capable of being cured, is not cured by Ei. or Mycotopia, as applicable, within ten (10) days following written notice to Ei. or Mycotopia, as applicable, but no later than September 30, 2022; or

○(A) the Ei. Board or Mycotopia Board makes an adverse recommendation change; (B) Ei. or Mycotopia shall have publicly announced its intention to make an adverse recommendation change; or (C) Ei. or Mycotopia shall have materially breached any of its obligations regarding non-solicitation or alternative proposals;

•by Ei, if:

○PSLY or Mycotopia has breached any representation, warranty, covenant or agreement contained in the merger agreement, or if any representation or warranty of PSLY or Mycotopia has become untrue, in each case, such that the closing conditions could not be satisfied as of the closing of the mergers and which failure to be true and correct, breach or failure to perform is not capable of being cured by PSLY or Mycotopia, as applicable, by September 30, 2022 or, if capable of being cured, is not cured by PSLY or Mycotopia, as applicable, within ten (10) days following written notice to PSLY or Mycotopia, as applicable, but no later than September 30, 2022;

○(A) the Mycotopia board makes an adverse recommendation change; (B) Mycotopia shall have publicly announced its intention to make an adverse recommendation change; or (C) Mycotopia shall have materially breached any of its obligations regarding non-solicitation or alternative proposals;

○Mycotopia shall have entered into an acquisition agreement with respect to an alternative proposal or shall have publicly announced its intention to do so; or

○the holders of more than 100,000 shares of Mycotopia common stock assert appraisal rights;

•by Mycotopia, if:

○PSLY or Ei. has breached any representation, warranty, covenant or agreement contained in the merger agreement, or if any representation or warranty of PSLY or Ei. has become untrue, in each case, such that the closing conditions could not be satisfied as of the closing of the mergers and which failure to be true and correct, breach or failure to perform is not capable of being cured by PSLY or Ei, as applicable, by September 30, 2022 or, if capable of being cured, is not cured by PSLY or Ei, as applicable, within ten (10) days following written notice to PSLY or Ei, as applicable, but no later than September 30, 2022;

○(A) the Ei. board makes an adverse recommendation change; (B) Ei. shall have publicly announced its intention to make an adverse recommendation change; or (C) Ei. shall have materially breached any of its obligations regarding non-solicitation or alternative proposals; or

○Ei. shall have entered into an acquisition agreement with respect to an alternative proposal or shall have publicly announced its intention to do so; or

Expenses and Termination Fees

Generally, each party is required to pay all fees and expenses incurred by it in connection with the merger and the other transactions and agreements contemplated by the merger agreement. However, upon a termination of the merger agreement, a party will become obligated to pay to the other party a termination fee in certain circumstances.

The merger agreement provides that, upon termination of the merger agreement as a result of an adverse recommendation change or alternative transaction or the failure of Ei. to obtain the Ei. stockholder approval or the failure of Mycotopia to obtain the Mycotopia stockholder approval, Ei. or Mycotopia, as applicable, will be required to pay all of PSLY’s documented reasonable out-of-pocket fees and expenses actually incurred by PSLY and its affiliates on or prior to the termination of the merger agreement.

The merger agreement provides that, under specified circumstances, Ei. will be required to pay Mycotopia a termination fee equal to all of Mycotopia’s documented reasonable out-of-pocket fees and expenses actually incurred by Mycotopia and its affiliates in connection with the transactions contemplated by the merger agreement, plus a $2,000,000 termination fee. The merger agreement provides that, upon termination of the merger agreement under specified circumstances, Mycotopia will be required to pay Ei. a termination fee equal to all of Ei.’s documented reasonable out-of-pocket fees and expenses actually incurred by Ei. and its affiliates in connection with the transactions contemplated by the merger agreement, plus a $2,000,000 termination fee.

Amendments, Extensions and Waivers

Subject to compliance with applicable law, the merger agreement may be amended by a written agreement of the parties at any time before or after receipt of the Ei. stockholder approval and Mycotopia stockholder approval, except that after the Ei. stockholder approval or Mycotopia stockholder approval has been received, there may not be any further amendment that decreases the Ei. merger consideration or Mycotopia merger consideration, respectively, or that adversely affects the holders of any class or series of stock of Ei. or Mycotopia without the approval of the affected stockholders.

A party may (i) extend the time for performance of any obligation or act of any other party, (ii) waive any inaccuracy in a representation or warranty of any other party, (ii) extend the time for performance of any obligation or act of any other party, (iii) waive compliance by the other party with any of the covenants and agreements contained in the merger agreement or (iv) waive the satisfaction of any of its conditions contained in the merger agreement.

No Third-Party Beneficiaries

The merger agreement is not intended to confer any rights or remedies upon any person other than with respect to certain limited sections of the merger agreement which are enforceable by the financing sources to the extent related to the debt financing.

Specific Performance

The parties have agreed in the merger agreement that irreparable damage would occur in the event that any of the provisions of the merger agreement are not performed in accordance with their specific terms or are otherwise breached. The parties have agreed that they will be entitled to an injunction or injunctions to prevent breaches of the merger agreement and to enforce specifically the performance of its terms and provisions, in addition to any other remedy to which they are entitled at law or in equity.

Explanatory Note Regarding the Merger Agreement and the Summary of the Merger Agreement: REPRESENTATIONS, WARRANTIES AND COVENANTS IN THE MERGER AGREEMENT ARE NOT INTENDED TO FUNCTION AS PUBLIC DISCLOSURES.

The merger agreement and the summary of its terms in this proxy statement/prospectus have been included only to provide you with information about the terms and conditions of the merger agreement. The terms and information in the merger agreement are not intended to provide any other public disclosure of factual information about PSLY, Ei. or Mycotopia or any of their respective subsidiaries, affiliates or businesses. The representations, warranties and covenants contained in the merger agreement are made by PSLY, Ei. or Mycotopia only for purposes of the merger agreement, and as of specific dates, and were qualified and subject to certain limitations and exceptions agreed to by PSLY, Ei. or Mycotopia in connection with negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were made solely for the benefit of the parties to the merger agreement and were negotiated for the purpose of allocating contractual risk among the parties to the merger agreement rather than to establish matters as facts. Stockholders of Ei. and stockholder of Mycotopia are not third-party beneficiaries under the merger agreement. The representations and warranties may also be subject to a contractual standard of materiality or material adverse effect different from those generally applicable to stockholders and reports and documents filed with the SEC, and, in some cases, they may be qualified by disclosures made by one party to the other, which are not necessarily reflected in the merger agreement or other public disclosures made by Ei. or Mycotopia. The representations and warranties contained in the merger agreement do not survive the effective time. Moreover, information concerning the subject matter of the representations, warranties and covenants, which does not purport to be accurate as of the date of this proxy statement/prospectus, may have changed since the date of the merger agreement, and subsequent developments or new information may not be fully reflected in public disclosures of Ei. or Mycotopia.

For the foregoing reasons, the representations, warranties and covenants or any descriptions of those provisions should not be read alone or relied upon as characterizations of the actual state of facts or condition of PSLY, Ei. or Mycotopia or any of their respective subsidiaries or affiliates. Instead, such provisions or descriptions should be read only in conjunction with the other information provided elsewhere in this proxy statement/prospectus. Please see the section entitled “WHERE YOU CAN FIND MORE INFORMATION” beginning on page [__].

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

General

Subject to the limitations, assumptions and qualifications described herein, the following discussion and legal conclusions contained herein constitute and represent the opinion of Potomac Law Group, PLLC special tax counsel to Ei. and Mycotopia, as to the material U.S. federal income tax consequences of the mergers to “U.S. holders” (as defined below) of Ei. or Mycotopia common stock who exchange such stock for shares of PSLY common stock pursuant to the merger. This discussion is based upon the Code, existing and proposed U.S. Treasury Regulations, administrative pronouncements and judicial decisions, all as currently in effect as of the date hereof, and all of which are subject to change, possibly with retroactive effect. Such a change could affect the continuing validity of this summary. No assurance can be given that the Internal Revenue Service (the “IRS”) would not assert, or that a court would not sustain, a position contrary to any of the tax consequences set forth below.

The following summary addresses only those U.S. holders that hold their Ei. or Mycotopia common stock, as applicable, as a capital asset within the meaning of Section 1221 of the Code. Further, this summary does not address all aspects of U.S. federal income taxation that may be relevant to particular Ei. or Mycotopia stockholders in light of their individual circumstances or to Ei. or Mycotopia stockholders that are subject to special treatment under the U.S. federal income tax laws, including, without limitation: banks and certain other financial institutions; tax-exempt organizations; S corporations, partnerships or other pass-through entities (or an investor in an S corporation, partnership or other pass-through entity); accrual basis taxpayers subject to special accounting rules under Section 451(b) of the Code; insurance companies; mutual funds; dealers or brokers in stocks or securities, dealers in commodities or foreign currencies; any person who is not a U.S. holder (as defined below); traders in securities who elect the mark-to-market method of accounting for the securities; persons that hold shares or equity interests as part of a hedge, a straddle or a constructive sale or conversion transaction or other integrated investment; regulated investment companies; real estate investment trusts; controlled foreign corporations or passive foreign investment companies; certain former citizens or residents of the United States; U.S. expatriates; persons whose functional currency is not the U.S. dollar; persons who acquired their Ei. or Mycotopia common stock through a tax-qualified retirement plan or pursuant to the exercise of employee stock options or similar securities or otherwise as compensation; Ei. or Mycotopia shareholders who exercise dissenter’s rights; persons who actually or constructively own more than 5% of Ei. or Mycotopia voting stock; and holders of Ei. or Mycotopia stock options, stock warrants or debt instruments.

In addition, the discussion does not address any tax consequences arising under any alternative minimum tax or any state, local or foreign tax, or under any U.S. federal laws other than those pertaining to the income tax, nor does it address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, or any withholding considerations under the Foreign Account Tax Compliance Act of 2010 (including the U.S. Treasury Regulations issued thereunder and intergovernmental agreements entered into pursuant thereto or in connection therewith).

For purposes of this discussion, a “U.S. holder” is a beneficial owner of Ei. or Mycotopia common stock that, for U.S. federal income tax purposes, is:

•an individual who is a citizen or resident of the United States;

•a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•an estate that is subject to U.S. federal income tax on its income regardless of the source; or

•a trust (i) that is subject to the primary supervision of a court within the United States and all the substantial decisions of which are controlled by one or more United States persons or (ii) that has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person.

If a partnership (including for this purpose any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Ei. or Mycotopia common stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Any entity treated as a partnership for U.S. federal income tax purposes that is a Ei. or Mycotopia stockholder, and any partners in such partnership, should consult their tax advisors regarding the tax consequences of the merger to their specific circumstances.

THE FOLLOWING DISCUSSION DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL OF THE POTENTIAL TAX CONSEQUENCES OF THE MERGER. PLEASE CONSULT YOUR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE MERGER, INCLUDING TAX RETURN REPORTING REQUIREMENTS AND THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL AND

FOREIGN INCOME AND OTHER TAX LAWS IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES.

General

Potomac Law Group, PLLC has opined, on the basis of the facts, representations and assumptions set forth in its opinion, that:

(i) the mergers will qualify as reorganizations within the meaning of Section 368(a) of the Code; and (ii) PSLY and Ei. or Mycotopia, as the case may be, will each be a party to such reorganization within the meaning of Section 368(b) of the Code.

This opinion will be based on customary assumptions and representations from Ei. or Mycotopia, as the case may be, as well as certain covenants and undertakings by PSLY, Ei. or Mycotopia, as the case may be, and Merger Sub E and Merger Sub M, as the case may be (collectively, the “tax opinion representations and assumptions”). If any of the tax opinion representations and assumptions is incorrect, incomplete or inaccurate or is violated, the validity of the opinion described above may be affected and the tax consequences of the mergers could differ from those described in this proxy statement/prospectus.

An opinion of counsel represents counsel’s best legal judgment but is not binding on the IRS or any court. Consequently, there can be no certainty that the IRS will not challenge the conclusions reflected in the opinion or that a court would not sustain such a challenge. Neither Ei. nor Mycotopia intends to obtain a ruling from the IRS regarding the qualification of the mergers as “reorganizations” within the meaning of Section 368(a) of the Code, and no assurance can be given that the IRS will agree with the views expressed herein, or that a court will not sustain any challenge by the IRS in the event of litigation. The remainder of this discussion under “U.S. Federal Income Tax Consequences to U.S. Holders of Ei. or Mycotopia Common Stock” assumes that, for U.S. federal income tax purposes, the mergers will constitute “reorganizations” within the meaning of Section 368(a) of the Code.

U.S. Federal Income Tax Consequences to U.S. Holders of Ei. and Mycotopia Common Stock

For U.S. federal income tax purposes, a U.S. holder of Ei. or Mycotopia common stock that receives shares of PSLY common stock in the relevant merger:

•will recognize no gain or loss in the merger upon the exchange of shares of Ei. or Mycotopia common stock for shares of PSLY common stock;

•will have a tax basis in the PSLY common stock received in the merger equal to the tax basis of the Ei. or Mycotopia common stock, as the case may be, surrendered in exchange therefor; and

•will have a holding period for shares of PSLY common stock received in the merger that includes its holding period for its shares of Ei. or Mycotopia common stock, as the case may be, surrendered in exchange therefor.

APPRAISAL RIGHTS OF MYCOTOPIA STOCKHOLDERS

DISSENTERS’ RIGHTS

 Under Nevada Revised Statutes, shareholders may be entitled to dissenters’ rights with respect to the Merger described in this Information Statement.

Pursuant to Chapter 92A (Section 300 through 500 inclusive) of the NRS, or the “Dissenters’ Rights Provisions”, and specifically Section 92A.380(a)(1), any unaffiliated stockholder of the Company is entitled to dissent to the Merger and to obtain payment of the fair value of the Shares. These rights are granted by Nevada law. In the context of the Merger, the Dissenters’ Rights Provisions provide that the unaffiliated stockholders may elect to have the Company purchase the Shares held by the unaffiliated stockholders for a cash price that is equal to the “fair value” of such Shares, as determined in a judicial proceeding in accordance with the Dissenters’ Rights Provisions. The fair value of the Shares of any unaffiliated stockholder means the value of such Shares immediately before the effectuation of the Merger, excluding any appreciation or depreciation in anticipation of the exchange, unless exclusion of any appreciation or depreciation would be inequitable.

A copy of the Dissenters’ Rights Provisions is attached as Appendix B hereto. If you wish to exercise your dissenters’ rights or preserve the right to do so, you should carefully review Appendix B hereto. If you fail to comply with the procedures specified in the Dissenters’ Rights Provisions in a timely manner, you will lose your dissenters’ rights. Because of the complexity of those procedures, you should seek the advice of counsel if you are considering exercising your dissenters’ rights.

Unaffiliated stockholders who perfect their dissenters’ rights by complying with the procedures set forth in the Dissenters’ Rights Provisions will have the fair value of their Shares determined by a Nevada state district court and will be entitled to receive a cash payment equal to such fair value. Any such judicial determination of the fair value of such Shares could be based upon any valuation method or combination of methods the court deems appropriate. The value so determined could be more or less than the Exchange Price to be paid in connection with the exchange. In addition, unaffiliated stockholders who invoke dissenters’ rights may be entitled to receive payment of a fair rate of interest from the effective time of the exchange on the amount determined to be the fair value of their Shares.

Within 10 days after the effectuation of the exchange, the Company will send a written notice (the “Notice of Exchange and Dissenter’s Rights”), which is expected to be in the form attached hereto as Appendix C, to all the record stockholders of the Company entitled to dissenters’ rights. Pursuant to NRS 92A.430, the Notice of Exchange and Dissenter’s Rights will be accompanied by information that will: (a) state where the demand for payment must be sent and where and when certificates, if any, for Shares must be deposited; (b) inform the holders of Shares not represented by certificates to what extent the transfer of the Shares will be restricted after the demand for payment is received; (c) supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter’s rights certify whether or not the person acquired beneficial ownership of the Shares before that date; (d) set a date by which the Company must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered and state that the stockholder shall be deemed to have waived the right to demand payment with respect to the shares unless the form is received by the Company by such specified date; and (e) be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.

Under NRS 92A.420, a stockholder who intends to exercise dissenter’s rights must:

•deliver to the subject corporation, before the vote is taken, a statement of intent with respect to the proposed corporate action

•not vote, or cause or permit to be voted, any of the stockholder’s shares of such class or series in favor of the proposed corporate action

Under NRS 92A.440, a stockholder wishing to exercise dissenter’s rights must:

•demand payment;

•certify whether the stockholder acquired beneficial ownership of the common stock before the date specified in the Notice of Exchange and Dissenter’s Rights; and

•deposit its certificates, if any, in accordance with the terms of the Notice of Exchange and Dissenter’s Rights.

Under NRS 92A.440(5), stockholders who fail to demand payment or deposit their certificates where required by the dates set forth in the Notice of Exchange and Dissenter’s Rights will not be entitled to demand payment or receive the fair market value for their Shares as provided under Nevada law. Instead, such stockholders will receive the same consideration as the stockholders who do not exercise rights of a dissenting owner.

Pursuant to NRS 92A.460, within 30 days after receipt of a demand for payment, the Company must pay each dissenter who complied with the provisions of the Dissenters’ Rights Provisions the amount the Company estimates to be the fair value of such shares, plus interest from the effective date of the exchange. The payment must be accompanied by the following: (a) the Company’s balance sheet as of December 31, 2021, a statement of income for December 31, 2021, a statement of changes in the stockholders’ equity for December 31, 2021 or, where such financial statements are not reasonably available, then such reasonably equivalent financial information and the latest available quarterly financial statements, if any; (b) a statement of the Company’s estimate of the fair value of the Shares; and (c) a statement of the dissenter’s rights to demand payment under NRS 92A.480 and that if any such stockholder does not do so within the period specified, such stockholder shall be deemed to have accepted such payment in full satisfaction of the Company’s obligations under Chapter 92A of the NRS.

Under NRS 92A.470(1), the Company is entitled to withhold payment from a dissenter unless the dissenter was the beneficial owner before the date set forth in the dissenters’ notice as the first date of any announcement to the news media or to the stockholders of the terms of the proposed corporate action. If the Company chooses to withhold payment, it is required, within 30 days after receiving demand for payment, to notify the dissenter: (a) of the Company’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of the notice, a statement of earnings for that year, and a statement of changes in stockholders’ equity for that year, or, where such financial statements are not reasonably available, then such reasonably equivalent financial information, as well as the latest available financial statements, if any; (b) of the Company’s estimate of the fair value of the Shares; (c) that the dissenter may accept the Company’s estimate of the fair value, plus interest, in full satisfaction of his or her demands or demand appraisal; (d) that if the dissenter wishes to accept the offer, the dissenter must notify the Company of acceptance within 30 days after receiving of the offer; and (e) that if the dissenter does not satisfy the requirements for demanding appraisal, the dissenter shall be deemed to have accepted the Company’s offer.

NRS 92A.480(1) provides that a dissenter who believes that the amount paid or offered is less than the full value of his or her, or that the interest due is incorrectly calculated, may, within 30 days after the Company made or offered payment for the Shares, either (i) notify the Company in writing of his or her own estimate of the fair value of the Shares and the amount of interest due and demand payment of difference between this estimate and any payments made, or (ii) reject the offer for payment made by the Company and demand payment of the fair value of his or her Shares and interest due.

If the Company does not deliver payment within 30 days of receipt of the demand for payment, the dissenting stockholder may enforce under NRS 92A.460(1) the dissenter’s rights by commencing an action in Clark County, Nevada or if the dissenting stockholder resides or has its registered office in Nevada, in the county where the dissenter resides or has its registered office.

If a dissenting stockholder disagrees with the amount of the Company’s payment, then the dissenting stockholder may, pursuant to NRS 92A.480, within 30 days of such payment, (i) notify the Company in writing of the dissenting stockholder’s own estimate of the fair value of the dissenting shares and the amount of interest due, and demand payment of such estimate, less any payments made by the Company, or (ii) reject the offer by the Company if the dissenting stockholder believes that the amount offered by the Company is less than the fair value of the dissenting shares or that the interest due is incorrectly calculated. If a dissenting stockholder submits a written demand as set forth above and the Company accepts the offer to purchase the Shares at the offer price, then such dissenting stockholder will be sent a check for the full purchase price of the Shares within 30 days of acceptance.

If a demand for payment remains unsettled, the Company must commence a proceeding in the Clark County, Nevada district court within 60 days after receiving the demand. Each dissenter who is made a party to the proceeding shall be entitled to a judgment in the amount, if any, by which the court finds the fair value of the dissenting shares, plus interest, exceeds the amount paid by the Company. If a proceeding is commenced to determine the fair value of the Shares, the costs of such proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court, shall be assessed against the Company, unless the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable against the Company if the court finds that (i) the Company did not comply with the Dissenters’ Rights Provisions or (ii) against either the Company or a dissenting stockholder, if the court finds that such party acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by the Dissenters’ Rights Provisions.

If the Company fails to commence such a proceeding, it would be required by NRS 92A.490(1) to pay the amount demanded to each dissenter whose demand remains unsettled. Dissenters would be entitled to a judgment for the amount, if any, by which the court finds the fair value of his shares, plus accrued interest, exceeds the amount paid by the Company; or the fair value, plus accrued interest, of his after-acquired shares for which the Company elected to withhold payment pursuant to Section 92.470 of the NRS.

Under Section 92A.490(4) of the NRS, the district court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to such order. In any such court proceeding, the dissenters are entitled to the same discovery rights as parties in other civil proceedings.

Under Section 92A.500 of the NRS, the district court will assess the costs of the proceedings against the Company, unless the court finds that all or some of the dissenters acted arbitrarily, veraciously or not in good faith in demanding payment. The district court may also assess against the Company or the dissenters the fees and expenses of counsel and experts for the respective parties, in the amount the court finds equitable.

A person having a beneficial interest in Shares that are held of record in the name of another person, such as a broker, fiduciary, depository or other nominee, must act to cause the record holder to follow the requisite steps properly and in a timely manner to perfect dissenters’ rights of appraisal. If the Shares are owned of record by a person other than the beneficial owner, including a broker, fiduciary (such as a trustee, guardian or custodian), depositary or other nominee, the written demand for dissenters’ rights of appraisal must be executed by or for the record owner. If Shares are owned of record by more than one person, as in joint tenancy or tenancy in common, the demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute a demand for appraisal for a stockholder of record, provided that the agent identifies the record owner and expressly discloses, when the demand is made, that the agent is acting as agent for the record owner. If a stockholder owns Shares through a broker who in turn holds the shares through a central securities depository nominee such as CEDE & Co., a demand for appraisal of such Shares must be made by or on behalf of the depository nominee and must identify the depository nominee as the record holder of such Shares.

A record holder, such as a broker, fiduciary, depository or other nominee, who holds Shares as a nominee for others, will be able to exercise dissenters’ rights of appraisal with respect to the Shares held for all or less than all of the beneficial owners of those Shares as to which such person is the record owner. In such case, the written demand must set forth the number of Shares covered by the demand. Where the number of Shares is not expressly stated, the demand will be presumed to cover all Shares outstanding in the name of such record owner.

Under NRS 92A.380(2), a stockholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300 to 92A.500, inclusive, may not challenge the exchange unless it is unlawful or fraudulent with respect to the stockholder or the Company.

The foregoing summary does not purport to be a complete statement of the procedures to be followed by stockholders desiring to exercise their dissenter’s rights and is qualified in its entirety by express reference to Section 92A.300 to 500 of the NRS, the full text of which is attached hereto and include in Appendix B.

STOCKHOLDERS ARE URGED TO READ APPENDIX B IN ITS ENTIRETY SINCE FAILURE TO COMPLY WITH THE PROCEDURES SET FORTH THEREIN WILL RESULT IN THE LOSS OF DISSENTER’S RIGHTS.

INFORMATION REGARDING MYCOTOPIA

BUSINESS OF MYCOTOPIA THERAPIES, INC.

Business Overview

Mycotopia Therapies, Inc., a Nevada corporation promotes the study of psychedelics for the treatment of mental health issues and supports the creation of both natural and synthetic molecules for the development of appropriate treatments. Through its investment in PsychedeliTech Inc. (“PsychedeliTech”), it sponsors conferences regarding the legal psychedelics industry. Mycotopia also intends to deploy technology from its parent company, Ehave, Inc. (“Ehave”), in the collection of research and clinical data to further the study of the effects of psychedelics in the treatment of mental health issues.

History

Mycotopia was incorporated in the State of Nevada on January 21, 2000, under the name RM Investors, Inc. In March 2014, under the terms of an Exchange Agreement and Plan of Reorganization, Mycotopia acquired 100% of the issued and outstanding shares of its current subsidiary 20/20 Produce Sales, Inc., an Idaho corporation that was incorporated on December 22, 1994. On March 26, 2014, Mycotopia amended and restated its articles of incorporation to increase the number of its authorized shares of common stock to 100,000,000 shares, par value $0.001, and to authorize 5,000,000 shares of preferred stock, par value $0.001. In connection with this reorganization, Mycotopia obtained a new CUSIP number for its common stock, FINRA approval of a name change from RM Investors, Inc. to 20/20 Global, Inc. (“20/20 Global”), and a new trading symbol for its shares on the OTC marketplace and effected a 2-for-1 forward split of the then-issued and outstanding shares of its common stock.

In December 2020, 20/20 Global entered into definitive agreements with Ehave, an Ontario corporation, Mycotopia Therapies Inc., a Florida corporation and wholly owned subsidiary of Ehave (“MYC”), and the former and then-current directors of 20/20 Global that provided for 20/20 Global’s purchase of all of the outstanding stock of MYC from Ehave. In May 2021, 20/20 Global changed its name to Mycotopia Therapies Inc. Its trading symbol is TPIA and it has one subsidiary, MYC. Mycotopia’s board of directors consists of Benjamin Kaplan and Mark Croskey.

Since completion of the reverse merger on January 19, 2021 (the “Closing”), Mycotopia has been leveraging its relationship with its parent company, Ehave, to integrate the use of digital and data therapeutics to measure the effect of psilocybin and related compounds on mental health. Mycotopia has been negotiating with third parties to integrate Ehave’s EEG brain cap technology to capture neurological data during the use of mental health therapies involving the use of psilocybin and related compounds. Mycotopia believes that the mental health benefits bestowed by these compounds are numerous, particularly to combat depression and addiction, and is aligning itself with the evolving legal and policy landscape of mental health regulation.

Mycotopia seeks to take advantage of the interest in the use of compounds found in naturally occurring psychoactive compounds for the treatment of mental health issues.

Business Strategy and Market

In November 2020, Oregon became the first U.S. state to legalize psilocybin. It has been estimated the psychedelic drugs market will grow 12.4% annually over the next seven years, reaching $10.75 billion in 2027. Several companies are running clinical trials to determine the efficacy of the use psilocybin and other psychedelics in the treatment of chronic pain, opioid withdrawal, and depression.

In the summer of 2021, Harvard Law School’s Petrie-Flom Center for Health Law Policy, Biotechnology, and Bioethics launched the Project on Psychedelics Law and Regulation. They noted that in 2017, the Food and Drug Administration (“FDA”), designated 3,4-Methylenedioxymethamphetamine (“MDMA”) a breakthrough therapy for post-traumatic stress disorder, and in 2018 the agency identified psilocybin as a breakthrough for treatment-resistant depression, indicating that psychedelics may represent substantial improvements over existing treatments for mental illness. They project the US market for psychedelics could reach $6.85 billion in 2027.

It is Mycotopia’s intent to promote current studies into psychedelics while developing a pipeline of pharmaceutical grade components for psychedelic based treatments.

Mycotopia has entered into a supply agreement with HAVN Life Sciences to supply psilocybin for study. Mycotopia seeks to be one of the handful of companies to have an EU GMP API (active pharmaceutical ingredient) that it could move around the world to legal jurisdictions in which it intends to form business relationships with labs, research institutions and drug manufactures.

Material Contracts

Completion of Acquisition and Disposition of Assets

In December 2020, 20/20 Global entered into definitive agreements with Ehave, MYC and the former and then-current directors of 20/20 Global that provided for (i) 20/20 Global’s purchase for $350,000 in cash of all of the outstanding stock of MYC from Ehave under a Stock Purchase Agreement, resulting in MYC becoming a wholly owned subsidiary of 20/20 Global; and (ii) the change of control of 20/20 Global’s board of directors and management under a Change of Control and Funding Agreement. In a related transaction, Ehave agreed to purchase 9,793,754 shares of 20/20 Global common stock, which constituted approximately 75.77% of the shares of 20/20 Global’s common stock then issued and outstanding, for $350,000 in cash, through a Stock Purchase Agreement (“MYC SPA”) with 20/20 Global stockholders, Mark D. Williams, Colin Gibson, and The Robert and Joanna Williams Trust. Prior to these transactions, neither 20/20 Global nor its officers and directors had a material relationship with Ehave, MYC, or their respective officers and directors.

All of the above transactions were closed on January 19, 2021, and in May 2021, 20/20 Global changed its name to Mycotopia Therapies, Inc. As a result of these transactions, MYC became a wholly owned subsidiary of Mycotopia, through which Mycotopia conducts its operations. MYC is a start-up enterprise that proposes to develop a business to provide psychedelic-enhanced holistic methodologies to improve mental wellbeing. In the next five years, Mycotopia’s business model is expected to focus on the following areas: palliative care, depression, and anxiety. Mycotopia expects to leverage its minority equity interest in PsychedeliTech to create new opportunities for its shareholders and partners. Mycotopia hopes to license and acquire access to technology and companies that will build added value its value as this industry matures.

On August 13, 2021, Mycotopia entered into a supply agreement with HAVN Life Sciences Inc., for the supply of psilocybin in the form of an active pharmaceutical ingredient. The psilocybin would be provided through a licensed third-party dealer pursuant to the Controlled Drugs and Substances Act (S.C. 1996, c. 19)(Canada). Delivery of the psilocybin would only be to parties allowed to receive it under applicable law in the jurisdiction where they are located.

HAVN Agreement

Mycotopia entered into the agreement with HAVN to secure a supply of GMP certified psilocybin in anticipation of its use in testing and development of new products.

Government Regulation

Because Mycotopia does not engage in the manufacturing, production or sale of psilocybin, it is not directly impacted by the US Federal Controlled Substances Act of 1970 (“CSA”). Mycotopia supports the research and development of therapies using psilocybin by our partners in compliance with the CSA and FDA regulations related to clinical trials.

The FDA and other regulatory authorities at the federal, state and local levels, as well as in foreign countries, extensively regulate, among other things, the research, development, testing, manufacture, quality control, import, export, safety, effectiveness, labeling, packaging, storage, distribution, recordkeeping, approval, advertising, promotion, marketing, post-approval monitoring and post-approval reporting of drugs. Mycotopia along with its vendors, contract research organizations and contract manufacturers, is required to navigate the various preclinical, clinical, manufacturing and commercial approval requirements of the governing regulatory agencies of the countries in which it wishes to conduct studies or seek approval of product candidates. The process of obtaining regulatory approvals of drugs and ensuring subsequent compliance with appropriate federal, state, local and foreign statutes and regulations requires the expenditure of substantial time and financial resources. In the United States, the FDA regulates drug products under the Federal Food, Drug, and Cosmetic Act, or FDCA, as amended, its implementing regulations and other laws. If Mycotopia fails to comply with applicable FDA or other requirements at any time with respect to product development, clinical testing, approval or any other legal requirements relating to product manufacture, processing, handling, storage, quality control, safety, marketing, advertising, promotion, packaging, labeling, export, import, distribution, or sale, Mycotopia may become subject to administrative or judicial sanctions or other legal consequences. These sanctions or consequences could include, among other things, the FDA’s refusal to approve pending applications, issuance of clinical holds for ongoing studies, suspension or revocation of approved applications, warning or untitled letters, product withdrawals or recalls, product seizures, relabeling or repackaging, total or partial suspensions of manufacturing or distribution, injunctions, fines, civil penalties or criminal prosecution.

Preclinical Studies and Clinical Trials for Drugs

Before testing any drug in humans, the product candidate must undergo rigorous preclinical testing. Preclinical studies include laboratory evaluations of drug chemistry, formulation and stability, as well as in vitro and animal studies to assess safety and in some cases to establish the rationale for therapeutic use. The conduct of preclinical studies is subject to federal and state regulation, including Good Laboratory Practices (“GLP”) requirements for safety/toxicology studies. The results of the preclinical studies, together with manufacturing information and analytical data, must be submitted to the FDA as part of an Investigational New Drug Application (“IND”). An IND is a request for authorization from the FDA to administer an investigational product to humans and must become effective before clinical trials may begin. Some long-term preclinical testing may continue after the IND is submitted. The IND automatically becomes effective 30 days after receipt by the FDA, unless the FDA, within the 30-day period, raises concerns or questions about the conduct of the clinical trial, including concerns that human research subjects will be exposed to unreasonable health risks, and imposes a full or partial clinical hold. The FDA must notify the clinical trial sponsor of the grounds for the hold and any identified deficiencies must be resolved before the clinical trial can begin. Submission of an IND may result in the FDA not allowing clinical trials to commence at all or on the terms originally specified in the IND. A clinical hold can also be imposed once a trial has begun, thereby halting the trial until the deficiencies articulated by FDA are corrected.

The clinical stage of development involves the administration of the product candidate to healthy volunteers or patients under the supervision of qualified investigators, who generally are physicians not employed by or under the trial sponsor’s control, in accordance with Good Clinical Practice (“GCP”), requirements, which include the requirements that all research subjects provide their informed consent for their participation in any clinical trial. Clinical trials are conducted under protocols detailing, among other things, the objectives of the clinical trial, administration procedures, subject selection and exclusion criteria and the parameters and criteria to be used in monitoring safety and evaluating effectiveness. Each protocol, and any subsequent amendments to the protocol, must be submitted to the FDA as part of the IND. Furthermore, each clinical trial must be reviewed and approved by an Institutional Review Board (“IRB”), for each institution at which the clinical trial will be conducted to ensure that the risks to individuals participating in the clinical trials are minimized and are reasonable compared to the anticipated benefits. The IRB also approves the informed consent form that must be provided to each clinical trial subject or his or her legal representative and must monitor the clinical trial until completed. The FDA, the IRB, or the sponsor may suspend or discontinue a clinical trial at any time on various grounds, including a finding that the subjects are being exposed to an unacceptable health risk. There also are requirements governing the reporting of ongoing clinical trials and completed clinical trials to public registries. Information about clinical trials, including results for clinical trials other than Phase I investigations, must be submitted within specific timeframes for publication on www.ClinicalTrials.gov, a clinical trials database maintained by the National Institutes of Health.

A sponsor who wishes to conduct a clinical trial outside of the United States may, but need not, obtain FDA authorization to conduct the clinical trial under an IND. If a foreign clinical trial is not conducted under an IND, the FDA will nevertheless accept the results of the study in support of an NDA if the study was conducted in accordance with GCP requirements, and the FDA is able to validate the data through an onsite inspection if deemed necessary.

Clinical trials to evaluate therapeutic indications to support NDAs for marketing approval are typically conducted in three sequential phases, which may overlap.

•Phase I—Phase I clinical trials involve initial introduction of the investigational product into healthy human volunteers or patients with the target disease or condition. These studies are typically designed to test the safety, dosage tolerance, absorption, metabolism and distribution of the investigational product in humans, excretion, the side effects associated with increasing doses, and, if possible, to gain early evidence of effectiveness.

•Phase II—Phase II clinical trials typically involve administration of the investigational product to a limited patient population with a specified disease or condition to evaluate the drug’s potential efficacy, to determine the optimal dosages and administration schedule and to identify possible adverse side effects and safety risks.

•Phase III—Phase III clinical trials typically involve administration of the investigational product to an expanded patient population to further evaluate dosage, to provide statistically significant evidence of clinical efficacy and to further test for safety, generally at multiple geographically dispersed clinical trial sites. These clinical trials are intended to establish the overall risk/benefit ratio of the investigational product and to provide an adequate basis for product approval and physician labeling.

Post-approval trials, sometimes referred to as Phase IV clinical trials or post-marketing studies, may be conducted after initial marketing approval. These trials are used to gain additional experience from the treatment of patients in the intended therapeutic indication and are commonly intended to generate additional safety data regarding use of the product in a clinical setting. In certain instances, the FDA may mandate the performance of Phase IV clinical trials as a condition of NDA approval.

Progress reports detailing the results of the clinical trials, among other information, must be submitted at least annually to the FDA. Written IND safety reports must be submitted to the FDA and the investigators fifteen (15) days after the trial sponsor determines the information qualifies for reporting for serious and unexpected suspected adverse events, findings from other studies or animal or in vitro testing that suggest a significant risk for human volunteers and any clinically important increase in the rate of a serious suspected adverse reaction over that listed in the protocol or investigator brochure. The sponsor must also notify the FDA of any unexpected fatal or life-threatening suspected adverse reaction as soon as possible but in no case later than seven calendar days after the sponsor’s initial receipt of the information.

Controlled Substances

The CSA, and its implementing regulations establish a “closed system” of regulations for controlled substances. The CSA imposes registration, security, recordkeeping and reporting, storage, manufacturing, distribution, importation and other requirements under the oversight of the Drug Enforcement Administration, or DEA. The DEA is the federal agency responsible for regulating controlled substances, and requires those individuals or entities that manufacture, import, export, distribute, research, or dispense controlled substances to comply with the regulatory requirements in order to prevent the diversion of controlled substances to illicit channels of commerce.

The DEA categorizes controlled substances into one of five schedules — Schedule I, II, III, IV or V — with varying qualifications for listing in each schedule. Schedule I substances by definition have a high potential for abuse, have no currently accepted medical use in treatment in the United States and lack accepted safety for use under medical supervision. Pharmaceutical products having a currently accepted medical use that are otherwise approved for marketing may be listed as Schedule II, III, IV or V substances, with Schedule II substances presenting the highest potential for abuse and physical or psychological dependence, and Schedule V substances presenting the lowest relative potential for abuse and dependence. COMP360, if approved in the United States, will require scheduling by the DEA before it can be marketed.

Facilities that manufacture, distribute, import or export any controlled substance must register annually with the DEA. The DEA registration is specific to the particular location, activity(ies) and controlled substance schedule(s).

The DEA inspects all manufacturing facilities to review security, recordkeeping, reporting and handling prior to issuing a controlled substance registration. The specific security requirements vary by the type of business activity and the schedule and quantity of controlled substances handled. The most stringent requirements apply to manufacturers of Schedule I and Schedule II substances. Required security measures commonly include background checks on employees and physical control of controlled substances through storage in approved vaults, safes and cages, and through use of alarm systems and surveillance cameras. Once registered, manufacturing facilities must maintain records documenting the manufacture, receipt and distribution of all controlled substances. Manufacturers must submit periodic reports to the DEA of the distribution of Schedule I and II controlled substances, Schedule III narcotic substances, and other designated substances. Registrants must also report any controlled substance thefts or significant losses, and must obtain authorization to destroy or dispose of controlled substances. Imports of Schedule I and II controlled substances for commercial purposes are generally restricted to substances not already available from a domestic supplier or where there is not adequate competition among domestic suppliers. In addition to an importer or exporter registration, importers and exporters must obtain a permit for every import or export of a Schedule I and II substance or Schedule III, IV and V narcotic, and submit import or export declarations for Schedule III, IV and V non-narcotics. In some cases, Schedule III non-narcotic substances may be subject to the import/export permit requirement, if necessary, to ensure that the United States complies with its obligations under international drug control treaties.

For drugs manufactured in the United States, the DEA establishes annually an aggregate quota for the amount of substances within Schedules I and II that may be manufactured or produced in the United States based on the DEA’s estimate of the quantity needed to meet legitimate medical, scientific, research and industrial needs. The quotas apply equally to the manufacturing of the active pharmaceutical ingredient and production of dosage forms. The DEA may adjust aggregate production quotas a few times per year, and individual manufacturing or procurement quotas from time to time during the year, although the DEA has substantial discretion in whether or not to make such adjustments for individual companies.

The states also maintain separate controlled substance laws and regulations, including licensing, recordkeeping, security, distribution, and dispensing requirements. State authorities, including boards of pharmacy, regulate use of controlled substances in each state. Failure to maintain compliance with applicable requirements, particularly as manifested in the loss or diversion of controlled substances, can result in enforcement action that could have a material adverse effect on our business, operations and financial condition. The DEA may seek civil penalties, refuse to renew necessary registrations, or initiate proceedings to revoke those registrations. In certain circumstances, violations could lead to criminal prosecution.

Employees

Mycotopia’s only full-time employee is its CEO who is also the CEO of Ehave Inc., of which the Company is a majority owned subsidiary.

Legal Proceedings

From time to time, Mycotopia may become involved in legal proceedings or be subject to claims arising in the ordinary course of our business. Mycotopia is not presently a party to any legal proceedings that, if determined adversely to Mycotopia, would individually or taken together have a material adverse effect on our business, operating results, financial condition, or cash flows. Regardless of the outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources, and other factors.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth, for each of Mycotopia’s last two completed fiscal years, the dollar value of all cash and noncash compensation earned by any person who was a Mycotopia principal executive officer and the three most highly compensated other executive officers or persons who were serving in such capacities during the preceding fiscal year (“Mycotopia Named Executive Officers”):

Name and Principal Position	Year Ended Dec. 31	Salary ($)	Bonus ($)	Stock Award(s) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Benjamin Kaplan	2021	-	-	-	-	-	-	-	-
President and CEO	2020	-	-	-	-	-	-	-	-

Mark D. Williams	2021	-	-	-	-	-	-	-
Former President and CEO	2020	142,943	-	-	-	-	-	25,000	167,943

Colin Gibson	2021	-	-	-	-	-	-	-	-
Former Vice President	2020	-	-	-	-	-	-	-	-

Executive Employment Agreements

On November 17, 2021, Mycotopia entered into an Executive Consulting Agreement (the “Kaplan Agreement”) with Benjamin Kaplan (“Kaplan”) pursuant to which Kaplan was appointed as CEO of Mycotopia. The initial term of the Kaplan Agreement is thirty-six (36) months, and, subject to certain termination provisions, the Agreement will automatically renew for an additional twelve (12) month period. Mycotopia is obligated to pay Kaplan in the following manner under the Kaplan Agreement: (i) A consulting fee of $24,000 per month for services performed, for a total compensation of $288,000 payable for each twelve (12) month period, (ii) Bonus compensation milestones by offering Kaplan a Warrant to purchase that number of shares of common stock of the Company equal to 5% of the issued and outstanding common shares, on a fully diluted basis, (iii) A significant transaction stock grant whereby Kaplan shall be granted that number of shares of common stock or a new series of preferred shares of the Company, that is convertible into common stock of the Company equal to 5% of the value of all of the consideration, including any stock, cash, or debt, of such completed transaction. As of December 31, 2021 and 2020, the Company accrued $50,000 and $0, respectively, related to the Kaplan Agreement.

The Kaplan Agreement will be terminated as a condition to closing of the merger. Mr. Kaplan will receive compensation as a member of the board of directors of PSLY after completion of the merger. He and the other directors of the corporation will each receive annual compensation of $60,000 and a stock option grant for 88,888 shares of common stock, which will vest over a three-year period.

Outstanding Equity Awards at Fiscal Year End

Other than pursuant to the Kaplan Agreement, we do not have any outstanding equity awards, pension plans, or other pension benefits, and there are no potential change-of-control payouts to any person.

Other than pursuant to the Kaplan Agreement, we do not provide any long-term incentives, any stock options or awards, or any kind of additional equity awards.

Director Compensation

Each director receives Sixty Thousand Dollars ($60,000.00) per annum paid in equal quarterly installments during the Company's fiscal year, in arrears. The payment can be made in either cash or shares of the Company’s common stock.

Certain Relationships and Related Transactions, and Director Independence

Information is set forth below for any transaction during the two years ended December 31, 2021, to which we were a party and in which any of our officers and directors or any holder of more than 10% of any class of our stock had or is deemed to have a material interest.

Related-Party Transactions

During the year ended December 31, 2020, Mycotopia Therapies entered into two term promissory notes with Ehave, Inc. (a majority shareholder) in the amount of $125,000. During the year ended December 31, 2021, Mycotopia Therapies entered a term promissory note with Ehave, Inc. in the amount of $500,000. The notes mature two years after the issuance date and bear an interest rate of 1.75% per year. As of December 31, 2021 and 2020, Mycotopia Therapies owes $625,000 and $125,000, respectively. As of December 31, 2021 and 2020, Mycotopia Therapies accrued interest related to these loans and has outstanding $10,339 and $1,776, respectively. During the year ended December 31, 2021 and 2020, Mycotopia Therapies recorded interest expense of $8,564 and $1,766, respectively, in relation to these notes.

As of June 30, 2022, Mycotopia Therapies repaid the loans to Ehave, Inc. in full.

Director Independence

Under the definition of independent directors found in Nasdaq Rule 5605(a)(2), which is the definition we have chosen to apply, Mark Croskery is independent.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF MYCOTOPIA THERAPIES, INC

The following discussion and analysis of our financial condition and results of operations should be read together with our financial statements and the related notes and the other financial information included elsewhere in this Quarterly Report. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those discussed below and elsewhere in this proxy statement/prospectus.

See “Forward-Looking Statements” beginning on page [__] and “Risk Factors” beginning on page [__].

Overview

Mycotopia Therapies, Inc. focuses on the psychedelic space. Mycotopia provides psychedelic therapies through technology-focused, data-driven, and medical-based solutions for people dealing with anxiety, depression, bipolar disorders, PTSD, ADHD, autism, and addictions. With a primary focus of helping patients heal and reclaim their lives, Mycotopia endeavors to guide individuals through their journey of healing. This is accomplished by acquiring an understanding of the causes and working towards mental wellness through psychedelic enhanced psychotherapy, integrated with a professional team of mental wellness practitioners and cutting-edge technology. Psychedelic therapy is a holistic and spiritual approach providing healing and has shown successful treatment for many years.

Recent Developments

On January 19, 2021, Ehave, Inc., a publicly traded company, sold 100% of its wholly owned subsidiary, Mycotopia Therapies, Inc., a Florida corporation, to Mycotopia (previously known as 20/20 Global Inc.). On May 4, 2021, 20/20 Global, Inc. changed its name to Mycotopia Therapies, Inc. and changed the symbol under which it trades in the OTC Pink Open Market to TPIA. As a result of the transaction described above, Ehave controls approximately 75.77% of Mycotopia’s outstanding shares.

Results of Operations

Comparison of the Three Months Ended June 30, 2022 and 2021

General and administrative

General administrative expenses consist primarily of costs associated without overall operations and being a public company. The costs include legal and professional services, corporate and compliance related fees.

General and administrative expense for the three months ended June 30, 2022 totaled $86,596, a decrease of $18,300 compared to $104,896 for the three months ended June 30, 2021. The decrease was primarily due to legal and professional services in relation to being a public traded company.

Other expense

Other expense for the three months ended June 30, 2022 totaled $250,329, an increase of $247,816 compared to $2,513 for the three months ended June 30, 2021. The increase was due to interest expense on our convertible promissory notes and related debt discount amortization.

Comparison of the Six months ended June 30, 2022 and 2021

General and administrative

General administrative expenses consist primarily of costs associated with our overall operations and being a public company. The costs include legal and professional services, corporate and compliance related fees.

General and administrative expense for the six months ended June 30, 2022 totaled $992,327, an increase of $879,729 compared to $112,598 for the six months ended June 30, 2021. The increase was primarily due to stock-based compensation, advertising and marketing expenses, and legal and professional services in relation to being a public traded company.

Other expense

Other expense for the six months ended June 30, 2022 totaled $432,932, an increase of $429,881 compared to $3,051 for the six months ended June 30, 2021. The increase was due to the interest expense and amortization expense on the debt discount from our loans.

Liquidity and Capital Resources

To date, we have generated no revenues, experienced negative operating cash flows and have incurred operating losses from our activities. We expect to continue to fund our operations through the issuance of debt or equity. As of June 30, 2022, our accumulated deficit was $4,275,163. Such conditions raise substantial doubts about our ability to continue as a going concern.

During the six months ended, June 30, 2022, we raised $150,000 from the sale of our preferred stock. Additionally, the Company raised an additional $250,000 from the proceeds from convertible debt. This is in addition to previous capital raises that occurred during the year ended December 31, 2021, in which, the Company raised $895,000 in cash proceeds from the issuance of convertible debt, as well as, $500,000 in cash proceeds from a related party loan.

As of June 30, 2022, we had total current assets of $783,377 and total current liabilities of $95,631 resulting in a working capital deficit of $687,746. Net cash used in operating activities for the six months ended June 30, 2022 was $259,142, which includes a net loss from operations of $1,425,259, offset by stock based compensation of $874,438, amortization of debt discount of $375,774, and depreciation expense of $498, as week as the decrease in accounts payable and accrued expenses of $85,017, and the nominal increase in accrued interest on our shareholder loans of $424 due to the $5,000 payment on accrued interest.

As of June 30, 2022, we had cash of $783,377. We will need to raise significant additional capital to continue to fund operations. We may seek to sell common or preferred equity, convertible debt securities or seek other debt financing. In addition, we may seek to raise cash through collaborative agreements or from government grants. The sale of equity and convertible debt securities may result in dilution to our shareholders and certain of those securities may have rights senior to those of our common shares. If we raise additional funds through the issuance of preferred stock, convertible debt securities or other debt financing, these securities or other debt could contain covenants that would restrict our operations. Any other third-party funding arrangement could require us to relinquish valuable rights. The source, timing and availability of any future financing will depend principally upon market conditions, and, more specifically, on the progress of our product and programs as well as commercial activities. Funding may not be available when needed, at all, or on terms acceptable to us. Lack of necessary funds may require us, among other things, to delay, scale back or eliminate expenses including those associated with our planned product development and commercial efforts.

Off-Balance Sheet Arrangements

We did not have during the periods presented, and we do not currently have, any off-balance sheet arrangements, as defined under SEC rules, such as relationships with unconsolidated entities or financial partnerships, which are often referred to as structured finance or special purpose entities, established for the purpose of facilitating financing transactions that are not required to be reflected on our balance sheets.

Comparison of Years Ended December 31, 2021 and 2020

Sales and Cost of Sales

Mycotopia did not have any revenue or cost of revenue from operations for the years ended December 31, 2021 and 2020.

Operating Expenses from Operations

Operating expenses from operations for the years ended December 31, 2021 and 2020 consisted of general and administrative expenses of $2,669,109. General and administrative expenses consisted primarily of consulting fees, stock-based compensation, board compensation, and fees for legal and professional services. The increase in our general and administrative expenses is the result of increased administrative costs due to increased compliance costs. Mycotopia has employed cost savings strategies as Mycotopia seeks to find another active business that may be interested in acquiring us.

Other Income (Expense) from Operations

Other expense of $151,621 for the year ended December 31, 2021 consisted of interest expense from convertible notes with debt discounts and interest expense on amounts due to related parties. Other expense of $1,806 for the year ended December 31, 2020, consisted of interest expense.

Net Loss from Operations

Mycotopia had net losses from operations for the years ended December 31, 2021 and 2020, of $2,669,109 and $14,223, respectively.

Liquidity and Capital Resources

As of December 31, 2021, Mycotopia had working capital of $961,149, up from working capital of $108,751 as of December 31, 2020. Mycotopia’s current assets of $1,267,519 consisted solely of cash, while current liabilities consisted predominantly of accrued interest and a shareholder loan. Mycotopia had an accumulated deficit of $2,849,904 as of December 31, 2021, an increase from an accumulated deficit of $29,174 as of December 31, 2020.

Operating activities used net cash of $235,482 for the year ended December 31, 2021, as compared to using net cash of $14,253 for the year ended December 31, 2020. Investing activities used net cash of $2,746 and $0, respectively, for the years ended December 31, 2021 and 2020. Financing activities received of $1,395,000 for the year ended December 31, 2021, as compared cash proceeds of $125,000 for the year ended December 31, 2020. Mycotopia had a cash balance of $1,267,519 and $110,747 as of December 31, 2021 and 2020, respectively.

Mycotopia’s monthly operating costs averaged approximately $15,500 per month for the year ended December 31, 2021, excluding capital expenditures. Mycotopia plans to fund our operations with our cash on hand.

Our consolidated financial statements have been prepared assuming Mycotopia will continue as a going concern. Our ability to continue our operations as a going concern is dependent on management’s plans, which includes successfully integrating Mycotopia which was acquired subsequent to December 31, 2020. The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. These consolidated financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should Mycotopia be unable to continue as a going concern.

Off-Balance Sheet Arrangements

Mycotopia has no off-balance sheet arrangements.

Critical Accounting Policies

Mycotopia has identified the policies outlined below as critical to its business operations and an understanding of its results of operations. The list is not intended to be a comprehensive list of all of Mycotopia’s accounting policies. In many cases, the accounting treatment of a particular transaction is specifically dictated by generally accepted accounting principles in the United States, with no need for management’s judgment in their application. The impact and any associated risks related to these policies on Mycotopia’s business operations is discussed throughout Management’s Discussion and Analysis of Financial Condition and Results of Operations when such policies affect reported and expected financial results. For a detailed discussion on the application of these and other accounting policies, see the notes to our December 31, 2021, financial statements. Note that preparation of the financial statements requires Mycotopia to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of our financial statements, and the reported amounts of revenue and expenses during the reporting period. Mycotopia cannot assure that actual results will not differ from those estimates.

Revenue Recognition and Cost of Goods Sold

Effective January 1, 2018, Mycotopia adopted ASC Topic 606, Revenue from Contracts with Customers. Under ASC Topic 606, Mycotopia recognizes revenue from the commercial sales of products and licensing agreements by applying the following steps: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied.

Income Taxes

Mycotopia adopted ASC Topic 740-10-25, Income Taxes—Recognition, which addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under ASC Topic 740-10-25, Mycotopia may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. ASC Topic 740-10-25 also provides guidance on derecognition, classification, interest and penalties on income taxes, and accounting in interim periods and requires increased disclosures. Mycotopia had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of ASC Topic 740-10-25.

Stock Based Compensation

Mycotopia follows ASC Topic 718, Compensation–Stock Compensation, which prescribes accounting and reporting standards for all share-based payment transactions in which employee and non-employee services are acquired. Share-based payments to employees and non-employees, including grants of stock options, are recognized as compensation expense in the financial statements based on their fair values on the grant date. That expense is recognized over the period required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

Fair Value of Financial Instruments

Mycotopia accounts for financial instruments in accordance with ASC 820, “Fair Value Measurements and Disclosures” (“ASC 820”). ASC 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy under ASC 820 are described below:

Level 1 – Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2 – Quoted prices in non-active markets or in active markets for similar assets or liabilities, observable inputs other than quoted prices, and inputs that are not directly observable but are corroborated by observable market data; and

Level 3 – Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable.

There were no changes in the fair value hierarchy leveling during the years ended December 31, 2021 and 2020.

Recently Issued Accounting Pronouncements

Recently issued accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that require adoption and that do not require adoption until a future date are not expected to have a material impact on our financial statements upon adoption.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Of MYCOTOPIA AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information, as of August 19, 2022, respecting the beneficial ownership of our outstanding common stock by: (i) any holder of more than 5%; (ii) each of the Named Executive Officers (defined as any person who was principal executive officer during the preceding fiscal year and each other highest compensated executive officers earning more than $100,000 during the last fiscal year) and directors; and (iii) our directors and Named Executive Officers as a group, based on 14,554,095 shares of common stock outstanding:

Name of Person or Group*	Nature of Ownership	Amount	Percent

Principal Stockholders:
Ehave Inc.	Common stock	9,793,754	67.3%

Directors:
Benjamin Kaplan as CEO of Ehave Inc.	Common stock	9,793,754	67.3%

Benjamin Kaplan, Individually	Common stock	250,000	1.7%

Mark Croskery	Common stock	16,912	<1%

All Executive Officers and Directors as a Group (3 persons):	Common stock	10,060,666	69.1%

Mark D. Williams	Common stock	999,997	6.97%

During the fiscal year December 31, 2021, Ehave, Inc. purchased 9,793,754 shares of common stock in the aggregate from The Robert and Joanna Williams Trust, Mark Williams and Colin Gibson. Following the transaction, Mark Williams continued to hold 999,997 shares of common stock.

The persons named in the above table have sole voting and dispositive power respecting all shares beneficially owned, subject to community property laws where applicable. Beneficial ownership is determined according to the rules of the U.S. Securities and Exchange Commission, and generally means that a person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power over that security. Each director, officer, or 5% or more stockholder, as the case may be, has furnished the information respecting beneficial ownership.

________________________

*Address for all stockholders is 18851 NE 29th Ave., Suite 700, Aventura, FL 33180

INFORMATION REGARDING EI.VENTURES, INC.

The following description of our business contains forward-looking statements relating to future events or our future financial or operating performance that involve risks and uncertainties, as set forth above under “Special Note Regarding Forward-Looking Statements.” Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth above in the Special Cautionary Note Regarding Forward-Looking Statements or under the heading “Risk Factors” or elsewhere in this proxy statement/prospectus.

Company History

Ei.Ventures, Inc., a Delaware corporation (“Ei.”), is a start-up company formed in May 2019 with the ambition being at the forefront of new industries and technologies. Ei. is engaging in innovative psychoactive therapeutic compounds, delivery systems and non-psychoactive nutritional supplements that address global mental healthcare needs. Ei. began as a wholly owned subsidiary of Orthogonal Thinker, Inc., a Delaware corporation (“Orthogonal”), a company engaged in developing intellectual property. In 2020, Ei. agreed to licensing terms with Orthogonal of certain intellectual property related to healthcare. With the recent emergence and rapid growth of digital technologies, Ei. believes that that the future of mental health solutions will not be in the brick-and-mortal clinics, but in the metaverse.

Business Overview

Mental health conditions such as depression, substance use disorder, or SUD, and anxiety, which are among Ei.’s anticipated targeted focus indications, are highly prevalent and estimated to affect more than one billion people globally. Additionally, it is expected that more than 50% of the U.S. populations will be diagnosed with a mental health condition at some point in their lifetime. The COVID-19 pandemic has led to increased incidence of mental health conditions and an increase in persons seeking mental health services. Those suffering from mental health conditions have higher mortality rates than the general population and often experience decreased quality of life as a result of emotional, behavioral, or physical manifestations. Between 2009 and 2019, spending on mental health care in the United States increased by more than 50%, reaching $225 billion, and a Lancet Commission report estimates the global economic cost will reach $16 trillion by 2030. While current treatments, such as selective serotonin reuptake inhibitors, or SSRIs, and serotonin-norepinephrine reuptake inhibitors, or SNRIs, are well established and effective for certain patients, a significant percentage of patients either respond inadequately or relapse, translating to a significant unmet patient need. Additionally, with the rapidly growing patient population, Ei. believes that it will need accessible treatment solutions. Ei. believes that future treatment solutions will be in virtual settings in the metaverse.

On October 8, 2020, Ei. agreed to terms with Orthogonal for a royalty-free license of certain intellectual property (the “License Agreement”), including the compositions addressed in Orthogonal’s provisional patent application, the associated intellectual property, and also intellectual property associated with a number of additional psilocybin-based psychoactive compounds and non-psychoactive nutritional supplements not included in the provisional application. The License Agreement grants Ei. an exclusive world-wide right to use, manufacture, develop, commercialize, market and sell all of the licensor’s intellectual property addressed in the License Agreement with respect to the intellectual property for medicinal, therapeutic, nutraceutical and adult recreational uses, including the matters included in the provisional application. No consideration was paid to Orthogonal for the license. The license is perpetual, subject to limited termination rights, for example, if Ei. is found guilty of criminal activity or Ei. files for bankruptcy.

Ei.’s initial research into psychoactive therapeutic compounds is planned to be conducted with respect to psilocybin and/or psilocin. Psilocybin is a naturally-occurring psychedelic compound produced by more than 200 species of mushrooms, collectively known as psilocybin mushrooms. Psilocybin is quickly converted by the body to psilocin, which is a non-selective serotonin receptor agonist responsible for its pharmacologic effects. Currently in the United Sates, the possession of psilocybin and psilocin is illegal because psilocybin is a Schedule I controlled substance. As a result, the federal government has the right to regulate and criminalize psilocybin, including for medical purposes. In Canada, psilocybin is classified as a schedule III drug, meaning activities such as sale, possession, or production of these substances are prohibited unless they have been authorized for clinical trials or research purposes, consistent with Part J of Canada’s Food and Drug Regulations. Current formulations and testing are theoretical—Ei. has not taken any steps to test or otherwise verify any of the formulations—and, if approved, actual testing will only proceed in government-approved laboratories.

Ei. intends to build upon its current intellectual property holdings by developing a differentiated portfolio of psychoactive and non-psychoactive products on the presumption that they will become regulatorily approved, such approval within the sole determination of the FDA and other comparable regulatory agencies. In the coming years, Ei. believes that it will see significant increases in demand from patients and governments for plant-derived products, including psychoactive therapeutic products. Ei. intends to be well-positioned at that time to expand availability of these products to patients if they become legal and are approved by the FDA and other comparable regulatory agencies, as medical psilocybin becomes recognized worldwide as a viable treatment option for patients suffering from a variety of diseases and conditions.

Ei.’s progress with regard to the testing and sale of psychoactive therapeutic options will depend, in large part, on changes to the federal and state regulations in the United States and abroad with regard to biopharmaceutical research involving psychedelics or rescheduling of psilocybin and/or psilocin as a Schedule I controlled substance (or schedule III drug in Canada), along with its ability to obtain and maintain patent protection of current and future compositions. Ei. intends to conduct pre-clinical and clinical trials on its current compositions to meet FDA regulations. Current formulations and testing are theoretical and, if approved, actual testing will only proceed in government-approved laboratories. Pre-clinical and clinical testing is expensive, is difficult to design and implement and can take years to complete. The initial testing that Ei. intends to complete within the next year, for each formulation, which in large part will be theoretical, includes (1) the development of one or more active pharmaceutical ingredients; (2) product characterization to determine size shape, strengths and weaknesses, toxicity, bioactivity, and bioavailability; (3) formulation, delivery, and packaging development to devise a formulation that insures the proper drug delivery parameters; (4) pharmacokinetics (PK) and absorption/distribution/metabolism/excretion (ADME) studies; (5) preclinical toxicology testing to determine the bioactivity, safety, and efficacy of the formulations; and (6) Phase 1 clinical trials to evaluate pharmacokinetic parameters and tolerance.

While Ei. navigates through pre-clinical research on its psychoactive compositions and the accompanying strict regulatory environment, it also intends to develop and commercialize non-psychoactive nutritional supplement products that will be synergistic with the psychoactive therapeutic options to address one’s whole well-being through a wholly-owned subsidiary, Mana Health Labs, Inc., a Delaware corporation. Through this subsidiary, Ei. intends to make “MANA” a nationally recognized brand in the nutritional supplements industry. Ei. intends to launch the following initial products: (1) Brain MANA, a non-psychotropic mushroom formulation with enhanced bioavailability, (2) Intelliburst, a natural focus and energy booster, (3) Happy Sexy, a weight loss booster; (4) Sleepy Sexy, a weight loss booster and sleep aid. Ei. plans to manufacture all of its nutritional supplement products from natural ingredients in compliance with U.S. Food and Drug Administration laws and regulations. Ei. intends to package its nutritional supplements in different forms, such as tablets, gummies, capsules, and powders. Ei. anticipates that all of its products will be GMO-free, which it intends to emphasize in its marketing campaigns to the extent possible.

Through the research Ei. conducted and with the overall goal of psychoactive therapeutics being a legal option for treating persons and health conditions Ei. began analyzing how the current medical system works. Ei. recognized the evolution of medicine including the emergence of telehealth services. Ei. believes these advancements in the medical field, including telehealth will stay long after the Covid-19 pandemic, and as such, believe more resources need to be created to deliver such services efficiently and securely. In April, 2022, Ei. formed a subsidiary, Pluto11.11, Inc., a Delaware corporation, (“Pluto11.11”), to focus on emerging technologies such as the Metaverse, blockchain technologies and Web3. Pluto 11.11’s mission is to engage and further development of these technologies, specifically investing in physical assets in the Metaverse. Ei. expects to utilize the development of these technologies, to create a safe, efficient, and secure way to provide telehealth services in general and specifically to the psychoactive therapeutics. Ei. believes that Ei. and Pluto11.11 may have unique opportunities to invest in or acquire companies that are compatible with this mission because of longstanding relationships and the potential for collaboration between such other companies and Ei. and Pluto11.11.

There can be no assurance that Ei. will be able to accomplish this intermediate business plan: Ei. is organized and directed to operate strictly in accordance with all applicable federal, state and provincial laws. Accordingly, at this time, Ei. does not grow, process, own, handle, transport or sell psilocybin-based products. However, if the legal environment changes in the United States or in Canada, Ei.’s management may explore business opportunities in the development of laboratories, and growing/cultivation operations, provided that no such business opportunities become legally permissible under applicable federal and state or provincial law.

Market Opportunity and Potential

Ei. engages in the discovery, development and commercialization of regulatory approved, plant-derived, psychoactive therapeutic compounds. Psilocybin and psilocin are naturally occurring psychedelic compounds found in more than 200 species of mushrooms. They are similar chemically, with psilocin being the psychoactive compound that stimulates the human brain. Psilocin oxidizes and loses its potency very quickly. Psilocybin has an additional element in its composition which prevents oxidization. Because of this psilocybin-containing mushrooms can be dried and kept for a long time without a drop in potency. Psilocybin becomes psilocin in the human body and binds with serotonin receptors in the brain, which regulate the release of neurotransmitter chemicals related to appetite, cognition, anxiety, imagination, learning, memory, mood, and perception. Psilocin produces psychedelic experiences and an altered state of consciousness.

The World Health Organization estimates that over 264 million people worldwide suffer from major depressive disorder, or MDD. The second leading of cause of death in 15-29-year-olds is suicide related to MDD. In the United States, the economic burden of MDD accounts for approximately $200 billion per year. Patients suffering with MDD are treated through a number of approaches. Most treatments for MDD rely on a treatment plan focused on the brain’s neurotransmitter monoamine levels. This methodology has exhibit limited efficacy in a significant portion of patients and often results in high relapse rates. Ei. believes that it is time for a new approach to the treatment of MDD that can deliver reliable results and long-term efficacy.

 Psilocybin is currently classified as a Schedule I drug in the United States and is similarly prohibited in many jurisdictions. While the legal status of psilocybin currently restricts the research that can be performed on its ability to treat MDD and other conditions, there is a rapidly growing body of evidence that psilocybin may have beneficial effects on depression and other mental health conditions. The FDA and the U.S. Drug Enforcement Administration, or DEA, have permitted the use of psilocybin in clinical studies for the treatment of a range of psychiatric conditions. In particular, recent studies demonstrate that psilocybin may beneficially alter the extracellular release of serotonin and dopamine, resulting in brain network connectivity and increased level of neuroplasticity. These studies are encouraging and demonstrate that psilocybin therapy may have the potential to ensure rapid and enduring mood effects.

 With regard to the nutritional supplements, Ei.’s aim is to operate within the large and growing nutritional supplements industry. According to Nutrition Business Journal’s Supplement Business Report 2020, the nutritional supplement industry generated $123.28 billion in sales in 2019 and is projected to grow 8% per annum through 2027. Ei. anticipates several key demographic, healthcare, and lifestyle trends to drive the continued growth of this industry. These trends include increasing awareness of nutritional supplements across major age and lifestyle segments of the U.S. population, and increased focus on fitness and healthy living.

Ei. intends that the United States will be its initial target market for sales of its nutritional supplements. Ei. anticipates distributing its products through four primary channels: (1) master distributors in the nutritional supplements market; (2) master distributors in the fast-moving consumer goods industry; (3) big box retailers; (4) its own website and internal sales force; and (5) white-label opportunities for its products. With time, Ei. intends to expand its reach globally.

Unlike cannabis, for which a large number of people report usage, psilocybin currently is consumed relatively rarely, with only about 0.1 percent of persons surveyed reporting psychedelic use in 2019. Psilocybin is neither physically addictive nor shown to cause psychological dependence. Psilocybin and psilocin produce short-term tolerance in users, which diminishes its effects with repeated dosing. It can take several weeks to a month for tolerance to return to normal levels. As with cannabis, LSD and other hallucinogens, psilocybin has also been linked to a poorly understood phenomena known as Hallucinogen Persisting Perception Disorder (HPPD), in which sufferers report ongoing distortions to their perception, even years later. Symptoms can range from minor visual issues to disturbing hallucinations.

Psilocybin has the potential to aid in the treatment of depression, eating disorders and addiction, but the study of psychedelics and their applications in medicine and psychology is still in its infancy, hampered by its Schedule I Narcotics status and the United States’ “War on Drugs”. However, psilocybin has shown promise in combination with psychotherapy. Recent studies have shown that psilocybin and psilocin may act as primary medicines in the treatment of a number of mental disorders.

Various potential competitors to Ei. are in differing stages of clinical trials for similar or competing product compounds as follows:

Companies	Stage
Atai Life Sciences AG	Phase 1 and Phase 2
Champignon Brands Inc.	Pre-Clinical/Phase 1
Compass Pathways Ltd	Phase 2(b) TRD
Cybin Inc.	Pre-clinical
Eluesis Ltd.	Phase 1 completed
Field Trip Health, Inc.	Pre-clinical
Mind Medicine Inc.	Phase 1(b) and Phase 2
Tactogen, Inc.	Pre-clinical

Ei. believes that in the coming years and with greater legalization, medical psilocybin will become accepted, resulting in a growth in demand for the availability of psilocybin-based products and services. Ei. sees an opportunity, as legal psilocybin industries emerge in North America and around the world, to create a broad-based portfolio of differentiated psilocybin-based products that it intends to develop and bring to market in a legal and professional manner. Ei. believes that many patients will come to rely on medical psilocybin as a substitute to opioids and other narcotics.

Intellectual Property

Orthogonal in October 2020 received from the inventor the assignment of certain specific proprietary compounds, methods, discoveries and formulations in the field of natural, non-synthetic psychoactive compounds containing psilocybin/psilocin. As part of this assignment, Orthogonal obtained the complete rights to develop, commercialize, license and seek patent protection for the acquired intellectual property.

In March 2020 Orthogonal filed a provisional patent application with the US Patent and Trademark Office seeking patent protection for aspects of the acquired intellectual property. A provisional application is not examined by a patent examiner and remains confidential.

 The provisional patent application describes several compositions, such as oral dosage forms, containing psilocybin and/or psilocin in combination with various specified amino acids, vitamins, plant herbs and/or other compounds. The application also describes methods for making these compositions and using these compositions, including for the treatment of anxiety disorders, depressive disorders or compulsive disorders.

 On October 8, 2020, Ei. agreed to terms with Orthogonal Thinker, Inc. for the License Agreement, a royalty-free license of certain intellectual property, including the compositions addressed in Ei.’s provisional patent application, the associated intellectual property, and also intellectual property associated with a number of additional psilocybin-based psychoactive compounds and non-psychoactive nutritional supplements not included in the provisional application. The License Agreement grants Ei. an exclusive world-wide right to use, manufacture, develop, commercialize, market, and sell all of the intellectual property addressed in the License Agreement with respect to the intellectual property for medicinal, therapeutic, nutraceutical and adult recreational uses, including the matters included in the provisional application. No consideration was paid to Orthogonal Thinker, Inc. for the license. The license is perpetual, subject to limited termination rights, for example, if Ei. is found guilty of criminal activity or files for bankruptcy.

On March 19, 2021, Ei. filed a Patent Cooperation Treaty (PCT) application, claiming priority to a March 20, 2020 U.S. Provisional patent application. The PCT application is for a composition that contains: (A) a psychoactive compound selected from the group consisting of psilocybin, psilocin, and combinations thereof; and (B) a supplement selected from the group consisting of an amino acid, a vitamin B6, piracetam, gamma aminobutyric acid (GABA), theobromine, caffeine, resveratrol, and combinations thereof. A method of producing the composition and an oral dosage containing the composition are also described in the application. A PCT application is not examined unless it is filed as a national stage application with individual countries. Before September 19, 2022, Ei. will need to decide whether to file further national stage applications that claim priority to the PCT application. Ei. cannot be sure that patents will be granted with respect to any patent applications it may file in the future, nor can it be sure that any patents that may be granted in the future upon which it relies will be commercially useful in protecting Ei.’s compositions and processes.

The following trademark applications are pending with the United States Patent and Trademark Office. Each of these applications is owned by Orthogonal and licensed to Ei:

·      US Trademark Application No. 90/314,558 for the EI.VENTURES mark, filed on November 12, 2020, with Notice of Allowance issued on January 4, 2022;

·      US Trademark Application No. 90/314,547 for the  mark, filed on November 12, 2020, with Notice of Allowance issued January 18, 2022;

·      US Trademark Application No. 90/323,536 for the  mark, filed on November 17, 2020, with a Notice of Allowance issued January 18, 2022;

·      US Trademark Application No. 90/323,539 for the  mark, filed on November 17, 2020, with a Non-final Office Action issued January 10, 2022;

·      US Trademark Application No. 88/814,693 for the PSILLY mark, filed on February 28, 2020, which was suspended on December 20, 2020;

·      US Trademark Application No. 88/814,694 for the PSILLY LIFE mark, filed on February 28, 2020, which was suspended on December 20, 2020;

·      US Trademark Application No. 90/317,444 for the TRUST THE PSILLY mark, filed on November 13, 2020, with a Notice of Allowance received February 1, 2022;

·      US Trademark Application No. 90/314,553 for the BRAIN MANA mark, filed on November 12, 2020, and published on November 9, 2021, with Mana Up Labs, LLC filing a 90-day extension of time to oppose on December 8, 2021;

·      US Trademark Application No. 90/323,507 for the MANA mark; filed on November 17, 2020, and published on November 9, 2021, with Mana Up Labs, LLC filing a 90-day extension of time to oppose on December 8, 2021, and an Opposition filed on March 9, 2022 to which Ei. will need to Answer by May 18, 2022;

·      US Trademark Application No. 90/323,525 for the  mark, filed on November 17, 2020, which was suspended on November 1, 2021; and

·      US Trademark Application No. 90/323,513 for the  mark, filed on November 17, 2020, and published on November 9, 2021, with Mana Up Labs, LLC filing a 90-day extension of time to oppose on December 8, 2021;

·      US Trademark Application No. 90/323,536 for the  mark, filed on November 17, 2020, with a Notice of Allowance issued September 7, 2021;

.       US Trademark Application No. 97/142,392 for the PSLY mark, filed on November 24, 2021;

.       US Trademark Application No. 97/142,446 for the PSLY mark, filed on November 24, 2021;

.       US Trademark Application No. 97/146,383 for the mark, filed on November 29, 2021;

.       US Trademark Application No. 97/146,433 for the mark, filed on November 29, 2021;

Ei. cannot be sure that applied-for trademark applications will be granted, nor that any trademarks that may be granted in the future upon which it relies will be commercially useful in protecting Ei.’s proposed branding.

Ei. does not own or operate, and currently have no plans to establish, any manufacturing facilities for final manufacture. Ei. intends to rely on third parties for the manufacture of its compositions for future pre-clinical studies and clinical testing, as well as for commercial manufacture of any products that it may be able to commercialize.

For its future drug candidates, Ei. aims to identify and qualify manufacturers and researchers to provide the application program interface, or API, and fill-and-finish services prior to submission of an NDA to the FDA. Ei. expects to fund the development of drug candidates that can be produced cost-effectively at contract manufacturing facilities.

Government Regulation and Product Approval

Governmental authorities in the United States, at the federal, state, and local level, Canada and other countries extensively regulate, among other things, the research, development, testing, manufacture, labeling, packaging, promotion, storage, advertising, distribution, marketing, and export and import of products such as those it is developing. Ei.’s drug candidates must be approved by the FDA through the NDA process before they may be legally marketed in the United States, by HC through the NDS process before they may be legally marketed in Canada and by the European Medical Associate through the Marketing Authorization Application, or MAA, process before they may be legally marketed in Europe. Ei.’s drug candidates will be subject to similar requirements in other countries prior to marketing in those countries. The process of obtaining regulatory approvals and the subsequent compliance with applicable federal, state, local and foreign statutes and regulations require the expenditure of substantial time and financial resources.

Regulation of Psilocybin

United Stated Drug Enforcement Agency

Psilocybin and psilocybin extracts are regulated as “controlled substances” as defined in the Controlled Substances Act of 1970 (“CSA”), which establishes registration, security, recordkeeping, reporting, storage, distribution and other requirements administered by the Drug Enforcement Administration (“DEA”). The DEA is concerned with the control of handlers of controlled substances, and with the equipment and raw materials used in their manufacture and packaging, in order to prevent loss and diversion into illicit channels of commerce.

The DEA regulates controlled substances as Schedule I, II, III, IV or V substances. Psilocybin is currently regulated as a Schedule I substance, which by definition has no established medicinal use, and may not be marketed or sold in the United States. A drug may be listed as Schedule II, III, IV or V, with Schedule II substances considered to present the highest risk of abuse and Schedule V substances the lowest relative risk of abuse among such substances. Psilocybin and psilocybin extracts are listed by the DEA as Schedule I controlled substances under the CSA. Consequently, their manufacture, shipment, storage, sale and use are subject to a high degree of regulation. Annual registration is required for any facility that manufactures, distributes, dispenses, imports or exports any controlled substance. The registration is specific to the particular location, activity and controlled substance schedule. For example, separate registrations are needed for import and manufacturing, and each registration will specify which schedules of controlled substances are authorized.

The DEA typically inspects a facility to review its security measures prior to issuing a registration. Security requirements vary by controlled substance schedule, with the most stringent requirements applying to Schedule I and Schedule II substances. Required security measures include background checks on employees and physical control of inventory through measures such as cages, surveillance cameras and inventory reconciliations. The registered entity must maintain records for the handling of all controlled substances and must make periodic reports to the DEA. These include, for example, distribution reports for Schedule I and II controlled substances, Schedule III substances that are narcotics, and other designated substances. The registered entity must also report thefts or losses of any controlled substance and obtain authorization to destroy any controlled substance. In addition, special authorization and notification requirements apply to imports and exports.

In addition, a DEA quota system controls and limits the availability and production of controlled substances in Schedule I or II. Distributions of any Schedule I or II controlled substance must also be accompanied by special order forms, with copies provided to the DEA. The DEA may adjust aggregate production quotas and individual production and procurement quotas from time to time during the year, although the DEA has substantial discretion in whether to make such adjustments. To meet its responsibilities, the DEA conducts periodic inspections of registered establishments that handle controlled substances. In the event of non-compliance, the DEA may seek civil penalties, refuse to renew necessary registrations, or initiate proceedings to revoke those registrations. In certain circumstances, violations could lead to criminal prosecution.

States

The states also maintain separate controlled substance laws and regulations, including licensing, recordkeeping, security, distribution, and dispensing requirements. State authorities, including Boards of Pharmacy, regulate use of controlled substances in each state. Failure to maintain compliance with applicable requirements, particularly as manifested in the loss or diversion of controlled substances, can result in enforcement action that could have a material adverse effect on its business, operations, and financial condition.

Currently in the U.S. the possession of psilocybin-containing mushrooms is illegal because they contain the Schedule I drugs psilocybin and psilocin. The cities of Denver, Colorado; Oakland, California; and Santa Cruz, California have decriminalized the drug. The state of Oregon also voted to legalize psylocibin. These limited city/state laws conflict with the federal CSA, which makes psilocybin use and possession illegal at the federal level. Because psilocybin is a Schedule I controlled substance, however, the development of a legal psilocybin industry under the laws of these states conflicts with the CSA, which makes psilocybin use and possession illegal on a national level. If psilocybin is treated like cannabis, the federal government has the right to regulate and criminalize psilocybin, including for medical purposes, and that federal law criminalizing the use of psilocybin preempts state laws that legalize its use.

Health Canada

In Canada, psilocybin is classified by HC as a schedule III drug under the Controlled Drugs and Substances Act (“CDSA”), meaning activities such as sale, possession, or production of these substances are prohibited unless they have been authorized for clinical trials or research purposes by HC, consistent with Part J of Canada’s Food and Drug Regulations. Under Part J, a party may file a CTA to study psilocybin for a medicinal use. The compliance and monitoring of controlled drugs and substances in Canada is overseen by HC’s Office of Controlled Substances, in conjunction with law enforcement agencies. The CDSA provides for the control of substances that can alter mental processes and that may produce harm to health and to society when diverted or misused. Except as authorized under its related regulations, or via an exemption issued under section 56 of the CDSA, most activities involving substances regulated under the CDSA, such as possession, import, export, trafficking, and production are prohibited. Controlled substances are regulated and grouped into Schedules I to V to the CDSA. Schedule III is considered of less abuse potential than Schedule I.

HC administers the CDSA and its regulations to: (1) allow access for lawful purposes and (2) reduce the risk that controlled substances and precursors will be used for illegal purposes. To meet these two objectives, HC: (1) issues licenses, permits and exemptions, (2) monitors trends of problematic substance use, (3) updates the Schedules to the CDSA based on assessments of new or existing substances, when necessary, (4) works with international organizations and other countries to meet Canada’s obligations regarding controlled substances. The CDSA applies to a broad range of parties, including: (1) manufacturers, distributors, importers and exporters who must get a license to produce, sell, import or export controlled substances and precursors, (2) importers and exporters who must get a permit each time they import and export a controlled substance or precursor, (3) health professionals who must comply with requirements when prescribing and giving controlled substances to a patient, and (4) researchers who must get permission to have a controlled substance for research purposes.

All regulated parties must comply with requirements for: (1) security, (2) reporting, and (3) record-keeping.  HC promotes and enforces compliance with the CSDA by: (1) developing and publishing guidance, (2) informing affected parties of any regulatory changes, and (3) publishing notices seeking public input on proposed regulatory changes. HC also carries out inspections of regulated parties and monitors regulated activities. HC may act when a regulated party is not following the rules of the CDSA, including (but are not limited to): (1) issuing warning letters, (2) requiring a corrective action plan, (3) suspending and revoking licenses, permits or exemptions to stop a regulated party from conducting activities. To further enforce the CDSA, HC works with a wide range of partners and stakeholders, including: (1) provincial and territorial governments, (2) other federal departments and agencies, (3) law enforcement agencies, (4) academic, scientific and research communities, (5) non-government organizations, such as national, provincial, and territorial health professional associations, (6) federal regulators in other countries, (7) international organizations, such as the United Nations.

In Canada, mushroom spore kits and are legal and are sold openly in stores or on the Internet, as the spores and kits themselves are legal. Online dispensaries exist that openly sell microdoses to Canadian patients with medical prescriptions. The Canadian police tolerates the activity, citing focus on more harmful criminal drug activities. In September 2019, a motion to prevent the sale of magic mushrooms was defeated by Vancouver council.

In addition to HC, the National Association of Pharmacy Regulatory Authorities (NAPRA) also has a role in scheduling new drugs, which is separate from HC’s scheduling process. NAPRA’s role in the drug scheduling process occurs after HC has authorized a drug for sale in Canada and determined whether the drug requires a prescription for sale. NAPRA does not have any role or authority in the authorization of new health products for the Canadian market and does not review products that have been classified as requiring a prescription by HC.

While the federal government determines certain conditions of sale, such as the need for a prescription, provincial/territorial governments can further specify the conditions of sale of drug products.  Prior to 1995, each province and territory had its own system for determining the conditions of sale for non-prescription drugs in Canada, leading to wide variability in the way drugs were sold across Canada. In 1995, NAPRA’s members, the pharmacy regulatory authorities across Canada, endorsed a proposal for a national drug scheduling model, to align the provincial/territorial drug schedules so that the conditions of sale for drugs would be more consistent across Canada. This harmonized national model is administered by NAPRA and is called the National Drug Schedules (NDS) program.

All of the provinces and territories, except Quebec, have adopted the National Drug Schedules in some manner. The NDS come into force in each province/territory through provincial regulations. In general, the National Drug Schedules capture drugs that have been authorized for sale and classified as non-prescription by HC. Other products approved by HC (e.g. natural health products, medical devices) are outside the scope of the program and are not considered products for scheduling within the NDS.

The NDS program consists of three schedules and four categories of drugs. Schedule I drugs require a prescription for sale. Schedule II drugs require professional intervention from the pharmacist (e.g., patient assessment and patient consultation) prior to sale. Schedule III drugs must be sold in a licensed pharmacy but can be sold from the self-selection area of the pharmacy. Unscheduled drugs can be sold without professional supervision, from any retail outlet.

The drug scheduling process usually begins when NAPRA receives a drug scheduling submission from a pharmaceutical company. The National Drug Scheduling Advisory Committee is an expert advisory committee that reviews the drug scheduling submissions received by NAPRA and formulates drug scheduling recommendations. There is a specific process that must be followed during each drug scheduling review, which is outlined in NAPRA’s By-law No. 2 and Rules of Procedures. The model for making drug scheduling recommendations embodies a “cascading principle” in which drugs are assessed against specific scheduling factors. A drug is first assessed using the factors for Schedule I. Should sufficient factors apply, the drug remains in that Schedule. If not, the drug is assessed against the Schedule II factors, and if warranted, subsequently against the Schedule III factors. Should the drug not meet the factors for any schedule, it becomes “Unscheduled” (the fourth category).

According to this cascading principle, it is possible, although rare, for NAPRA to place a product in Schedule I that HC has classified as a non-prescription product. This could occur because of the NAPRA policy for drugs not reviewed, which places drugs into Schedule I until they are reviewed, or because of a range of factors considered by the expert advisory committee when applying the cascading drug scheduling model. As described above, the provinces and territories can add additional conditions of sale for non-prescription drugs but can never be less restrictive than federal legislation.

Once the National Drug Scheduling Advisory Committee has reviewed a particular drug, it will make an interim drug scheduling recommendation. A 30-day consultation period follows, after which the NAPRA Board of Directors will make a final scheduling recommendation. The National Drug Schedules are then amended, and the final recommendation is implemented according to the rules in each province or territory.

In summary, whereas in the U.S. psilocybin is presumed to have no medical use and is s Schedule I drug, in Canada, psilocybin is classified as a drug with a lower potential for abuse under Schedule III and is being studied in clinically-supervised settings for its potential to treat various conditions such as anxiety, depression, obsessive compulsive disorder and problematic drug use. Currently there are no approved therapeutic products containing psilocybin in Canada or the US. Once a psilocybin- psilocin-containing product were approved in Canada, Ei. would expect it to remain Schedule III or a higher level (IV or V) and that NAPRA could schedule as I, requiring a prescription.

Ei. Assets

Since its inception in 2019, Ei. has built its pipeline through incubation and business development efforts, and it has advanced multiple programs through early stages of development. Ei. has also, where appropriate, invested in companies where it believes there may be potential collaborations between such companies and its vision. The following table summarizes Ei.’s assets based on original investment in the following entities:

Ei. Assets:	Amount Invested
Intangible assets consist of 132 digital parcels estate in The Sandbox	$1,657,586
Property and Equipment	$43,253
Ei. Investments through wholly owned subsidiary Pluto 11.11 Inc.
Investment Bitzero Blockchain I	$222,000
Investment Odyssey Wellness	$222,000
Investment R Capital Funds
R Capital Gaming IIA	$22,200
RCapital Crypto Iii	$111,000
RCapital Crypto Iv A	$21,111
RCapital Fin Tech 1	$111,000
RCapital Orbiter IA	$25,000
Total Investment R Capital Funds	$290,311
Investment Unstoppable Domains	$1,111,000
Total Pluto 11.11 Inc. Investments	$1,845,311

Additional Holdings

As part of Ei.’s ambition to address global mental healthcare needs, for which Ei. needs a global presence, Ei. acquired a presence in The Sandbox metaverse, consisting of a 12x12 estate comprised of 144 parcels of prime commercial space, consisting of 144 LAND parcels located at -36, 0 for 450 ETH. Orthogonal facilitated the Sandbox metaverse purchase transaction and will be the beneficial owner of 12 of the 144 parcels of land as compensation for its services.

Litigation

Ei. is not aware of any litigation pending or threatened against Ei.

Corporate Information

Ei. was incorporated in the State of Delaware on May 3, 2019 under the name Ei.Ventures, Inc. Ei.’s principal executive office address is 1215 South Kihei Road, Suite O PMB 424, Kihei, Hawaii 96753. Ei.’s corporate telephone number is (808) 213-8191. Ei.’s corporate website is www.ei.ventures. The information contained on or that can be accessed through Ei.’s website is not incorporated by reference into this proxy statement/prospectus, and you should not consider information on Ei.’s website to be part of this proxy statement/prospectus or in deciding whether to vote in favor of the Merger.

Management’s Discussion and analysis of Financial Condition and Results of Operations for Ei.

The following discussion and analysis of Ei.’s financial condition and results of operations should be read together with Ei.’s financial statements and related notes appearing elsewhere in this proxy statement/prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this proxy statement/prospectus, including information with respect to Ei.’s plans and strategy for its business and related financing, includes forward-looking statements involving risks and uncertainties and should be read together with the “Risk Factors” section of this proxy statement/prospectus for a discussion of important factors which could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Ei. is in the very earliest stages of development. It does not expect to generate significant revenue for at least the next few years due to research and development and general and administrative expenses. The following discussion and analysis should be read in conjunction with Ei.’s financial statements and notes thereto contained elsewhere in this filing. Ei. expects to continue to incur significant expenses and increasing operating losses for at least the next several years. Ei. anticipates that all of its expenses will increase substantially as it:

•continues its research and development efforts;

•contracts with third-party research organizations to manage its pre-clinical and clinical trials for its drug candidates;

•outsources the manufacturing of its drug candidates for pre-clinical studies and clinical trials;

•seeks to obtain regulatory approvals for its drug candidates;

•maintains, expands and protects its intellectual property portfolio;

•adds operational, financial and management information systems and personnel to support its research and development and regulatory efforts; and

•operates as a public company.

Ei. does not expect to generate revenue from product sales unless and until it successfully completes development and obtains marketing approval for one or more of its drug candidates, which it expects will take a number of years and is subject to significant uncertainty. Accordingly, Ei. will need to raise additional capital prior to the commercialization any of its current or future drug candidates. Until such time, if ever, as it can generate substantial revenue from product sales, Ei. expects to finance its operating activities through equity offerings or debt financings, collaborations, strategic alliances and licensing arrangements. However, Ei. may be unable to raise additional funds or enter into such other arrangements when needed on favorable terms or at all. Ei.’s failure to raise capital or enter into such other arrangements as and when needed would have a negative impact on its financial condition and its ability to develop its drug candidates.

Critical Accounting Policies and Estimates

Ei.’s management’s discussion and analysis of its financial condition and results of operations is based on its financial statements, which it has prepared in accordance with generally accepted accounting principles in the United States of America, or U.S. GAAP. The preparation of these financial statements requires Ei. to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported revenues and expenses during the reporting periods. Ei. evaluates these estimates and judgments on an ongoing basis. Ei. bases its estimates on historical experience and on various other factors that it believes are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Ei.’s actual results may differ from these estimates under different assumptions or conditions.

Ei.’s significant accounting policies are more fully described in Note 2 to its financial statements appearing elsewhere in this proxy statement/prospectus. Ei. believes that the accounting policies are critical for fully understanding and evaluating its financial condition and results of operations.

Net Loss Per Share

Basic net loss per common share attributable to common shareholders is calculated by dividing net loss attributable to common shareholders by the weighted average number of common shares outstanding for the period. Since proxy statement/prospectus was in a loss position for all periods presented, basic net loss per share is the same as dilutive net loss per share as the inclusion of all potential dilutive common shares which consist of stock options and warrants, would be anti-dilutive.

Financial Overview

Revenue

Ei. did not generate any revenue in the period from inception (date) through June 30, 2022. Ei.’s ability to generate product revenues in the future will depend almost entirely on its ability to successfully develop, obtain regulatory approval for and then successfully commercialize one or more drug candidates in the United States.

Operating Expenses

General and Administrative Expenses

General and administrative expenses consist primarily of:

•personnel expenses, including advisor fees, travel, and other expenses incurred by personnel in executive and administrative functions;

•share-based compensation expenses resulting from the equity awards granted to employees engaged in executive and administrative functions; and

•legal and professional fees, including consulting, accounting and audit services;

Ei. anticipates that its general and administrative expenses will increase in the future as it increases its headcount to support its continued research activities and development of its drug candidates.

Research and Development Expenses

Research and Development expenses consist primarily of:

•development costs, including expenses incurred developing relationships with contract research organizations, or CROs and CMOs, as well as investigative sites and consults that will conduct Ei.’s clinical trials, preclinical studies and other scientific development sites;

•personnel expenses, including vendor and travel expenses for personnel engaged in research and development functions; and

•other expenses, including costs related to compliance with regulatory requirements, costs of outside consultants, including their fees, share-based compensation and related travel expenses.

Ei. expenses research and development costs as incurred. Ei. recognizes external development costs based on an evaluation of the progress to completion of specific tasks using information provided to it by its service providers. Payments for these activities are based on the terms of the individual agreements, which may differ from the pattern of costs incurred, and are reflected on Ei.’s financial statements as prepaid expense or accrued research and development expenses.

Research and development activities are central to Ei.’s business model. Product or therapeutic candidates in later stages of clinical development generally have higher development costs than those in earlier stages of clinical development, primarily due to the increased size and duration of later-stage clinical trials and related product manufacturing expenses. As a result, Ei. expects that its research and development expenses will continue to increase over the next several years as it: (i) expedites the clinical development for its investigational psilocybin therapy; (ii) funds research for its investigational psilocybin therapy in other neuropsychiatric indications;

(iii) seeks to develop digital technologies to complement and augment its therapies, and seek to access other novel drug candidates for development in neuropsychiatric and related indications; (iv) improves the efficiency and scalability of its third-party manufacturing processes and supply chain; and (v) builds its third-party or in-house process development, analytical and related capabilities, increase personnel costs and prepare for regulatory filings related to its potential or future therapeutic candidates.

Results of Operations

Comparison of the Three Months Ended June 30, 2022 and 2021

The following table summarizes our results of operations for the three months ended June 30, 2022 and 2021 (dollars in thousands, except share amounts):

	Three months Ended June 30,		$	%
	2022	2021	Change	Change
Revenues	$-	$ -	$ -	-
Operating expenses:
General and administrative	(5,162)	(212)	(4,950)	2339%
Sales and marketing	(233)	(167)	(66)	40%
Research and development	(158)	(39)	(119)	303%
Impairment of digital assets	(699)	-	(699)	100%
Depreciation	(4)	(0.2)	(3.8)	1547%

Total operating expenses	(6,256)	(418)	(5,838)	1397%

Loss from operations	(6,256)	(418)	(5,839)	1397%
Other income (expense):
Interest	(0.02)	-	(0.02)	100%

Net loss	$(6,256)	$ (418)	$ (5,839)	1398%

Net loss per share of voting and non-voting common stock, basic and diluted	$(0.10)	$ (0.01)	$ (0.09)	900%

Weighted-average shares outstanding, basic and diluted	62,227,949	60,000,000	2,227,949	4%

Revenues

Ei. did not generate any revenue in the period from inception. Ei.’s ability to generate product revenues in the future will depend almost entirely on its ability to successfully develop, obtain regulatory approval for and then successfully commercialize one or more drug candidates in the United States.

General and administrative expenses

Selling, general and administrative expenses increased by $4.9 million, or 2339%, for the three months ended June 30, 2022 compared to the three months ended June 30, 2021, primarily driven by payroll worth $0.6 million, consulting charges of $2.1 million and stock based compensation of $0.9 million for options provided to employees.

Sales and marketing expenses

Sales and marketing expenses increased by $0.07 million, or 40%, for the three months ended June 30, 2022 compared to the three months ended June 30, 2021, primarily driven by $0.07 million worth of Pluto 11.11 Inc. sales and marketing expenses.

Research and development expenses

Research and development expenses increased by $0.1 million, or 303% due to increased research and development activities.

Depreciation and amortization expense

Depreciation expense increased due to purchase of property, and equipment.

Impairment expense

The Company’s intangible assets consist of virtual real estate in the metaverse acquired during 2021 and is considered to have an indefinite life. The Company’s virtual assets are presented at cost, less impairment. The impairment charge for the three months ended June 30, 2022 was $698,569.

Net Loss

Net loss increased by $5.8 million, or 1398% for the three months ended June 30, 2022 compared to the three months ended June 30, 2021, primarily driven by the factors described above.

Comparison of six months ended June 30, 2022 and 2021

The following table summarizes our results of operations for the six months ended June 30, 2022 and 2021 (dollars in thousands, except share amounts):

	Six months Ended June 30,		$	%
	2022	2021	Change	Change
Revenues	$-	$ -	$ -	-
Operating expenses:
General and administrative	(7,170)	(382)	(6,788)	1777%
Sales and marketing	(1,560)	(290)	(1,270)	438%
Research and development	(229)	(93)	(136)	146%
Impairment of digital assets	(1,379)	-	(1,379)	100%
Depreciation	(9)	(0.5)	(8.5)	1849%

Total operating expenses	(10,347)	(765)	(9,582)	1253%

Loss from operations	(10,347)	(765)	(9,582)	1253%
Other income (expense):
Interest	(0.02)	(0.01)	(0.01)	122%

Net loss	$(10,347)	$ (765)	$ (9,582)	1252%

Net loss per share of voting and non-voting common stock, basic and diluted	$(0.17)	$ (0.01)	$ (0.16)	1600%

Weighted-average shares outstanding, basic and diluted	62,227,949	60,000,000	2,227,949	4%

Revenues

Ei. did not generate any revenue in the period from inception. Ei.’s ability to generate product revenues in the future will depend almost entirely on its ability to successfully develop, obtain regulatory approval for and then successfully commercialize one or more drug candidates in the United States.

General and administrative expenses

Selling, general and administrative expenses increased by $6.8 million, or 1777%, for the six months ended June 30, 2022 compared to the six months ended June 30, 2021, primarily driven by payroll worth $0.9 million, consulting charges of $1.5 million and stock based compensation of $2.3 million for options provided to employees.

Sales and marketing expenses

Sales and marketing expenses increased by $1.3 million, or 438%, for the six months ended June 30, 2022 compared to the six months ended June 30, 2021, primarily driven by $0.6 million worth advertising and consulting services.

Research and development expenses

Research and development expenses increased by $0.1 million, or 146% due to increased research and development activities.

Depreciation and amortization expense

Depreciation expense increased due to purchase of property and equipment.

Impairment expense

The Company’s intangible assets consist of virtual real estate in the metaverse acquired during 2021 and is considered to have an indefinite life. The Company’s virtual assets are presented at cost, less impairment. The impairment charge during the half year ended June 30, 2022 was $1,379,452.

Net Loss

Net loss increased by $9.5 million, or 1252% for the six months ended June 30, 2022 compared to the six months ended June 30, 2021, primarily driven by the factors described above.

Comparison of years ended December 31, 2021 and 2020

The following table summarizes our results of operations for the years ended December 31, 2021 and 2020 (dollars in thousands, except share amounts):

	Year Ended December 31,		$	%
	2021	2020	Change	Change
Revenues	$-	$-	$-	-
Operating expenses:
General and administrative	(4,772)	(405)	(4,367)	1078%
Sales and marketing	(679)	(160)	(519)	324%
Research and development	(216)	(103)	(113)	110%
Depreciation and amortization	(2)	-	(2)	100%
Total operating expenses	(5,669)	(668)	(5,001)	749%

Loss from operations	(5,669)	(668)	(5,001)	749%
Other income (expense):
Loss on derivative liability	(3153)	-	(3153)	100%
Net loss	$(8,822)	$(668)	$(8,154)	1221%

Net loss per share of voting and non-voting common stock, basic and diluted	$(0.15)	$(0.01)	$(0.14)	1400%

Weighted-average shares outstanding, basic and diluted	60,257,452	60,000,000	257,452	0.4%

Revenues

Ei. did not generate any revenue in the period from inception. Ei.’s ability to generate product revenues in the future will depend almost entirely on its ability to successfully develop, obtain regulatory approval for and then successfully commercialize one or more drug candidates in the United States.

General and administrative expenses

Selling, general and administrative expenses increased by $4.4 million, or 1078%, for the year ended December 31, 2021 compared to the year ended December 31, 2020, primarily driven by payroll worth $0.2 million, consulting charges of $0.7 million and stock based compensation of $2.5 million for options provided to employees.

Sales and marketing expenses

Sales and marketing expenses increased by $0.5 million, or 324%, for the year ended December 31, 2021 compared to the year ended December 31, 2020, primarily driven by $0.5 million worth advertising and consulting services.

Research and development expenses

Research and development expenses increased by $0.1 million, or 110% due to increased research and development activities.

Depreciation and amortization expense

Depreciation expense increased due to purchase of property, and equipment.

Loss on derivative liability expense

This is a one-off event and is not a recurring expense to be compared with the previous period.

Net Loss

Net loss increased by $8.1 million, or 1221% for the year ended December 31, 2021 compared to the year ended December 31, 2020, primarily driven by the factors described above.

Liquidity and Capital Resources

As of the June 30, 2022 Ei. had $6,986,188 in liquid assets. The Company is not generating revenue and has incurred net losses since its inception that totaled approximately $19,836,000 as of June 30, 2022 and the Company expects to incur additional losses for the foreseeable future.  During the six months ended June 30, 2022, the Company used net cash in operating activities of approximately $5,899,000.  As of June 30, 2022, the Company had approximately $6,569,000 of cash.  At the current cash burn rate, the Company only has enough cash to fund its operations through the end of 2022.  Management plans to raise additional capital through the sale of equity.  If management is unable to raise adequate capital through the sale of equity, the Company will be required to significantly curtail its operations and it could impact the Company's ability to continue as a going concern.

Future Funding Requirements

Ei. has not generated any revenue. Ei. does not know when, or if, it will generate any revenue from product sales. Ei. does not expect to generate revenue from product sales unless and until it obtains regulatory approval of and commercialize any of its psilocybin-based products. At the same time, Ei. expects its expenses to increase in connection with its ongoing development activities, particularly as it continues to research, develop, and seek regulatory approval for, its psilocybin-based products. In addition, subject to obtaining regulatory approval of any of its psilocybin-based products, it expects to incur significant commercialization expenses for product sales, marketing, manufacturing and distribution. Ei. anticipates that it will need substantial additional funding in connection with its continuing operations.

Based upon its current operating plan, Ei. anticipates raising capital through private placements and/or public offerings in compliance with applicable securities laws to fund its operating expenses. Based on its current financial resources and Ei.’s expected level of operating expenditures, Ei. believes that it will be able to fund its projected operating requirements for at least the next 12 months. Because of the numerous risks and uncertainties associated with the research, development commercialization and legalization of Ei.’s psilocybin-based products, it is unable to estimate the amounts of capital outlays and operating expenditures necessary to complete the development of its initial drug candidates.

Ei.’s future capital requirements will depend on many factors, including:

•the progress, costs, results and timing of its psilocybin-based products’ research and development, pre-clinical studies and future clinical trials, and the clinical development of its psilocybin-based products for other potential indications beyond their initial target indications;

•the willingness of state and federal regulators to accept psilocybin-based products, including the FDA and the HC to accept its future psilocybin-based products;

•the outcome, costs and timing of seeking and obtaining federal and state regulatory approvals, including with the FDA and HC;

•the number and characteristics of psilocybin-based products that it pursues;

•the ability of its psilocybin-based products to progress through clinical development successfully;

•its need to expand its research and development activities;

•the costs associated with securing and establishing commercialization and manufacturing capabilities;

•the costs of acquiring, licensing or investing in businesses, products, and technologies;

•its ability to maintain, expand and defend the scope of its licensed intellectual property portfolio, including the amount and timing of any payments it may be required to make, or that it may receive, in connection with the licensing, filing, prosecution, defense and enforcement of any patents or other intellectual property rights;

•the need and ability to hire additional management and employees and scientific and medical personnel;

•the effect of competing technological and market developments;

•its need to implement internal systems and infrastructure, including financial and reporting systems; and

•the economic and other terms, timing and success of any collaboration, licensing or other arrangements into which it may enter in the future.

Until such time, if ever, as Ei. can generate substantial revenue from product sales, it expects to finance its cash needs through a combination of equity offerings or debt financings, collaborations, strategic alliances and licensing arrangements. To the extent that Ei. raises additional capital through the sale of equity or convertible debt and equity securities, the ownership interests of its common stockholders will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect the rights of its common stockholders. Debt financing, if available, may involve agreements that include covenants limiting or restricting its ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. If Ei. raises additional funds through collaborations, strategic alliances or licensing arrangements with third parties, it may have to relinquish valuable rights to its technologies, future revenue streams, research programs or drug candidates or to grant licenses on terms that may not be favorable to it.

Off-Balance Sheet Arrangements

Ei. did not have during the periods presented, and it does not currently have, any off-balance sheet arrangements as defined under SEC rules.

Recent Accounting Pronouncements

Ei. has reviewed other recent accounting pronouncements and concluded they are either not applicable to the business or no material effect is expected on the financial statements as a result of future adoption.

Executive Compensation

For the six months ended June 30, 2022, Ei. paid a total of $833,000 in executive compensation to Jason Hobson and David Nikzad. Ei. has not paid or agreed to pay Mr. Hobson or Mr. Nikzad in their capacities as directors. In the future Ei. may need to hire additional officers, directors, scientific advisory board members and other employees, which will impact Ei.’s financial condition and results of operations, as discussed herein.

There are no compensatory plans or arrangements, including payments to be received from Ei. with respect to any executive officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with Ei, any change in control or a change in the person’s responsibilities following a change in control of Ei.

Related Party Transactions

Other than compensation arrangements, Ei. describes below transactions and series of similar transactions, since its inception, to which it was a party or will be a party, in which:

Controlling shares of the stock of Orthogonal are beneficially owned by David Nikzad and Jason Hobson, who are also officers and directors of Ei. Additionally, David currently serves as the Chief Executive Officer of Ei, and Jason serves as the Treasurer and Secretary. Upon completion of this Offering, Orthogonal will own a controlling share of Ei’s stock and will be able to elect all Ei’s directors and control the executive management of Ei. Therefore, David Nikzad and Jason Hobson will be able to control all matters submitted to its stockholders for approval, as well as its management and affairs including the approval of any merger, consolidation or sale of all or substantially all of its assets. This concentration of voting power could delay or prevent an acquisition of Ei. on terms that other stockholders may desire. Orthogonal and Ei. are also parties to the License Agreement, as described above.

Ei. also entered into a Posting Agreement with Orthogonal Portal, LLC, a Utah limited liability company and wholly-owned subsidiary of Orthogonal Thinker (“Orthogonal”), on December 29, 2020 (the “Posting Agreement”) whereby Ei. engaged Orthogonal Portal to provide certain services as Ei.’s funding platform and technology provider in connection with Ei.’s offering of securities under Regulation D of the Securities Act. During 2021, Ei. paid Orthogonal Portal, LLC $570,000 and owes an additional $500,000.

The Company through its wholly owned subsidiary Pluto 11.11 Inc. loaned $188,498 to a company owned by one of the Company’s officers, who is also a director. The loan will be repaid no later than immediately before the Effective Time of this Registration Statement.

Management

Executive Officers, Directors and Key Employees

Our executive officers, directors and key employee are set forth below.

Name	Age	Position
David Nikzad	46	Director and President
Jason A. Hobson	51	Director, Treasurer, and Secretary

David Nikzad joined the Company in 2019, upon its formation. Mr. Nikzad is an experienced operator, entrepreneur, and angel investor. He is an “investor savant” and backer of the most disruptive entrepreneurs. With a keen eye for winning ideas, he has an impressive track record of investing success. David’s ability to find companies that become leaders in their respective industries is a gift. As an advisor to early-stage companies in Silicon Valley, he has successfully led the development of new and existing companies, built teams and guided operations. He was one of the first investors in Betterment, which now manages $15 billion in assets. He is also an investor in several other Y Combinator companies, and co-founder of Reinmkr Satsang, a Venture capital firm. All told, David has invested in 100+ start-up and emerging companies over the last twenty years. He has been the Chairman and President of Orthogonal since 2016.

Jason A. Hobson joined the Company in 2019, upon its formation. He is an attorney, entrepreneur and angel investor. He is a founding partner of the law firm of Hobson Bernardino + Davis LLP, with offices in Los Angeles, San Francisco and Washington, D.C. He was previously in-house counsel for a national tax credit equity syndication firm which syndicated limited partnership interests and was also previously a senior attorney with the Century City and San Francisco offices of Pillsbury Winthrop Shaw Pittman LLP (formerly Pillsbury Madison & Sutro LLP), where he was a member of Corporate and Securities Practice Group. In 2012, Jason was appointed to a state commission with an oversight function to the California Public Utilities Commission with respect to energy programs across the State of California. He is a graduate of the University of California Hastings College of Law, UCLA Anderson School of Management, Waseda University (Tokyo Japan) and California State University.

INFORMATION REGARDING PSLY

BUSINESS OF PSLY

PSLY was incorporated in Delaware on March 21, 2022 for the purpose of effecting the Mergers. PSLY is the sole stockholder of Merger Sub M and Merger Sub E, both of which were formed for the purpose of effecting the Mergers.

Pursuant to the Merger Agreement, following the Ei. Effective Time, Ei. will become a wholly-owned subsidiary of PSLY, and the current stockholders of Ei. will own approximately ____% of the issued and outstanding capital stock of PSLY.

Pursuant to the Merger Agreement, following the MVI Effective Time, Mycotopia will become a wholly-owned subsidiary of PSLY and the current stockholders of Mycotopia will own approximately ____% of the issued and outstanding capital stock of PSLY.

The authorized capital stock of PSLY consists of 200,000,000 shares of common stock and 40,000,000 shares of “blank check” preferred stock. As of the date of this proxy statement/prospectus, no shares of preferred stock have been authorized or issued by the Board. Each holder of common stock of PSLY is entitled to one vote per share of common stock.

PSLY GOVERNANCE

PSLY Headquarters

Following the effective time, PSLY will be headquartered in Hawaii.

PSLY Officers

PSLY is currently managed by David Nikzad, its President, and Jason Hobson, its Secretary and Treasurer.

PSLY Board of Directors

Pursuant to the merger agreement and the PSLY charter, PSLY’s board of directors will consist of six directors, including Jason Hobson, David Nikzad, Benjamin Kaplan and Mark Croskery, and the individuals listed below.

The following table sets forth the name, age and position of the individuals who will serve as directors of PSLY upon the closing of the merger. The following also includes certain information regarding the individual experience, qualifications, attributes and skills of each individual as well as brief statements of those aspects of their backgrounds that led to conclusion that they are qualified to serve as director of PSLY upon the closing of the merger.

Name	Age	Position
David Nikzad	46	Chairman
Jason Hobson	51	Director
Benjamin Kaplan	51	Director
Mark Croskery	39	Director
Matthew Thelen	36	Director
Eric Baum	45	Director

David Nikzad joined PSLY, upon its formation. Mr. Nikzad is an experienced operator, entrepreneur, and angel investor. He is an “investor savant” and backer of the most disruptive entrepreneurs. With a keen eye for winning ideas, he has an impressive track record of investing success. His ability to find companies that become leaders in their respective industries is a gift. As an advisor to early-stage companies in Silicon Valley, he has successfully led the development of new and existing companies, built teams and guided operations. He was one of the first investors in Betterment, which now manages billions in assets. He is also an investor in several other Y Combinator companies, and co-founder of Reinmkr Satsang, a Venture capital firm. All told, Mr. Nikzad has invested in 100+ start-up and emerging companies over the last twenty years.

Jason A. Hobson joined PSLY, upon its formation. He is an attorney, entrepreneur and angel investor, with investments in 75+ start-up and emerging companies. He is a founding partner of the law firm of Hobson Bernardino + Davis LLP. He was previously in-house counsel for a national tax credit equity syndication firm which syndicated limited partnership interests and was also previously a senior attorney with the Century City and San Francisco offices of Pillsbury Winthrop Shaw Pittman LLP (formerly Pillsbury Madison & Sutro LLP), where he was a member of Corporate and Securities Practice Group. In 2012, Mr. Hobson was appointed to a state commission with an oversight function to the California Public Utilities Commission with respect to energy programs across the State of California.

He is a graduate of the University of California Hastings College of Law, UCLA Anderson School of Management (Management Development for Entrepreneurs certificate), Waseda University (Tokyo Japan) and California State University.

Benjamin Kaplan, 51, has served as Ehave’s chief executive officer for the past 16 months and as chairman of its board of directors since June 2020. Mr. Kaplan has been an entrepreneur working for over 20 years in the financial sector. He has conducted his various investment activities out of New York City. Mr. Kaplan has invested in many companies both public and private, with a focus on international growth and potential for a global presence. In 2014, Mr. Kaplan was a founder and board member of Kaya Jamaica, Inc., a large cannabis company in the Caribbean (growkaya.com). In 2014, Mr. Kaplan invested in Surna (OTCQB: SRNA), a global HVAC company that provides engineering for and builds high technology facilities. In 2015, Mr. Kaplan invested in Kalytera (TSX: KALY), an Israeli botanical-based pharma company conducting research to determine cures for various illnesses, including a phase two trial for a cure for GVHD (graft versus host disease). In 2018, he assembled a 30,000 strong sales force in over 20 countries for Stemtech.com., a multi-level marketing company from south Florida. With a group of investors, they purchased the company out of bankruptcy, and Mr. Kaplan currently sits on the board of Stemtech. In 2018, Mr. Kaplan formed a partnership with others to invest in Sensi Magazine, which is published in several countries, to expand the botanical lifestyles of unique destinations globally.

Mark Croskery, 38, has 15 years of experience in financial services, wealth management, investment banking, and private equity in Jamaica and the Caribbean as a trusted advisor to many businesses and individuals. Mr. Croskery founded Croskery Capital Limited in September 2019, a boutique financial consulting company in Jamaica offering financial consulting and related services, and he currently serves as its chief executive officer and chairman of its board of directors. The company focuses on assisting corporations with strategy, building a board of directors, recruiting and aligning corporate executives (C-suite team), and troubleshooting financial accounting and operational business issues. From April 2018 to August 2019, Mr. Croskery was chief executive officer of SSL Growth Equity Limited (SSL Grow), Bridgetown, Barbados, which operated as an International Business Company in Barbados with most of its investments held in Jamaica and the Cayman Islands. At SSL Grow, Mr. Croskery was responsible for creating vision and strategy for the company’s equity, credit, and income initiatives. From May 2007 to March 2018, Mr. Croskery was president and chief executive officers of Stocks and Securities Ltd (“SSL”), Kingston, Jamaica, where he was responsible for the strategic direction and business development of the Investment Advisory Organization – Private Wealth Management, Financial Planning and Money Management, as a licensed securities dealer and member/ dealer. At SSL, Mr. Croskery provided leadership to the company’s operating team and led the sale of the company’s repurchase agreement book of business in November 2013, totaling in excess of $2 billion in assets and liabilities. Mr. Croskery obtained a Master of Science degree in Global Financial Analysis, in June 2004, from Elkin B. Callum, Graduate School of Business, Bentley College, Waltham, MA, and a Bachelor of Science degree in Finance-Accounting in May 2003, from Bentley College, Waltham, MA.

Matthew Thelen has served as General Counsel and Chief Strategy Officer of Winc, a publicly traded alcohol company since October 2014 and has more than a decade in legal, advisory and operational leadership roles. In addition to oversight of all legal matters, he leads Winc’s corporate strategy and financing initiatives and any special projects that fall outside the typical business remit. Mr. Thelen also acts as an advisor to corporations across a variety of consumer categories. Previously, he was an intellectual property strategy and valuation professional for Ocean Tomo, a San Francisco based merchant bank, and an attorney at Collins, Collins, Muir & Stewart. He received a Bachelor of Economics from the University of San Diego and a Juris Doctorate and Masters of Business Administration from the University of Notre Dame.

Eric Baum has 20 years of experience in advising executive leadership teams for both well-established Fortune 50 companies and emerging ventures, across a spectrum of industries including life sciences, education, travel, real estate and technology. Mr. Baum is currently, and has been since 2003, the Managing Director of Acquis Consulting Group and Managing Director / Co-Founder of its affiliate Solidea Capital.  He leverages his management and operational consulting expertise to guide companies in areas such as business and corporate strategy, market positioning, growth and scale strategies, trajectory management, partnering frameworks, and risk evaluation. Mr. Baum serves in several advisory and Board of Director roles for public and private companies, supporting the full lifecycle of needs from idea conception through expansion and growth strategies. Mr. Baum received a Bachelor of Business Administration from Emory University where he graduated valedictorian from the Goizueta Business School, where he was awarded the Goizueta Business School Organizational Management Highest Award for Excellence and was inducted into Beta Gamma Sigma, the highest national business honor society.

BOARD LEADERSHIP STRUCTURE

The business and affairs of PSLY is managed by a Board of Directors (the “Board”). The initial Board, appointed by the incorporator of PSLY, consists of Benjamin Kaplan, Mark Croskery, Jason Hobson and David Nikzad. The initial Chairperson of the Board is David Nikzad. The number of directors of PSLY may be changed from time to time by the Board pursuant to a resolution adopted by a majority of the total number of authorized directors.

Directors of PSLY are appointed at each annual meeting of the stockholders of PSLY and hold office until the next annual meeting of stockholders and until their successors have been elected and qualified or until their death, resignation or removal from office. Stockholders of PSLY are not entitled to cumulate votes in the election of directors.

Each director of PSLY has one vote per director on any matter, except that, in the event of a deadlock or tie of the Board in respect of any issue that is subject to Board approval, the Chairperson of the Board shall have two votes such that the Chairperson of the Board shall cast the deciding vote in the event of any deadlock or tie.

Role of the Board in Risk Oversight

One of the key functions of the PSLY board of directors is informed oversight of its risk management process. The PSLY board of directors does not have a standing risk management committee, but rather administers this oversight function directly through our board of directors as a whole, as well as through various standing committees of the board of directors that address risks inherent in their respective areas of oversight. In particular, the board of directors is responsible for monitoring and assessing strategic risk exposure and the audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our audit committee will monitor compliance with legal and regulatory requirements. Our nominating and corporate governance committee will monitor the effectiveness of our corporate governance practices, including whether they are successful in preventing illegal or improper liability-creating conduct. Our compensation committee will assess and monitor whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, our entire board of directors will be regularly informed through committee reports about such risks.

Board Committees

The PSLY board of directors will have three standing committees—audit, compensation and nominating and corporate governance—each of which will operate under a written charter. A copy of each of the audit committee, compensation committee and nominating and corporate governance committee charters will be available under the Corporate Governance section of the PSLY website at [__]. The reference to the PSLY website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be a part of this proxy statement/prospectus.

Audit Committee

The audit committee’s responsibilities include:

•appointing, approving the compensation of, and assessing the independence of the PSLY registered public accounting firm;

•overseeing the work of the PSLY registered public accounting firm, including through the receipt and consideration of reports from such firm;

•reviewing and discussing with management and the registered public accounting firm our annual and quarterly financial statements and related disclosures;

•coordinating our board of directors’ oversight of our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•discussing the PSLY risk management policies;

•meeting independently with the PSLY internal auditing staff, if any, registered public accounting firm and management;

•reviewing and approving or ratifying any related person transactions; and

•preparing the audit committee report required by SEC rules.

The members of our audit committee will be Matt Thelen, Eric Baum and Mark Croskery. Matt Thelen will serve as the chairperson of the committee. All members of the audit committee meet the requirements for financial literacy under the applicable Nasdaq rules. The PSLY board of directors has determined that each of Matt Thelen, Eric Baum and Mark Croskery meet the independence requirements of Rule 10A-3 under the Exchange Act and the applicable Nasdaq rules. The PSLY board of directors has determined that Mark Croskery is an “audit committee financial expert” as defined by applicable SEC rules and has the requisite financial sophistication as defined under the applicable Nasdaq rules.

Compensation Committee

The compensation committee’s responsibilities include:

•reviewing and approving, or recommending for approval by the board of directors, the compensation of the Chief Executive Officer and other executive officers;

•overseeing and administering cash and equity incentive plans;

•reviewing and making recommendations to the PSLY board of directors with respect to director compensation; and

•preparing the annual compensation committee report required by SEC rules, to the extent required.

The members of our compensation committee will be Matt Thelen, Eric Baum and Mark Croskery. Matt Thelen will serve as the chairperson of the committee. The PSLY board of directors has determined that each of Matt Thelen, Eric Baum and Mark Croskery is independent under the applicable Nasdaq rules, including the Nasdaq rules specific to membership on the compensation committee, and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee’s responsibilities include:

•identifying individuals qualified to become board members;

•recommending to the PSLY board of directors the persons to be nominated for election as directors and to each board committee;

•developing and recommending to the PSLY board of directors corporate governance guidelines, and reviewing and recommending to the PSLY board of directors proposed changes to the PSLY corporate governance guidelines from time to time; and

•overseeing a periodic evaluation of the PSLY board of directors.

The members of our nominating and corporate governance committee will be Matt Thelen, Eric Baum and Mark Croskery. Matt Thelen will serve as the chairperson of the committee. The PSLY board of directors has determined that Matt Thelen, Eric Baum and Mark Croskery are independent under the applicable Nasdaq rules.

Compensation Committee Interlocks and Insider Participation

No proposed member of our compensation committee is or has been our current or former officer or employee. None of our executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director or member of our compensation committee during the last completed fiscal year.

Code of Ethics and Code of Conduct

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our code of business conduct and ethics will be available under the Corporate Governance section of our website at [__]. In addition, we intend to post on our website all disclosures that are required by law or the Nasdaq rules concerning any amendments to, or waivers from, any provision of the code. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be a part of this prospectus.

DIRECTOR COMPENSATION

Directors who are also our employees will not receive compensation for their service on the PSLY board. PSLY’s non-employee directors will receive $60,000 per annum, payable quarterly and equity compensation for their service on the PSLY board.

Upon completion of the business combination transactions, the newly appointed independent directors will be granted 88,888 stock options vesting over a period of 3 years.

The PSLY board will periodically review the director compensation program and may revise the compensation arrangements for PSLY directors from time to time.

LIMITATIONS OF LIABILITY AND INDEMNIFICATION

The PSLY certificate of incorporation limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the Delaware General Corporation Law, or the DGCL, and provides that no director will have personal liability to us or to our stockholders for monetary damages for breach of fiduciary duty as a director. However, these provisions do not eliminate or limit the liability of any PSLY directors:

•for any breach of the director’s duty of loyalty to PSLY or PSLY stockholders;

•for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•for voting for or assenting to unlawful payments of dividends, stock repurchases or other distributions; or

•for any transaction from which the director derived an improper personal benefit.

Any amendment to or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to such amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of PSLY directors will be further limited to the greatest extent permitted by the DGCL.

In addition, the PSLY certificate of incorporation, provides that PSLY must indemnify PSLY directors and officers and PSLY must advance expenses, including attorneys’ fees, to PSLY directors and officers in connection with legal proceedings, subject to very limited exceptions.

PSLY maintains a general liability insurance policy that covers specified liabilities of PSLY directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Some of PSLY’s non-employee directors may, through their relationships with their employers, be insured or indemnified against specified liabilities incurred in their capacities as members of PSLY board of directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted to directors, executive officers or persons controlling us, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

EQUITY COMPENSATION PLANS

In connection with the closing of the merger and contribution, PSLY plans to adopt the PSLY Inc. 2022 Equity Incentive Plan, or the Plan, provides for grants of stock options and stock awards. Our directors, officers and consultants are eligible for grants under the Plan.

The purpose of the Plan is to encourage the participants to contribute materially to the growth of PSLY, thereby benefitting the PSLY’s stockholders, and will align the economic interests of the participants with those of the stockholders.

Administration.

The Plan is administered by the board of directors or a committee appointed by the board. The board has the sole authority to (i) determine the individuals to whom grants will be made under the Plan, (ii) determine the type, size and terms of the grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms of any previously issued grant, and (v) deal with any other matters arising under the Plan.

Available shares.

The aggregate number of shares of our common stock that may be issued pursuant to awards under the Plan is 5,000,000 shares. If grants of stock options or stock awards under the Plan or our prior equity incentive plan are canceled or forfeited, the shares subject to such grants will again be available under the Plan.

If there is any change in the number or kind of shares of our stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding stock as a class without the receipt of consideration, or if the value of outstanding shares of our stock is substantially reduced as a result of a spinoff or our payment of an extraordinary dividend or distribution, the maximum number of shares of our stock available for grants under the Plan, the maximum number of shares of our stock that any individual participating in this Plan may be granted in any year, the number of shares covered by outstanding grants, the kind of shares issued under this Plan, and the price per share of such grants will be appropriately adjusted by the board to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of our stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment will be eliminated. Any adjustments determined by the board will be final, binding and conclusive.

Eligibility for participation.

Members of our board of directors, as well as employees of, and consultants and advisors to, us or any of our subsidiaries and affiliates will be eligible to receive awards under the Plan.

Award agreements.

Awards granted under the Plan are evidenced by award agreements, which need not be identical, and that provide additional terms, conditions, restrictions or limitations covering the grant of the award, including, without limitation, additional terms providing for the acceleration of exercisability or vesting of awards in the event of a Change in Control (as defined in the Plan) or conditions regarding the participant’s employment, as determined by the committee.

Stock options.

The committee may grant nonqualified stock options to any individuals eligible to participate in the Plan and incentive stock options to purchase shares of our common stock only to eligible employees. The committee will determine: (i) the number of shares of our common stock subject to each option; (ii) the term of each option, which may not exceed ten years, or five years in the case of an incentive stock option granted to a 10.0% or greater stockholder; (iii) the exercise price; (iv) the vesting schedule, if any and (v) the other material terms of each option. No incentive stock option or nonqualified stock option may have an exercise price less than the fair market value of a share of our common stock at the time of grant or, in the case of an incentive stock option granted to a 10.0% or greater stockholder, 110.0% of such share’s fair market value. Options will be exercisable at such time or times and subject to such terms and conditions as determined by the committee at the time of grant and the exercisability of such options may be accelerated by the committee.

Stock awards.

The board may issue shares of our common stock to an employee, non-employee director or advisor under a stock award, upon such terms as the board deems appropriate. Shares of our stock issued pursuant to stock awards may be issued for consideration or for no consideration, and subject to restrictions or no restrictions, as determined by the board. The board may establish conditions under which restrictions on stock awards will lapse over a period of time or according to such other criteria as the board deems appropriate.

Change in Control.

Upon a change of control where we are not the surviving corporation (or survives only as a subsidiary of another corporation), unless the board determines otherwise, all outstanding options that are not exercised will be assumed by, or replaced with comparable options by the surviving corporation (or a parent or subsidiary of the surviving corporation), and outstanding stock awards will be converted to stock awards of the surviving corporation (or a parent or subsidiary of the surviving corporation). In the event of a Change of Control, the board may take any of the following actions with respect to any or all outstanding grants: the board may (i) determine that outstanding options will accelerate and become exercisable, in whole or in part, upon the change of control or upon such other event as the board determines, (ii) determine that the restrictions and conditions on outstanding stock awards will lapse, in whole or in part, upon the change of control or upon such other event as the board determines, (iii) require that grantees surrender their outstanding options in exchange for a payment by us, in cash or stock as determined by the board, in an amount equal to the amount by which the then fair market value of the shares of our stock subject to the grantee’s unexercised options exceeds the exercise price of the options or (iv) after giving grantees an opportunity to exercise their outstanding options, terminate any or all unexercised options at such time as the board deems appropriate. Such surrender or termination will take place as of the date of the change of control or such other date as the board may specify. The board will have no obligation to take any of the foregoing actions, and, in the absence of any such actions, outstanding Options and Stock Awards will continue in effect according to their terms (subject to any assumption pursuant to as described in the first sentence of this paragraph).

As used in the Plan, a “Change of Control” will mean:

•any merger or consolidation in which our voting securities possessing more than 50% of the total combined voting power of our outstanding securities are transferred to a person or persons different; from the person holding those securities immediately prior to such transaction and the composition of the board following such transaction is such that our directors prior to the transaction constitute less than 50% of the board membership following the transaction;

•any acquisition, directly or indirectly, by a person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership of our voting securities possessing more than 50% of the total combined voting power of our outstanding securities; provided, however, that, no Change of Control will be deemed to occur by reason of the acquisition of shares of our capital stock by an investor in us in a capital-raising transaction;

•any acquisition, directly or indirectly, by a person or related group of persons of the right to appoint a majority of our directors or otherwise directly or indirectly control our management, affairs and business;

•any sale, transfer or other disposition of all or substantially all of our assets; or

•a complete liquidation or dissolution of us.

The term “transfer” includes any sale, exchange, assignment, gift, bequest, disposition, mortgage, charge, pledge, encumbrance, grant of a security interest or other arrangement by which possession, legal title or beneficial ownership passes from one person to another, or to the same person in a different capacity, whether or not voluntarily and whether or not for value, and including without limitation any merger or amalgamation and any agreement to effect any of the foregoing.

Stockholder rights.

Except as otherwise provided in the applicable award agreement, and with respect to an award of restricted stock, a participant will have no rights as a stockholder with respect to shares of our common stock covered by any award until the participant becomes the record holder of such shares.

Amendment and termination.

Notwithstanding any other provision of the Plan, our board of directors may at any time amend any or all of the provisions of the Plan.

Transferability.

Awards granted under the Plan generally will be nontransferable, other than by will or the laws of descent and distribution, except that the committee may provide for the transferability of nonqualified stock options at the time of grant or thereafter to certain family members.

Implications of Being an Emerging Growth Company

As a company with less than $1.07 billion in revenue during the last fiscal year, PSLY qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or JOBS Act, enacted in April 2012. An emerging growth company may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

•being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

•not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended;

•reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements and registration statements; and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

PSLY may take advantage of these provisions until the last day of its fiscal year following the fifth anniversary of the completion of the merger. However, if certain events occur prior to the end of such five-year period, including if PSLY becomes a large accelerated filer, its annual gross revenue exceeds $1.07 billion or its issues more than $1.0 billion of non-convertible debt in any three-year period, it will cease to be an emerging growth company prior to the end of such five-year period.

PSLY has elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this proxy statement/prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that PSLY provides to its stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. PSLY has elected to take advantage of this extended transition period.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS OF PSLY

The following table sets forth information with respect to the beneficial ownership of PSLY common stock, giving pro form effect to the mergers, as of August [__], 2022 by:

•each of our named executive officers;

•each of our directors;

•all of our executive officers and directors as a group; and

•each person or group of affiliated persons known by us to beneficially own more than 5% of our common stock.

The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power.

Percentage ownership of PSLY common stock is based on 63,831,425 shares of common stock after giving pro forma effect to the mergers.

In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to the exercise of options, warrants or other rights held by such person that are currently exercisable or exercisable within sixty (60) days of, August 12, 2022, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Unless noted otherwise, the address of all listed stockholders is 1215 South Kihei Road, Suite O PMB 424, Kihei, Hawaii 96753. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

Name of Beneficial Owner	Number of Shares of Common Stock	Percentage of Class
David Nikzad	55,052,285(1)	80.86%
Jason Hobson	1,487,885(2)	2.19%
Benjamin Kaplan	2,684,696(3)	12.81%
Mark Croskery	4,228	*
Matthew Thelen	—
Eric Baum	—
Directors and Officers as a group (6 individuals)	59,229,093	95.87%
Beneficial Owners of more than 5% of our common stock
Orthogonal Thinker, Inc.	53,564,400	71.56%
Ehave, Inc.	2,448,438	11.68%

_________________

*    Represents beneficial ownership of less than one percent (1%).

(1)Includes (i) 545,557 shares owned directly by David Nikzad, (ii) 1,011,816 options to purchase shares of PSLY common stock, exercisable within sixty (60) days hereof, owned directly by Mr. Nikzad, and (iii) 53,564,400 shares owned by Orthogonal Thinker, Inc. (“Orthogonal”), which Mr. Nikzad controls. Mr. Nikzad has voting and dispositive power over the shares held by Orthogonal.

(2)Includes (i) 545,557 shares owned directly and (ii) 1,011,816 options to purchase shares of PSLY common stock, exercisable within sixty (60) days hereof.

(3)Consisting of (i) 2,448,438 shares of common stock owned by of Ehave, Inc. (“Ehave”), which Mr. Kaplan controls. Mr. Kaplan has voting and dispositive power over the shares held by Ehave and (ii) 30,172 shares of common stock owned by Long Side Ventures, LLC of which he is the Member and Manager.

THE MYCOTOPIA SPECIAL MEETING

This section contains information about the special meeting of Mycotopia stockholders that has been called to consider and adopt the merger agreement.

Date, Time and Place

Together with this document, Mycotopia is also sending its stockholders a notice of the special meeting and a form of proxy that is solicited by the Mycotopia board of directors. The special meeting will be held on [__], 2022, at 10:00 a.m., EST, in a virtual meeting format only. You will not be able to attend the special meeting physically.

Matters to be Considered at the Mycotopia special meeting

At the Mycotopia special meeting, Mycotopia stockholders will be asked to consider and vote on the following:

(1)the Mycotopia merger proposal;

(2)the Mycotopia merger-related compensation proposal; and

(3)the Mycotopia adjournment proposal.

Completion of the merger is conditioned on approval of the Mycotopia merger proposal. Completion of the merger is not conditioned on the approval of the Mycotopia adjournment proposal.

Proxies

If you were a record holder of Mycotopia common stock at the close of business on the record date of the Mycotopia special meeting, a proxy card is enclosed for your use. Mycotopia requests that you vote your shares as promptly as possible by (i) visiting the internet site listed on the Mycotopia proxy card, (ii) calling the toll-free number listed on the Mycotopia proxy card or (iii) submitting your Mycotopia proxy card by mail by using the provided self-addressed, stamped envelope. Information and applicable deadlines for voting through the internet or by telephone are set forth on the enclosed proxy card. When the accompanying proxy is returned properly executed, the shares of Mycotopia common stock represented by it will be voted at the Mycotopia special meeting or any adjournment or postponement of the meeting in accordance with the instructions contained in the proxy card. Your internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned a proxy card.

If a proxy is returned without an indication as to how the shares of Mycotopia common stock represented are to be voted with regard to a particular proposal, the Mycotopia common stock represented by the proxy will be voted in accordance with the recommendation of the Mycotopia board of directors and, therefore, “FOR” the Mycotopia merger proposal, “FOR” the Mycotopia merger-related compensation proposal, and “FOR” the Mycotopia adjournment proposal.

As of the date hereof, the Mycotopia board of directors has no knowledge of any business that will be presented for consideration at the Mycotopia special meeting and that would be required to be set forth in this proxy statement/prospectus or the related proxy card other than the matters set forth in Mycotopia’s Notice of Special Meeting of Shareholders. If any other matter is properly presented at the Mycotopia special meeting for consideration, the persons named in the enclosed form of proxy and acting thereunder will vote in accordance with their discretion on such matter.

Revocation of Proxies

A Mycotopia stockholder may revoke a proxy at any time before it is voted at the meeting by taking any of the following four actions:

•delivering written notice of revocation to Mycotopia in care of Jonathan D. Leinwand, P.A., 18305 Biscayne Blvd., Suite 200, Aventura, FL 33160;

•delivering a proxy card bearing a later date than the proxy that you wish to revoke;

•casting a subsequent vote via telephone or the internet, as described above; or

•attending the virtual special meeting and voting via the virtual portal.

Merely attending the virtual meeting will not, by itself, revoke your proxy; you must cast a subsequent vote at the meeting using forms and procedures provided for that purpose. Your last valid vote that we receive before or at the special meeting is the vote that will be counted.

If you have instructed a broker, bank or other nominee to vote your shares of Mycotopia common stock, you must follow the directions you receive from your broker, bank or other nominee in order to change or revoke your vote.

Shares Held in Street Name

If you hold shares of Mycotopia common stock through a stock brokerage account, bank or other nominee, you are considered the “beneficial holder” of the shares held for you in what is known as “street name.” The “record holder” of such shares is your broker, bank or other nominee, and not you, and you must provide the record holder of your shares with instructions on how to vote your shares. Please follow the voting instructions provided by your broker, bank or other nominee. Please note that you may not vote shares held in street name by returning a proxy card directly to Mycotopia or by voting in person via the virtual portal at the Mycotopia special meeting unless you have a “legal proxy,” which you must obtain from your broker, bank or other nominee. Please also note that brokers, banks or other nominees who hold shares of Mycotopia common stock on behalf of their customers may not give a proxy to Mycotopia to vote those shares without specific instructions from their customers.

If you are a Mycotopia stockholder and you do not instruct your broker, bank or other nominee on how to vote your shares, your broker, bank or other nominee may not vote your shares on any of the Mycotopia proposals.

Solicitation of Proxies

Mycotopia will bear the entire cost of soliciting proxies from its stockholders. In addition to solicitation of proxies by mail, proxies may also be solicited by Mycotopia’s directors and employees personally, and by telephone, electronic transmission, facsimile transmission, or other means. No additional compensation will be paid to these individuals for proxy solicitation nor is it expected to result in more than a minimal cost. Mycotopia may make arrangements directly with banks, brokerage houses, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of Mycotopia common stock held of record by them and to obtain authorization for the execution of proxies. Mycotopia may reimburse these institutional holders for their reasonable expenses in connection with these activities. Mycotopia does not indent to engage a firm to assist it in soliciting proxies.

Recommendation of the Mycotopia Board of Directors

The Mycotopia board of directors unanimously recommends that Mycotopia stockholders vote “FOR” the approval of the Mycotopia merger proposal, “FOR” the approval of the Mycotopia merger-related compensation proposal, and “FOR” the approval of the Mycotopia adjournment proposal.

Record Date; Shareholders Entitled to Vote

The record date for the Mycotopia special meeting is [__], 2022. Only record holders of shares of Mycotopia common and preferred stock at the close of business on such date are entitled to notice of, and to vote at, the Mycotopia special meeting or any adjournment or postponement of the meeting. At the close of business on the record date, there were [__] outstanding shares of Mycotopia common stock and [__] outstanding shares of Mycotopia preferred stock.

Each share of Mycotopia common stock outstanding on the record date of the Mycotopia special meeting is entitled to one vote on each proposal and any other matter coming before the Mycotopia special meeting.

Voting by Mycotopia’s Directors and Executive Officers

At the close of business on the record date for the Mycotopia special meeting, Mycotopia directors and executive officers and their affiliates were entitled to vote, in the aggregate 9,793,754 shares of Mycotopia common and preferred stock or approximately 69.1% of the voting power of the shares of Mycotopia common and preferred stock outstanding on that date.

Quorum and Adjournment

No business may be transacted at the Mycotopia special meeting unless a quorum is present. Shareholders who hold shares representing at least a majority of the shares entitled to vote at the Mycotopia special meeting must be present in person or by proxy to constitute a quorum. If a quorum is not present, which is not expected in view of the provisions of the voting agreements that are in place, the chairman may adjourn the meeting to solicit additional proxies. In addition, if fewer shares are voted than the number of shares required to obtain the necessary Mycotopia stockholder approvals, then the special meeting may be adjourned to allow additional time for obtaining additional proxies, if the approval of a majority of the votes cast at the special meeting on the Mycotopia adjournment proposal is obtained.

No notice of an adjourned meeting need be given if the time and place of the adjourned meeting are announced at the special meeting unless, after the adjournment, a new record date is fixed for the adjourned meeting, in which case a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting. At any adjourned meeting, all proxies will be voted in the same manner as they would have been voted at the original convening of the special meeting, except for any proxies that have been effectively revoked or withdrawn prior to the adjourned meeting.

All shares of Mycotopia common and preferred stock represented at the Mycotopia special meeting, either in person or by proxy, including failures to vote and abstentions, will be treated as present for purposes of determining the presence or absence of a quorum.

Your vote is important. If you were a record holder of Mycotopia common stock on the record date of the Mycotopia special meeting, please sign and return the enclosed proxy card, or vote via the internet or telephone, regardless of whether or not you plan to attend the Mycotopia special meeting in person. Proxies submitted through the specified internet website or by phone must be received by 11:59 p.m., Eastern Time, on [__], 2022.

Attending the Mycotopia Special Meeting

Only stockholders and their proxy holders will be able to access the virtual special meeting. As indicated, we are hosting the special meeting exclusively online at [__]. There will be no physical location at which stockholders may attend the special meeting, but stockholders may attend and participate in the meeting electronically. Stockholders who participate in the virtual special meeting will be deemed to be present in person and will be able to vote during the special meeting at the times that the polls are open. Stockholders who wish to attend the meeting should go to [__] at least 10 minutes before the beginning of the meeting to register their attendance and complete the verification procedures to confirm that they were stockholders of record as of [__], 2022. You will need to enter the 16-digit control number received with your proxy card to enter the special meeting via the online web portal.

Beneficial owners whose stock is held for them in street name by their brokers or other nominees may also attend the meeting by going to [__] at least 10 minutes before the beginning of the meeting to register their attendance and complete the verification procedures to confirm that they were stockholders as of the record date. Such beneficial owners may not vote at the meeting, and may only cause their shares to be voted by providing voting instructions to the persons who hold the beneficial owners’ shares for them. Beneficial owners will need to provide the name of the broker or other nominee that holds their shares to gain access to the virtual meeting.

PROPOSALS TO BE CONSIDERED AT THE MYCOTOPIA SPECIAL MEETING

PROPOSAL NO. 1. - BUSINESS COMBINATION PROPOSAL

To approve the Business Combination contemplated under Merger Agreement, dated as of May 17, 2022, by and among PSLY, Mycotopia, and Ei., and the transactions contemplated thereby, (collectively referred to as the “Business Combination”).

For a detailed discussion of the Business Combination, including the terms and conditions of the merger agreement, see “The Merger Agreement,” beginning on page [__]. As discussed in detail in the sections entitled “The Merger – Recommendation of the Board of Directors” and “The Merger — Mycotopia’s Reasons for the Merger”

Required Vote

Approval of the Business Combination Proposal requires the affirmative vote of a majority of the issued and outstanding shares of Mycotopia common and preferred stock entitled to vote at the Mycotopia special meeting. Failures to vote, broker non-votes and abstentions will have the same effect as votes against this proposal. As of July 12, 2022, there were 14,440,660 outstanding shares of Mycotopia common stock and outstanding shares of Mycotopia preferred stock. Each Mycotopia stockholder can cast one vote for each share of Mycotopia common or equivalent number of preferred stock with voting power equal to 64,103 Mycotopia common shares. Accordingly, the affirmative vote of holders of 7,252,383 shares of Mycotopia common and preferred stock will be necessary to approve the Business Combination. Ehave, Mycotopia’s majority stockholder, beneficially owns 9,793,754 shares of Mycotopia common stock or approximately 67.3% of the issued and outstanding shares of Mycotopia entitled to vote at the Mycotopia special meeting. Collectively, Ehave and the officers and directors of Mycotopia own 10,060,666 shares of Myctopia common stock or approximately 69.1% of the issued and outstanding shares of Mycotopia entitled to vote at the Mycotopia special meeting and intend to  vote in favor of the proposal.

Recommendation of the Mycotopia Board of Directors

The Mycotopia board of directors unanimously recommends that Mycotopia stockholders vote “FOR” approval of the Business Combination Proposal.

PROPOSAL NO. 2 – MYCOTOPIA MERGER-RELATED COMPENSATION PROPOSAL

As required by Section 14A of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, Mycotopia is providing its stockholders with the opportunity to approve, in a non-binding advisory vote, certain compensation that may become payable to its named executive officers in connection with the merger, which is based on or related to the merger and the agreements and understandings concerning such compensation, by voting on the following resolution:

“RESOLVED, that the compensation that may be paid or become payable to the named executive officers of Mycotopia in connection with or as a result of the merger, and the agreements or understandings pursuant to which such compensation may be paid or become payable, in each case as disclosed in the section entitled “The Merger – Interests of Certain Mycotopia Directors and Executive Officers in the Merger – Certain Compensation for Mycotopia Named Executive Officers,” and the related table and narrative, are hereby APPROVED on a non-binding, advisory basis.”

Approval of the Mycotopia merger-related compensation proposal is not a condition to completion of the merger. The vote on this proposal is a vote separate and apart from the vote on the Business Combination Proposal. Accordingly, a holder of Mycotopia common stock may vote against this Mycotopia merger-related compensation proposal and vote to approve the Mycotopia merger proposal or vice versa. Because this proposal is advisory in nature only, a vote for or against approval will not be binding on either Mycotopia or PSLY, regardless of whether the other proposals are approved.

The compensation that is subject to this proposal is a contractual obligation of Mycotopia. If the merger is approved and completed, such compensation may be paid, subject only to the conditions applicable thereto, even if stockholders fail to approve this proposal. If the merger is not completed, the Mycotopia board of directors will consider the results of the vote in making future executive compensation decisions.

Required Vote

The approval of the Mycotopia merger-related compensation proposal requires the approval of a majority of the votes cast on this proposal at the Mycotopia special meeting, assuming a quorum. Failures to vote, broker non-votes and abstentions will have no effect on the vote for this proposal.

Recommendation of the Mycotopia Board of Directors

The Mycotopia board of directors unanimously recommends that Mycotopia stockholders vote “FOR” approval of the Mycotopia merger-related compensation proposal.

PROPOSAL NO. 3 - ADJOURNMENT PROPOSAL

To approve the adjournment of the special meeting, if necessary or advisable, in the event Mycotopia does not receive the requisite stockholder vote to approve the Business Combination or if there are insufficient votes represented at the Mycotopia special meeting to constitute a quorum necessary to conduct business at the Mycotopia special meeting.

In that event, you will be asked to vote only upon the Mycotopia adjournment proposal and will not be asked to vote on the Business Combination Proposal or the Mycotopia merger-related compensation proposal at the special meeting.

Mycotopia requests that its stockholders authorize the holder of any proxy solicited by the Mycotopia board of directors on a discretionary basis to vote in favor of adjourning the Mycotopia special meeting to another time or place, if determined necessary or appropriate by Mycotopia, to solicit additional proxies (including the solicitation of proxies from Mycotopia stockholders who have previously voted). Approval of this proposal is not a condition to the closing of the merger.

Generally, if the special meeting is adjourned, no notice of the adjourned meeting is required to be given to stockholders, other than an announcement at the special meeting of the place, date and time to which the meeting is adjourned.

Required Vote

The approval of the Mycotopia adjournment proposal requires the approval of a majority of the votes cast on this proposal at the Mycotopia special meeting, regardless of whether or not there is a quorum. Failures to vote, broker non-votes and abstentions will have no effect on the vote for this proposal.

Recommendation of the Mycotopia Board of Directors

The Mycotopia board of directors believes that if the number of shares of its common stock present in person or represented by proxy at the Mycotopia special meeting and voting in favor of the approval of the Business Combination Proposal is insufficient to approve such proposal, it is in the best interests of the Mycotopia stockholders to enable the board of directors, for a limited period of time, to continue to seek to obtain a sufficient number of additional votes to approve such proposal. The Mycotopia board of directors unanimously recommends that stockholders vote “FOR” the approval of the Mycotopia adjournment proposal.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined financial information is presented to illustrate the estimated effects of the merger between Ei, Merger Sub E, Merger Sub M, Mycotopia, and PSLY (we refer to the merger collectively as the “business combination”). Ei and Mycotopia have historical operating businesses, and PSLY was incorporated to be the parent company, following the completion of the merger and the contribution. The merger agreement will be entered into immediately prior to closing of the merger. The merger will be accounted for using acquisition accounting, in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). As such, the assets and liabilities of Mycotopia, as of the completion of the merger, will be recorded at their fair values as well as any identifiable intangible assets. Any remaining excess purchase price will be allocated to goodwill, will not be amortized and will be evaluated for impairment annually. Consolidated financial statements of PSLY issued after the consummation of the merger will reflect such values. Ei was determined to be the accounting acquirer based upon the terms of the merger and other factors, such as relative voting rights and the composition of the combined company’s board of directors and senior management. The historical financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are directly attributable to the merger, factually supportable, and with respect to the statements of operations, expected to have a continuing impact on the combined company, as follows:

•

The unaudited pro forma condensed combined balance sheet as of June 30, 2022 was prepared based on (i) the historical unaudited condensed consolidated balance sheet of Mycotopia as of June 30, 2022 and (ii) the historical unaudited condensed balance sheet of Ei as of June 30, 2022.

•

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 was prepared based on (i) the historical audited consolidated statement of operations of Mycotopia for the year ended December 31, 2021 and (ii) the historical audited statement of operations of Ei for the year ended December 31, 2021.

•

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2022 was prepared based on (i) the historical unaudited condensed consolidated statement of operations of Mycotopia for the six months ended June 30, 2022 and (ii) the historical unaudited condensed statement of operations of Ei for the six months ended June 30, 2022.

•

PSLY is a Delaware corporation and was formed by Ei on May 3, 2019 for the purpose of effecting the merger and all activity for PSLY since its inception has been insignificant. To date, PSLY has not conducted any activities other than those incidental to its formation and the matters contemplated by the merger agreement in connection with the merger. As of the completion of the business combinations, Ei and Mycotopia will each become subsidiaries of PSLY.

While Mycotopia will be the legal acquirer, the merger will be accounted for as a reverse acquisition using the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) Topic 805, “Business Combinations” (“ASC 805”). Ei will be deemed to be the accounting acquirer for financial accounting purposes. The unaudited pro forma condensed combined financial information set forth below primarily gives effect to the following:

•	the consummation of the merger between Mycotopia, Ei and merger subs;

•	the application of the acquisition method of accounting in connection with the merger and the contribution;

•	the conversion of Mycotopia convertible notes, common stock and preferred stock into PSLY common stock; and

•	the conversion of Ei ventures common stock into PSLY common stock.

Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined balance sheet data gives effect to the business combination as if it had occurred on June 30, 2022. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2022 and the year ended December 31, 2021 give effect to the business combination as if it had occurred on January 1.

The unaudited pro forma condensed combined financial information has been presented for informational purposes only and is not necessarily indicative of what the combined company's financial position or results of operations actually would have been had the business combination been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company. The historical consolidated financial information has been adjusted in the accompanying unaudited pro forma condensed combined financial information to give effect to unaudited pro forma events that are directly attributable to the merger, factually supportable and, with respect to the unaudited pro forma condensed combined statement of operations, expected to have a continuing impact on the results of operations of the combined company. The accompanying unaudited pro forma condensed combined statements of operations do not include any pro forma adjustments to reflect certain expected financial benefits of the merger, such as tax savings, cost synergies or revenue synergies, or the anticipated costs to achieve those benefits, including the cost of integration activities, or restructuring actions which may be achievable or the impact of any non-recurring activity and one-time transaction related costs.

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting under existing GAAP, which are subject to change. Ei will be deemed the accounting acquirer in the business combination for accounting purposes and Mycotopia will be treated as the acquiree, based on a number of factors considered at the time of preparation of this proxy statement/prospectus, including control over the post-merger company as evidenced by the composition of executive management and the board of directors as well as the relative equity ownership after the closing of the business combination. The application of acquisition accounting of is dependent upon the working capital positions at the closing of the business combination, is dependent on other factors such as the share price of Mycotopia immediately prior to the closing of the merger, and is dependent on certain valuations and other studies that have yet to progress to a stage where there is sufficient information for a definitive measurement. The combined company will complete the valuations and other studies upon completion of the business combination and will finalize the purchase price allocation as soon as practicable within the measurement period, but in no event later than one year following the closing date of the merger. The assets and liabilities of Mycotopia and other pro forma adjustments have been measured based on various preliminary estimates using assumptions that PSLY, Mycotopia and Ei believe are reasonable, based on information that is currently available. Accordingly, the pro forma adjustments are preliminary. Differences between these preliminary estimates and the final acquisition accounting could be significant, and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial information and the combined company's future results of operation and financial position.

The unaudited pro forma condensed combined financial information has been compiled in a manner consistent with the accounting policies adopted by PSLY. Upon completion of the merger, the combined company will perform a detailed review of Mycotopia accounting policies and will conform the combined company policies. The combined company may identify additional differences between the accounting policies of the companies that, when conformed, could have a material impact on the consolidated financial statements of the combined company. There were no transactions between Mycotopia and Ei during the periods presented in the unaudited pro forma condensed combined financial information.

This unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the accompanying notes, as well as the following historical financial statements and the related notes of Mycotopia and Ei:

•

Separate historical audited financial statements of Mycotopia as of and for the years ended December 31, 2021 and 2020, and unaudited condensed financial statements of Mycotopia as of June 30, 2022 and for the six month periods ended June 30, 2022 and 2021 and the related notes included elsewhere in this proxy statement/prospectus; and

•

Separate historical audited consolidated financial statements of Ei as of and for the years ended December 31, 2021 and 2020, and unaudited condensed consolidated financial statements of Ei as of and for the six month period ended June 30, 2022 and for the six month periods ended June 30, 2022 and 2021 and the related notes included elsewhere in this proxy statement/prospectus.

PSLY.com, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2022

	Historical		Pro Forma
	Mycotopia, Inc.	Ei.Ventures, Inc.	Transaction Accounting Adjustments	Notes	Pro Forma Combined

CURRENT ASSETS:
Cash	$783,377	6,568,636	-		$7,352,013
Investments	-	1,845,311	-		1,845,311
Other receivable	-	337,664	-		337,664
Prepaid expenses and other current assets	-	79,887	-		79,887
TOTAL CURRENT ASSETS	783,377	8,831,498	-		9,614,875

Property and equipment, net	1,999	77,336	-		79,335
Intangible assets, Net	-	278,134	-		278,134
Goodwill	-	-	8,323,554	(a)	8,323,554

TOTAL ASSETS	$785,376	9,186,968	8,323,554		$18,295,898

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$84,868	1,706,310	(67,613)		$1,723,565
Accrued interest - shareholder loan	10,763	-	(10,763)	(a)	-
TOTAL CURRENT LIABILITIES	95,631	1,706,310	(78,376)		1,723,565

Convertible notes payable, net,	416,900	-	(416,900)	(a)	-

TOTAL LIABILITIES	512,531	1,706,310	(495,276)		1,723,565

MEZZANINE EQUITY
Preferred stock, $0.001 par value; 5,000,000 shares authorized, 5,000 outstanding as of June 30, 2022 ; liquidation preference of $50,000	50,000	-	(50,000)	(a)	-

STOCKHOLDERS' EQUITY (DEFICIT)

Common stock	14,441	6,669	(14,441)	(a)	6,383
			(286)	(c)
Additional paid in capital	4,483,567	27,310,033	(4,483,567)	(a)	36,401,994
			9,091,675	(b)
			286	(c)

Accumulated deficit	(4,275,163)	(19,836,044)	4,275,163	(a)	(19,836,044)
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	272,845	7,480,658	8,818,830		16,572,333

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$785,376	9,186,968	8,323,554		$18,295,898

a) Represents the elimination of Mycotopia, Inc. mezzanine equity, common stock, additional paid in capital, and accumulated deficit.
a) Represents the estimate of goodwill resulting from the preliminary purchase price
b) represents the issuance of Mycotopia shares upon merger
c) represents part value of PSLY

PSLY.com, Inc.

Unaudited Pro Forma Condensed Combined Statements of Operations

For the Six Months Ended June 30, 2022

	Historical		Pro Forma
	Mycotopia, Inc.	Ei.Ventures, Inc.	Transaction Accounting Adjustments	Notes	Pro Forma Combined

OPERATING EXPENSES
General and administrative	$992,327	7,169,972	-		$8,162,299
Sales and marketing	-	1,560,406	-		1,560,406
Research and development	-	228,770	-		228,770
Impairment of digital asset	-	1,379,452
Depreciation and amortization	-	8,831
TOTAL OPERATING EXPENSES	992,327	10,347,431	-		9,951,475

LOSS FROM OPERATIONS	(992,327)	(10,347,431)	-		(9,951,475)

OTHER EXPENSE:
Interest expense	(427,508)	(20)	472,508	(a)	(20)
Interest expense - related party	(5,424)	-	5,424	(a)	-
TOTAL OTHER EXPENSE	(432,932)	(20)	432,932		(20)

LOSS BEFORE INCOME TAXES	(1,425,259)	(10,347,451)	432,932		(9,951,495)

PROVISION FOR INCOME TAXES	-	-	-		-

NET LOSS	$(1,425,259)	(10,347,451)	432,932		$(9,951,495)

NET LOSS PER COMMON SHARE
Basic and diluted	$(0.10)	(0.17)			$(0.16)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic and diluted	14,268,731	62,227,949	-		63,831,425

PSLY.com, Inc.

Unaudited Pro Forma Condensed Combined Statements of Operations

For the Year Ended December 31, 2021

	Historical		Pro Forma
	Mycotopia, Inc.	Ei.Ventures, Inc.	Transaction Accounting Adjustments	Notes	Pro Forma Combined

OPERATING EXPENSES
General and administrative	$2,669,109	4,771,561	-		$7,440,670
Sales and marketing	-	679,236	-		679,236
Research and development	-	215,627	-		215,627
TOTAL OPERATING EXPENSES	2,669,109	5,666,424	-		8,335,533

LOSS FROM OPERATIONS	(2,669,109)	(5,666,424)	-		(8,335,533)

OTHER EXPENSE:
Interest expense	(143,057)	(2,258)	143,057	(a)	(2,258)
Interest expense - related party	(8,564)	-	8,564	(a)	-
Loss on derivative liability	-	(3,152,938)	-		(3,152,938)
TOTAL OTHER EXPENSE	(151,621)	(3,155,196)	151,621		(3,155,196)

LOSS BEFORE INCOME TAXES	(2,820,730)	(8,821,620)	151,621		(11,490,729)

PROVISION FOR INCOME TAXES	-	-	-		-

NET LOSS	$(2,820,730)	(8,821,620)	151,621		$(11,490,729)

NET LOSS PER COMMON SHARE
Basic and diluted	$(0.21)	(0.15)			$(0.18)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic and diluted	13,412,634	60,257,452	-		63,831,425

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.Description of Merger

On May 17, 2022, Mycotopia entered into an Agreement and Plan of Merger (the “Agreement”) whereby the Mycotopia will merge with a wholly owned subsidiary of PSLY. Simultaneously Ei will merge with a separate wholly owned subsidiary of PSLY.

At closing each share of common stock of the Mycotopia, issued and outstanding immediately prior to the effective time of the merger shall be converted into the right to receive 0.25 fully paid and nonassessable share of PSLY common stock.

At Closing each share of common stock of Ei will be convertible into the right receive a number of PSLY common stock equal to (i) the sum of $360,000,000 (Three Hundred Sixty Million Dollars) (ii) divided by $1.56, the result of which is divided by (iii) the product of the total number of shares of Ei common stock then issued and outstanding times four (4).

2.Basis of Presentation

The unaudited pro forma condensed combined financial information is prepared in accordance with Article 11 of SEC Regulation S-X. All amounts in these notes to unaudited pro forma condensed combined financial information are in thousands, except per share amounts. The historical financial information has been adjusted in the accompanying unaudited pro forma condensed combined financial information to give effect to unaudited pro forma events that are:

•	directly attributable to the merger;

•	directly attributable to the contribution;

•	factually supportable; and

•	with respect to the unaudited pro forma condensed combined statement of operations, expected to have a continuing impact on the results of operations of the combined company.

Only transactions and activity that were deemed factually supportable under Article 11 of Regulation S-X have been reflected in preparation of these pro forma financial statements, which may cause pro forma cash and other balances to differ materially from the expected amounts at merger close.

The pro forma financial information contemplates certain financing transactions by Mycotopia prior to the merger in order satisfy closing conditions as defined in the merger agreement to meet the targeted ownership structure.

The merger will be treated as a business combination for accounting purposes, with Ei as the deemed accounting acquirer and Mycotopia as the deemed accounting acquiree. Therefore, the historical basis of Ei assets and liabilities will not be remeasured as a result of the merger. In identifying Ei as the acquiring entity, the companies considered the structure of the merger, the contribution, relative outstanding share ownership at closing and the composition of the combined company's board of directors and senior management.

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting in accordance with ASC 805, which requires, among other things, that assets acquired and liabilities assumed in a business combination be recognized at their fair values as of the acquisition date. The acquisition method of accounting uses the fair value concepts defined in ASC Topic 820, “Fair Value Measurement” (“ASC 820”). Fair value is defined in ASC 820 as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Market participants are assumed to be buyers or sellers in the most advantageous market for the asset or liability. Fair value measurement for an asset assumes the highest and best use by these market participants.

Fair value measurements can be highly subjective and it is possible the application of reasonable judgment could develop different assumptions resulting in a range of alternative estimates using the same facts and circumstances.

Fair value estimates were determined based on preliminary discussions between PSLY, Mycotopia, and Ei management, and a preliminary valuation of Mycotopia assets and liabilities using June 30, 2022 as the measurement date. The allocation of the aggregate merger consideration used in the preliminary unaudited pro forma condensed combined financial information is based on preliminary estimates. The estimates and assumptions are subject to change as of the effective time of the merger. Refer to Note 4 for additional information.

For pro forma purposes, the valuation of consideration transferred is based on the number of Mycotopia common shares outstanding as of June 30, 2022 and fair value price per share of Mycotopia on June 30, 2022. Refer to Note 4 for additional information. This is used for pro forma purposes only. The consideration transferred will ultimately be based on the number of Mycotopia common shares outstanding immediately prior to the effective time of the merger, which could materially change from the assumptions included in this pro forma financial information.

The unaudited pro forma condensed combined balance sheet data gives effect to the business combination as if it had occurred on June 30, 2022. The unaudited pro forma condensed combined statements of operations data gives effect to the business combination as if it had occurred on January 1, 2022 and 2021. The unaudited pro forma condensed combined financial information is presented solely for informational purposes and is not necessarily indicative of the combined results of operations or financial position that might have been achieved for the periods or dates indicated, nor is it necessarily indicative of the future results of the combined company.

The unaudited pro forma condensed combined financial information has not been adjusted to give effect to certain expected financial benefits of the business combination, such as tax savings, cost synergies or revenue synergies, or the anticipated costs to achieve these benefits, including the cost of integration activities. The unaudited pro forma condensed combined financial information does not reflect possible adjustments related to restructuring or integration activities that have yet to be determined or transaction or other costs following the combination that are not expected to have a continuing impact on the business of the combined company. Further, one-time transaction-related expenses anticipated to be incurred prior to, or concurrent with, the closing of the business combination are not included in the unaudited pro forma combined statement of operations.

3.Accounting Policies

The unaudited pro forma condensed combined financial information has been compiled in a manner consistent with the accounting policies of Mycotopia. Following the merger, the combined company will conduct a review of accounting policies of PSLY in an effort to determine if differences in accounting policies require further reclassification of results of operations or reclassification of assets or liabilities to conform to Mycotopia’s accounting policies and classifications. As a result of that review, the combined company may identify differences among the accounting policies of the companies that, when conformed, could have a material impact on the unaudited pro forma condensed combined financial information.

4.Reverse Acquisition and Purchase Price Allocation

Pro Forma Fair Value of Total Estimated Consideration Transferred

The fair value of preliminary purchase consideration expected to be transferred on the closing date includes the value of the estimated number of shares of Mycotopia to be owned by PSLY shareholders prior to the closing of the merger. The fair value per share of Mycotopia common stock was assumed for pro forma purposes to be $0.29 per share.

Purchase consideration	Amounts
Pro Forma Mycotopia common shares outstanding at time of acquisition	$17,154,104
Mycotopia fair value per share	0.53
Fair value of total estimated purchase consideration transferred	$9,091,675

Purchase Price Allocation

The following is a preliminary estimate of the allocation of the purchase price to acquired identifiable assets and assumed liabilities, which includes preliminary purchase accounting adjustments to reflect the fair value of intangible assets acquired at the time of the merger.

Amounts
Cash	$783,377
Property and equipment, net	1,999
Goodwill	8,323,554
Accounts payable and accrued expenses	(17,255)
Total consideration	$9,091,675

The intangible asset identified relates to goodwill. The valuation is internally developed, and these are valued on a preliminary basis. Changes in fair values could result in material adjustments in the purchase price allocation and resulting goodwill.

The fair value estimate for goodwill is preliminary. The final determination of fair value of goodwill remains subject to change. The finalization may have a material impact on the valuation of intangible assets and the purchase price allocation, which is expected to be finalized subsequent to the merger. The final purchase consideration will be based on the fair value per share of the Mycotopia common shares issued immediately prior to the effective time of the merger. Accordingly, the purchase consideration may change significantly if it is determined that the fair value of Mycotopia common shares exchanged at the closing date has changed from the $0.53 per share determined based upon the closing price of Mycotopia common stock.

5.Unaudited Pro Forma Condensed Combined Balance Sheet Adjustments

The following provides explanations of the various adjustments to the unaudited pro forma condensed combined balance sheet as of June 30, 2022:

a)Represents the completion of the merger with PSLY. PSLY shareholders received 17,154,104 shares of Mycotopia common stock with an estimated value of $9,091,675 based on the estimated fair value of Mycotopia common stock per share of $0.53. The merger with PSLY results in the elimination of balances related to Mycotopia’s convertible debt, interest on shareholder loan, common and preferred stock, paid-in capital, and accumulated deficit and in PSLY recognizing $8,323,554 of goodwill. The estimated goodwill is subject to materially change

b)Represents the issuance of Mycotopia common shares at the fair value of $0.53 per share.

c)Represents the issuance of PSLY common shares adjusted to par value

(1)Explanation of shares issued in the merger:

Amount
Mycotopia common stock outstanding as of June 30, 2022	14,440,660
Conversion of Mycotopia convertible notes payable	952,500
Conversion of Mycotopia preferred stock	64,103
Issuance of common stock for outstanding warrants and options	1,696,841
Total Mycotopia common shares outstanding	17,154,104
Exchange ratio	0.25
Total PSLY shares issued to Mycotopia shareholders	4,288,526

Ei base valuation	$360,000,000
Amount raised by Ei under regulation A offerings since December 6, 2021	10,901,727
Amount raised by Ei under regulation D offerings since March 28, 2022	645,342
Total Ei interests outstanding	371,547,069
Divided by	1.56
Result A	$238,171,198

Total number of Ei shares issued and outstanding	66,696,797
Multiplied by	4
Result B	$266,787,188

Ei exchange ratio (result A divided by result B)	0.89274

Ei shares issued and outstanding	66,696,797
Ei exchange ratio	0.89274
PSLY shares issued to Ei shareholders	59,542,899

Total PSLY shares issued to Mycotopia shareholders	4,288,526
Total PSLY shares issued to Ei shareholders	59,542,899
Total PSLY shares issued in merger	63,831,425
PSLY par value of common stock	$0.0001
Pro forma common stock par value at merger	$6,383

6.Unaudited Pro Forma Condensed Combined Statements of Operations Adjustments

a)Represents the acceleration of the amortization of debt discount upon the conversion of Mycotopia convertible notes payable.

DESCRIPTION OF PSLY CAPITAL STOCK

DESCRIPTION OF PSLY CAPITAL STOCK

The following description of the material terms of the common stock and preferred stock of PSLY is not complete and is qualified in its entirety by reference to the PSLY charter and the PSLY bylaws, in each case that will be in effect as of the effective time. This description is subject to the detailed provisions of, and is qualified by reference to, the PSLY charter and the PSLY bylaws attached as exhibits to this proxy statement/prospectus and are incorporated herein by reference.

Authorized Capital Stock

The total number of shares of capital stock which PSLY will have authority to issue is 240,000,000 shares. This authorized capital stock consists of 200,000,000 shares of common stock and 40,000,000 shares of preferred stock, each having a par value of $0.0001 per share.

Following completion of the mergers we expect that there will be 63,831,425 shares of PSLY common stock outstanding.

Common Stock

The shares of PSLY common stock to be issued in the mergers will be duly authorized, validly issued, fully paid and non-assessable. Each holder of a share of PSLY common stock will be entitled to one vote for each share upon all questions presented to the holders of PSLY common stock. The PSLY stockholders will have no preemptive rights and no rights to convert their common stock into any other securities. There will also be no redemption or sinking fund provisions applicable to the PSLY common stock.

PSLY stockholders will be entitled to receive dividends as may be declared from time to time by the PSLY board out of funds legally available therefor. PSLY stockholders are entitled to share pro rata, upon any liquidation or dissolution of PSLY, in all remaining assets available for distribution to stockholders after payment or providing for PSLY’s liabilities and the liquidation preference of any outstanding PSLY preferred stock. The rights, preferences and privileges of the PSLY stockholders are subject to and may be adversely affected by the rights of holders of any series of PSLY preferred stock that PSLY may designate and issue at the effective time and in the future.

PSLY has applied to have its common stock listed on Nasdaq under the symbol “PSLY.”

Additional Classes or Series of Preferred Stock

The PSLY charter permits the PSLY board, without further action by the stockholders, to issue up to 40,000,000 shares of preferred stock in one or more series of preferred stock with such designations, relative rights (including voting rights), preferences, limitations and restrictions as the PSLY board may determine from time to time. Accordingly, without action by the stockholders, the PSLY board may designate and authorize the issuance of additional classes or series of PSLY preferred stock having voting rights, dividend rights, conversion rights, redemption provisions (including sinking fund provisions) and rights in liquidation, dissolution or winding up that are superior to those of PSLY common stock.

Structure of Board

The authorized number of directors shall be fixed from time to time by the board. Stockholders will elect directors, each of whom shall hold office for an initial term of one (1) year or until his or her successor is duly elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal. Stockholders will not have the right to cumulate votes in the election of directors. As a result, at all meetings of stockholders for the election of directors at which a quorum is present, a plurality of the votes cast shall be sufficient to elect.

The chairperson of the board shall be appointed from among the board members (i) by the stockholders pursuant to the provisions of Article 3 of the bylaws, or (ii) by the board pursuant to the provisions of Article 4 of the bylaws.

Each director shall have one (1) vote. However, in the event of a deadlock or tie of the board in respect of any issue that is subject to board approval, the chairperson of the board shall have 2 votes and cast the deciding vote.

Removal of Directors

For a notice of nomination to be timely in connection with a special meeting called by PSLY for the purpose of electing directors, such notice must be delivered to, or mailed to and received at, the principal executive offices of PSLY not later than the 90th day prior to such special meeting, or if later, the 10th day following the day on which public disclosure of the date of such special meeting was first made.

In accordance with the DGCL and subject to the rights of the holders of any class or series of preferred stock, any director or the entire PSLY board may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least a majority of the shares of stock entitled to vote in the election of the director or directors to be so removed.

Advance Notice of Proposals and Nominations

The PSLY bylaws provide that stockholders must give timely written notice to the Secretary of PSLY to bring business before an annual meeting of stockholders or to nominate candidates for election as directors at an annual meeting of stockholders.

Generally, to be timely, a stockholder’s notice will be required to be delivered to the principal executive offices of PSLY not later than the 90th day nor earlier than the 120th day prior to the one (1)-year anniversary of the date definitive proxy materials were first sent or given to stockholders with respect to the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than thirty (30) days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so received no earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. The PSLY bylaws also specify the form and content of a stockholder’s notice.

For a notice of nomination to be timely in connection with a special meeting called by PSLY for the purpose of electing directors, such notice must be received by the Secretary of PSLY at the principal executive offices of PSLY not later than the 90th day prior to such special meeting or the 10th day following the day on which public announcement of the date of such special meeting is first made

For additional detail on these provisions, please see “COMPARISON OF STOCKHOLDER RIGHTS — PSLY —Advance Notice Requirements for Stockholder Nominations and Other Provisions” beginning on page [__]. These provisions may prevent stockholders from bringing matters before an annual meeting of stockholders or from nominating candidates for election as directors at an annual meeting of stockholders.

Limits on Special Meetings

The PSLY bylaws provide that special meetings of stockholders may be called at any time by the chairperson of the board, the chief executive officer, or by a majority of the total number of votes of authorized directors (whether or not any vacancies exist at the time of such vote).

Amendment of the PSLY Bylaws

The PSLY board will be authorized to adopt, amend or repeal the PSLY bylaws by a majority vote.

PSLY stockholders also will have the power to amend, alter, change, adopt and repeal the PSLY bylaws, provided, however, that, in addition to any vote of the holders of any class or series of stock of PSLY required by law or PSLY’s charter, such action by stockholders will require the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of PSLY capital stock entitled to vote generally in the election of directors, voting together as a single class.

Preferred Stock

Please see “—Additional Classes or Series of Preferred Stock” above. PSLY’s ability to issue an indeterminate number of shares of the authorized shares of preferred stock with such rights, privileges and preferences as the PSLY board may fix may have the effect of delaying or preventing a takeover or other change of control of PSLY.

Takeover Statutes

Section 203 of the DGCL generally prohibits “business combinations,” including mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or a subsidiary with an interested stockholder who beneficially owns 15% or more of a corporation’s voting stock, within three (3) years after the person or entity becomes an interested stockholder, unless: (i) the board of directors of the target corporation has approved, before the acquisition time, either the business combination or the transaction that resulted in the person becoming an interested stockholder, (ii) upon consummation of the transaction that resulted in the person becoming an interested stockholder, the person owns at least 85% of the corporation’s voting stock (excluding shares owned by directors who are officers and shares owned by employee stock plans in which participants do not have the right to determine confidentially whether shares will be tendered in a tender or exchange offer) or (iii) after the person or entity becomes an interested stockholder, the business combination is approved by the board of directors and authorized at a meeting of stockholders by the affirmative vote of at least 662∕3% of the outstanding voting stock not owned by the interested stockholder.

PSLY does not expect to opt out of the protections of Section 203 of the DGCL. As a result, the statute will apply to PSLY.

Exclusive Forum

The PSLY bylaws provide that unless PSLY consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) will be the sole and exclusive forum for the following types of actions or proceedings under Delaware statutory or common law (i) any derivative action or proceeding brought on behalf of PSLY; (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of PSLY, to PSLY or its stockholders; (iii) any action or proceeding asserting a claim against the corporation or any current or former director, officer or other employee of PSLY, arising out of or pursuant to any provision of the DGCL, the certificate of incorporation or the bylaws of PSLY (as each may be amended from time to time); (iv) any action or proceeding to interpret, apply, enforce or determine the validity of the certificate of incorporation or the bylaws of PSLY (including any right, obligation, or remedy thereunder); (v) any action or proceeding as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware; and (vi) any action asserting a claim against PSLY or any director, officer or other employee of PSLY, governed by the internal affairs doctrine, in all cases to the fullest extent permitted by law and subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. The foregoing forum provisions do not apply to suits brought to enforce a duty or liability created by the Securities Act, or the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts have exclusive jurisdiction. The PSLY bylaws also provide that, unless PSLY consents in writing to the selection of an alternative forum, the federal district courts of the United States of America are the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. The PSLY charter also provides that unless PSLY consents in writing to the selection of an alternative forum, the federal district courts of the District of Delaware will, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

COMPARISON OF STOCKHOLDER RIGHTS

If the transactions are completed, Mycotopia stockholders will receive shares of PSLY common stock in connection with the merger and become stockholders of PSLY, and stockholders of Ei. will receive shares of PSLY common stock and become stockholders of PSLY. The following is a summary of certain differences between (i) the current rights of Mycotopia stockholders under the Nevada Business Corporation Act (the “NBCA”), the Mycotopia certificate of incorporation and the Mycotopia amended and restated bylaws; (ii) the current rights of the stockholders of Ei. under Delaware General Corporation Law (the “DGCL”), the Ei. certificate of incorporation and the Ei. amended and restated bylaws; and (iii) the current rights of PSLY stockholders under Delaware law, the PSLY certificate of incorporation and the PSLY bylaws.

The following summary is not a complete statement of the rights of stockholders of the three companies or a complete description of the specific provisions referred to below. This summary is qualified in its entirety by reference to the DGCL, NBCA, and Mycotopia’s, Ei’s and PSLY’s governing documents (which we urge you to read carefully and in their entirety). To find out where copies of these documents can be obtained, see “Where You Can Find More Information” beginning on page [__] of this proxy statement/prospectus. In addition, the identification of some of the differences in the rights of Ei’s, PSLY’s and Mycotopia’s stockholders is not intended to indicate that other differences that are equally important do not exist. PSLY, Ei. and Mycotopia urge you to carefully read this entire proxy statement/prospectus, the relevant provisions of the DGCL and NBCA, and the other documents to which PSLY, Ei. and Mycotopia refer in this proxy statement/prospectus for a more complete understanding of the differences between the rights of a PSLY stockholder and the rights of a Mycotopia stockholder or Ei. stockholder.

PSLY and Ei. are each incorporated under the laws of the State of Delaware and, accordingly, the rights of PSLY stockholders and Ei. stockholders are both governed by the DGCL and other applicable Delaware law. Mycotopia was incorporated under the laws of the State of Nevada and, accordingly, the rights of stockholders of Mycotopia are governed by the NBCA. As a result of the merger, Mycotopia stockholders will receive shares of PSLY common stock and become PSLY stockholders. Thus, following the merger, the rights of Mycotopia stockholders who become PSLY stockholders in connection with the merger will be governed by the DGCL and the other applicable Delaware law and will be governed by the PSLY charter and the PSLY bylaws. As a result of the merger, Ei. stockholders will receive shares of PSLY common stock and become PSLY stockholders. Thus, following the merger, the rights of Ei. stockholders who become PSLY stockholders in connection with the contribution will be governed by the DGCL and the other applicable Delaware law and will be governed by the PSLY charter and the PSLY bylaws.

Mycotopia	Ei.	PSLY
Authorized Capital Stock; Units
5,000,000 shares of Preferred Stock par value $0.001 per share; 100,000,000 shares of Common Stock par value $0.001 per share	The aggregate number of shares which Ei. has the authority to issue is 100,000,000 shares of common stock, par value $0.0001 per share.

The aggregate number of shares which PSLY has the authority to issue is 240,000,000 shares consisting of (i) 200,000,000 shares of common stock, par value $0.0001 per share, and (ii) 40,000,000 shares of preferred stock, par value $0.0001 per share.

Common Stock

Each share of common stock entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

All of our common stock is of the same class and has the same rights and preferences.

Except as provided by the DGCL, the holders of Ei. common stock have full voting powers on all matters requiring stockholder action, each share of such common stock being entitled to one vote for each share held of record, in person or by written proxy.

Subject to the rights of the holders of PSLY preferred stock (if any) and except as provided by the DGCL, the holders of PSLY common stock have full voting powers on all matters requiring stockholder action, each share of such common stock being entitled to one vote for each share held of record, in person or by written proxy.

Preferred Stock

The board of directors of the Corporation is hereby expressly granted authority, without stockholder action, and within the limits set forth in the Nevada Revised Statutes, to designate, in whole or in part, the voting powers, designation, preferences, limitations, restrictions, and relative rights of each class of shares before the issuance of any shares of that class.

	Ei. has no authorized shares of preferred stock.	The PSLY board is authorized to from time to time issue one or more series of preferred stock in series and to establish the terms of such series.

Number and Qualification of Directors
The number of directors shall not be less than two nor more than nine, with the exact number of directors to be fixed from time to time only by the vote of a majority of the entire board of directors.	The authorized number of directors of the corporation is fixed by the board of directors from time to time. The board of directors of Ei. is currently comprised of two members.	The PSLY board will consist of six (6) members.
Structure of Board of directors; Term of Directors; Election of Directors

The term of office of each director shall expire at the annual meeting of the stockholders in the first succeeding year following the year of incorporation or thereafter when his respective successor is elected and has qualified. At each annual election, the directors chosen to succeed those whose terms then expire shall be elected for a term expiring at the next succeeding annual meeting or thereafter when their respective successors are elected and have qualified.

A majority of the whole Board shall constitute a quorum for the transaction of business at any meeting of the board of directors, provided, that the directors present at a meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors if any action taken is approved by a majority of the required quorum for such meeting. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

Stockholders shall elect directors, each of whom shall hold office for an initial term of one (1) year or until his or her successor is duly elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal. At all meetings of stockholders for the election of directors at which a quorum is present, a plurality of the votes cast shall be sufficient to elect.

A majority of the whole board shall constitute a quorum for the transaction of business at any meeting of the board of directors. At each meeting of the board of directors at which a quorum is present, all questions and business shall be determined by the affirmative vote of a majority of the directors present.

Stockholders shall elect directors, each of whom shall hold office for an initial term of one (1) year or until his or her successor is duly elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal. At all meetings of stockholders for the election of directors at which a quorum is present, a plurality of the votes cast shall be sufficient to elect.

The Chairperson of the Board of Directors shall be appointed from among the Board of Directors either (i) by the stockholders pursuant to the provisions of Article 3 of the bylaws, or (ii) by the Board of Directors pursuant to the provisions of Article 4 of the Bylaws.

Each Director shall have 1 vote. However, in the event of a deadlock or tie of the Board in respect of any issue that is subject to Board approval, the Chairperson of the Board shall have 2 votes and cast a deciding vote.

PSLY’s bylaws provide that a majority of the entire board constitutes a quorum for board action, except as it relates to indemnification of directors, in which case one-third of the entire board constitutes a quorum.

Removal of Directors

At a meeting of stockholders called expressly for that purpose, one or more members of the board (including the entire board) may be removed, with or without cause, by the holders of two-thirds of the shares then entitled to vote at an election of directors.

The DGCL provides, subject to the rights of the holders of any class or series of preferred stock, any director, or the entire Ei. board, may be removed from office at any time, with or without cause by the affirmative vote of the holders of a majority of the voting power of all of the shares of capital stock of Ei. then entitled to vote generally in the election of directors, voting as a single class.

The DGCL provides, subject to the rights of the holders of any class or series of preferred stock, any director, or the entire PSLY board, may be removed from office at any time, with or without cause only by the affirmative vote of the holders of a majority of the voting power of all of the shares of capital stock of PSLY then entitled to vote generally in the election of directors, voting as a single class.

Vacancies on the Board of Directors

Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum of the Whole Board, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

The Ei. bylaws provide that, except as otherwise required by law and subject to the rights of the holders of any class or series of capital stock to elect directors, any vacancies on the Ei. board for any reason, including from the death, resignation, disqualification or removal of any director, and any newly created directorships resulting by reason of any increase in the number of directors shall, unless the Board determines by resolution that any such vacancies or newly created directorships shall be filled by stockholders, be filled by the Ei. board, acting by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum, or by a sole remaining director. Any directors elected to fill a vacancy shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified.

The PSLY charter and bylaws provide that, except as otherwise required by law and subject to the rights of the holders of any class or series of capital stock to elect directors, any vacancies on the PSLY board for any reason, including from the death, resignation, disqualification or removal of any director, and any newly created directorships resulting by reason of any increase in the number of directors shall, unless the Board determines by resolution that any such vacancies or newly created directorships shall be filled by stockholders, be filled by the PSLY board, acting by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum, or by a sole remaining director, and shall not be filled by stockholders. Any directors elected to fill a vacancy shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified.

Stockholder Action by Written Consent

Any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Action by written consent is permitted.	Action by written consent is permitted.
Quorum for Stockholder Meetings

Stock representing a majority of the voting power of all outstanding stock of the corporation entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the articles of incorporation.

Ei. Venture’s bylaws provide that, unless otherwise provided by statute, the holders of a majority of the outstanding shares of capital stock entitled to cast votes at a meeting, present either in person, by remote communication or by proxy, constitutes a quorum at such meeting

PSLY’s bylaws provide that, unless otherwise provided by statute, the holders of one-third of the outstanding shares of capital stock entitled to cast votes at a meeting, present either in person, by remote communication or by proxy, constitutes a quorum at such meeting.

Special Meetings of Stockholders

Special meetings of the stockholders may be called at any time in the manner provided in the articles of incorporation. At any special meeting of the stockholders, only such business shall be conducted as shall have been stated in the notice of such special meeting.

The Ei. bylaws provide that special meetings of the stockholders of the corporation may be called, for any purpose or purposes, by (i) the chairman of the board of directors, (ii) the CEO, (iii) the board of directors pursuant to a resolution adopted by directors representing a quorum of the board of directors, or (iv) by the holders of shares entitled to cast not less than 20% of the votes at the meeting, and shall be held at such place, on such date, and at such time as the board of directors shall fix.

Only such business shall be conducted at a special meeting of stockholders as shall have been set forth in the notice of meeting.

The PSLY bylaws provide that except as otherwise required by law and subject to the rights of the holders of any class or series of preferred stock, special meetings of stockholders of PSLY may be called by (i) the chairperson of the board of directors, (ii) the CEO, or (iii) the majority of the board of directors, or (iv) by a committee of the board which has been duly designated by the board and whose power and authority include the power to call such meetings, but such special meetings may not be called by another person.

Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to PSLY’s notice of meeting.

Notice of Stockholder Meetings

Notice of the time, place, and purpose or purposes of all meetings of the stockholders (whether annual or special), to be mailed at least 10 but not more than 60 days prior to the meeting, to each stockholder of record entitled to vote.

In accordance with the DGCL, notice of each meeting of stockholders, stating the place, date and hour of the meeting, and in the case of special meetings, the purpose or purposes thereof, shall be sent not less than ten (10) nor more than sixty (60) days before the date of such meeting to each stockholder entitled to vote thereat.

In accordance with the DGCL, PSLY’s bylaws provide that notice of each meeting of stockholders, stating the place, date and hour of the meeting, and in the case of special meetings, the purpose or purposes thereof, shall be sent not less than ten (10) nor more than sixty (60) days before the date of such meeting to each stockholder entitled to vote thereat.

Advance Notice Requirements for Stockholder Nominations and Other Provisions

Nominations for the election of directors may be made by the board of directors or by any shareholder entitled to vote for the election of directors. Any shareholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if written notice of such shareholder’s intent to make such nomination is delivered or mailed to and received at the principal executive offices of the corporation not later than (i) with respect to an election to be held at an annual meeting of shareholders, not less than 30 days prior to such meeting, provided, in the event that less than 40 days’ notice of the date of the meeting is given or made to shareholders, to be timely, a shareholder’s notice shall be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders.

For nominations or other business proposed by a stockholder to be properly brought before an annual meeting, the stockholder must provide notice delivered to the secretary at the principal executive offices of the corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

The PSLY bylaws provide that for nominations and other business to be properly brought at a meeting of stockholders, a stockholder of record at such time who is entitled to vote at the meeting must have given timely notice; provided that only such business as has been brought before a special meeting pursuant to PSLY’s notice of such meeting may be conducted at such special meeting.

For proposals and nominations to be timely, a stockholder’s notice of nominations to be made at an annual meeting must be delivered to, or mailed and received at, the principal executive offices of PSLY not less than ninety (90) days nor more than 120 days prior to the one (1)-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than thirty (30) days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or, if later, the tenth day following the day on which public disclosure of the date of such annual meeting was first made.

For a notice of nomination to be timely in connection with a special meeting called by PSLY for the purpose of electing directors, such notice must be delivered to, or mailed to and received at, the principal executive offices of PSLY not later than the 90th day prior to such special meeting, or if later, the 10th day following the day on which public disclosure of the date of such special meeting was first made.

Charter Amendments

Nevada Corporations Act provides that every amendment to the articles of incorporation be made in the following manner: (i) The board of directors must adopt a resolution setting forth the amendment proposed and submit the proposed amendment to the stockholders for approval. (ii) Approval of stockholders holding shares in the corporation representing at least a majority of the voting power, or such greater proportion of the voting power as may be required.

Mycotopia’s Articles of Amendment reserves the right to amend, alter, change, or repeal all or any portion of the provisions in the Articles of Incorporation from time to time in accordance with the laws of the state of Nevada, and all rights conferred on stockholders in the Articles are granted subject to this reservation.

The DGCL provides that an amendment to a corporation’s certificate of incorporation requires that (i) the board of directors adopt a resolution setting forth the proposed amendment and either call a special meeting of the stockholders entitled to vote in respect thereof for consideration of such amendment or direct that the amendment be considered at the next annual meeting of the stockholders (provided a meeting or vote is required pursuant to Section 242 of the DGCL) and (ii) the stockholders approve the amendment by a majority of outstanding shares entitled to vote (and a majority of the outstanding shares of each class entitled to vote, if any).

The Ei. charter provides that Ei. reserves the right to amend, alter, change or repeal any provision contained in its charter in the manner now or hereafter prescribed by the DGCL and all rights conferred on stockholders therein granted are subject to such reservation.

The DGCL provides that an amendment to a corporation’s certificate of incorporation requires that (i) the board of directors adopt a resolution setting forth the proposed amendment and either call a special meeting of the stockholders entitled to vote in respect thereof for consideration of such amendment or direct that the amendment be considered at the next annual meeting of the stockholders (provided a meeting or vote is required pursuant to Section 242 of the DGCL) and (ii) the stockholders approve the amendment by a majority of outstanding shares entitled to vote (and a majority of the outstanding shares of each class entitled to vote, if any).

The PSLY charter provides that PSLY reserves the right to amend, alter, change or repeal any provision contained in its charter in the manner now or hereafter prescribed by the DGCL and all rights conferred on stockholders therein granted are subject to such reservation.

Amendment of Bylaws

The power to alter, amend, or repeal the bylaws or adopt new bylaws shall be vested in the board of directors, but the stockholders of the Corporation may also alter, amend, or repeal the bylaws or adopt new bylaws. The bylaws may contain any provisions for the regulation or management of the affairs of the Corporation not inconsistent with the laws of the state of Nevada now or hereafter existing.

Ei.’s bylaws provide that (i) the board of directors has the power to make, alter, and repeal the corporation’s bylaws and (ii) the  stockholders have the power to rescind, alter, amend, and repeal the corporation’s bylaws by the affirmative vote of the holders of at least a majority of the outstanding voting stock, voting together as a single class.

PSLY’s charter and bylaws provide that (i) the PSLY board has the power to make, alter, and repeal PSLY’s bylaws and (ii) the PSLY stockholders have the power to rescind, alter, amend, and repeal PSLY’s bylaws by the affirmative vote of the holders of at least a majority of the outstanding voting stock, voting together as a single class.

Limitation of Director Liability

Mycotopia’s Articles of Incorporation provide that a director shall have no personal liability to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, to the fullest extent permitted by the Nevada Revised Statutes.

Ei.’s certificate of incorporation provides that a director is not personally liable to the corporation or its stockholders for monetary damages for breach of a fiduciary duty as a director in accordance with and to the fullest extent permitted by the DGCL.

If the DGCL is amended to authorize further eliminating or limiting the personal liability of directors, then the liability of a director will be eliminated or limited to the fullest extent permitted by the DGCL, as amended.

PSLY’s charter and bylaws provides that a director of PSLY is not personally liable to PSLY or its stockholders for monetary damages for breach of a fiduciary duty as a director in accordance with and to the fullest extent permitted by the DGCL.

If the DGCL is amended to authorize further eliminating or limiting the personal liability of directors, then the liability of a director will be eliminated or limited to the fullest extent permitted by the DGCL, as amended.

Indemnification

Permitted Indemnification and Advance of Expenses:

Mycotopia’s Articles of Incorporation

Mandatory Indemnification:

Mycotopia’s Articles of Incorporation and Bykaws provide that the Company shall indemnify each director and officer of the Corporation and his respective heirs, administrators, and executors against all liabilities and expenses reasonably incurred in connection with any action, suit, or proceeding to which he may be made a party by reason of the fact that he is or was a director or officer of the Corporation, to the full extent permitted by the laws of the state of Nevada now existing or as such laws may hereafter be amended.

The expenses of officers and directors incurred in defending a civil or criminal action, suit, or proceeding shall be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation.

Permitted Indemnification and Advance of Expenses:

Ei.’s certificate of incorporation provides that to the fullest extent permitted by applicable law, the corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the corporation (and any other persons to which applicable law permits the corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise.

Mandatory Indemnification:

Ei.’s bylaws provides that the corporation shall indemnify its directors and executive officers to the fullest extent not prohibited by the DGCL or any other applicable law; provided, however, that the corporation may modify the extent of such indemnification by individual contracts with its directors and executive officers; and, provided, further, that the corporation shall not be required to indemnify any director or executive officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the board of directors of the corporation, or (iii) such indemnification is provided by the corporation, in its sole discretion.

Permitted Indemnification and Advance of Expenses:

PSLY’s By-laws provides that PSLY may indemnify, to the fullest extent permitted by Delaware law, any person who is a party or is threatened to be made a party to any action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person:

(i) is or was a director, officer, or employee of PSLY or any predecessor to PSLY; or

(ii) is or was serving at the request of PSLY or any predecessor to PSLY as a director, officer, or employee at another enterprise.

PSLY may, but is not required to, purchase and maintain insurance on behalf of any such person against any liability which may be asserted or enter into contracts providing for the indemnification of any such person to the fullest extent permitted by law.

Mandatory Indemnification:

PSLY’s charter provides that PSLY shall indemnify, to the extent not prohibited by the DGCL, directors and executive officers of PSLY for personal liability to PSLY or its stockholders for monetary damages for breach of fiduciary duty as a director.

PSLY’s bylaws provided that PSLY shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or executive officer, of PSLY, or is or was serving at the request of PSLY as a director or executive officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or executive officer in connection with such proceeding, provided, however, that if the DGCL requires, an advancement of expenses incurred by a director or executive officer in his or her capacity as a director or executive officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to PSLY of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial adjudication that such indemnitee is not entitled to be indemnified for such expenses. No advance shall be made by PSLY to an executive officer of (except by reason of the fact that such executive officer is or was a director of PSLY) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by a majority vote of directors who were not parties to the proceeding, even if not a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or such directors so direct, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of PSLY.

Preemptive Rights

Mycotopia stockholders do not have preemptive rights. Thus, if additional shares of Mycotopia common stock are issued, the current Mycotopia stockholders will own a proportionately smaller interest in a larger number of outstanding shares of common stock to the extent that they do not participate in the additional issuance

Ei. stockholders do not have preemptive rights. Thus, if additional shares of Ei. common stock are issued, the current Ei. stockholders will own a proportionately smaller interest in a larger number of outstanding shares of common stock to the extent that they do not participate in the additional issuance.

PSLY’s stockholders do not have preemptive rights. Thus, if additional shares of PSLY common stock are issued, the current PSLY stockholders will own a proportionately smaller interest in a larger number of outstanding shares of common stock to the extent that they do not participate in the additional issuance.

Dividends and Share Repurchases

Mycotopia shareholders are entitled to receive the dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for that purpose.

A corporation may make distributions to its stockholders, provided that no distribution may be made if, after giving it effect:

(i) The corporation would not be able to pay its debts as they become due in the usual course of business.

or

(ii) Except as otherwise specifically allowed by the articles of incorporation, the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of holders of shares of any class or series of the capital stock of the corporation having preferential rights superior to those receiving the distribution.

The DGCL provides that, subject to any restrictions in a corporation’s certificate of incorporation,

dividends may be declared from the corporation’s surplus, or if there is no surplus, from its net profits for the fiscal year in which the dividend is declared and for the preceding fiscal year. Dividends may not be declared out of net profits, however, if the corporation’s capital has been diminished to an amount less than the aggregate amount of all capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets is repaired. Furthermore, the DGCL generally provides that a corporation may redeem or repurchase its shares only if the redemption or repurchase would not impair the capital of the corporation.

The DGCL provides that, subject to any restrictions in a corporation’s certificate of incorporation,

dividends may be declared from the corporation’s surplus, or if there is no surplus, from its net profits for the fiscal year in which the dividend is declared and for the preceding fiscal year. Dividends may not be declared out of net profits, however, if the corporation’s capital has been diminished to an amount less than the aggregate amount of all capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets is repaired. Furthermore, the DGCL generally provides that a corporation may redeem or repurchase its shares only if the redemption or repurchase would not impair the capital of the corporation

Required vote for a Sale
A Merger, Conversion, or Exchange requires recommendation from the board and approval of the majority of the issued and outstanding shares entitled to vote thereon, Nev. Rev. Stat. Ann. § 92A.120

Section 251 of the DGCL requires, with limited exceptions, a merger, consolidation or sale of substantially all of the assets of a company to be approved by the board and a majority of the issued and outstanding shares entitled to vote thereon.

Section 251 of the DGCL requires, with limited exceptions, a merger, consolidation or sale of substantially all of the assets of a company to be approved by the board and a majority of the issued and outstanding shares entitled to vote thereon.

Stockholder Rights Plan
Mycotopia does not currently have a stockholders’ rights plan.	Ei. does not currently have a stockholders’ rights plan in effect.	PSLY does not currently have a stockholders’ rights plan in effect.
Transfer Restrictions
None.	None, except requirements to comply with federal and state securities laws.	None.

Business Combination or Antitakeover Statutes

Mycotopia’s articles of incorporation opt out of the provisions of NRS 78.378 et. seq regarding the applicability of stricter standards for the acquisition of a controlling interest in the corporation.

Pursuant to NRS 78.438 a resident domestic corporation may not engage in any combination with any interested stockholder of the resident domestic corporation for 2 years after the date that the person first became an interested stockholder unless the combination meets all of the requirements of the articles of incorporation of the resident domestic corporation and:

     (a) The combination or the transaction by which the person first became an interested stockholder is approved by the board of directors of the resident domestic corporation before the person first became an interested stockholder; or

     (b) The combination is approved by the board of directors of the resident domestic corporation and, at or after that time, the combination is approved at an annual or special meeting of the stockholders of the resident domestic corporation, and not by written consent, by the affirmative vote of the holders of stock representing at least 60 percent of the outstanding voting power of the resident domestic corporation not beneficially owned by the interested stockholder or the affiliates or associates of the interested stockholder.

Section 203 of the DGCL generally prohibits “business combinations,” including mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or a subsidiary with an interested stockholder who beneficially owns 15% or more of a corporation’s voting stock, within three (3) years after the person or entity becomes an interested stockholder, unless: (i) the board of directors of the target corporation has approved, before the acquisition time, either the business combination or the transaction that resulted in the person becoming an interested stockholder, (ii) upon consummation of the transaction that resulted in the person becoming an interested stockholder, the person owns at least 85% of the corporation’s voting capital stock (excluding shares owned by directors who are officers and shares owned by employee stock plans in which participants do not have the right to determine confidentially whether shares will be tendered in a tender or exchange offer) or (iii) after the person or entity becomes an interested stockholder, the business combination is approved by the board of directors and authorized at a meeting of stockholders by the affirmative vote of at least 66% of the outstanding voting capital stock not owned by the interested stockholder.

Ei. has not opted out of the protections of Section 203 of the DGCL. As a result, the statute applies to Ei.

Section 203 of the DGCL generally prohibits “business combinations,” including mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or a subsidiary with an interested stockholder who beneficially owns 15% or more of a corporation’s voting stock, within three (3) years after the person or entity becomes an interested stockholder, unless: (i) the board of directors of the target corporation has approved, before the acquisition time, either the business combination or the transaction that resulted in the person becoming an interested stockholder, (ii) upon consummation of the transaction that resulted in the person becoming an interested stockholder, the person owns at least 85% of the corporation’s voting capital stock (excluding shares owned by directors who are officers and shares owned by employee stock plans in which participants do not have the right to determine confidentially whether shares will be tendered in a tender or exchange offer) or (iii) after the person or entity becomes an interested stockholder, the business combination is approved by the board of directors and authorized at a meeting of stockholders by the affirmative vote of at least 66% of the outstanding voting capital stock not owned by the interested stockholder.

PSLY has not opted out of the protections of Section 203 of the DGCL. As a result, the statute applies to PSLY.

Appraisal Rights

A stockholder of a corporation is entitled to dissent from, and obtain payment of the fair value of his or her shares in the event of any of the corporate actions under Nev. Rev. Stat. Ann. § 92A.380. However, there is no right of dissent in favor of stockholders of any class or series which is:

(a) A covered security under section 18(b)(1)(A) or (B) of the Securities Act of 1933, 15 U.S.C. § 77r(b)(1)(A) or (B), as amended; or

(b) Traded in an organized market and has at least 2,000 stockholders and a market value of at least $20,000,000, exclusive of the value of such shares held by the corporation’s subsidiaries, senior executives, directors and beneficial stockholders owning more than 10 percent of such shares.

Under the DGCL, a stockholder may dissent from, and receive payments in cash for, the fair value of his or her shares as appraised by the Court of Chancery of the State of Delaware in the event of certain mergers and consolidations. However, stockholders do not have appraisal rights if the shares of capital stock they hold, at the record date for determination of stockholders entitled to vote at the meeting of stockholders to act upon the merger or consolidation, or on the record date with respect to action by written consent, are either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders. Further, no appraisal rights are available to stockholders of the surviving corporation if the merger did not require the vote of the stockholders of the surviving corporation. Notwithstanding the foregoing, appraisal rights are available if stockholders are required by the terms of the merger agreement to accept for their shares anything other than (i) shares of capital stock of the surviving corporation, (ii) shares of capital stock of another corporation that will either be listed on a national securities exchange or held of record by more than 2,000 holders, (iii) cash instead of fractional shares or (iv) any combination of clauses (i)-(iii). Appraisal rights are also available under the DGCL in certain other circumstances, including in certain parent-subsidiary corporation mergers and in certain circumstances where the certificate of incorporation so provides.

Neither the Ei. charter nor bylaws provide for appraisal rights in any additional circumstance other than as required by applicable law.

Under the DGCL, a stockholder may dissent from, and receive payments in cash for, the fair value of his or her shares as appraised by the Court of Chancery of the State of Delaware in the event of certain mergers and consolidations. However, stockholders do not have appraisal rights if the shares of capital stock they hold, at the record date for determination of stockholders entitled to vote at the meeting of stockholders to act upon the merger or consolidation, or on the record date with respect to action by written consent, are either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders. Further, no appraisal rights are available to stockholders of the surviving corporation if the merger did not require the vote of the stockholders of the surviving corporation. Notwithstanding the foregoing, appraisal rights are available if stockholders are required by the terms of the merger agreement to accept for their shares anything other than (i) shares of capital stock of the surviving corporation, (ii) shares of capital stock of another corporation that will either be listed on a national securities exchange or held of record by more than 2,000 holders, (iii) cash instead of fractional shares or (iv) any combination of clauses (i)-(iii). Appraisal rights are also available under the DGCL in certain other circumstances, including in certain parent-subsidiary corporation mergers and in certain circumstances where the certificate of incorporation so provides.

Neither the PSLY charter nor bylaws provide for appraisal rights in any additional circumstance other than as required by applicable law.

Forum for Adjudication of Disputes
The Mycotopia bylaws do not contain a forum selection clause.

The Ei. bylaws provide that unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the corporation to the corporation or the corporation’s stockholders; (iii) any action asserting a claim against the corporation or any director or officer or other employee of the corporation arising pursuant to any provision of the DGCL, the certificate of incorporation or the Bylaws of the corporation; or (iv) any action asserting a claim against the corporation or any director or officer or other employee of the corporation governed by the internal affairs doctrine.

The PSLY bylaws provide that unless PSLY consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) will be the sole and exclusive forum for the following types of actions or proceedings under Delaware statutory or common law (i) any derivative action or proceeding brought on behalf of PSLY; (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of PSLY, to PSLY or its stockholders; (iii) any action or proceeding asserting a claim against the corporation or any current or former director, officer or other employee of PSLY, arising out of or pursuant to any provision of the DGCL, the certificate of incorporation or the bylaws of PSLY (as each may be amended from time to time); (iv) any action or proceeding to interpret, apply, enforce or determine the validity of the certificate of incorporation or the bylaws of PSLY (including any right, obligation, or remedy thereunder); (v) any action or proceeding as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware; and (vi) any action asserting a claim against PSLY or any director, officer or other employee of PSLY, governed by the internal affairs doctrine, in all cases to the fullest extent permitted by law and subject to the court’s having personal jurisdiction over the indispensable parties named as defendants.

The PSLY charter also provides that unless PSLY consents in writing to the selection of an alternative forum, the federal district courts of the District of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

LEGAL MATTERS

The validity of the shares of PSLY common stock to be issued in the merger will be passed upon by Potomac Law Group PLLC. Certain U.S. federal income tax consequences relating to the merger will also be passed upon by Potomac Law Group PLLC.

EXPERTS

Mycotopia

The consolidated financial statements of Mycotopia as of December 31, 2021 and 2020 have been included in this proxy statement/prospectus at pages [__] in reliance on the reports of Pinnacle Accountancy Group of Utah, an independent registered public accounting firm, which report is included herein. Such consolidated financial statements have been so included in reliance on the reports of such firm, given upon the authority of said firm as experts in auditing and accounting.

Ei. Ventures

The financial statements of Ei. Ventures as of and for the years ended December 31, 2021 and 2020 included in this proxy statement/prospectus have been audited by Tanner LLC, an independent registered public accounting firm, as stated in its report, appearing herein and elsewhere in this proxy statement/prospectus. Such financial statements are included in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

MYCOTOPIA ANNUAL MEETING STOCKHOLDER PROPOSALS

If the merger is completed, Mycotopia will not have public stockholders and there will be no public participation in any future meeting of stockholders. However, if the merger is not completed or if Mycotopia is otherwise required to do so under applicable law, Mycotopia will hold a 2022 annual meeting of stockholders. Any stockholder nominations or proposals for other business intended to be presented at Mycotopia’s next annual meeting must be submitted to Mycotopia as set forth below.

All stockholder proposals and notices discussed below must be mailed to Corporate Secretary, Mycotopia Therapies Inc., 18851 NE 29th Ave., Suite 700, Aventura, FL 33180. Stockholder proposals and director nominations that are not included in our proxy materials will not be considered at any annual meeting of stockholders unless such proposals have complied with the requirements of our amended and restated Bylaws.

Rule 14a-8 Stockholder Proposals at 2022 Annual Meeting

Proposals of eligible stockholders that comply with Exchange Act Rule 14a-8 would have to have been received in writing by the Corporate Secretary no later than [__], 2022, in order to be considered for inclusion in Mycotopia’s proxy statement and form of proxy relating to the 2022 Annual Meeting should it occur. No proposals were received.

Non-Rule 14a-8 Proposals at 2022 Annual Special Meeting

If required, Mycotopia anticipates that its 2022 Annual Meeting would be held in [__], 2022. If a stockholder desires to submit a proposal for consideration at the 2022 Annual Meeting, written notice of such stockholder’s intent to make such a proposal must be given and received by Mycotopia’s Corporate Secretary at Mycotopia’s principal executive offices either by personal delivery or by U.S. mail no earlier than [__], 2022. Each notice must describe the proposal in sufficient detail for the proposal to be summarized on the agenda for the 2022 Special Meeting and must set forth: (i) the name and address, as it appears on Mycotopia’s books, of the stockholder who intends to make the proposal; (ii) a representation that the stockholder is a holder of record of Mycotopia stock entitled to vote at such meeting and intends to appear in person or by proxy at such meeting to present such proposal; and (iii) the class and number of shares of the Mycotopia stock which are beneficially owned by the stockholder. In addition, the notice must set forth the reasons for conducting such proposed business at 2022 Annual Meeting (should it occur) and any material interest of the stockholder in such business. The presiding officer of the 2022 Annual Meeting will, if the facts warrant, refuse to acknowledge a proposal not made in compliance with the foregoing procedure, and any such proposal not properly brought before the 2022 Special Meeting (should it occur) will not be considered.

WHERE YOU CAN FIND MORE INFORMATION

PSLY filed with the SEC under the Securities Act the registration statement on Form S-4 to register the shares of PSLY common stock to be issued to Mycotopia stockholders in connection with the merger. The registration statement, including the exhibits and schedules thereto, contains additional relevant information about PSLY and its common stock. The rules and regulations of the SEC allow PSLY to omit certain information included in the registration statement from this proxy statement/prospectus. This proxy statement/prospectus is part of the registration statement and is a prospectus of PSLY in addition to being Mycotopia’s proxy statement for its special meeting.

Mycotopia files annual, quarterly and special reports, proxy statements and other business and financial information with the SEC under the Exchange Act. The SEC maintains a website at http://www.sec.gov where you can access reports, proxy information and registration statements, and other information regarding registrants that file electronically with the SEC. Mycotopia also posts its SEC filings on its website, which is https://www.mycotopiatherapies.com. Information contained on the Mycotopia’s website is not incorporated by reference into this proxy statement/prospectus, and you should not consider information contained in its website as part of this proxy statement/prospectus.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Management

Ei.Ventures, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Ei.Ventures, Inc. (the “Company”) as of December 31, 2021 and 2020, and the related statements of operations, stockholder’s deficit, and cash flows for the years then ended, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years ended December 31, 2021 and 2020, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2019.

/s/ Tanner LLC

Salt Lake City, Utah

May 24, 2022

CONSOLIDATED FINANCIAL STATEMENTS

Ei.Ventures, Inc.

Balance Sheets

At December 31,

	2021	2020
Assets

Current assets:
Cash	$5,642,766	$63,289
Other receivable	2,904,485	-
Prepaid expenses and other current assets	191,495	16,000
Total current assets	8,738,746	79,289
Property and equipment, net	41,005	-
Intangible assets	1,657,586	-
Total assets	$10,437,337	$79,289

Liabilities and Stockholders' Deficit

Current liabilities:
Accounts payable	$840,050	$-
Accrued expenses	21,173	2,500
Simple Agreements for Future Equity (SAFEs)	4,720,027	743,763
Advances for sale of common stock	8,737,145	-
Total current liabilities	14,318,395	746,263

Commitments and contingencies

Stockholders' deficit:

Common stock, $.0001 par value: 100,000,000 shares authorized, 61,272,478 shares outstanding	6,127	6,000
Additional paid in capital	5,601,408	(6,000)
Accumulated deficit	(9,488,593)	(666,974)
Total stockholders' deficit	(3,881,058)	(666,974)
Total liabilities and stockholders' deficit	$10,437,337	$79,289

Ei.Ventures, Inc.

Statements of Operations

For the Years Ended December 31,

	2021	2020
Revenue	$-	$-
Operating expenses:
General and administrative	4,771,561	404,729
Sales and marketing	679,236	159,579
Research and development	215,627	102,666
Total operating expenses	5,666,424	666,974
Operating loss	(5,666,424)	(666,974)
Other income (expense):
Loss on derivative liability	(3,152,938)	-
Interest and Depreciation	(2,258)	-
Net loss	$(8,821,620)	(666,974)

Basic/diluted loss per share	$(0.15)	$(0.01)
Number of weighted average shares outstanding	60,257,452	60,000,000

Ei.Ventures, Inc.

Statements of Stockholders' Deficit

For the Years Ended December 31, 2021 and 2020

	Common Stock		Additional Paid-in	Accumulated	Total Stockholders'
	Shares	Amount	Capital	Deficit	Deficit
Balance, January 1, 2020	60,000,000	$6,000	$(6,000)	$-	$-
Net loss	-	-	-	(666,974)	(666,974)

Balance at December 31, 2020	60,000,000	6,000	(6,000)	(666,974)	(666,974)
Proceeds from sale of common stock, net of offering costs of $3,208,384	1,272,478	127	3,079,965	-	3,080,092
Stock-based compensation	-	-	2,527,443	-	2,527,443
Net loss	-	-	-	(8,821,619)	(8,821,619)

Balance at December 31, 2021	61,272,478	$6,127	$5,601,408	$(9,488,593)	$(3,881,058)

Ei.Ventures, Inc.

Statements of Cash Flows

For the Years Ended December 31,

	2021	2020

Cash flow from operating activities:
Net loss	$(8,821,619)	$(666,974)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	2,248	-
Loss on derivative liability	3,152,938	-
Stock-based compensation	2,527,443	-
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(175,495)	(16,000)
Accounts payable and accrued expenses	458,723	2,500
Net cash used in operating activities	(2,855,762)	(680,474)
Cash flow from investing activities:
Purchases of intangible assets	(1,257,586)	-
Purchases of property and equipment	(43,253)	-
Net cash used in investing activities	(1,300,839)	-
Cash flows from financing activities:
Advances for sale of common stock	5,832,660	-
Net proceeds from issuance of common stock	3,080,092	-
Proceeds from issuance of SAFEs	823,326	743,763
Net cash provided by financing activities	9,736,078	743,763
Net change in cash	5,579,477	63,289
Cash at the beginning of the period	63,289	-
Cash at the end of the period	$5,642,766	$63,289

Supplemental disclosure of noncash investing and financing activities:

Advances for sale of common stock held by transfer agent	$2,904,485	$-
Payable for purchase of intangible assets	$400,000	$-

Notes to the Financial Statements

As of December 31, 2021 and 2020

And for the Years Then Ended

1.NATURE OF THE BUSINESS

a.Ei. Ventures, Inc., a Delaware corporation (the “Company”), is a start-up company that was incorporated on May 3, 2019, with the ambition to engage in the discovery, development and commercialization of regulatory approved, plant-derived, psychoactive, and non-psychoactive therapeutic compounds that address global mental healthcare needs.

2.BASIS OF PREPARATION

a.The accompanying financial statements (the “Financial Statements”) have been prepared by the Company assuming that the company will continue as a going concern and in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”).

3.USE OF ESTIMATES

a.Preparation of the financial statements in conformity with U.S. GAAP, requires management to make estimates and assumptions that affect reported amounts and disclosures. These estimates are based on information available as of the date of the financial statements. On an ongoing basis, management evaluates these estimates and assumptions using historical experience and other factors and adjusts those estimates and assumptions when facts and circumstances dictate. Actual results could vary from those estimates.

4.CONCENTRATION OF CREDIT RISK

a.The Company maintains its cash in bank deposit accounts which, at times, exceed federally insured limits. As of December 31, 2021, and 2020, the Company had approximately $5,200,000 and $0 of cash that exceeded federal insurance limits. To date, the Company has not experienced a material loss or lack of access to its invested cash; however, no assurance can be provided that access to the Company’s invested cash will not be affected by adverse conditions in the financial markets.

5.FINANCIAL RISK MANAGEMENT

a.Liquidity: The Company has incurred significant net losses since inception that have accumulated to approximately $9,488,593 as of December 31, 2021, and the Company used net cash in operating activities totaling approximately $2,855,762 during the year ended December 31, 2021. The net losses and use of cash in operating activities resulted primarily from administrative, research and development, and marketing efforts. The Company has relied in the past upon cash flows from debt and equity issuances to fund operations. Management believes that current resources will be adequate to fund operations beyond one year from the date the financial statements were to be issued.

6.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.Property and equipment: Property and equipment are stated at cost, less accumulated depreciation.  Management reviews the major assets periodically to determine if impairment or changes in circumstance affect the overall value of the assets. With the most recent asset purchases, no impairment was considered due to the    recent nature of the purchases. The Company’s property and equipment had a cost of $43,253 and accumulated depreciation totaling $2,248 as of December 31, 2021. The Company uses the straight-line depreciation method for all fixed assets as follows:

i.Computer - 3-5 years

ii.Furniture and fixtures - 5-7 years

b.Intangible Assets:  The Company’s intangible assets consist of virtual real estate in the metaverse acquired during 2021 and is considered to have an indefinite life.  The Company’s virtual assets are presented at cost, less impairment.

c.Income taxes: The Company accounts for income taxes under the asset and liability method.  Deferred income tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards.  Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company recognizes the financial statement amount of an uncertain tax position only after considering the probability that a tax authority would sustain the position in an examination.  For tax positions meeting a “more-likely-than-not” threshold, the amount recognized in the financial statements is the amount expected to be realized upon settlement with the tax authority. For tax positions not meeting the threshold, no financial statement benefit is recognized.

As of December 31, 2021 and 2020, management believes that the Company had no material uncertain tax positions. The Company currently has no federal or state examinations in progress.

Estimated interest and penalties related to the underpayment or late payment of income taxes are classified as a component of income tax provision in the accompanying statements of operations.

d.Research and development:  Research and development expenses primarily include the formulation of product and medical advisory board costs. The Company expenses research and development costs as incurred.

e.Recent accounting pronouncements:  In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). The amendments in this update require the recognition of lease assets and lease liabilities by lessees for those leases classified as operating or finance leases. ASU 2016-02 requires that a lessee recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term (other than leases that meet the definition of a short-term lease).

The liability will be equal to the present value of lease payments. The asset will be based on the liability, subject to adjustment, such as for initial direct costs. For income statement purposes, the FASB retained a dual model, requiring leases to be classified as either operating or finance. Operating leases will result in straight-line expense (similar to current operating leases) while finance leases will result in a front-loaded expense pattern (similar to current capital leases). Classification will be based on criteria that are largely similar to those applied in current lease accounting. This amendment is required for the Company’s December 31, 2022 financial statements, and early adoption is permitted. ASU 2016-02 must be adopted using a modified retrospective transition and provides for certain practical expedients. The Company is evaluating the impact the adoption this update will have on the company’s financial statements.

f.Management has evaluated events and transactions for potential recognition or disclosure through the date the financial statements were available to be issued.

g.Lease: The Company entered a lease on September 1, 2021, with a required payment of about $33,000 which includes the first and last month’s rent as well as the security deposit. The lease is for the period of 6 months. There is no further liability after the 6-month contract has expired.

7.INTANGIBLE ASSETS

a.The Company's intangible assets consist of 132 digital parcels estate in The Sandbox, acquired on December 21, 2021 with a total cost basis of $1,657,586 and a cost basis per parcel of $12,557. Each of the 132 digital parcels is the virtual equivalent of 96 by 96 meters.  The Company plans to develop the virtual real estate for future therapeutic applications.

8.TAXES

a.The Company’s income tax provision differs from the amount computed at the statutory rates for the years ended December 31, 2021, or 2020 due to the change in the valuation allowance.

b.Deferred income taxes reflect the impact of temporary differences between assets and liabilities for financial reporting purposes and the amounts recognized for income tax reporting purposes, net operating loss carryforwards and other tax credits. The differences are measured by applying currently enacted tax laws. The significant components of the Company’s deferred tax assets and liabilities were as follows:

	December 31,
	2021	2020
Deferred Tax assets:
Stock-based compensation	$618,617	$-
Fixed asset depreciation and amortization	(10,403)	-
Net operating losses	913,818	159,815
Gross deferred tax assets	1,522,032	159,815
Valuation allowance	(1,522,032)	(159,815)
Net deferred tax assets	$-	$-

c.As of December 31, 2021, the Company maintained a full valuation allowance on its domestic net deferred tax assets. The domestic deferred tax assets predominantly relate to stock compensation and net operating losses. The domestic valuation allowance was estimated based on an assessment of both positive and negative evidence to determine whether it is more likely than not that deferred tax assets are recoverable. Such assessment is required on a jurisdiction-by-jurisdiction basis. The Company’s history of cumulative losses, along with expected future U.S. losses, required that a full valuation allowance be recorded against all domestic net deferred tax assets. The Company intends to maintain a full valuation allowance on net deferred tax assets until sufficient positive evidence exists to support a reversal of the valuation allowance. The valuation allowance increased by $1,362,217 for the year ended December 31, 2021.  As of December 31, 2021, the Company had federal NOL carryforwards of $3,733,528. The utilization of the net operating loss carryforward is dependent upon the tax laws in effect at the time the net operating loss carryforwards can be utilized and may be significantly limited based on ownership changes as set forth in Section 382 of the Internal Revenue Code.

9.SAFE SECURITIES

The Company issued SAFE securities in 2021 and 2020 in exchange for cash. These funds were classified as liabilities and adjusted to fair value as of each reporting period.

Under the SAFEs, the funds contributed by the investors will convert to shares of common stock upon closing of a qualifying common stock offering.  The criteria for conversion of the SAFEs occurred in 2021.  The SAFE securities outstanding as of December 31, 2021 were converted to common stock in April 2022.

During the year ended December 31, 2021, a fair value adjustment was made to the SAFE liability resulting in a loss on derivative liability totaling $3,152,938

10.CAPITAL STOCK

a.The Company was originally authorized to issue 10,000 shares with a par value of $0.001, and 2,000 shares were issued to the sole stockholder at no cost. In May 2020, the Company's Certificate of Incorporation was amended, increasing the total number of authorized shares to be issued of 10,000,000, having a par value                of $0.001 per share. Connected to this, the Company effected a thousand-for-one stock split, and the outstanding shares increased from 2,000 to 2,000,000.

b.On March 24, 2021, the Company's Certificate of Incorporation was amended, increasing the total number of authorized shares to be issued of 100,000,000, having a par value of $0.0001 per share. Connected to this, the Company effected a thirty-for-one stock split, and the outstanding shares increased from 2,000,000 to 60,000,000. The effect of the stock split has been reflected retroactively in these financial statements.

11.STOCK OPTIONS

a.The Company’s stock option plan, originally approved on May 16, 2020 , and amended on July 20, 2021 (“the Plan”), provides for the grant of stock awards, incentive stock options, nonqualified options, stock appreciation rights, shares of restricted stock, restricted stock unit awards, and other stock awards. Under the terms of the Plan, there were 11,500,000 common shares authorized for grant to employees, officers, directors, and consultants as of December 31, 2021. The Board of Directors determines the terms of each grant. Generally, the options have a vesting period of 3 years with 33% vesting after the first year of service and remainder vesting monthly thereafter. The options generally have a 10-year contractual life. Certain stock options have provisions to accelerate vesting upon the occurrence of certain events. As of December 31, 2021 and 2020, there were 10,214,800 and 6,466,500 stock options outstanding, respectively. We used the Black-Scholes option pricing model as the method for determining the estimated fair value for all stock options granted to directors and consultants. The risk-free interest rate is based on rates published by the government for bonds with a maturity, representative of the expected remaining life of the options at the valuation date. Volatility was determined by analyzing the volatility of comparable companies over a period comparable to the expected life of the options. Stock-based compensation expense for the years ended December 31, 2021 and 2020 totaled $2,527,443 and $0, respectively and was booked to general and administrative expense on the statement of operations. As of December 31, 2021 and 2020, the Company had $14,346,502 and $0 of unrecognized stock-based compensation costs related to nonvested awards that will be recognized over a weighted-average period of 6 years.

The following sets forth the outstanding stock options and related activity under the Plan:

Options	Options Granted	Weighted Avg Exercise Price	Weighted Avg Contractual Life (Years)	Aggregate Intrinsic Value
Outstanding at December 31, 2019	-	-	-	-
Options issued in 2020	5,733,180	0.01	8.5	-
Outstanding at December 31, 2020	5,733,180	0.01	8.5	$57,332
Options issued in 2021	3,748,300	4.94	9.5	-
Outstanding at December 31, 2021	9,466,480	1.95	8.9	$18,459,636
Exercisable at December 31, 2021	2,303,640	1.95	8.9	$4,492,098

The following summarizes the information about stock options outstanding as of December 31, 2021:

Options Outstanding				Options Exercisable
Exercise Price	Number Outstanding	Weighted Avg Remaining Contractual Life (Years)	Weighted Avg Exercise Price	Number Exercisable	Weighted Avg Exercise Price
1.95	9,466,480	8.9	1.95	2,303,640	1.95

The fair value of each stock-based award granted was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions for the year ended December 31, 2021: risk free interest rate 0.98%, expected stock price volatility 132%, expected dividend yield 0%, expected life of options 6.5 years. It was determined during the 2020 audit that the option expense was immaterial and therefor no expense was recorded.

12. COMMON STOCK

a.On March 22, 2021, the Company qualified to commence an offering of up to 10,121,457 shares of its Common Stock at a price of $4.94 per share under Regulation A of the Securities Act of 1933, as amended (the “Regulation A Offering”).  During 2021, the Company entered into subscription agreements for the sale of 3,041,131 shares of common stock in the Regulation A Offering. As of December 31, 2021, the Company had issued 1,272,478 of such shares for gross proceeds of $6,286,041.  The remaining $8,737,145 has been accrued as advances for sale of common stock on the December 31, 2021, balance sheet.  Of that advance, $5,854,882 has been received by the Company and $2,882,263 had been paid by the investors to our escrow agent but was receivable from our escrow agent as of December 31, 2021 and is reflected as another receivable on the balance sheet.  The other receivable was collected from the escrow agent and the shares of common stock are to be issued in March 2022.

13.RECLASSIFICATION

a.Certain amounts in the 2020 financial statements have been reclassified to conform with current year presentation.

14.RELATED PARTY DISCLOSURES

a.Ei.Ventures, Inc. paid a 8.33% broker fee to Orthogonal Thinker, Inc. in connection with the acquisition of the 144 digital parcels in the Sandbox. The broker fee was paid by a transfer of 12 digital parcels of the Sandbox to Orthogonal Thinker, Inc. EI Ventures, Inc. is a subsidiary of Orthogonal Thinker, Inc.

15.SUBSEQUENT EVENTS

a.From January 1, 2022 through May 24, 2022, the Company has received about $21.6 Million but has yet to issue the approximately 4,368,898 shares for funds accepted in its Regulation A Offering.

b.Subsequent to year-end, both the other advances and the SAFEs that existed as of December 31, 2021, were converted into 955,471 common shares.

Ei.Ventures, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

	As of June 30, 2022	As of December 31, 2021
Assets
Current assets:
Cash	$6,568,636	$5,642,766
Investments	1,845,311	-
Other receivable	337,664	2,904,485
Prepaid expenses and other current assets	79,888	191,495
Total current assets	8,831,499	8,738,746
Property and equipment, net	77,335	41,005
Intangible assets	278,134	1,657,586
Total assets	$9,186,968	$10,437,337
Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
Accounts payable	$1,706,310	$840,050
Accrued expenses	-	21,173
Simple Agreements for Future Equity (SAFEs)	-	4,720,027
Advances for sale of common stock	-	8,737,145
Total current liabilities	1,706,310	14,318,395
Commitments and contingencies
Stockholders' equity (deficit):
Common stock, $.0001 par value: 100,000,000 shares
authorized, 66,696,797/61,272,478 shares outstanding	6,669	6,127
Additional paid in capital	27,310,033	5,601,408
Accumulated deficit	(19,836,044)	(9,488,593)
Total stockholders' equity (deficit)	7,480,658	(3,881,058)
Total liabilities and stockholders' equity (deficit)	$9,186,968	$10,437,337

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

Ei.Ventures, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Revenue	$-	$-	$-	$-
Operating expenses:
General and administrative	5,161,928	211,608	7,169,972	382,187
Sales and marketing	233,252	166,530	1,560,406	289,778
Research and development	157,673	39,167	228,770	92,879
Impairment of digital asset	698,569	-	1,379,452	-
Depreciation and amortization	4,416	268	8,831	453
Total operating expenses	6,255,838	417,573	10,347,431	765,297
Operating loss	(6,255,838)	(417,573)	(10,347,431)	(765,297)
Other income (expense):
Interest	(20)	-	(20)	(9)
Net loss	(6,255,858)	(417,573)	(10,347,451)	(765,306)
Basic/diluted loss per share	(0.10)	(0.01)	(0.17)	(0.01)
Number of weighted average shares outstanding	62,227,949	60,000,000	62,227,949	60,000,000

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

Ei.Ventures, Inc.
Condensed Consolidated Statements of Stockholders' Equity (Deficit)
(Unaudited)
			Additional Paid-in Capital	Accumulated Deficit	Total Stockholders' Equity (Deficit)
	Common Stock
	Shares	Amount
Balance, January 1, 2021	60,000,000	$ 6,000	$ (6,000)	$ (666,974)	$ (666,974)
APIC - Funding Costs	-	-	(610,272)	-	(610,272)
Net loss	-	-		(347,733)	(347,733)
Balance at March 31, 2021	60,000,000	6,000	(616,272)	(1,014,707)	(1,624,979)
APIC - Funding Costs	-	-	(187,168)	-	(187,168)
Net loss	-	-	-	(417,573)	(417,573)
Balance at June 30, 2021	60,000,000	$ 6,000	$ (803,440)	$ (1,432,280)	$ (2,229,720)

Balance, January 1, 2022	61,272,478	$ 6,127	$ 5,601,408	$ (9,488,593)	$ (3,881,058)
Net loss	-	-	-	(4,091,593)	(4,091,593)
APIC - Funding Costs	-	-	(607,470)	-	(607,470)
Proceed from Sale of Common Stock	955,471	101	494,602	-	494,703
Stock-based compensation	-	-	1,400,515	-	1,400,515
Balance at March 31, 2022	62,227,949	6,228	6,889,055	(13,580,186)	(6,684,903)
Net loss	-	-	-	(6,255,858)	(6,255,858)
APIC - Funding Costs	-	-	(127,251)	-	(127,251)
Proceeds from Sale of Common Stock	4,468,848	441	19,602,180	-	19,602,621
Stock-based compensation	-	-	946,049	-	946,049
Balance at June 30, 2022	66,696,797	$ 6,669	$ 27,310,033	$ (19,836,044)	$ 7,480,658

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

Ei.Ventures, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
For the Six Months Ended June 30,
	2022	2021
Cash flow from operating activities:
Net loss	$ (10,347,451)	$ (765,306)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock based compensation	2,346,564	-
Impairment of intangible asset	1,379,452	-
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(67,313)	(193,723)

Accrued expenses	(6,433)	-
Accounts payable	796,050	937,474
Net cash used in operating activities	(5,899,131)	(21,555)
Cash flow from investing activities:
Purchases of property and equipment	(36,332)	(2,764)
Investments	(1,845,311)	-
Net cash used in investing activities	(1,881,643)	(2,764)
Cash flows from financing activities
Convertible notes	2,723,979	-
Net proceeds from issuance of common stock	5,982,665	214,035
Net cash provided by financing activities	8,706,644	214,035
Net change in cash	925,870	189,716
Cash at the beginning of the period	5,642,766	62,169
Cash at the end of the period	$ 6,568,636	$ 251,885

Ei.Ventures, Inc.

Non-Cash Disclosures

(Unaudited)

For the Six Months Ended June 30, 2022

2022
Funds Receivable	(2,882,263)
Suspense	158,284
Additional paid in-capital	(734,721)
Unissued funds	8,946,663
Additional paid up capital	494,702
Net proceeds from issuance of common stock	5,982,665

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

Notes to the Financial Statements

For the Six Months Ended June 30, 2022 and 2021

1.NATURE OF THE BUSINESS

1.1Ei.Ventures, Inc., a Delaware corporation together with its wholly owned subsidiary Pluto 11.11, Inc. (collectively, the “Company”), is a start-up company that was incorporated on May 3, 2019, with the ambition to engage in the discovery, development and commercialization of regulatory approved, plant-derived, psychoactive, and non-psychoactive therapeutic compounds that address global mental healthcare needs and to invest in companies and funds that are doing that. In April, 2022, Ei. formed a subsidiary, Pluto11.11, Inc., a Delaware corporation, (“Pluto11.11”), to focus on emerging technologies such as the Metaverse, blockchain technologies and Web3. Pluto 11.11’s mission is to engage and further development of these technologies, specifically investing in physical assets in the Metaverse.

2.BASIS OF PREPARATION

2.1The accompanying condensed consolidated financial statements (the “Financial Statements”) include the accounts of Ei.Ventures, Inc. (Ei) and its wholly owned subsidiary.  All significant intercompany accounts have been eliminated.  These accompanying interim financial statements have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) and have not been audited or reviewed.  Certain information and footnote disclosures that are usually included in financial statements prepared in accordance with generally accepted accounting principles in the United States (“US GAAP”) have been either condensed or omitted in accordance with SEC rules and regulations.  The accompanying condensed consolidated financial statements contain all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of our financial position as of June 30, 2022 and December 31, 2021 and the results of operations for the three and six months ended June 30, 2022 and 2021 and cash flows for the six months ended June 30, 2022 and 2021.  The results of operations for the three and six months ended June 30, 2022 and 2021 are not necessarily indicative of the results for a full-year period.  These interim unaudited unreviewed condensed consolidated financial statements should be read in conjunction with the December 31, 2021 and 2020 audited financial statements.

3.USE OF ESTIMATES

3.1Preparation of the financial statements in conformity with US GAAP, requires management to make estimates and assumptions that affect reported amounts and disclosures. These estimates are based on information available as of the date of the financial statements. On an ongoing basis, management evaluates these estimates and assumptions using historical experience and other factors and adjusts those estimates and assumptions when facts and circumstances dictate. Actual results could vary from those estimates.

4.CONCENTRATION OF CREDIT RISK

4.1The Company maintains its cash in bank deposit accounts which, at times, exceed federally insured limits. To date, the Company has not experienced a material loss or lack of access to its invested cash; however, no assurance can be provided that access to the Company’s invested cash will not be affected by adverse conditions in the financial markets.

5.FINANCIAL RISK MANAGEMENT

5.1Liquidity: The Company has incurred significant net losses since inception that have accumulated to approximately $19,836,000 as of June 30, 2022 and used net cash in operating activities totaling approximately $5,899,000 during the six months ended June 30, 2022. The net losses and use of cash in operating activities resulted primarily from administrative, research and development, and marketing efforts. The Company has relied in the past upon cash flows from debt and equity issuances to fund operations. Management believes that current resources will be adequate to fund operations beyond one year from the date the financial statements were available to be issued.

6.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

6.1PROPERTY AND EQUIPMENT: Property and equipment are stated at cost, less accumulated depreciation.  Management reviews the major assets periodically to determine if impairment or changes in circumstance affect the overall value of the assets. With the most recent asset purchases, no impairment was considered due to the    recent nature of the purchases. The Company’s property and equipment had a cost of $86,167 and accumulated depreciation totaling $8,832 as of June 30, 2022. The Company uses the straight-line depreciation method for all fixed assets as follows:

i.Computer - 3-5 years

ii.Furniture and fixtures - 5-7 years

6.2INTANGIBLE ASSETS: The Company’s intangible assets consist of virtual real estate in the metaverse acquired during 2021 and is considered to have an indefinite life. The Company’s virtual assets are presented at cost, less impairment. The impairment charge during the half year ended June 30, 2022 was $1,379,452.

6.3INCOME TAXES: The Company accounts for income taxes under the asset and liability method.  Deferred income tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards.  Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

6.4The Company recognizes the financial statement amount of an uncertain tax position only after considering the probability that a tax authority would sustain the position in an examination.  For tax positions meeting a “more-likely-than-not” threshold, the amount recognized in the financial statements is the amount expected to be realized upon settlement with the tax authority. For tax positions not meeting the threshold, no financial statement benefit is recognized.

6.5As of June 30, 2022 and 2021, management believes that the Company had no material uncertain tax positions. The Company currently has no federal or state examinations in progress.

6.6Estimated interest and penalties related to the underpayment or late payment of income taxes are classified as a component of income tax provision in the accompanying statements of operations.

6.7RESEARCH AND DEVELOPMENT: Research and development expenses primarily include the formulation of product and medical advisory board costs. The Company expenses research and development costs as incurred.

6.8Management has evaluated events and transactions for potential recognition or disclosure through the date the financial statements were available to be issued.

7.LOSS PER SHARE

7.1Loss per common share is computed based on the weighted-average number of common shares outstanding and, when appropriate, dilutive potential common stock outstanding during the period.  Stock options are considered to be potential common stock.  The computation of diluted earnings (loss) per share does not assume exercise or conversion of securities that would have an anti-dilutive effect.

7.2Basic earnings (loss) per common share is the amount of net earnings (loss) for the period available to each weighted-average share of common stock outstanding during the reporting period.  Diluted earnings (loss) per common share is the amount of earnings (loss) for the period available to each weighted-average share of common stock outstanding during the reporting period and to each share of potential common stock outstanding during the period, unless inclusion of potential common stock would have an anti-dilutive effect.

7.3During the three and six months ended June 30, 2022 and 2021, there were no dilutive common stock equivalents used in the calculation of diluted earnings (loss) per share since the impact would be anti-dilutive.

8.INVESTMENTS

8.1During the half year ended June 30, 2022, Ei.’s wholly owned subsidiary, Pluto 11.11, Inc. made minority equity investments totaling $1,845,311.

9.INTANGIBLE ASSETS

9.1The Company's intangible assets consist of 132 digital parcels estate in The Sandbox, acquired on December 21, 2021 with a total cost basis of $1,657,586 and a cost basis per parcel of $12,557. Each of the 132 digital parcels is the virtual equivalent of 96 by 96 meters.  The Company plans to develop the virtual real estate for future therapeutic applications. The impairment charge on these digital parcels during the six months was $1,379,452.

10.SAFE SECURITIES

10.1The Company issued SAFE securities in 2021 and 2020 in exchange for cash. These funds were classified as liabilities and adjusted to fair value as of each reporting period.

10.2As of June 30, 2022, the SAFE funds contributed by the investors were converted to shares of common stock consistent with the terms of the agreement.

11.CAPITAL STOCK

11.1The Company was originally authorized to issue 10,000 shares with a par value of $0.001, and 2,000 shares were issued to the sole stockholder at no cost. In May 2020, the Company's Certificate of Incorporation was amended, increasing the total number of authorized shares to be issued of 10,000,000, having a par value of $0.001 per share. Connected to this, the Company offered a one-

for-thirty stock split, and the outstanding shares increased from 2,000 to 2,000,000. The effect of the stock split has been reflected retroactively in these financial statements.

11.2On March 24, 2021, the Company's Certificate of Incorporation was amended, increasing the total number of authorized shares to be issued of 100,000,000, having a par value of $0.0001 per share. Connected to this, the Company offered a thirty-for-one stock split, and the outstanding shares increased from 2,000,000 to 60,000,000. The effect of the stock split has been reflected retroactively in these financial statements. The shares outstanding were subsequently increased to 66,696,797 due to issuance of shares during the period.

12.STOCK OPTIONS

12.1The Company’s stock option plan, originally approved on May 16, 2020 (“the Plan”), provides for the grant of stock awards, incentive stock options, nonqualified options, stock appreciation rights, shares of restricted stock, restricted stock unit awards, and other stock awards. Under the terms of the Plan, there were 11,500,000 common shares authorized for grant to employees, officers, directors and consultants as of June 30, 2022. The Board of Directors determines the terms of each grant. Generally, the options have a vesting period of 3 years with 33% vesting after the first year of service and remainder vesting monthly thereafter. The options generally have a 10-year contractual life. Certain stock options have provisions to accelerate vesting upon the occurrence of certain events. As of June 30, 2022 and 2021, there were 6,538,006 and 6,466,500 stock options outstanding, respectively.  We used the Black-Scholes option pricing model as the method for determining the estimated fair value for all stock options granted to directors and consultants. The risk-free interest rate is based on rates published by the government for bonds with a maturity, representative of the expected remaining life of the options at the valuation date. Volatility was determined by analyzing the volatility of comparable companies over a period comparable to the expected life of the options. Stock-based compensation expense for the six months ended June 30, 2022, and 2021 totaled $2,346,564 and $0, respectively and was booked to general and administrative expense on the statement of operations. As of June 30, 2022, and 2021, the Company had $11,904,252 and $0 of unrecognized stock-based compensation costs related to nonvested awards that will be recognized over a weighted-average period of 2.05 years.

12.2The fair value of each stock-based award granted was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions for the Six Months ended June 30, 2022: risk free interest rate 0.98%, expected stock price volatility 132%, expected dividend yield 0%, expected life of options 6.5 years. The grant date fair value of stock options granted through June 30, 2021 was immaterial and therefore no expense was recorded.

13.COMMON STOCK

13.1On March 22, 2021, the Company qualified to commence an offering of up to 10,121,457 shares of its Common Stock at a price of $4.94 per share under Regulation A of the Securities Act of 1933, as amended (the “Regulation A Offering”).  During the six months ended June 30, 2022 and 2021, 5,424,319 and nil (0) shares, respectively were issued through the Regulation A Offering.

14.RECLASSIFICATION

14.1Certain amounts in the 2021 financial statements have been reclassified to conform with current period presentation.

15.RELATED PARTY DISCLOSURES

15.1 The Company through its wholly owned subsidiary Pluto 11.11 Inc. loaned $188,498 to a company owned by one of the Company’s officers, who is also a director.  The loan will be repaid no later than immediately before the Effective Time of this Registration Statement.

16.FAIR VALUE OF FINANCIAL INSTRUMENTS

16.1The Company accounts for financial instruments in accordance with ASC 820, “Fair Value Measurements and Disclosures” (“ASC 820”). ASC 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy under ASC 820 are described below:

Level 1 – Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2 – Quoted prices in non-active markets or in active markets for similar assets or liabilities, observable inputs other than quoted prices, and inputs that are not directly observable but are corroborated by observable market data; and

Level 3 – Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable.

16.2There were no changes in the fair value hierarchy leveling during the six months ended June 30, 2022.

	Level 1	Level 2	Level 3	Total
June 30, 2022
Investment in Bitzero Blockchain I	-	222,000	-	222,000
Investment in Odyssey Wellness	-	222,000	-	222,000
Investment in R Capital Funds
R Capital Gaming IIA	-	22,200	-	22,200
R Capital Crypto III	-	111,000	-	111,000
R Capital Crypto IVA	-	21,111	-	21,111
R Capital Fin Tech 1	-	111,000	-	111,000
R Capital Orbiter IA	-	25,000	-	25,000
Investment in Unstoppable Domains	-	1,111,000	-	1,111,000
Total	-	1,845,311	-	1,845,311

December 31, 2021
Investments	-	-	-	-

17.LIQUIDITY

17.1 The Company is not generating revenue and has incurred net losses since its inception that totaled approximately $19,836,000 as of June 30, 2022 and the Company expects to incur additional losses for the foreseeable future. During the six months ended June 30, 2022, the Company used net cash in operating activities of approximately $5,899,000. As of June 30, 2022, the Company had approximately $6,569,000 of cash.  At the current cash burn rate, the Company only has enough cash to fund its operations through the end of 2022. Management plans to raise additional capital through the sale of equity.  If management is unable to raise adequate capital through the sale of equity, the Company will be required to significantly curtail its operations and it could impact the Company's ability to continue as a going concern.

18.SUBSEQUENT EVENTS

None.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Mycotopia Therapies Inc.

Aventura, FL

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Mycotopia Therapies, Inc. (the Company) as of December 31, 2021 and 2020, and the related statements of operations, changes in stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Considerations

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company has negative cashflows from operations and has not yet generated revenues, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding this matter are described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audits of the consolidated financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

Going Concern – Disclosure

The consolidated financial statements of the Company are prepared on a going concern basis, which assumes that the Company will continue in operation for the foreseeable future and, accordingly, will be able to realize its assets and discharge its liabilities in the normal course of operations. As noted in “Going Concern Considerations” above, the Company has generated no revenues and has negative operating cash flows. The Company has contractual obligations, such as commitments for repayments of accounts payable, accrued liabilities, notes payable and convertible notes payable (collectively “obligations”). Currently, management’s forecasts and related assumptions illustrate their ability to meet the obligations through management of expenditures, implementation of a new operational direction, obtaining additional debt financing, and issuance of capital stock for additional funding to meet its operating needs. Should there be constraints on the ability to implement its new business operations or access financing through stock issuances, the Company will continue to manage cash outflows and meet the obligations through debt financing.

We identified management’s assessment of the Company’s ability to continue as a going concern as a critical audit matter. Management made judgments to conclude that it is probable that the Company’s plans will be effectively implemented and will provide the necessary cash flows to fund the Company’s obligations as they become due. Specifically, the judgments with the highest degree of impact and subjectivity in determining it is probable that the Company’s plans will be effectively implemented include its ability to manage expenditures, its ability to access funding from the capital market, its ability to obtain debt financing, and the successful implementation of its new operational direction. Auditing the judgments made by management required a high degree of auditor judgment and an increased extent of audit effort.

Addressing the matter involved performing procedures and evaluating audit evidence in connection with forming our overall opinion on the consolidated financial statements. These procedures included the following, among others: (i) evaluating the probability that the Company will be able to access funding from the capital market; (ii) evaluating the probability that the Company will be able to manage expenditures (iii) evaluating the probability that the Company will be able to obtain debt financing, and (iv) evaluating the planned implementation of its new business operational direction.

/s/ Pinnacle Accountancy Group of Utah

We have served as the Company’s auditor since 2016.

Pinnacle Accountancy Group of Utah

Farmington, Utah

April 14, 2022

MYCOTOPIA THERAPIES, INC.

CONSOLIDATED BALANCE SHEETS

	For the Years Ended,
	2021	2020

ASSETS
Current assets
Cash and cash equivalents	$1,267,519	$110,747
Total current assets	1,267,519	110,747

Long-term assets
Equipment, net	2,497	-
TOTAL ASSETS	1,270,016	110,747

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Account payable	$171,031	$220
Accrued interest – shareholder loan	10,339	1,776
Shareholder loan	125,000	-
Total current liabilities	306,370	1,996

Long-term liabilities:
Convertible note payable, net of debt discount	123,625	-
Shareholder loan payable, non-current	500,000	125,000
TOTAL LIABILITIES	929,995	126,996

STOCKHOLDERS’ EQUITY (DEFICIT):
Preferred stock, $0.001 par value; 5,000,000 shares authorized and no shares issued or outstanding	-	-
Common stock, $0.001 par value, 100,000,000 shares authorized; 13,967,332 and 12,925,420, shares issued and outstanding, respectively	13,966	12,925
Additional paid-in capital	3,175,959	-
Accumulated deficit	(2,849,904)	(29,174)

TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	340,021	(16,249)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$1,270,016	$110,747

See accompanying notes to the consolidated financial statements.

MYCOTOPIA THERAPIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2021	2020

Operating Expense
General and administrative	$2,669,109	$14,223
Total Operating Expense	2,669,109	14,223

Loss from Operations	(2,669,109)	(14,223)

Other income (expense)

Interest expense	(143,057)	-
Interest expense – related party	(8,564)	(1,806)
Total other income (expense)	(151,621)	(1,806)

Net loss before provision for income taxes	(2,820,730)	(16,029)
Provision for income taxes	-	-

Net loss	$(2,820,730)	$(16,029)

Basic and diluted loss per share	$(0.21)	$(0.00)

Average number of common shares outstanding – basic and diluted	13,412,634	12,425,420

See accompanying notes to the consolidated financial statements.

MYCOTOPIA THERAPIES, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

	Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Equity (Deficit)
Balance as of December 31, 2019	12,425,420	$12,425	$-	$(13,145)	$(720)
Stock issued for services – related party	500,000	500	-	-	500
Net loss for the year ended December 31, 2020	-	-	-	(16,029)	(16,029)
Balance as of December 31, 2020	12,925,420	$12,925	$-	$(29,174)	$(16,249)

Stock issued for services	1,016,912	1,016	2,280,984	-	2,282,000
Debt discount on convertible debt and warrants	25,000	25	894,975	-	895,000
Net loss for the year ended December 31, 2021	-	-	-	(2,820,730)	(2,820,730)
Balance as of December 31, 2021	13,967,332	$13,966	$3,175,959	$(2,849,904)	$340,021

See accompanying notes to the consolidated financial statements.

MYCOTOPIA THERAPIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended December 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITES:
Net loss	$(2,820,730)	$(16,029)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	249	-
Amortization of debt discount	123,625	-
Stock issued for services	2,282,000	500
Changes in operating assets and liabilities:
Increase in accounts payable	170,811	1,276
Increase in accrued interest – shareholder loan	8,563	-
Net cash used in operating activities	(235,482)	(14,253)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(2,746)	-
Net cash used in investing activities	(2,746)	-

CASH FLOWS FROM FINANCING ACTIVITES:
Proceeds from shareholder loan	500,000	125,000
Proceeds from the issuance of convertible debt	895,000	-
Net cash provided by financing activities	1,395,000	125,000

Net increase in cash and cash equivalents	1,156,772	110,747
Cash and cash equivalents, beginning of period	110,747	-
Cash and cash equivalents, end of period	$1,267,519	$110,747

Non-cash Investing and Financing Activities:
Debt discount on convertible note	$895,000	$-

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

See accompanying notes to the consolidated financial statements.

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Organization and Business Activity

The Company was incorporated in Nevada on January 21, 2000, under the name RM Investors, Inc. In December 2020, we entered into definitive agreements with Ehave, Inc., an Ontario corporation (“Ehave”), Mycotopia Therapies Inc., a Florida corporation and wholly owned subsidiary of Ehave (“MYC”), and the former and current directors of 20/20 Global that provide for: (i) 20/20 Global’s purchase for $350,000 in cash of all of the outstanding stock of MYC from Ehave under a Stock Purchase Agreement, resulting in MYC becoming a wholly owned subsidiary of 20/20 Global; and (ii) the change of control of 20/20 Global’s board of directors and management under a Change of Control and Funding Agreement. In a related transaction, Ehave agreed to purchase 9,793,754 shares of 20/20 Global common stock, which constitute approximately 75.77% of the issued and outstanding shares of 20/20 Global’s common stock, for $350,000 in cash through a Stock Purchase Agreement (“MYC SPA”) with 20/20 Global stockholders Mark D. Williams, Colin Gibson, and The Robert and Joanna Williams Trust.

On January 19, 2021, the above transaction closed. Because the former shareholder of Mycotopia Therapies, Inc. acquired 75.77% of the Company’s outstanding stock and there was a change in control of the board of directors, the transaction was accounted for as a reverse merger in which Mycotopia Therapies, Inc. was deemed to be the accounting acquirer and the Company the legal acquirer. Subsequent to the transaction, the Company changed its name from 20/20 Global, Inc. to Mycotopia Therapies, Inc.

As a result of the transaction, the historical consolidated financial statements of the Company for periods prior to the date of the transaction are those of Mycotopia Therapies, Inc., as the accounting acquirer, and all references to the consolidated financial statements of the Company apply to the historical financial statements of Mycotopia Therapies, Inc. prior to the transaction and the consolidated financial statements of the Company subsequent to the transaction.

NOTE 2 - GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. To date, the Company has generated no revenues, experienced negative operating cash flows and has incurred operating losses since inception. Management expects the Company to continue to fund its operations primarily through the issuance of debt or equity.

For the year ended December 31, 2021, the Company incurred a net loss of $2,820,730, had negative cash flows from operations of $235,482 and may incur additional future losses. At December 31, 2021, the Company had total current assets of $1,267,519 and total current liabilities of $220,120 resulting in working capital of $961,149.

The Company’s existence is dependent upon management’s ability to develop profitable operations. Management is devoting substantially all of its efforts to developing its business and raising capital and there can be no assurance that the Company’s efforts will be successful. No assurance can be given that management’s actions will result in profitable operations or the resolution of its liquidity problems. The accompanying consolidated financial statements do not include any adjustments that might result should the company be unable to continue as a going concern.  The ongoing COVID-19 pandemic contributes to this uncertainty.

In order to improve the Company’s liquidity, the Company’s management is actively pursuing additional equity financing through discussions with investment bankers and private investors. There can be no assurance that the Company will be successful in its effort to secure additional equity financing.

The financial statements do not include any adjustments relating to the recoverability of assets and the amount or classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and include the accounts of the Company and its wholly owned subsidiaries, Mycotopia Therapies Inc., a Florida corporation. All inter-company accounts and transactions have been eliminated in consolidation. Any reference in these notes to applicable guidance is meant to refer to the authoritative GAAP as found in the Accounting Standards Codification, or ASC, and Accounting Standards Updates, or ASUs, of the Financial Accounting Standards Board.

Basis of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, MYC. All inter-company accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates. Our financial statements include, when applicable, disclosures of estimates, assumptions, uncertainties, and markets that could affect our financial statements and future operations.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities at the date of purchase of three months or less to be cash equivalents. Cash and cash equivalents include bank demand deposits, marketable securities with maturities of three months or less at purchase, and money market funds that invest primarily in certificates of deposits, commercial paper and U.S. government and U.S. government agency obligations. Cash equivalents are reported at fair value.

Fixed Assets and Depreciation

Property, plant, and equipment are stated at cost. For financial reporting, we provide for depreciation on the straight-line method at rates based upon the estimated useful lives of the various assets. Depreciation expense was $249 and $0 for the years ended December 31, 2021 and 2020, respectively. The estimated useful lives are as follows: buildings and improvements—30 years; machinery and equipment—10-15 years; computer software—3-5 years; vehicles—3-7 years; and land improvements—10-20 years. We assess our long-lived assets for impairment whenever there is an indicator of impairment. Impairment losses are evaluated if the estimated undiscounted cash flows from using the assets are less than carrying value. A loss is recognized when the carrying value of an asset exceeds its fair value. There were no impairment losses in 2021 and 2020.

Revenue Recognition

The Company follows Financial Accounting Standards Board (“FASB”), Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers. Under ASC Topic 606, revenue is recognized when a customer obtains control of promised goods or services and is recognized in an amount that reflects the consideration that an entity expects to receive in exchange for those goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the company expects to receive in exchange for those goods. We apply the following five-step model in order to determine this amount: (i) identification of the promised goods in the contract; (ii) determination of whether the promised goods are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) we satisfy each performance obligation.

Fair Value of Financial Instruments

The Company accounts for financial instruments in accordance with ASC 820, “Fair Value Measurements and Disclosures” (“ASC 820”). ASC 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy under ASC 820 are described below:

Level 1 – Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2 – Quoted prices in non-active markets or in active markets for similar assets or liabilities, observable inputs other than quoted prices, and inputs that are not directly observable but are corroborated by observable market data;

Level 3 – Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable.

There were no changes in the fair value hierarchy leveling during the years ended December 31, 2021 and 2020.

Income Taxes

The Company provides for income taxes using the asset and liability approach. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. As of December 31, 2021 and 2020, the Company had a full valuation allowance against its deferred tax assets.

We adopted ASC Topic 740-10-25, Income Taxes—Recognition, which addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under ASC Topic 740-10-25, we may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. ASC Topic 740-10-25 also provides guidance on derecognition, classification, interest and penalties on income taxes, and accounting in interim periods and requires increased disclosures. We had no material adjustments to our liabilities for unrecognized income tax benefits according to the provisions of ASC Topic 740-10-25

Stock Based Compensation

We follow ASC Topic 718, Compensation–Stock Compensation, which prescribes accounting and reporting standards for all share-based payment transactions in which employee and non-employee services are acquired. Share-based payments to employees and non-employees, including grants of stock options, are recognized as compensation expense in the financial statements based on their fair values on the grant date. That expense is recognized over the period required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

Basic and Diluted Net Loss per Share

Basic loss per common share is computed by dividing net loss attributable to common stockholders by the weighted average number of common shares outstanding for the period before giving effect to stock options, stock warrants, restricted stock units and convertible securities outstanding, which are considered to be dilutive common stock equivalents. Diluted net loss per common share is calculated based on the weighted average number of common and potentially dilutive shares outstanding during the period after giving effect to dilutive common stock equivalents. Contingently issuable shares are included in the computation of basic loss per share when issuance of the shares is no longer contingent. The common stock equivalents not included in the computation of earnings per share because the effect was antidilutive, was related to convertible debt and warrants and totaled 2,005,000 and 0 for the years ended December 31, 2021 and 2020, respectively.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying consolidated financial statements, other than those disclosed below.

In August 2020, the FASB issued Accounting Standards Update (“ASU”) 2020-06, “Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815 – 40)” (“ASU 2020-06”). ASU 2020-06 simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts on an entity’s own equity. The ASU is part of the FASB’s simplification initiative, which aims to reduce unnecessary complexity in U.S. GAAP. The ASU’s amendments are effective for fiscal years beginning after December 15, 2023, and interim periods within those fiscal years. The Company is currently evaluating the impact ASU 2020-06 will have on its financial statements.

NOTE 4 – RELATED PARTY TRANSACTION

During the year ended December 31, 2020, the Company entered into two term promissory notes with Ehave, Inc. (a majority shareholder) in the amount of $125,000. During the year ended December 31, 2021, the Company entered a term promissory note with Ehave, Inc. in the amount of $500,000. The notes mature two years after the issuance date and bear an interest rate of 1.75% per year. As of December 31, 2021 and 2020, the Company owes $625,000 and $125,000, respectively. As of December 31, 2021 and 2020, the Company accrued interest related to these loans and has outstanding $10,339 and $1,776, respectively.  During the year ended December 31, 2021 and 2020, the Company recorded interest expense of $8,564 and $1,766, respectively, in relation to these notes.

NOTE 5 – PROMISSORY AND CONVERTIBLE NOTES

During the year ended December 31, 2021, the Company issued convertible promissory notes in the principal amount of $1,007,500. The principal amount includes $96,000 of original issue discount, $16,500 in cash financing fees, $49,750 in non-cash financing fees and 1,007,500 warrants with an exercise price of $1.50 per share. The term of the notes are 24 months and carry an effective interest rate of 8.00%. The notes mature beginning on August 27, 2023 through September 17, 2023. The convertible promissory notes are convertible into shares of common stock at $1.00 per share. The Company recorded a debt discount in the amount of $1,007,500, in the aggregate, in relation to the original issue discount and cash financing fees of $112,500, and the conversion feature, warrants, the 25,000 shares of common stock (see Note 6) recorded at fair value in the amount of $895,000. During the year ended December 31, 2021, the Company recorded amortization expense in the amount of $123,625 in relation to the amortization of debt discount of which $102,634 was recorded as amortization expense in relation to the warrants and conversion feature and $11,942 and $9,048 was recorded as interest expense in relation to the original issue discount and financing fees in the consolidated statements of operations and comprehensive income. As of December 31, 2021, the Company had an unamortized debt discount balance of $883,875 with a weighted amortization period of 1.87 years.

The Company recorded $895,000 as a debt discount with an offset to additional paid-in capital in relation to the beneficial conversion feature, the warrants, and the 25,000 shares of common stock issued in relations to the convertible debt. The common stock was valued at $49,750. The beneficial conversion feature was valued at $339,243 and the warrants were valued at $506,007, in the aggregate. The Company calculated the fair value of the beneficial conversion feature and warrants using the black-scholes option pricing model with the following assumptions:

For the Year Ended December 31, 2021
Expected term, in years	2.0
Exercise price	1.5
Expected volatility	100%
Stock price	1.80 – 2.49
Risk-free interest rate	0.22% – 0.71%
Dividend yield	0%

NOTE 6 – STOCKHOLDERS’ EQUITY

We are authorized to issue 100,000,000 shares of common stock, $0.001 par value, and 5,000,000 shares of preferred stock, $0.001 par value. Each share of common stock entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

During the year ended December 31, 2021, the Company issued 25,000 shares of common stock upon the issuance of debt to a third-party. The shares were valued at $49,750 which was recorded as an increase to equity with an offset to debt discount.

STOCK BASED COMPENSATION

On July 26, 2021, the Company issued 500,000 shares of common stock to a consultant for services rendered. The Company expensed $1,126,000 in relation to this issuance which was the grant date fair value.

On July 26, 2021, the Company issued 250,000 shares of common stock to a consultant for services rendered. The Company expensed $563,000 in relation to this issuance which was the grant date fair value.

On July 26, 2021, the Company issued 250,000 shares of common stock to a consultant for services rendered. The Company expensed $563,000 in relation to this issuance which was the grant date fair value.

On July 27, 2021 and October 12, 2021, the Company issued 7,537 and 9,375, respectively shares of common stock to a board member for board services rendered. The Company expensed $30,000, in the aggregate, in relation to this issuance which was the grant date fair value.

Warrants Issued

During the year ended December 31, 2021, the Company issued 1,007,500 warrants, to purchase common stock as part of the convertible promissory notes discussed above in Note 5.

The following table reflects a summary of Common Stock warrants outstanding and warrant activity during the period ended December 31, 2021

	Underlying Shares	Weighted Average Exercise Price	Weighted Average Term (Years)
Warrants outstanding at January 1, 2021	-	-
Granted	1,007,500	1.50	3.00
Exercised	-	-	-
Forfeited	-	-	-
Warrants outstanding and exercisable at December 31, 2021	1,007,500	$1.50	2.87

The intrinsic value of warrants outstanding as of December 31, 2021 was approximately $50,500.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

On November 17, 2021, the Company entered into an Executive Consulting Agreement (the “Agreement”) with Benjamin Kaplan (“Kaplan”) whereby Kaplan was appointed as CEO of the Company. We hired Kaplan for an initial term of thirty-six (36) months subject to certain termination provisions, whereby the Agreement will automatically renew for an additional twelve (12) month period. We shall pay Kaplan in the following manner: (i) A consulting fee of $24,000 per month for services performed for a total compensation of $288,000 payable for each twelve (12) month period, (ii) Bonus compensation milestones by offering Kaplan a Warrant to purchase that number of shares of common stock of the Company equal to 5% of the issued and outstanding common shares, on a fully diluted basis, (iii) A significant transaction stock grant whereby Kaplan shall be granted that number of shares of common stock or a new series of preferred shares of the Company, that is convertible into common stock of the Company equal to 5% of the value of all of the consideration, including any stock, cash, or debt, of such completed transaction. As of December 31, 2021 and 2020, the Company accrued $50,000 and $0, respectively, related to the Agreement.

NOTE 8 – INCOME TAXES

The provision for federal and state income taxes is associated with and included in net income from discontinued operations and consists of the following components:

	2021		2020
Current Income taxes	$		$
Federal		-		-
State		-		-
Total current income tax expenses		$-		$-

Deferred income taxes
Federal		$-		$-
State		-		-
Total current income tax expenses		$-		$-

Total income tax expense		$-		$-

The reconciliation between income taxes at the U.S. federal and state statutory rates of approximately 25.5% and the amount recorded in the accompanying consolidated financial statements is as follows:

	2021	2020
Tax expense at U.S. federal statutory rate	$(592,353)	$(2,993)
Tax expense at state statutory rate	(19,404)	(619)
Stock Based Compensation	497,333	-
Amortization of Debt Discount	25,961	-
Change in valuation allowance	113,187	3,612
Other	(24,723)	-
Total	$-	$-

We comply with GAAP, which requires the determination of deferred income taxes using an asset and liability approach, whereby deferred tax liabilities and assets are recognized for expected future tax consequences of temporary differences between carrying amounts and tax basis of asset and liabilities. Deferred balances are adjusted to reflect enacted changes in income tax rates. Due to the likelihood that the deferred assets will not be realized, a full valuation allowance has been recorded. Deferred tax assets are as follows:

	2021	2020
Federal net operating loss carryforward	$96,776	$2,993
State net operating loss carryforward	20,023	619
Deferred tax assets	$116,799	$3,612
Valuation allowance	(116,799)	(3,612)
Total net deferred tax assets	$-	$-

The Company has net operating losses amounting to $464,636 for federal and Florida which can be carried forward indefinitely but are limited to 80% usage.

NOTE 9 – SUBSEQUENT EVENTS

The Company’s management has evaluated subsequent events occurring after December 31, 2021, the date of our most recent consolidated balance sheet, through the date our financial statements were issued.

Subsequent to year end, the Company issued 59,642 shares of common stock valued at $86,250 as stock based compensation for consulting services rendered.

The Company issued 32,900 shares of common stock for $100,000 in proceeds to shareholders as part under a Regulation A offering of Section 3(6) of the Securities Act of 1933.

The Company issued 262,500 shares of common stock valued at $260,000 as stock based compensation for consulting services rendered.

MYCOTOPIA THERAPIES, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30,	December 31,
	2022	2021
CURRENT ASSETS:
Cash	$783,377	$1,267,519
TOTAL CURRENT ASSETS	783,377	1,267,519

NON-CURRENT ASSETS
Property and equipment, net	1,999	2,497
TOTAL ASSETS	$785,376	$1,270,016

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$84,868	$171,031
Accrued interest - shareholder loan payable	10,763	10,339
Shareholder loan payable	-	125,000
TOTAL CURRENT LIABILITES	95,631	306,370

Convertible note payable, net of debt discount	416,900	123,625
Shareholder loan payable, non-current	-	500,000
TOTAL LIABILITIES	512,531	929,995

MEZZANINE EQUITY
Preferred stock, $0.001 par value; 5,000,000 shares authorized, and 5,000 and 0, as of June 30, 2022 and December 31, 2021; liquidation preference of $50,000 and $0, respectively	50,000	-

STOCKHOLDERS' EQUITY:
Common stock, $0.001 par value, 100,000,000 shares authorized; 14,440,660 and 13,967,332, shares issued and outstanding, respectively.	14,441	13,966
Additional paid-in capital	4,483,567	3,175,959
Accumulated deficit	(4,275,163)	(2,849,904)
		-
TOTAL STOCKHOLDERS' EQUITY	272,845	340,021

TOTAL LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS' EQUITY	$785,376	$1,270,016

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

MYCOTOPIA THERAPIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2022	2021	2022	2021
Operating Expense
General and administrative	$86,596	$104,896	$992,327	$112,598
Total Operating Expense	86,596	104,896	992,327	112,598

Loss from Operations	(86,596)	(104,896)	(992,327)	(112,598)

Other income (expense)
Interest expense	(247,602)	-	(427,508)	-
Interest expense - related party	(2,727)	(2,513)	(5,424)	(3,051)
	(250,329)	(2,513)	(432,932)	(3,051)

Net loss before provision for income taxes	(336,925)	(107,409)	(1,425,259)	(115,649)
Provision for income taxes	-	-	-	-

Net loss	$(336,925)	$(107,409)	$(1,425,259)	$(115,649)

Loss per share – basic and diluted	$(0.02)	$(0.01)	$(0.10)	$(0.01)

Average number of common shares outstanding - basic and diluted	14,351,954	12,925,420	14,268,731	12,925,420

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

MYCOTOPIA THERAPIES, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT) AND MEZZANINE EQUITY

(Unaudited)

	Preferred Shares		Common Stock		Additional	Accumulated
	Shares	Amount	Shares	Amount	Paid-In Capital	Deficit	Total
Balance as of December 31 , 2021	-	$-	13,967,332	$13,966	$3,175,959	(2,849,904)	$340,021
Stock based compensation	-	-	322,122	322	874,116	-	874,438
Sale of preferred shares in private placements	15,000	150,000	-	-	-	-	150,000
Conversion of preferred shares to common shares	(7,000)	(70,000)	32,920	33	69,967	-	-
Debt discount on convertible debt and warrants	-	-	-	-	250,000	-	250,000
Net loss for the three months ended, March 31, 2022	-	-	-	-	-	(1,088,334)	(1,088,334)
Balance as of March 31, 2022	8,000	80,000	14,322,374	14,321	4,370,042	(3,938,238)	526,125
Conversion of preferred shares to common shares	(3,000)	(30,000)	22,914	23	29,977	-	-
Conversion of convertible debt into shares of common stock	-	-	83,645	84	83,561	-	83,645
Common stock issued on cashless exercise of warrant			11,727	12	(12)	-	-
Net loss for the three months ended, June 30, 2022	-	-	-	-	-	(336,925)	(336,925)
Balance as of June 30, 2022	5,000	$50,000	14,440,660	$14,440	$4,483,568	$(4,275,163)	$272,845

	Preferred Shares		Common Stock		Additional	Accumulated
	Shares	Amount	Shares	Amount	Paid-In Capital	Deficit	Total
Balance as of December 31, 2020			12,925,420	$12,925	-	$(29,174)	$(16,249)
Net loss for the quarter ended, March 31, 2021	-	-	-	-	-	(8,240)	(8,240)
Balance as of March 31, 2021	-	$-	12,925,420	$12,925	$-	$(37,414)	$(24,489)
Net loss for the quarter ended, June 30, 2021	-	-	-	-	-	(107,409)	(107,409)
Balance as of June 30, 2021	-	$-	12,925,420	$12,925	$-	$(144,823)	$(131,898)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

MYCOTOPIA THERAPIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended, June 30
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,425,259)	$(115,649)
Adjustments to Reconcile Net Loss to Net Cash Used In Operating Activities:
Depreciation expense	498	-
Amortization of debt discount	375,774	-
Stock based compensation	874,438	-
Changes in Operating Assets and Liabilities:
Increase (decrease) in accounts payable and accrued expenses	(85,017)	15,786
Accrued interest - shareholder loan payable	424	3,050
NET CASH USED IN OPERATING ACTIVITES	(259,142)	(96,813)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from shareholder loan payable	-	500,000
Repayment of shareholder loan payable	(625,000)	-
Proceeds from the issuance of preferred stock	150,000	-
Proceeds from the issuance of convertible note payable	250,000	-
NET CASH PROVIDED BY FINANCING ACTIVITES	(225,000)	500,000

NET CHANGE IN CASH	(484,142)	(403,187)

CASH AT BEGINNING OF PERIOD	1,267,519	110,747

CASH AT END OF PERIOD	$783,377	$513,934

Supplemental Disclosure of Non-Cash Activities:

Cash paid during the period:
Cash paid for interest	$5,000	$-
Cash paid for income taxes	$-	$-

NON-CASH FINANCING ACTIVITIES:
Conversion of preferred to common stock	$100,000	$-
Debt discount on convertible note payable	$250,000	$-
Conversion of convertible debt in common stock	$83,645	$-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

MYCOTOPIA THERAPIES, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2022

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Organization and Business Activity

Mycotopia Therapies Inc, (formerly 2020 Global)(“the Company” or “Mycotopia”) headquartered in Florida, incorporated in the state of Nevada in January of 2020, and is a 100% wholly owned corporation of Ehave Inc, a public traded company. Mycotopia Therapies, Inc. promotes the study of psychedelics for the treatment of mental health issues and supports the creation of both natural and synthetic molecules for the development of appropriate treatments. The Company also intends to deploy technology from its parent company, Ehave, Inc., in the collection of research and clinical data to further the study of the effects of psychedelics in the treatment of mental health issues.

On January 19, 2021, Mycotopia Therapies, Inc. acquired 75.77% of the Company’s outstanding stock and there was a change in control of the board of directors. The transaction was accounted for as a reverse merger in which Mycotopia Therapies, Inc. was deemed to be the accounting acquirer and the Company the legal acquirer. As a result of the transaction the historical consolidated financial statements of the Company are presented to reflect the acquisition retroactively in the balance sheet and statement of stockholders’ equity.

NOTE 2 - GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. To date, the Company has generated no revenues, experienced negative operating cash flows and has incurred operating losses since inception. Management expects the Company to continue to fund its operations primarily through the issuance of debt or equity.

For the six months ended June 30, 2022, the Company incurred a net loss of $1,425,259 and had negative cash flows from operations of $259,142. At June 30, 2022, the Company had total current assets of $783,377 and total current liabilities of $95,631, resulting in working capital of $687,746.

The Company’s existence is dependent upon management’s ability to develop profitable operations. Management is devoting substantially all of its efforts to developing its business and raising capital and there can be no assurance that the Company’s efforts will be successful. No assurance can be given that management’s actions will result in profitable operations or the resolution of its liquidity problems. The accompanying consolidated financial statements do not include any adjustments that might result should the Company be unable to continue as a going concern.  The ongoing COVID-19 pandemic contributes to this uncertainty.

In order to improve the Company’s liquidity, the Company’s management is actively pursuing additional equity financing through discussions with investment bankers and private investors. There can be no assurance that the Company will be successful in its effort to secure additional equity financing.

The financial statements do not include any adjustments relating to the recoverability of assets and the amount or classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and include the accounts of the Company and its wholly owned subsidiary, Mycotopia Therapies Inc., a Florida corporation. All inter-company accounts and transactions have been eliminated in consolidation. Any reference in these notes to applicable guidance is meant to refer to the authoritative GAAP as found in the Accounting Standards Codification, or ASC, and Accounting Standards Updates, or ASUs, of the Financial Accounting Standards Board.

Basis of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Mycotopia Therapies Inc. (“MYC”). All inter-company accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates. Our financial statements include, when applicable, disclosures of estimates, assumptions, uncertainties, and markets that could affect our financial statements and future operations.

The Effects of COVID-19

Due to the COVID-19 pandemic, there has been uncertainty and disruption in the global economy and financial markets. The Company is not aware of any specific event or circumstance that would require an update to its estimates or judgments or a revision of the carrying value of its assets or liabilities as of the date of issuance of this Quarterly Report on Form 10-Q. These estimates may change, as new events occur, and additional information is obtained. Actual results could differ materially from these estimates under different assumptions or conditions.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities at the date of purchase of three months or less to be cash equivalents. Cash and cash equivalents include bank demand deposits, marketable securities with maturities of three months or less at purchase, and money market funds that invest primarily in certificates of deposits, commercial paper and U.S. government and U.S. government agency obligations. Cash equivalents are reported at fair value.

Fixed Assets and Depreciation

Property, plant, and equipment are stated at cost. For financial reporting, we provide for depreciation on the straight-line method at rates based upon the estimated useful lives of the various assets. Depreciation expense was $498 and $0 for the six months ended June 30, 2022 and 2021, respectively. The estimated useful lives are as follows: buildings and improvements—30 years; machinery and equipment—10-15 years; computer software—3-5 years; vehicles—3-7 years; and land improvements—10-20 years. We assess our long-lived assets for impairment whenever there is an indicator of impairment. Impairment losses are evaluated if the estimated undiscounted cash flows from using the assets are less than carrying value. A loss is recognized when the carrying value of an asset exceeds its fair value. There were no impairment losses in 2022 and 2021.

Fair Value of Financial Instruments

The Company accounts for financial instruments in accordance with ASC 820, “Fair Value Measurements and Disclosures.”, which establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy under ASC 820 are described below:

Level 1 – Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2 – Quoted prices in non-active markets or in active markets for similar assets or liabilities, observable inputs other than quoted prices, and inputs that are not directly observable but are corroborated by observable market data;

Level 3 – Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable.

There were no changes in the fair value hierarchy leveling during the six months ended June 30, 2022 and 2021.

Stock Based Compensation

We follow ASC 718, “Compensation–Stock Compensation,” which prescribes accounting and reporting standards for all share-based payment transactions in which employee and non-employee services are acquired. Share-based payments to employees and non-employees, including grants of stock options, are recognized as compensation expense in the financial statements based on their fair values on the grant date. That expense is recognized over the period required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

Income Taxes

The Company provides for income taxes using the asset and liability approach. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. As of June 30, 2022 and June 30, 2021, the Company had a full valuation allowance against its deferred tax assets.

We adopted ASC 740-10-25, “Income Taxes—Recognition,” which addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under ASC 740-10-25, we may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. ASC 740-10-25 also provides guidance on derecognition, classification, interest and penalties on income taxes, and accounting in interim periods and requires increased disclosures. We had no material adjustments to our liabilities for unrecognized income tax benefits according to the provisions of ASC 740-10-25.

Basic and Diluted Net Loss per Share

Basic loss per common share is computed by dividing net loss attributable to common stockholders by the weighted average number of common shares outstanding for the period before giving effect to stock options, stock warrants, restricted stock units and convertible securities outstanding, which are considered to be dilutive common stock equivalents. Diluted net loss per common share is calculated based on the weighted average number of common and potentially dilutive shares outstanding during the period after giving effect to dilutive common stock equivalents. Contingently issuable shares are included in the computation of basic loss per share when issuance of the shares is no longer contingent. The number contingently issuable shares related to warrants, options, and convertible debt, which were not included in the computation of earnings per share because the effect was antidilutive, was 2,610,000 and 0 for the six months ended June 30, 2022 and 2021, respectively.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying consolidated financial statements, other than those disclosed below.

In August 2020, the FASB issued Accounting Standards Update 2020-06, “Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815 – 40).” ASU 2020-06 simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts on an entity’s own equity. The ASU is part of the FASB’s simplification initiative, which aims to reduce unnecessary complexity in U.S. GAAP. The ASU’s amendments are effective for fiscal years beginning after December 15, 2023, and interim periods within those fiscal years. The Company is currently evaluating the impact ASU 2020-06 will have on its financial statements.

NOTE 4 – RELATED PARTY TRANSACTION

During February and April 2020, the Company entered into three term promissory notes with Ehave, Inc. (a majority shareholder) in the amounts of $25,000, $100,000, and $500,000, respectively. The notes mature two years after the issuance date and bear an interest rate of 1.75% per year and are currently past the maturity date and in default.  During May and June, the Company in two installments in the amounts of $400,000 and $225,000, repaid all the outstanding principal due on the three promissory notes. As of June 30, 2022 and December 31, 2021, the Company owes $0 and $625,000, respectively in principle related to these promissory notes. During the six months ended June 30, 2022 and June 30, 2021, the Company recorded interest expense of $5,424 and $3,051, respectively, in relation to these notes, and paid $5,000 and $0, respectively, towards the outstanding accrued interest balance. As of June 30, 2022 and December 31, 2021 the Company’s outstanding accrued interest balance related to these promissory notes was $10,763 and $10,339 respectively.

NOTE 5 – PROMISSORY AND CONVERTIBLE NOTES

During the six months ended June 30, 2022 and 2021, the Company issued convertible promissory notes in the principal amount of $325,000 and $0, respectively. In addition, the debt discount related to this note was $250,000. In accordance with the terms of the agreement, during the six months ended June 30, 2022, the Company received notice to convert two loans for an aggregate of $82,500 in principal and $1,145 in interest, into 83,645 shares of common stock (see Note 6).  As a result, the company As of June 30, 2022 and December 31, 2021 the Company had outstanding to various lenders as convertible promissory notes an aggregate amount of $1,250,000 and $1,007,500, respectively. In aggregate, as of June 30, 2022 the principal amount includes $163,500 of original issue discount, $18,000 in cash financing fees, $49,750 in non-cash financing fees (see note 6) and 1,305,000 warrants with an exercise price of $1.50 per share. All notes are due to mature 24 months from their respective effective date and mature beginning on August 27, 2023 through January 21, 2024. Additionally, the notes effective interest rate of the notes is 8% and are convertible into share of common stock at $1.00 per share.

The following tables reflects a summary of the outstanding principal and interest by each lender and their respective maturity date as of June 30, 2022 and December 31, 2021:

		June 30, 2022			December 31, 2021
	Maturity Date	Total Outstanding***	Principal	Interest	Total Outstanding***	Principal	Interest

Lender A	8/27/2023	$ 534,472	$ 500,000	$ 34,472	$ 513,883	$ 500,000	$ 13,883
Lender B	9/27/2023	58,523.31	55,000	3,523	56,268.91	55,000	1,269
Lender C	10/27/2023	232,074	220,000	12,074	223,134	220,000	3,134
Lender D	11/9/2023	-	-	-	27,813	27,500	313
Lender E	10/21/2023	-	-	-	55,856	55,000	856
Lender F	12/27/2023	156,146	150,000	6,146	150,132	150,000	132
Lender G	1/21/2024	336,397	325,000	11,397	-	-	-
		$ 1,317,613	$ 1,250,000	$ 67,613	$ 1,027,087	$ 1,007,500	$ 19,587

		*** - Total Outstanding = Principal + Interest as of June 30, 2022 and December 31, 2021

During the six months ended June 30, 2022 and 2021, the Company recorded an aggregate debt discount of $325,000 and $0, respectively, under the terms of convertible promissory note agreement. The total $325,000 debt discount was allocated between the original issue discount related to cash financing fees of $75,000, as well as $250,000 recorded as an offset to additional paid-in capital in connection with the beneficial conversion feature and warrants (see Note 6). The beneficial conversion feature was valued at $68,347 and the warrants were valued at $181,653, in the aggregate.

During the six months ended June 30, 2022 and 2021, the Company recorded amortization expense in the amount of $375,774 and $0, respectively, as amortization of debt discount of which $314,131 was recorded as amortization expense in relation to the warrants and conversion feature, $45,217 was recorded as interest expense in relation to the original issue discount and, $16,426 financing fees in the consolidated statements of operations. As of June 30, 2022, the Company had an unamortized debt discount balance of $883,101 with a weighted amortization period of 1.47 years.

NOTE 6 – STOCKHOLDERS’ EQUITY

We are authorized to issue 100,000,000 shares of common stock, $0.001 par value, and 5,000,000 shares of preferred stock, $0.001 par value. Each share of common stock entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

Mezzanine Equity

The Preferred Shares are recorded as mezzanine equity in accordance with ASC 480, “Distinguishing Liabilities from Equity,” at its initial net carrying value in the amount of $50,000. The Series A Shares are recorded as mezzanine equity in accordance with ASC 480 because the Company may be obligated to issue a variable number of shares at a fixed price known at inception and there is no maximum number of shares that could potentially be issued upon conversion. In this instance, cash settlement would be presumed and the Series A Shares are classified as mezzanine equity in accordance with ASC 480-10-S99. Immediately upon effectiveness of the registration statement registering for resale of all the common stock issuable under the Series A Shares, all outstanding Series A Shares shall automatically convert into common stock.

During the six months ended June 30, 2022, the Company sold 15,000 shares of preferred stock to three shareholders for $150,000 in proceeds as part under a Regulation A offering of Section 3(6) of the Securities Act of 1933.  The shares are allowed to convert into common stock by option of the holder at any time based on the fair market value of the common stock at the date of the conversion. As of June 30, 2022, 10,000 preferred shares with a fair value of $100,000 were converted in various installments, into an aggregate 55,834 shares of common stock.

Conversion of Convertible Debt and Warrants to Equity

During the six months ended June 30, 2022, the Company issued 83,645 shares of common stock, in the aggregate, upon the conversion of convertible promissory notes and accrued interest in the amount of $83,645 (see Note 5).

STOCK BASED COMPENSATION

On January 21, 2022, the Company issued 250,000 shares of common stock to a related party and majority shareholder, Benjamin Kaplan, as part of his compensation for services rendered in accordance with his Agreement (Note 7) for services rendered as CEO. The Company expensed $750,000 in relation to this issuance.

On January 24, 2022, the Company issued 12,500 shares of common stock to a consultant for services rendered. The Company expensed $38,188 in relation to this issuance.

On March 17, 2022, the Company issued 59,622 shares of common stock valued at $86,250 as stock-based compensation for consulting services rendered.

Warrants Issued

During the six months ended June 30, 2022, the Company issued 325,000 warrants to purchase common stock as part of the convertible promissory notes discussed above in Note 5.

During the six months ended June 30, 2022, the Company issued 11,727 shares of common stock upon the cashless exercise of 16,667 warrants.

The following table reflects a summary of Common Stock warrants outstanding and warrant activity for the six months ended June 30, 2022:

	Underlying Shares	Weighted Average Exercise Price	Weighted Average Term (Years)
Warrants outstanding at January 1, 2022	996,667	$1.50	2.87
Granted	325,000	1.50	3.00
Exercised	(16,667)	-	-
Forfeited	-	-	-
Warrants outstanding and exercisable at June 30, 2022	1,305,000	$1.50	2.96

As of June 30, 2022, the outstanding and exercisable warrants have an intrinsic value of $0. The aggregate intrinsic value was calculated as the difference between the closing market price as of June 30, 2022, which was $.60, and the exercise price of the outstanding stock options.

The warrants granted during the period ending June 30, 2022 were valued using the Black-Scholes option pricing model using the following weighted average assumptions:

	For the Six Months Ended,
	June 30, 2022	June 30, 2021
Expected term, in years	2	-
Exercise price	1.5	-
Expected volatility	100%	-
Stock price	3.0	-
Risk-free interest rate	1.01%	-
Dividend yield	0%	-

NOTE 7 – COMMITMENTS AND CONTINGENCIES

On November 17, 2021, the Company entered into an Executive Consulting Agreement (the “Agreement”) with Benjamin Kaplan (“Kaplan”) whereby Kaplan was appointed as CEO of the Company. We hired Kaplan for an initial term of thirty-six (36) months subject to certain termination provisions, whereby the Agreement will automatically renew for an additional twelve (12) month period. We shall pay Kaplan in the following manner: (i) A consulting fee of $24,000 per month for services performed for a total compensation of $288,000 payable for each twelve (12) month period, (ii) Bonus compensation milestones by offering Kaplan a Warrant to purchase that number of shares of common stock of the Company equal to 5% of the issued and outstanding common shares, on a fully diluted basis, (iii) A significant transaction stock grant whereby Kaplan shall be granted that number of shares of common stock or a new series of preferred shares of the Company, that is convertible into common stock of the Company equal to 5% of the value of all of the consideration, including any stock, cash, or debt, of such completed transaction. As of June 30, 2022 and December 31, 2021, the Company accrued $25,000 and $50,000, respectively, related to the Agreement.

NOTE 8 – SUBSEQUENT EVENTS

The Company’s management has evaluated subsequent events occurring after June 30, 2022, the date of our most recent balance sheet, through the date our financial statements were issued.

Subsequent to the six months ended June 30, 2022, the Company converted $113,435 in outstanding principal and equity into 113,435 shares of common stock.

APPENDIX A

PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

PSLY.COM, INC.

(“PARENT”),

MYCOTOPIA THERAPIES INC.

(“MTI”),

SILLY MERGER SUB M INC.

(“MERGER SUB M”),

SILLY MERGER SUB E INC.

(“MERGER SUB E”),

AND

EI.VENTURES, INC.

(“EVI”)

DATED AS OF

MAY 17, 2022

TABLE OF CONTENTS

Article I. Definitions7

Section 1.1.Definitions.7

Section 1.2.Interpretation.15

Article II. The Merger16

Section 2.1.The Merger.16

Section 2.2.The Closing.16

Section 2.3.Effective Time.16

Section 2.4.Effects of the Mergers.16

Section 2.5.Certificate of Incorporation and Bylaws.16

Section 2.6.Directors and Officers.17

Article III. Effect of the Mergers17

Section 3.1.Conversion of EVI Shares.17

Section 3.2.Conversion of Common Stock of Merger Sub E.17

Section 3.3.Conversion of MTI Shares.18

Section 3.4.Conversion of Common Stock of Merger Sub M.18

Section 3.5.Withholding Taxes.18

Section 3.6.Adjustments.18

Section 3.7.Payment for Shares.18

Section 3.8.Existing Equity Awards.19

Section 3.9.Convertible Securities.20

Article IV. Representations and Warranties of EVI.21

Section 4.1.Organization; Corporate Power; Corporate Records.21

Section 4.2.Capitalization.21

Section 4.3.Subsidiaries.22

Section 4.4.Corporate Authorization.22

Section 4.5.Non-Contravention; Filings and Consents.23

Section 4.6.SEC Filings; Sarbanes-Oxley Act; Listing Requirements.23

Section 4.7.Financial Statements; Internal Controls.24

Section 4.8.Absence of Certain Changes.25

Section 4.9.Employee Benefit Plans.25

Section 4.10.Labor and Employment Matters.27

Section 4.11.Litigation.28

Section 4.12.Tax Matters.28

Section 4.13.Compliance with Laws; Permits.30

Section 4.14.Environmental Matters.30

Section 4.15.Intellectual Property.31

Section 4.16.Real Property.32

Section 4.17.Material Contracts.32

Section 4.18.Anticorruption.34

Section 4.19.Insurance.34

Section 4.20.Intentionally omitted34

Section 4.21.Brokers; Certain Expenses.34

Section 4.22.Stockholder Approval Requirement.34

Section 4.23.State Takeover Statutes.34

Section 4.24.Customers and Suppliers.34

Section 4.25.Transactions with Affiliates.35

Section 4.26.Privacy and Data Security.37

Section 4.27.Sufficiency of Assets.37

Section 4.28.CARES Act.37

Section 4.29.Full Disclosure.37

Article V. Representations and Warranties of MTI37

Section 5.1.Organization; Corporate Power; Corporate Records.37

Section 5.2.Capitalization.37

Section 5.3.Subsidiaries.38

Section 5.4.Corporate Authorization.39

Section 5.5.Non-Contravention; Filings and Consents.39

Section 5.6.SEC Filings; Sarbanes-Oxley Act; Listing Requirements.40

Section 5.7.Financial Statements; Internal Controls.40

Section 5.8.Absence of Certain Changes.41

Section 5.9.Employee Benefit Plans.41

Section 5.10.Labor and Employment Matters.41

Section 5.11.Litigation.42

Section 5.12.Tax Matters.42

Section 5.13.Compliance with Laws; Permits.44

Section 5.14.Environmental Matters.44

Section 5.15.Intellectual Property.45

Section 5.16.Real Property.46

Section 5.17.Material Contracts.46

Section 5.18.Anticorruption.47

Section 5.19.Insurance.48

Section 5.20.Brokers; Certain Expenses.48

Section 5.21.Stockholder Approval Requirement.48

Section 5.22.State Takeover Statutes.48

Section 5.23.Customers and Suppliers.48

Section 5.24.Transactions with Affiliates.48

Section 5.25.Privacy and Data Security.48

Section 5.26.Sufficiency of Assets.51

Section 5.27.Full Disclosure.51

Article VI. REPRESENTATIONS AND WARRANTIES OF PARENT51

Section 6.1.Organization; Corporate Power; Corporate Records.51

Section 6.2.Capitalization.51

Section 6.3.Subsidiaries.52

Section 6.4.Corporate Authorization.52

Section 6.5.Non-Contravention; Filings and Consents.53

Section 6.6.Conduct of Business.53

Article VII. Covenants53

Section 7.1.Conduct of Business of EVI and MTI Pending the Merger.53

Section 7.2.No Solicitation; Board Recommendation.58

Section 7.3.Access to Information.60

Section 7.4.Efforts to Closing; Government Filings.60

Section 7.5.Indemnification, Exculpation, and Insurance.61

Section 7.6.Takeover Laws.61

Section 7.7.Stockholder Approval.62

Section 7.8.Securityholder Litigation.62

Section 7.9.Press Releases.62

Section 7.10.Notification of Certain Matters.62

Section 7.11.Updates to Disclosure Schedule.63

Section 7.12.Rule 16b-3.63

Section 7.13.Certain Tax Matters.63

Section 7.14.Transfer Taxes.63

Section 7.15.SEC Filings; EVI Stockholder Meeting and MTI Stockholder Meeting64

Section 7.16.Exchange Listing.66

Article VIII. Conditions to Consummation of the Mergers66

Section 8.1.Conditions to Each Party’s Obligation to Effect the Mergers.66

Section 8.2.Conditions to Obligations of Parent, Merger Sub E and Merger Sub M.66

Section 8.3.Conditions to Obligation of EVI.67

Section 8.4.Conditions to Obligation of MTI.67

Article IX. Termination; Amendment; Waiver68

Section 9.1.Termination.68

Section 9.2.Effect of Termination.69

Section 9.3.Fees and Expenses.70

Section 9.4.Amendment.70

Section 9.5.Extension; Waiver; Remedies.70

Article X. Miscellaneous71

Section 10.1.Entire Agreement.71

Section 10.2.Assignment.71

Section 10.3.Amendment and Waiver.71

Section 10.4.Severability.71

Section 10.5.Expenses.71

Section 10.6.Governing Law.71

Section 10.7.Enforcement of the Agreement; Jurisdiction; No Jury Trial.72

Section 10.8.Notices.72

Section 10.9.Parties in Interest.73

Section 10.10.Descriptive Headings.73

Section 10.11.Counterparts.74

Section 10.12.Nonsurvival of Representations and Warranties.74

Section 10.13.Obligations of MTI, EVI and Parent.74

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of May 17, 2022, by and among PSLY.COM, INC. (“Parent”), a Delaware corporation, MYCOTOPIA THERAPIES INC., a Nevada corporation (“MTI”), SILLY MERGER SUB M INC., a Nevada corporation and a wholly-owned Subsidiary of Parent (“Merger Sub M”), SILLY MERGER SUB E INC., a Delaware corporation and a wholly-owned Subsidiary of Parent (“Merger Sub E”), and EI.VENTURES, INC., a Delaware corporation (“EVI”) (each of Parent, Merger Sub M, Merger Sub E, MTI, and EVI, are sometimes referred to herein as a “Party,” and collectively, as the “Parties”).

RECITALS

WHEREAS, the board of directors of each of EVI (the “EVI Board”), Parent (the “Parent Board”), Merger Sub E, MTI (the “MTI Board”), and Merger Sub M have each (a) approved the business combination transaction provided for herein in which Merger Sub E will, subject to the terms and conditions set forth herein, merge with and into EVI, with EVI surviving such merger (the “EVI Merger”), so that immediately following the EVI Merger, EVI will be a direct wholly-owned Subsidiary of Parent, (b) approved the business combination transaction provided for herein in which Merger Sub M will, subject to the terms and conditions set forth herein, merge with and into MTI, with MTI surviving such merger (the “MTI Merger”) (the MTI Merger and the EVI Merger, the “Mergers”), so that immediately following the MTI Merger, MTI will be a direct wholly-owned Subsidiary of Parent, (c) determined that the terms of this Agreement are in the best interests of and fair to MTI, EVI, Parent, Merger Sub E, and Merger Sub M, as applicable, and (d) have declared the advisability of this Agreement and the Mergers;

WHEREAS, the Parties intend that, for U.S. federal income tax purposes, (a) each of the Mergers qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”) (such Tax treatment being referred to as the “Intended Tax Treatment”) and (b) this Agreement be, and is hereby, adopted as a “plan of reorganization” within the meaning of Treasury Regulations §1.368–2(g) and for purposes of Sections 354 and 361 of the Code;

WHEREAS, the EVI Board has unanimously recommended the adoption of this Agreement by the stockholders of EVI;

WHEREAS, the MTI Board has unanimously recommended the adoption of this Agreement by the stockholders of MTI; and

WHEREAS, Parent, Merger Sub E, Merger Sub M, MTI, and EVI desire to make certain representations, warranties, covenants and agreements in connection with the Mergers and also to prescribe various conditions to the Mergers.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants, and agreements set forth herein, the Parties hereby agree as follows:

ARTICLE I. Definitions

Section 1.1.Definitions.

“Acquisition Agreement” has the meaning set forth in Section 7.2(b)(3).

“Acquisition Proposal” means any inquiry, proposal or offer from any Person or group (other than Parent or any of its Affiliates) relating to, or that could reasonably be expected to lead to, in one transaction or a series of transactions, any merger, consolidation, business combination, recapitalization, liquidation, or dissolution involving EVI or MTI, as applicable, or any direct or indirect acquisition, including by way of any merger, consolidation, tender offer, exchange offer, stock acquisition, asset acquisition, share exchange, business combination, recapitalization, liquidation, dissolution, joint venture, license agreement, or similar transaction.

“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena, or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at Law or in equity.

“Adverse Recommendation Change” has the meaning set forth in Section 7.2(b).

“Adverse Recommendation Change Notice” has the meaning set forth in Section 7.2(b)(1).

“Affiliate” means, with respect to any Person: (i) any director, officer,  or partner of that Person; (ii) any other Person of which that Person is a director, officer, or partner; (iii) any Person who directly or indirectly controls or is controlled by, or is under common control with, that Person; and (iv) with respect to any Person described above who is a natural person, any spouse and any relative (by blood, adoption or marriage) within the third degree of consanguinity of the Person, and the term “control” means, with respect to any Person, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by Contract or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Anticorruption Laws” has the meaning set forth in Section 4.18.

“Business Day” means a day, other than a Saturday or Sunday or public holiday in New York, NY, on which commercial banks are open in New York, NY for general commercial purposes.

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act (Pub. L. 116–136) and any administrative or other guidance published with respect thereto by any Governmental Entity.

“Closing” has the meaning set forth in Section 2.2.

“Closing Date” has the meaning set forth in Section 2.2.

“Code” has the meaning set forth in the recitals.

“Contract” means any legally binding contract, subcontract, agreement, license, sublicense, lease, sublease, instrument, indenture, promissory note, or other written or oral and legally binding commitment or undertaking.

“COVID-19” means SARS-Cov-2 or COVID-19, and any evolutions or mutations thereof or related or associated epidemics, pandemics or disease outbreaks.

“COVID-19 Measures” means any quarantine, shelter in place, stay at home, workforce reduction, social distancing, shut down, closure, sequester, or any other Law, directive, guidelines, or recommendations by any Governmental Authority in connection with or in response to COVID-19.

“Data Activities” means the collection, storage, use, access, disclosure, processing, security, and transfer of Personal Data.

“Data Center” means a data center or facility used to house Seller’s data storage and telecommunication systems and in which Personal Data is stored or processed.

“DGCL” has the meaning set forth in Section 2.1.

“Disclosure Schedule Update” has the meaning set forth in Section 7.11.

“Effective Time” has the meaning set forth in Section 2.3.

“Environmental Laws” means all Laws, including federal, state, local, foreign, and international Laws, relating in any way to pollution, the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), preservation or reclamation of natural resources, the climate, the presence, management or Release of or exposure to Hazardous Materials, or to human health and safety in respect of the foregoing, or the protection of endangered or threatened species.

“Environmental Liabilities” means all Liabilities, obligations, responsibilities, remedial actions, losses, damages, punitive damages, consequential damages, treble damages, costs, and expenses (including any amounts paid in settlement, all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any other Person or in response to any violation of Environmental Law, whether known or unknown, accrued or contingent, whether based in Contract, tort, implied or express warranty, strict Liability, criminal or civil statute, to the extent based upon, related to, or arising under or pursuant to any Environmental Law, Environmental Permit, Order or agreement with any Governmental Authority or other Person, which relates to any environmental, health or safety condition, violation of Environmental Law or a Release or threatened Release of Hazardous Materials.

“Environmental Permits” means all Permits necessary under Environmental Laws for the operations of a Party’s respective business.

“ERISA” means the Employee Retirement Security Act of 1974 (93 P.L. 406), as amended.

“ERISA Affiliate” means, with respect to any Person, any entity which is (or at any relevant time was) a member of a controlled group of corporations, under common control or in an affiliated service group with such Person within the meaning of Section 414(b), (c) or (m) of the Code.

“EVI” has the meaning set forth in the preamble.

“EVI Board” has the meaning set forth in the recitals.

“EVI Board Recommendation” has the meaning set forth in Section 4.4(b).

“EVI Book Entry Shares” has the meaning set forth in Section 3.7(a).

“EVI Business Employees” has the meaning set forth in Section 4.10(a).

“EVI Bylaws” has the meaning set forth in Section 2.5(a).

“EVI Certificate of Incorporation” has the meaning set forth in Section 2.5(a).

“EVI Certificate of Merger” has the meaning set forth in Section 2.3.

“EVI Common Stock” has the meaning set forth in Section 3.1(a).

“EVI Contingent Worker” has the meaning set forth in Section 4.10(g).

“EVI Disclosure Schedule” has the meaning set forth in Article IV.

“EVI Effective Time” has the meaning set forth in Section 2.3.

“EVI Employee Plan” has the meaning set forth in Section 4.9(a).

“EVI Financial Statements” has the meaning set forth in Section 4.7(a).

“EVI International Employee Plan” has the meaning set forth in Section 4.9(a).

“EVI Leased Real Property” means all real property described on Section 4.16(b) of the EVI Disclosure Schedule that is not owned in fee simple by EVI that EVI either occupies or uses or has the right to occupy or use, together with all buildings, structures, fixtures and other improvements thereon (including construction in progress) and appurtenances thereto located on such real property).

“EVI Material Adverse Effect” means any state of facts, change, development, event, effect, condition, occurrence, action or omission that, individually or in the aggregate, has had or could reasonably be expected to (i) have in a material adverse effect on the business, assets, properties, financial condition, or results of operations of EVI and its Subsidiaries, taken as a whole, or (ii) prevent, materially impede or materially delay the consummation by EVI of the EVI Merger or the other transactions contemplated by this Agreement; provided, however, that none of the following events, effects, or circumstances, alone or in combination, shall be deemed to constitute, or be taken into account in determining whether there has been or would be, an EVI Material Adverse Effect: (A) any change in general economic, business, financial, credit or market conditions; (B) any change in GAAP or applicable Law or the interpretation thereof; (C) any act of terrorism, war (whether or not declared), pandemic (including, but not limited to, any pandemic or epidemic related to COVID-19), national disaster or any national or international calamity affecting the United States; (D) any failure to meet internal EVI projections or external analyst projections, forecasts or revenue or earnings predictions for any period (provided that the underlying causes of such failures may constitute or be taken into account in determining whether there has been or would be an EVI Material Adverse Effect); (E) any change in the price or trading volume of the EVI Common Stock in and of itself (provided that the underlying causes of such change may constitute or be taken into account in determining whether there has been, or would be, an EVI Material Adverse Effect); or (F) any effect attributable to the announcement, performance or pendency of this Agreement or the transactions contemplated hereby; provided, further, that in the case of clauses (A), (B), or (C), any such fact, circumstance, event, change, development or effect shall be taken into account in determining whether an EVI Material Adverse Effect has occurred or would reasonably be likely to occur to the extent that such fact, circumstance, event, change, development or effect has a materially disproportionate effect on EVI and its

Subsidiaries, as compared to other similarly sized and situated participants in the industry in which EVI and its Subsidiaries conduct their businesses.

“EVI Material Contract” has the meaning set forth in Section 4.17(a).

“EVI Merger” has the meaning set forth in the recitals.

“EVI Merger Consideration” has the meaning set forth in Section 3.1(a).

“EVI Organizational Documents” has the meaning set forth in Section 2.5(a).

“EVI Owned Real Property” means all real property described on Section 4.16(b) of the EVI Disclosure Schedule that is owned by EVI, and all of EVI’s right, title, and interest in the buildings, structures, fixtures, and other improvements located thereon, together with all water lines, rights-of-way, uses, licenses, hereditaments, tenements, and appurtenances belonging or appertaining thereto and any and all assignable warranties of third parties with respect thereto.

“EVI SEC Reports” has the meaning set forth in Section 4.6(a).

“EVI Stock Certificates” has the meaning set forth in Section 3.7(a).

“EVI Stock Option” means any option issued under the EVI Stock Plan.

“EVI Stock Plan” means Ei. Ventures, Inc. 2020 Equity Incentive Plan.

“EVI Stockholder Approval” has the meaning set forth in Section 4.22.

“EVI Stockholder Meeting” has the meaning set forth in Section 7.7(a).

“EVI Superior Proposal” means any binding bona fide unsolicited written offer which did not result from a breach of Section 7.1(a) made by any Person (other than Parent, Merger Sub E, or any of their Affiliates) that, if consummated, would result in such Person acquiring, directly or indirectly, all of the outstanding shares of EVI Common Stock or all or substantially all the assets of EVI and its Subsidiaries, and which offer, in the reasonable judgment of the EVI Board (after consultation with outside legal counsel and upon receipt of a written opinion of a financial advisor of nationally recognized reputation), (i) provides consideration that is more favorable to the stockholders of EVI than the consideration payable in the Merger (taking into account all of the terms and conditions of such proposal and this Agreement, including any changes to the terms of this Agreement proposed by Parent in response to such Person’s offer or otherwise) and (ii) is reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects of such proposal.

“EVI Survivor” has the meaning set forth in Section 2.1.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Agent” has the meaning set forth in Section 3.7(a).

“Exchange Fund” has the meaning set forth in Section 3.7(a).

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“GAAP” means United States generally accepted accounting principles and practices in effect from time to time applied consistently throughout the periods involved.

“Governmental Authority” means any national, state or local, domestic or foreign or international, government or any judicial, legislative, executive, administrative or regulatory authority, tribunal, agency, body, entity or commission or other governmental, quasi-governmental or regulatory authority or agency, domestic or foreign or international.

“Hazardous Materials” means any material, substance or waste that is regulated, classified, or otherwise characterized under or pursuant to any Environmental Law as hazardous, toxic, a pollutant, a contaminant, radioactive, or of similar classification, including petroleum or petroleum by-products, asbestos in any form, polychlorinated biphenyls, ozone-depleting substances, or any other hazardous or toxic substance or chemical substance or waste that is prohibited, limited or regulated under any Environmental Law.

“Indebtedness” means, with respect to any Person and without duplication: (a) any (i) indebtedness for borrowed money (including the current portion thereof), (ii) obligation relating to a letter of credit, bankers’ acceptance, note purchase facility or similar instruments in each case to the extent drawn, (iii) obligation evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation), (iv) obligation for the payment of money relating to any lease that is required to be classified as a capitalized lease obligation in accordance with GAAP, (v) obligation for all or any part of the deferred purchase price of property or services, including any “earn-out” or similar payments or any non-compete payments, (vi) obligation under interest rate swap, hedging or similar agreements, (vii) obligation for any trade or accounts payables to Affiliates or those aged thirty (30) days or more from the date of invoice or those with respect to the purchase of property items or (viii) obligation for any deferred rent Liabilities; or (b) any obligation of others described in clause (a) of this definition that such Person has guaranteed, that is recourse to such Person or any of its assets or that is otherwise its legal Liability or that is secured in whole or in part by the assets of such Person. For purposes of this Agreement, “Indebtedness” includes (a) any and all accrued interest, success fees, prepayment premiums, make whole premiums or penalties and fees or expenses actually incurred (including attorney’s fees) with respect to the prepayment of any Indebtedness, and (b) any and all amounts owed by any Party to any of its respective Affiliates.

“Intellectual Property” means and includes (i) patents, applications for patents (including divisions, provisionals, continuations, continuations in-part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; (ii) inventions, discoveries and ideas, whether patentable or not in any jurisdiction; (iii) trademarks, service marks, brand names, certification marks, trade dress, assumed names, domain names, trade names and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; (iv) nonpublic information, trade secrets, know-how, formulae, processes, procedures, research records, records of invention, test information, market surveys, and confidential information, whether patentable or not in any jurisdiction and rights in any jurisdiction to limit the use or disclosure thereof by any Person; (v) writings and other works, whether copyrightable or not in any jurisdiction, and any renewals or extensions thereof; any similar intellectual property or proprietary rights; (vi) software, including all types of computer software programs, operating systems, application programs, software tools, firmware (including all types of firmware, firmware specifications, mask works, circuit layouts and hardware descriptions) and software imbedded in equipment, including both object code and source code, and all written or electronic data, documentation and materials that explain the structure or use of software or that were used in the development of software, including software specifications, or are used in the operation of the software (including logic diagrams, flow charts, procedural diagrams, error reports, manuals and training materials, look-up tables and databases), whether patentable or not in any jurisdiction and rights in any jurisdiction to limit the use or disclosure thereof and registrations thereof in any jurisdiction, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; and (vii) any claims or causes of action (pending, threatened or which could be filed) arising out of any infringement or misappropriation of any of the foregoing.

“Intended Tax Treatment” has the meaning set forth in the recitals.

“IRS” means the Internal Revenue Service.

“Knowledge” means:

(a)an individual will be deemed to have “Knowledge” of a particular fact or matter: (i) if such individual has actual knowledge of such fact or matter or (ii) if such individual could reasonably have acquired actual knowledge of such fact or matter in the ordinary course of performance of such individual’s duties as an officer or director of EVI or MTI, as applicable, after inquiry, with respect to such fact or matter, of EVI’s or MTI’s respective employees and after reasonable investigation with respect to such fact or matter; and

(b)a Party or its respective Affiliates and Subsidiaries will be deemed to have “Knowledge” of a particular fact or matter only if any individual who, as of a given time of determination, is specified in Section 1.1 of the EVI Disclosure Schedule with respect to EVI and Section 1.1 of the MTI Disclosure Schedule with respect to MTI has, or at any time had, Knowledge of such fact or matter.

“Law” has the meaning set forth in Section 4.13(a).

“Liability” has the meaning set forth in Section 4.7(e)

“Lien” means, with respect to any property or asset, all pledges, liens, mortgages, charges, encumbrances, hypothecations, options, rights of first refusal, rights of first offer and security interests of any kind or nature whatsoever.

“Mergers” has the meaning set forth in the recitals.

“Merger Sub E” has the meaning set forth in the preamble.

“Merger Sub M” has the meaning set forth in the preamble.

“Merger Sub E Stock” has the meaning set forth in Section 3.2.

“Merger Sub M Stock” has the meaning set forth in Section 3.4.

“MTI Book Entry Shares” has the meaning set forth in Section 3.7(a).

“MTI Business Employees” has the meaning set forth in Section 5.10(a).

“MTI Bylaws” has the meaning set forth in Section 2.5(b).

“MTI Certificate of Incorporation” has the meaning set forth in Section 2.5(b).

“MTI Certificate of Merger” has the meaning set forth in Section 2.3.

“MTI Common Stock” has the meaning set forth in Section 3.3(a).

“MTI Contingent Worker” has the meaning set forth in Section 5.10(g).

“MTI Disclosure Schedule” has the meaning set forth in Article V.

“MTI Effective Time” has the meaning set forth in Section 2.3.

“MTI Employee Plan” has the meaning set forth in Section 5.9(a).

“MTI Financial Statements” has the meaning set forth in Section 5.7(a).

“MTI International Employee Plan” has the meaning set forth in Section 5.9(a).

“MTI Leased Real Property” means all real property described on Section 5.16(b) of the MTI Disclosure Schedule is not owned in fee simple by MTI that MTI either occupies or uses or has the right to occupy or use, together with all buildings, structures, fixtures and other improvements thereon (including construction in progress) and appurtenances thereto located on such real property).

“MTI Material Adverse Effect” means any state of facts, change, development, event, effect, condition, occurrence, action or omission that, individually or in the aggregate, has had or could reasonably be expected to (i) have in a material adverse effect on the business, assets, properties, financial condition, or results of operations of MTI and its Subsidiaries, taken as a whole or (ii) prevent, materially impede or materially delay the consummation by MTI of the MTI Merger or the other transactions contemplated by this Agreement; provided, however, that none of the following events, effects or circumstances, alone or in combination, shall be deemed to constitute, or be taken into account in determining whether there has been or would be, a MTI Material Adverse Effect: (A) any change in general economic, business, financial, credit or market conditions; (B) any change in GAAP or applicable Law or the interpretation thereof; (C) any act of terrorism, war (whether or not declared), pandemic (including, but not limited to, any pandemic or epidemic related to COVID-19), national disaster or any national or international calamity affecting the United States; (D) any failure to meet internal MTI projections or external analyst projections, forecasts or revenue or earnings predictions for any period (provided that the underlying causes of such failures may constitute or be taken into account in determining whether there has been or would be a MTI Material Adverse Effect); (E) any change in the price or trading volume of the MTI Common Stock in and of itself (provided that the underlying causes of such change may constitute or be taken into account in determining whether there has been, or would be, a MTI Material Adverse Effect); or (F) any effect attributable to the announcement, performance or pendency of this Agreement or the transactions contemplated hereby; provided, further, that in the case of clauses (A), (B), or (C), any such fact, circumstance, event, change, development or effect shall be taken into account in determining whether a MTI Material Adverse Effect has occurred or would reasonably be likely to occur to the extent that such fact, circumstance, event, change, development or effect has a materially disproportionate effect on MTI and its Subsidiaries, as compared to other similarly sized and situated participants in the industry in which MTI and its Subsidiaries conduct their businesses.

“MTI Material Contract” has the meaning set forth in Section 5.17(a).

“MTI Merger” has the meaning set forth in the recitals.

“MTI Merger Consideration has the meaning set forth in Section 3.3(a).

“MTI Organizational Documents” has the meaning set forth in Section 2.5(b).

“MTI Owned Real Property” means all real property described on Section 5.16(b) of the MTI Disclosure Schedule is owned by MTI, and all of MTI’s right, title, and interest in the buildings, structures, fixtures and other improvements located thereon, together with all water lines, rights-of-way, uses, licenses, hereditaments, tenements, and appurtenances belonging or appertaining thereto and any and all assignable warranties of third parties with respect thereto.

“MTI Preferred Stock” has the meaning set forth in Section 5.2(a).

“MTI SEC Reports” has the meaning set forth in Section 5.6(a).

“MTI Stock Certificates” has the meaning set forth in Section 3.7(a).

“MTI Stockholder Approval” has the meaning set forth in Section 5.21.

“MTI Stockholder Meeting” has the meaning set forth in Section 7.7(b).

“MTI Stock Price” has the meaning set forth in Section 3.7(d).

“MTI Superior Proposal” means any binding bona fide unsolicited written offer which did not result from a breach of Section 7.1(a) made by any Person (other than Parent, Merger Sub M, or any of their Affiliates) that, if consummated, would result in such Person acquiring, directly or indirectly, all of the outstanding shares of MTI Common Stock or all or substantially all the assets of MTI and its Subsidiaries, and which offer, in the reasonable judgment of the MTI Board (after consultation with outside legal counsel and upon receipt of a written opinion of a financial advisor of nationally recognized reputation), (i) provides consideration that is more favorable to the stockholders of MTI than the consideration payable in the MTI Merger (taking into account all of the terms and conditions of such proposal and this Agreement, including any changes to the terms of this Agreement proposed by Parent in response to such Person’s offer or otherwise) and (ii) is reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects of such proposal.

“MTI Survivor” has the meaning set forth in Section 2.1.

“MTI Warrant” has the meaning set forth in Section 3.8(b).

“NML” has the meaning set forth in Section 2.1.

“Order” has the meaning set forth in Section 4.13(a).

“Organizational Documents” means with respect to any Person, the charter, articles or certificate of incorporation, certificate of formation or organization, bylaws, the limited liability company agreement, the operating agreement, the limited partnership agreement, the partnership agreement, the trust agreement or such other organizational, constituent and/or governing documents and/or instruments of such Person.

“Outside Date” means September 30, 2022.

“Parent” has the meaning set forth in the preamble.

“Parent Board” has the meaning set forth in the recitals.

“Parent Common Stock” has the meaning set forth in Section 3.1(a).

“Parent Disclosure Schedule” has the meaning set forth in Article VI.

“Parent Expenses” has the meaning set forth in Section 9.3(b).

“Parent Preferred Stock” has the meaning set forth in Section 6.2(a).

“Parent Stock Exchange” has the meaning set forth in Section 3.7(d).

“Parent Stock Option” has the meaning set forth in Section 3.8(a).

“Parent Stock Plan” means the PSLY.com, Inc. 2022 Equity Incentive Plan.

“Parent Warrant” has the meaning set forth in Section 3.8(b).

“Party” has the meaning set forth in the preamble.

“Parties” has the meaning set forth in the preamble.

“PCI Requirements” means, collectively, PCI Security Standards Council’s Payment Card Industry Data Security Standard and all other applicable rules and requirements as may be promulgated from time to time by the PCI Security Standards Council, by any successor thereto, by any member thereof, or by any entity that functions as a card brand, card association, payment processor, acquiring bank, merchant bank or issuing bank with respect to a payment card bearing the logo of a PCI Security Standards Council member, including, without limitation, the Payment Application Data Security Standards and all audit and filing requirements.

“Permits” has the meaning set forth in Section 4.13(c).

“Permitted Lien” means (i) Liens for Taxes not yet due and payable or that are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP have been established in the most recent financial statements contained in the EVI SEC Reports; (ii) mechanics’, carriers’, workmen’s, repairmen’s, materialmen’s and other Liens arising by operation of Law; (iii) Liens or security interests that arise or are incurred in the ordinary course of business relating to obligations not yet due on the part of EVI or any of its Subsidiaries in the case of EVI or MTI or any of its Subsidiaries in the case of MTI, or secure a liquidated amount that is being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP have been established in the most recent financial statements contained in the MTI SEC Reports or EVI SEC Reports, as applicable; (iv) pledges or deposits to secure obligations under workers’ compensation Laws or similar Laws or to secure public or statutory obligations; (v) pledges and deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case in the ordinary course of business; (vi) easements, encroachments, declarations, covenants, conditions, reservations, limitations and rights-of -way (unrecorded and of record) and other similar restrictions or encumbrances of record, zoning, building and other similar ordinances, regulations, variances and restrictions, and all defects or irregularities in title, including any condition or other matter, if any, that may be shown or disclosed by a current and accurate survey or physical inspection; (vii) Liens or security interests that arise from agreements entered into in accordance with Section 7.1 (in the case of EVI) or Section 7.2 (in the case of MTI); (viii) all Liens created or incurred by any owner, landlord, sublandlord or other Person that is leasing real property to EVI or MTI, as applicable; and (ix) any other Liens which do not materially interfere with EVI’s (in the case of EVI) or MTI’s (in the case of MTI), use and enjoyment of real property or materially detract from or diminish the value thereof.

“Person” means any individual, corporation (wherever incorporated), firm, joint venture, works council or employee representative body, limited liability company, partnership, association, trust, estate or other entity or organization including a government, state or agency of a state or Governmental Authority.

“Personal Data” means all data relating to one or more individuals that is (i) personally identifying, including, without limitation, data that identifies an individual or, in combination with any other information or data available to EVI or its Subsidiaries or MTI or its Subsidiaries, as applicable, is capable of identifying an individual; or (ii) non-personally identifying, including, without limitation, aggregate or de-identified data and data collected automatically, including data collected through a mobile or other electronic device.

“Privacy Agreement” means, with respect to any Person, a contract (or any portion thereof) to which such Person or any of its Subsidiaries is a party that are applicable to Data Activities.

“Privacy and Data Security Policies” means, collectively, written policies relating to Data Activities, including, without limitation, a publicly posted website privacy policy, mobile app privacy policy, annual privacy statements required under the Financial Services Modernization Act of 1999, as amended (also known as the Gramm-Leach-Bliley Act) and a comprehensive information security program that includes appropriate written information security policies.

“Privacy Laws” means, collectively, all federal, state, local and foreign Laws, rules and regulations pertaining to (i) data security, cyber security, and ecommerce, including, without limitation, the Health Insurance Portability and Accountability Act of 1996, Title II, Subtitle F, Sections 261–264, Public Law 104–191 and the Health Information Technology for Economic and Clinical Health Act, as amended, the Fair Credit Reporting Act, 15 U.S.C. 1681 et seq. (including the Fair and Accurate Credit Transactions Act of 2003) and the Financial Services Modernization Act of 1999, as amended (also known as the Gramm-Leach-Bliley Act) and in each case, the rules implemented thereunder; and (ii) Data Activities.

“Recommendation” has the meaning set forth in Section 7.15(b).

“Release” means any release, spill, leaking, dumping, pouring, emitting, emptying, pumping, discharge, injection, escaping, leaching, dispersal, disposal of or migration into or through the environment or within any building, structure, or facility.

“Representative” means, with respect to any Person, such Person’s directors, officers, employees, lawyers, advisors and investment bankers.

“Sarbanes-Oxley Act” has the meaning set forth in Section 4.6(a).

“SEC” means the United States Securities and Exchange Commission.

“SEC Clearance Date” has the meaning set forth in Section 7.15(b).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” means an entity owned wholly or in part by another Person, which other Person, directly or indirectly, owns more than 50% of the stock or other equity interests of such entity having voting power to elect a majority of the board of directors or other governing body of such entity.

“Takeover Laws” has the meaning set forth in Section 7.6.

“Tax” or, collectively, “Taxes” means (i) any federal, state, provincial, local or foreign income, gross receipts, license, accumulated earnings, personal holding company, profits, windfall profits, workers’ compensation, severance, payroll, employment, premium, excise, occupation, environmental, customs duties, capital stock, franchise, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, stamp, ad valorem, value added, alternative or add-on minimum or estimated tax or other taxes, duties, fees, levies, assessments or governmental charges or deficiencies thereof, in each case including any interest, penalty or addition thereto and (ii) any Liability for amounts of the type described in the immediately preceding clause (i) arising under any agreements or arrangements with any Person (including pursuant to Treasury Regulations § 1.1502–6 or comparable provisions of state, provincial, local or foreign Tax Law), as a transferee or successor, by contract or otherwise.

“Tax Returns” means any and all returns, reports, declarations, claims for refund or information returns, statements or forms (including any schedule or attachment thereto) required to be filed with a Governmental Authority.

“Transfer Taxes” has the meaning set forth in Section 7.14.

“WARN Act” has the meaning set forth in Section 4.10(e).

Section 1.2.Interpretation. The words “hereof,” “herein,” “hereby,” “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified. Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.” The words describing the singular number shall include the plural and vice versa, words denoting either gender shall include both genders and words denoting natural Persons shall include all Persons and vice versa. The phrases “the date of this Agreement,” “the date hereof,” “of even date herewith” and terms of similar import, shall be deemed to refer to the date set forth in the preamble to this Agreement. Any reference in this Agreement to a date or time shall be deemed to be such date or time in New York City, unless otherwise specified. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Person by virtue of the authorship of any provision of this Agreement.

ARTICLE II. The Merger

Section 2.1.The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”), at the Effective Time, Merger Sub E shall be merged with and into EVI, the separate corporate existence of Merger Sub E shall cease, and EVI shall continue as the surviving corporation (the “EVI Survivor”) and as a wholly-owned Subsidiary of Parent.  Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the applicable provisions of Chapter 92A of the Nevada Revised Statutes (the “NML”), at the Effective Time, Merger Sub M shall be merged with and into MTI, the separate corporate existence of Merger Sub M shall cease, and MTI shall continue as the surviving corporation (the “MTI Survivor”) and as a wholly-owned Subsidiary of Parent.

Section 2.2.The Closing. The closing of the Merger (the “Closing”) will take place at 10:00 a.m., New York City time, as soon as practicable (and, in any event, within two (2) Business Days) after satisfaction (or, to the extent permitted under this Agreement and by Law, waiver) of all conditions to the Mergers set forth in Article VIII hereof other than those conditions that by their nature are to be satisfied at the Closing (such actual date of Closing, the “Closing Date”), unless this Agreement has been terminated pursuant to its terms or unless another time or date is agreed to in writing by the Parties. The Closing will be held at the offices of Potomac Law Group, PLLC or as otherwise may be agreed to in writing by the Parties.

Section 2.3.Effective Time. As soon as practicable after the Closing, the Parties shall file with the Secretary of State of the State of Delaware a certificate of merger (the “EVI Certificate of Merger”) in such form as is required by, and executed and acknowledged in accordance with, the provisions of the DGCL. The EVI Merger shall become effective at such time as the EVI Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such later time as the Parties shall agree in compliance with the DGCL and as shall be set forth in the EVI Certificate of Merger (such time at which the EVI Merger becomes effective is referred to in this Agreement as the “EVI Effective Time”).  As soon as practicable after the Closing, the Parties shall file with the Secretary of State of the State of Nevada a certificate of merger (the “MTI Certificate of Merger”) in such form as is required by, and executed and acknowledged in accordance with, the provisions of the NML. The MTI Merger shall become effective at such time as the MTI Certificate of Merger is duly filed with the Secretary of State of the State of Nevada, or at such later time as the Parties shall agree in compliance with the NML and as shall be set forth in the MTI Certificate of Merger (such time at which the MVI Merger becomes effective is referred to in this Agreement as the “MVI Effective Time”).

Section 2.4.Effects of the Mergers. The Mergers shall have the effects set forth herein and in the applicable provisions of the DGCL and NML. Without limiting the generality of the foregoing, (i) at the ETI Effective Time, all the property, rights, privileges, powers and franchises of EVI and Merger Sub E shall vest in the EVI Survivor, and all debts, Liabilities and duties of EVI and Merger Sub E shall become the debts, Liabilities and duties of the EVI Survivor, all as provided under the DGCL, and (ii) at the MTI Effective Time, all the property, rights, privileges, powers and franchises of MTI and Merger Sub M shall vest in the MTI Survivor, and all debts, Liabilities and duties of MTI and Merger Sub M shall become the debts, Liabilities and duties of the MTI Survivor, all as provided under the NML.

Section 2.5.Certificate of Incorporation and Bylaws.

(a)The Certificate of Incorporation of EVI (the “EVI Certificate of Incorporation”) shall, by virtue of the EVI Merger, be amended and restated in its entirety to read as set forth in Annex A-1 to this Agreement and, as so amended and restated, shall be the certificate of incorporation of the EVI Survivor until thereafter amended as permitted by Law and this Agreement. The bylaws of EVI (the “EVI Bylaws,” together with the EVI Certificate of Incorporation, the “EVI Organizational Documents”), as in effect immediately prior to the Effective Time, shall, by virtue of the EVI Merger, be amended and restated in their entirety to read as set forth in Annex A-2 to this Agreement and, as so amended and restated, shall be the bylaws of the EVI Survivor until thereafter amended as permitted by Law and this Agreement.

(b)The Certificate of Incorporation of MTI (the “MTI Certificate of Incorporation”) shall, by virtue of the MTI Merger, be amended and restated in its entirety to read as set forth in Annex B-1 to this Agreement and, as so amended and restated, shall be the certificate of incorporation of the MTI Survivor until thereafter amended as permitted by Law and this Agreement. The bylaws of MTI (the “MTI Bylaws,” together with the MTI Certificate of Incorporation, the “MTI Organizational Documents”), as in effect immediately prior to the Effective Time, shall, by virtue of the MTI Merger, be amended and restated in their entirety to read as set forth in Annex B-2 to this Agreement and, as so amended and restated, shall be the bylaws of the MTI Survivor until thereafter amended as permitted by Law and this Agreement.

Section 2.6.Directors and Officers. The individuals set forth on Annex C shall be the initial directors and initial officers of the MTI Survivor and the EVI Survivor as described on Annex C.

Article III. Effect of the Mergers

Section 3.1.Conversion of EVI Shares. At the Effective Time, by virtue of the EVI Merger and without any action on the part of the holders thereof:

(a)except as otherwise provided in Section 3.1(b), each share of common stock of EVI, par value $.0001 per share (the “EVI Common Stock”), issued and outstanding immediately prior to the EVI Effective Time shall be converted into the right to receive a number of fully paid and nonassessable shares of common stock, par value $.0001 per share, of Parent (the “Parent Common Stock”) equal to (i) the sum of $360,000,000 (Three Hundred Sixty Million Dollars) plus the amount of funds raised by EVI under its Regulation A offering since December 6, 2021 and under its Regulation D offering since March 28, 2022 (ii) divided by $1.56, the result of which is divided by (iii) the product of the total number of shares of EVI Common Stock then issued and outstanding times four (4) (the “EVI Merger Consideration”);

(b)each share of EVI Common Stock owned by EVI as treasury stock or owned by Parent or Merger Sub E immediately prior to the EVI Effective Time shall automatically be cancelled and cease to exist and no consideration shall be paid with respect thereto.

Section 3.2.Conversion of Common Stock of Merger Sub E. At the EVI Effective Time, by virtue of the EVI Merger and without any action on the part of any Person, each share of common stock, $.0001 par value, of Merger Sub E (the “Merger Sub E Stock”) issued and outstanding immediately prior to the EVI Effective Time shall be converted into and become one fully paid and nonassessable share of EVI Survivor Common Stock, with the same rights, powers and privileges of the shares so converted. From and after the EVI Effective Time, all certificates representing Merger Sub E Stock shall be deemed for all purposes to represent the number of shares of EVI Survivor Stock into which they were converted in accordance with the immediately preceding sentence.

Section 3.3.Conversion of MTI Shares. At the MTI Effective Time, by virtue of the MTI Merger and without any action on the part of the holders thereof:

(a)except as otherwise provided in Section 3.3(b), each share of common stock of MTI, par value $.001 per share (the “MTI Common Stock”), issued and outstanding immediately prior to the MTI Effective Time shall be converted into the right to receive 0.25 fully paid and nonassessable share of Parent Common Stock (the “MTI Merger Consideration”);

(b)each share of MTI Common Stock owned by MTI as treasury stock or owned by Parent or Merger Sub M immediately prior to the MTI Effective Time shall automatically be cancelled and cease to exist and no consideration shall be paid with respect thereto.

Section 3.4.Conversion of Common Stock of Merger Sub M. At the MTI Effective Time, by virtue of the MTI Merger and without any action on the part of any Person, each share of common stock, $.0001 par value, of Merger Sub M (the “Merger Sub M Stock”) issued and outstanding immediately prior to the MTI Effective Time shall be converted into and become one fully paid and nonassessable share of MTI Survivor Common Stock, with the same rights, powers and privileges of the shares so converted. From and after the MTI Effective Time, all certificates representing Merger Sub M Stock shall be deemed for all purposes to represent the number of shares of MTI Survivor Stock into which they were converted in accordance with the immediately preceding sentence.

Section 3.5.Withholding Taxes. Each of Parent, the EVI Survivor, the MTI Survivor, and the Exchange Agent shall be entitled to deduct and withhold from the applicable Merger Consideration and any amounts otherwise payable pursuant to this Agreement such amounts as are required to be withheld and paid over to the applicable Governmental Authority under the Code or any applicable provision of state, local or foreign Tax Law. Amounts so withheld shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

Section 3.6.Adjustments. If during the period between the date of this Agreement and the EVI Effective Time or the MTI Effective Time there shall be any change in the number or classification of outstanding shares of EVI Common Stock or MTI Common Stock as the result of any reclassification, recapitalization, stock dividend, stock distribution, stock split, reverse stock split, combination, exchange or readjustment of shares, or similar transaction, the Merger Consideration shall be appropriately adjusted to reflect such change; provided, that nothing in this Section 3.6 shall be construed as permitting EVI or MTI to take any action otherwise prohibited or restricted by this Agreement.

Section 3.7.Payment for Shares.

(a)Prior to the Closing Date, Parent shall designate a bank or trust company to act as agent (the “Exchange Agent”) for the payment of the applicable Merger Consideration to the holders of certificates representing shares of EVI Common Stock (the “EVI Stock Certificates”), uncertificated shares of EVI Common Stock (the “EVI Book Entry Shares”), certificates representing shares of MTI Common Stock, the “MTI Stock Certificates”), and uncertificated shares of MTI Common Stock (the “MTI Book Entry Shares”).  At the EVI Effective Time and the MTI Effective Time, as applicable, there shall be no further registration of transfers of shares of capital stock thereafter on the stock transfer records of EVI and MTI. From time to time after the EVI Effective Time and the MTI Effective Time, Parent shall make available to the Exchange Agent certificates of Parent Common Stock in amounts and at the times necessary for the payment of the EVI Merger Consideration and the MTI Merger Consideration pursuant to Section 3.1(a) and Section 3.3(a) (the “Exchange Fund”).

(b)Promptly after the Effective Time, Parent shall send, or shall cause the Exchange Agent to send, to each holder of record of EVI Common Stock at the EVI Effective Time and each holder of record of MTI Common Stock at the MTI Effective Time: (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the EVI Stock Certificates or MTI Stock Certificates, as applicable, or transfer of the EVI Book Entry Shares or MTI Book Entry Shares, as applicable, to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the EVI Stock Certificates or MTI Stock Certificates, as applicable, or EVI Book Entry Shares or MTI Book Entry shares, as applicable, in exchange for the EVI Merger Consideration or the MTI Merger Consideration, as applicable. Upon surrender to the Exchange Agent of an EVI Stock Certificate or MTI Stock Certificate, as applicable, (or affidavit of loss and bond as provided in Section 3.7(e)) or EVI Book Entry Shares or MTI Book Entry Shares, as applicable, together with such letter of transmittal duly and validly completed and executed, and such other customary documents as may reasonably be requested by the Exchange Agent, the holder of such EVI Stock Certificate or MTI Stock Certificate, as applicable, or EVI Book Entry Shares or MTI Book Entry Shares, as applicable, shall be entitled to receive in exchange therefor the EVI Merger Consideration or MTI Merger Consideration, as applicable, such holder has the right to receive pursuant to Section 3.1(a) or Section 3.3(a). If payment of any portion of the EVI Merger Consideration or MTI Merger Consideration, as applicable, is to be made to a Person other than the Person in whose name the EVI Stock Certificate or MTI Stock Certificate, as applicable, or EVI Book Entry Share or MTI Book Entry Share, as applicable, surrendered is registered, as further conditions of payment (i) the EVI Stock Certificate or MTI Stock Certificate, as applicable, so surrendered shall be properly endorsed or otherwise in proper form for transfer and (ii) the Person requesting such issuance of EVI Merger Consideration or MTI Merger Consideration, as applicable, shall pay any transfer or other Taxes required by reason of the payment to a Person other than the registered holder of the EVI Stock Certificate or MTI Stock Certificate, as applicable, surrendered or establish to the satisfaction of Parent that such Tax has been paid or is not applicable. From and after the EVI Effective Time or the MTI Effective Time, as applicable, and until surrendered in accordance with the provisions of this Section 3.7, each EVI Stock Certificate or MTI Stock Certificate, as applicable, and EVI Book Entry Share or MTI Book Entry Share, as applicable, shall represent for all purposes solely the right to receive (i) the EVI Merger Consideration or MTI Merger Consideration, as applicable, (without any interest thereon) in accordance with the terms hereof and (ii) any dividends or distributions to which such holder is entitled pursuant to Section 3.7(c) of this Agreement.

(c)All shares of Parent Common Stock to be issued pursuant to this Agreement shall be deemed issued and outstanding as of the EVI Effective Time or the MTI Effective Time, as applicable, and whenever a dividend or other distribution is declared by Parent in respect of the Parent Common Stock, the record date for which is at or after the EVI Effective Time or the MTI Effective Time, as applicable, that declaration shall include dividends or other distributions in respect of all shares issuable pursuant to this Agreement; provided that no dividends or other distributions declared or made in respect of the Parent Common Stock shall be paid to the holder of any unsurrendered stock certificate or untransferred book entry shares until the holder of such certificate or book entry shares shall surrender such certificate or transfer such book entry shares in accordance with this Article III. Subject to the effect of applicable Laws, following surrender of any such certificate or transfer of book entry shares, there shall be paid to such holder of shares of Parent Common Stock issuable in exchange therefor, without interest, (a) promptly after the time of such surrender, the amount of any cash payable in lieu of fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 3.1 and the amount of dividends or other distributions with a record date after the Effective Time that were paid prior to the time of such surrender or transfer with respect to such whole shares of Parent Common Stock, and (b) at the appropriate payment date after payment of the EVI Merger Consideration or MTI Merger Consideration, as applicable, the amount of dividends or other distributions with a record date at or after the EVI Effective Time or MTI Effective Time, as applicable, but prior to such surrender or transfer and a payment date subsequent to such surrender or transfer payable with respect to such shares of Parent Common Stock.

(d)No certificates or scrip representing fractional shares of Parent Common Stock or Parent Book Entry Shares of the same shall be issued upon the surrender (or transfer for exchange) of (i) EVI Stock Certificates or EVI Book Entry Shares for EVI Merger Consideration or (ii) MTI Stock Certificates or MTI Book Entry Shares for MTI Merger Consideration, and such fractional share interests will not entitle the owner thereof to vote or to have any rights of a stockholder of Parent or a holder of shares of Parent Common Stock. Notwithstanding anything else in this Agreement, each holder of shares of (i) EVI Common Stock exchanged pursuant to the EVI Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all EVI Stock Certificates and EVI Book Entry Shares delivered or transferred by such holder) or (ii) MTI Common Stock exchanged pursuant to the MTI Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all MTI Stock Certificates and MTI Book Entry Shares delivered or transferred by such holder) shall receive, in lieu thereof, one whole share of Parent Common Stock.

(e)If any EVI Stock Certificate or MTI Stock Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond in such amount as Parent or the Exchange Agent may direct as indemnity against any claim that may be made against it with respect to such certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed certificate the EVI Merger Consideration or MTI Merger Consideration, as applicable, in respect of such certificate and any cash in lieu of fractional shares of Parent Common Stock to which such holders are entitled pursuant to Section 3.7(d) and any dividends or distributions with respect to shares of Parent Common Stock to which such holders are entitled pursuant to Section 3.7(c).

Section 3.8.Existing Equity Awards.

(a)By virtue of the EVI Merger and without any action on the part of the holders thereof, each (i) EVI Stock Option issued on or before September 11, 2020, whether vested or unvested, that is outstanding and unexercised as of immediately prior to the EVI Effective Time shall, as of the EVI Effective Time, cease to represent a right to acquire shares of EVI Common Stock and shall be converted into an option (a “Parent Stock Option”) to acquire, on the same terms and conditions (including with respect to exercisability and the ability to pay the exercise price and satisfy applicable tax or other withholding obligations by reduction of the amount of shares otherwise deliverable) as were applicable to such EVI Stock Option immediately prior to the EVI Effective Time except the vesting of such EVI Stock Options shall be accelerated and (ii) EVI Stock Option issued on or after September 12, 2020, whether vested or unvested, that is outstanding and unexercised as of immediately prior to the EVI Effective Time shall, as of the EVI Effective Time, cease to represent a right to acquire shares of EVI Common Stock and shall be converted into a Parent Stock Option to acquire, on the same terms and conditions (including with respect to vesting, exercisability and the ability to pay the exercise price and satisfy applicable tax or other withholding obligations by reduction of the amount of shares otherwise deliverable) as were applicable to such EVI Stock Option immediately prior to the EVI Effective Time, the number of shares of Parent Common Stock (rounded, if necessary, up to the nearest whole share) determined by multiplying the number of shares of EVI Common Stock subject to such EVI Stock Option as of immediately prior to the EVI Effective Time by the EVI Merger Consideration, at an exercise price per share of Parent Common Stock (rounded, if necessary, up to the nearest one-tenth of one cent) equal to the exercise price per share of EVI Common Stock under such EVI Stock Option divided by the EVI Merger Consideration; provided, however, that the adjustments provided in this Section 3.8 with respect to any EVI Stock Options, whether or not they are “incentive stock options” as defined in Section 422 of the Code, are intended to be effected in a manner that is consistent with Section 424(a) of the Code and Section 409A of the Code and the respective regulations promulgated thereunder.

(b)By virtue of the MTI Merger and without any action on the part of the holders thereof, each warrant issued by MTI listed on Schedule 3.8(b) attached hereto (an “MTI Warrant”), whether vested or unvested, that is outstanding and unexercised as of immediately prior to the MTI Effective Time shall, as of the MTI Effective Time, cease to represent a right to acquire shares of MTI Common Stock and shall be converted into a warrant (a “Parent Warrant”) to acquire, on the same terms and conditions (including with respect to exercisability and the ability to pay the exercise price and satisfy applicable tax or other withholding obligations by reduction of the amount of shares otherwise deliverable) as were applicable to such MTI Warrant immediately prior to the MTI Effective Time, the number of shares of Parent Common Stock (rounded, if necessary, up to the nearest whole share) determined by multiplying the number of shares of MTI Common Stock subject to such MTI Warrant as of immediately prior to the MTI Effective Time by the MTI Merger Consideration, at an exercise price per share of Parent Common Stock (rounded, if necessary, up to the nearest one-tenth of one cent) equal to the exercise price per share of MTI Common Stock under such MTI Warrant divided by the MTI Merger Consideration.

(c)Prior to the EVI Effective Time, the EVI Board (or the appropriate committee thereof) and the Parent Board (or the appropriate committee thereof) shall take such action and adopt such resolutions as are required to effectuate the treatment of the EVI Stock Options pursuant to the terms of this Section 3.8, including that (i) the Parent Board (or the appropriate committee thereof) shall take all corporate action necessary or advisable to assume and continue the EVI Stock Options and convert them to Parent Stock Options as contemplated hereby; (ii) the Parent Board (or the appropriate committee thereof) shall take all corporate action necessary or advisable to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon the exercise of the Parent Stock Options; and (iii) the EVI Board (or the appropriate committee thereof) shall take all corporate action necessary or advisable to ensure that after the EVI Effective Time, neither EVI nor any of its Subsidiaries will be required to deliver EVI Common Stock or any other securities to any Person upon the exercise of EVI Stock Options.

(d)Prior to the MTI Effective Time, the MTI Board (or the appropriate committee thereof) and the Parent Board (or the appropriate committee thereof) shall take such action and adopt such resolutions as are required to effectuate the treatment of the MTI Warrants pursuant to the terms of this Section 3.8, including that (i) the Parent Board (or the appropriate committee thereof) shall take all corporate action necessary or advisable to assume and continue the MTI Warrants and convert them to Parent Warrants as contemplated hereby; (ii) the Parent Board (or the appropriate committee thereof) shall take all corporate action necessary or advisable to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon the exercise of the Parent Warrants; and (iii) the MTI Board (or the appropriate committee thereof) shall take all corporate action necessary or advisable to ensure that after the MTI Effective Time, neither MTI nor any of its Subsidiaries will be required to deliver MTI Common Stock or any other securities to any Person upon the exercise of MTI Warrants.

(e)As promptly as reasonably practicable following the EVI Effective Time, Parent shall file a Form S-8 registration statement with respect to the shares of Parent Common Stock available for grant and delivery under the Parent Stock Plan from and after the EVI Effective Time and shall use its reasonable best efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus contained therein) for so long as such shares of Parent Common Stock are available for grant and delivery under the Parent Stock Plan.

(f)The provisions of this Section 3.8 are intended to be for the benefit of, and will be enforceable by, any holder of EVI Stock Options, MTI Warrants or his or her heirs and his or her representatives.

Section 3.9.Convertible Securities.  MTI agrees to use its best efforts to cause all convertible notes and MTI Preferred Stock to be converted into shares of MTI Common Stock prior the MTI Effective Time.  If the holders of such convertible securities do not voluntarily convert such securities, the Parties will jointly use their best efforts to ensure that the transactions contemplated by this Agreement are effectuated in such a manner as to ensure that all such convertible securities will be converted prior to or in connection with the consummation of the MTI Merger.

ARTICLE IV. Representations and Warranties of EVI.

Except as (i) and to the extent disclosed in any EVI SEC Report publicly available at least two (2) Business Days prior to the date of this Agreement (but excluding any forward-looking disclosures set forth in any risk factor section, any disclosure in any section relating to forward-looking statements, any other disclosures included in any such form, report, schedule, statement or other document to the extent they are predictive or forward-looking in nature); provided that in no event shall any disclosure in any such SEC Report qualify or limit the representations and warranties of EVI set forth in Section 4.2 (Capitalization), Section 4.4 (Corporate Authorization), Section 4.21 (Brokers; Certain Expenses), Section 4.22 (Stockholder Approval Requirement), or Section 4.23 (State Takeover Statutes), or (ii) disclosed in the corresponding section of the EVI Disclosure Schedule provided in connection herewith (the “EVI Disclosure Schedule”), EVI represents and warrants to MTI as follows:

Section 4.1.Organization; Corporate Power; Corporate Records. EVI and each of its Subsidiaries is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction and has all requisite corporate power and authority necessary to own, lease, and operate its properties and assets and to carry on its business as currently conducted, except where the failure to be so organized, existing, qualified or in good standing, or to have such power or authority when taken together with all other such failures, is not, and would not reasonably be expected to be, individually or in the aggregate, material. EVI and each of its Subsidiaries is duly qualified or licensed to do business and is in good standing (or the equivalent thereof) in each of the jurisdictions in which the character of the properties owned or held under lease by it or the nature of the business transacted by it makes such qualification necessary, except where the failure to be so qualified, licensed, or in good standing when taken together with all other such failures, is not, and would not reasonably be expected to be, individually or in the aggregate, material. EVI has heretofore made available to MTI a correct and complete copy of EVI Organizational Documents and each as so delivered is in full force and effect. EVI has made available to MTI on or prior to the date of this Agreement complete and correct copies of the Organizational Documents, each as amended to the date of this Agreement, of each of its Subsidiaries, and each as so delivered is in full force and effect. Neither EVI nor any of its Subsidiaries is in violation of any provision of its respective Organizational Documents. The minute books of EVI contain true, complete and accurate records in all material respects of all meetings and consents in lieu of meetings of the EVI Board and any committees thereof (or Persons performing similar functions), since the time of its incorporation in each case at which any material action was taken. The stock ledgers of EVI are true, complete and accurate in all material respects.

Section 4.2.Capitalization.

(a)The authorized capital stock of EVI consists of 100,000,000 shares of EVI Common Stock, par value $.0001 per share. At the close of business on the Business Day immediately preceding the date of this Agreement:

(1)62,227,949 shares of EVI Common Stock were issued and outstanding;

(2)0 shares of EVI Common Stock were held in EVI’s treasury;

(3)11,500,000 shares of EVI Common Stock were reserved for issuance pursuant to outstanding employee stock options and granted under the EVI Stock Plan; and

(4)0 shares of EVI Common Stock were subject to outstanding EVI restricted stock units.

(b)Section 4.2(b) of the EVI Disclosure Schedule sets forth, as of the day immediately prior to the date hereof, a schedule of (i) all holders of options under the EVI Stock Plan, including the date of grant, the expiration date, the number of shares, the price per share at which the option may be exercised, an indication of whether or not such stock option is intended to qualify as an “incentive stock option” under the Code, the vesting schedule, and the EVI Stock Plan under which issued, including specification of the effect, if any, on such options of the Merger and the other transactions contemplated by this Agreement, and (ii) all holders of restricted stock units, the date of grant, the number owned by each holder, the vesting schedule and the EVI Stock Plan under which issued, including specification of the effect, if any, on such restricted stock units of the Merger and the other transactions contemplated by this Agreement.

(c)All of the shares of EVI Common Stock outstanding are, and all shares that have been and may be issued pursuant to the EVI Stock Plan will be when issued in accordance with the terms thereof, duly authorized and validly issued, fully paid and nonassessable and free of preemptive rights. All stock options, restricted stock units, or other stock rights granted under the EVI Stock Plan were properly approved by the EVI Board or an authorized committee thereof and granted in accordance with applicable Law and the terms of the EVI Stock Plan pursuant to which they were issued. With respect to stock options granted under the EVI Stock Plan, (i) each option that is intended to qualify as an “incentive stock option” under Section 422 of the Code so qualifies, (ii) each grant of an option was duly authorized by all necessary corporate action, including, as applicable, approval by the EVI Board (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the EVI Stock Plan and all other applicable Laws and regulatory rules or requirements, (iv) the per share exercise price of each option was no less than the fair market value (within the meaning of Section 422 of the Code, in the case of each option intended to qualify as an “incentive stock option,” and within the meaning of Section 409A of the Code, in the case of each other option granted to holders of options who are subject to U.S. Taxes) of a share of Stock on the applicable grant date, and (v) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of EVI.

(d)Except as set forth in Section 4.2(a), Section 4.2(b) and Section 4.2(c) hereof and in Sections 4.2(b) and 4.2(d) of the EVI Disclosure Schedule, there are, on the date hereof, no outstanding shares of capital stock of, or other equity or voting interest in, EVI, and no outstanding (i) securities of EVI convertible into or exchangeable for shares of capital stock or voting securities or ownership interests in EVI, (ii) options, warrants, rights or other agreements or commitments to acquire from EVI, or obligations of EVI to issue, any capital stock, voting securities or other equity ownership interests in (or securities convertible into or exchangeable for capital stock or voting securities or other equity ownership interests in) EVI, (iii) obligations of EVI to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock, voting securities or other ownership interests in EVI, or (iv) obligations (excluding Taxes and other fees) by EVI or any of its Subsidiaries to make any payments based on the market price or value of EVI Common Stock. As of the date of this Agreement, neither EVI nor any of its Subsidiaries has outstanding obligations to purchase, redeem or otherwise acquire any EVI securities described in clauses (i), (ii) and (iii) hereof.

Section 4.3.Subsidiaries.

(a)Section 4.3(a) of the EVI Disclosure Schedule sets forth a complete and correct list of each Subsidiary of EVI, its place and form of organization, its address and each jurisdiction in which it is authorized to conduct or actually conducts business. Each Subsidiary of EVI is a corporation, partnership, limited liability company, or other business entity duly incorporated or organized (as applicable), validly existing and in good standing under the Laws of its jurisdiction of incorporation or organization and has all corporate or other organizational powers required to carry on its business as currently conducted. Each such Subsidiary is duly qualified to do business and is in good standing in each jurisdiction where such qualification is necessary, except where the failure to be so qualified, individually or in the aggregate, has not had and could not reasonably be expected to have an EVI Material Adverse Effect.

(b)All the outstanding shares of capital stock of, or other equity or voting interests in each such Subsidiary are owned by EVI or by one or more wholly-owned Subsidiaries of EVI, free and clear of all pledges, claims, Liens, charges, options, security interests or other encumbrances of any kind, except for transfer restrictions imposed by applicable securities Laws, and are duly authorized, validly issued, fully paid and nonassessable. Except for the capital stock of, or other equity or voting interests in, its Subsidiaries, EVI does not own, directly or indirectly, any capital stock of, or other equity or voting interests in, any Person.

Section 4.4.Corporate Authorization.

(a)EVI has the requisite corporate power and authority to execute and deliver this Agreement and, subject to the EVI Stockholder Approval, to consummate the EVI Merger and the other transactions contemplated hereby and to perform its obligations hereunder. The execution, delivery and performance by EVI of this Agreement, and the consummation by EVI of the EVI Merger and the other transactions contemplated hereby, have been duly and validly authorized by the EVI Board and, except for obtaining the EVI Stockholder Approval, no other corporate proceedings on the part of EVI are necessary to authorize this Agreement or to consummate the transactions contemplated hereby or to perform its obligations hereunder. This Agreement has been duly and validly executed and delivered by EVI and, assuming this Agreement constitutes the legal, valid and binding agreement of MTI, the Parent, Merger Sub E, and Merger Sub M constitutes a legal, valid and binding agreement of EVI, enforceable against EVI in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws, now or hereafter in effect, affecting creditors’ rights generally and by general principles of equity.

(b)The EVI Board (at a meeting or meetings duly called and held, at which all directors of EVI were present or participated and voted or by written consent) has unanimously adopted resolutions (i) declaring that this Agreement, the EVI Merger, and the other transactions contemplated hereby are advisable and in the best interests of EVI’s stockholders, (ii) approving and declaring advisable this Agreement, the EVI Merger and the other transactions contemplated by this Agreement, (iii) declaring that the EVI Merger Consideration to be paid to EVI’s stockholders is fair to such stockholders, (iv) resolving to recommend adoption of this Agreement by the stockholders of EVI (the “EVI Board Recommendation”) and (v) directing that the adoption of this Agreement, the EVI Merger and the other transactions contemplated hereby be submitted to a vote of EVI’s stockholders at the EVI Stockholder Meeting, and, as of the date of this Agreement, such resolutions have not been subsequently rescinded, modified or withdrawn in any way.

Section 4.5.Non-Contravention; Filings and Consents.

(a)The execution, delivery, and performance by EVI of this Agreement or the consummation by EVI of the Merger and the other transactions contemplated hereby do not and will not (with or without notice or lapse of time, or both):

(1)contravene, conflict with, or result in any violation or breach of any provision of the Organizational Documents of EVI or any of its Subsidiaries;

(2)assuming compliance with the matters referred to in Section 4.5 of the EVI Disclosure Schedule and that the EVI Stockholder Approval is obtained, contravene, conflict with or result in any material violation or breach of any provision of any applicable Law or Order;

(3)require any consent or approval under, violate, conflict with, result in any breach of or any loss of any benefit under, or constitute a change of control or default under, or result in termination or give to others any right of termination, vesting, amendment, acceleration or cancellation of any EVI Material Contract; or

(4)result in the creation or imposition of any material Lien on any asset of EVI or any of its Subsidiaries.

(b)The execution, delivery and performance of this Agreement by EVI and the consummation of the transactions contemplated hereby by EVI do not and will not require any material consent, approval, authorization or Permit of, action by, filing with or notification to, any Governmental Authority, other than (i) the filing of the EVI Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which EVI is qualified to do business, and (ii) the filing with the SEC of such reports under, and such other compliance with any applicable requirements of the Securities Act, the Exchange Act, and any other applicable U.S. state or federal or foreign securities Laws,.

Section 4.6.SEC Filings; Sarbanes-Oxley Act; Listing Requirements.

(a)Since June 30, 2021, EVI has timely filed all reports, schedules, forms, statements, prospectuses, registration statements and other documents required to be filed with or furnished to the SEC, each of which when filed, and if applicable, as finally supplemented, modified or amended, complied as of its respective filing date with the then applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder (the “Sarbanes-Oxley Act”) (such documents, together with all information incorporated therein by reference, the “EVI SEC Reports”). None of the EVI SEC Reports, including any financial statements or schedules included or incorporated by reference therein, at the time filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. To the extent not available on the SEC website, EVI has made available to MTI complete and correct copies of the EVI SEC Reports. EVI will file prior to the EVI Effective Time all reports, schedules, forms, statements and other documents required to be filed or furnished by it with the SEC prior to such time. No Subsidiary of EVI is required to file or furnish any forms, reports, statements, schedules or other documents with or to the SEC.

(b)EVI has provided to MTI copies of all comment letters received by EVI from the SEC since May 1, 2019. As of the date of this Agreement, (i) there are no outstanding or unresolved comments in any such comment letters received by EVI from the SEC; and (ii) none of the EVI SEC Reports is subject to ongoing SEC review.

(c)No executive officer of EVI has failed in any respect to make the certifications required of such officer required by Rule 13a-14 or 15d-14 under the Exchange Act and under Section 302 or 906 of the Sarbanes-Oxley Act with respect to the EVI SEC Reports. Each such certification when filed was true and accurate and complied with the applicable requirements of the Sarbanes-Oxley Act.

Section 4.7.Financial Statements; Internal Controls.

(a)The audited and unaudited consolidated financial statements (including the related notes thereto) of EVI included or incorporated by reference in the EVI SEC Reports (“EVI Financial Statements”):

(1)fairly present the consolidated financial position of EVI and its Subsidiaries as of their respective dates, and the consolidated income, stockholders equity, results of operations and changes in consolidated financial position or cash flows for the periods presented therein (except as may be set forth therein or in the notes thereto); and

(2)were prepared in accordance with GAAP throughout the periods involved (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments set forth therein including the notes thereto). All of EVI’s Subsidiaries are consolidated for accounting purposes.

(b)EVI’s system of “internal controls over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) is designed and maintained to provide reasonable assurance (i) that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, (ii) that receipts and expenditures are executed in accordance with the authorization of management and directors of EVI, and (iii) that any unauthorized use, acquisition or disposition of EVI’s assets that would materially affect EVI’s financial statements would be detected in a timely manner or prevented. Since June 30, 2021, EVI has not disclosed to EVI’s auditors or the audit committee of the EVI Board and to EVI’s Knowledge there are not any “significant deficiencies” or “material weaknesses” in the design or operation of EVI’s internal control over financial reporting that are reasonably likely to adversely affect in any material respect EVI’s ability to record, process, summarize and report financial information. To EVI’s Knowledge, since inception, there has not been any fraud, whether or not material, that involves management or other employees who have a significant role in EVI’s internal controls over financial reporting.  Neither EVI nor any of the Subsidiaries is a party to, or has any commitment to become a party to, any “off balance sheet arrangements” that would be required to be disclosed under Item 303(a) of Regulation S-K promulgated by the SEC.

(c)EVI maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) as required by Rule 13a-15(e) or 15d-15(e) under the Exchange Act that are reasonably designed to ensure that (i) all information (both financial and non-financial) required to be disclosed by EVI in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported to the individuals responsible for preparing such reports within the time periods specified in the rules and forms of the SEC, and (ii) all such information is accumulated and communicated to EVI’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the principal executive officer and principal financial officer of EVI required under the Exchange Act with respect to such reports. Neither EVI nor any of its Subsidiaries has outstanding, or has arranged any outstanding, any “extension of credit” to directors or executive officers within the meaning of Section 402 of the Sarbanes-Oxley Act.

(d)Since June 30, 2021, EVI and its officers and directors have been in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated by the SEC thereunder.

(e)Except as set forth on Section 4.7(e) of the EVI Disclosure Schedule, there is no liability, debt, or legally binding commitment or obligation of any nature whatsoever, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable or otherwise (any such liability, debt or legally binding commitment or obligation, a “Liability”), against EVI or any of its Subsidiaries, and whether or not required to be disclosed, or any other fact or circumstance that would reasonably be likely to result in any claims against, or any obligations or Liabilities of, EVI or any of its Subsidiaries, except for Liabilities and obligations (a) reflected or reserved for on the EVI Financial Statements or disclosed in the notes thereto, (b) that have arisen since the date of the most recent balance sheet included in the EVI Financial Statements in the ordinary course of the operation of business of EVI and its Subsidiaries, or (c) under any EVI Material Contract set forth on Section 4.17 of the EVI Disclosure Schedule or any Contract not required to be disclosed in the EVI Disclosure Schedule (other than any such liability, debt or obligation resulting from a breach or a default thereunder).

Section 4.8.Absence of Certain Changes. Except as set forth in Section 4.8 of the EVI Disclosure Schedule, since September 30, 2021 through the date of this Agreement, (a) there has not been an EVI Material Adverse Effect, (b) EVI and its Subsidiaries have conducted their respective businesses only in the ordinary course of business consistent with past practice, except for actions taken in respect of this Agreement, and (c) neither EVI nor any of its Subsidiaries has taken any action that, if taken after the date hereof without the consent of Parent, would constitute a breach of Section 7.1(a)(2), Section 7.1(a)(3), Section 7.1(a)(10), Section 7.1(a)(11), Section 7.1(a)(12), Section 7.1(a)(13) or Section 7.1(a)(15) of Section 7.1(a).

Section 4.9.Employee Benefit Plans.

(a)Section 4.9(a) of the EVI Disclosure Schedule lists each “employee benefit plan” or agreement as defined in Section 3 of ERISA and any other employee plan or agreement sponsored or maintained by EVI or by any ERISA Affiliate, including any bonus or other incentive compensation plans, equity or equity-based compensation plans, pension or deferred compensation arrangements, severance plans, medical insurance, and life insurance plans or programs (each, an “EVI Employee Plan” and, as applicable, each an “EVI International Employee Plan”). Except as required by applicable Law or the terms of an Employee Plan, neither EVI nor any of its Subsidiaries has any plan or commitment to establish any new material EVI Employee Plan or to amend in any material respect an existing EVI Employee Plan. With respect to each EVI Employee Plan, to the extent applicable, EVI has made available to MTI complete and accurate copies of:

(1)for the three (3) most recent years, the annual report on Form 5500 required to have been filed with the DOL for each EVI Employee Plan, including all schedules thereto, audited financial statements, and actuarial valuation reports;

(2)the most recent determination letter, if any, from the IRS for any EVI Employee Plan that is intended to qualify under Section 401(a) of the Code;

(3)the plan documents and summary plan descriptions, if any, including any amendments or statements of material modifications thereto, or a written description of the terms of any EVI Employee Plan that is not in writing and all other written communications (or a description of all oral communications) by EVI or any of its Subsidiaries to their respective employees concerning the extent of the benefit provided under a EVI Employee Plan;

(4)any related trust agreements, insurance Contracts, insurance policies or other documents of any funding arrangements;

(5)any correspondence during the past three (3) years to or from the IRS or any office or representative of the DOL, the Pension Benefit Guaranty Corporation, the SEC or any other Governmental Authority relating to any compliance issues in respect of any such EVI Employee Plan;

(6)with respect to each EVI International Employee Plan, to the extent applicable, EVI has made available to MTI complete and accurate copies of:

(i)for the three (3) most recent years, the annual report or similar compliance documents required to be filed with any Governmental Authority with respect to such plan, if any, including all schedules thereto, audited financial statements, and actuarial valuation reports, and

(ii)any document comparable to the determination letter referenced under clause (2) above issued by a Governmental Authority, if any; and

(7)all other EVI Material Contracts directly relating to each EVI Employee Plan, including administrative service agreements.

(b)with respect to each EVI International Employee Plan, to the extent applicable, EVI has made available to MTI complete and accurate copies of:

(1)the most recent annual report or similar compliance documents required to be filed with any Governmental Authority with respect to such plan, if any, and

(2)any document comparable to the determination letter referenced under clause (a)(ii) above issued by a Governmental Authority, if any.

(c)Each EVI Employee Plan has been administered and operated in compliance with its terms and with all applicable Law, including the applicable provisions of ERISA and the Code, and, there is no existing circumstance that is reasonably expected to cause any failure of such compliance. Each EVI Employee Plan that is intended to be “qualified” under Section 401 of the Code is the subject of an unrevoked favorable determination letter from the IRS and there is no existing circumstance, and nothing has occurred since the date thereof that could reasonably be expected to adversely affect the qualified status of any such EVI Employee Plan. Each EVI Employee Plan required to have been approved by any non-U.S. Governmental Authority (or permitted to have been approved to obtain any beneficial tax or other status) has been so approved or timely submitted for approval, no such approval has been revoked (nor has revocation been threatened), and no event has occurred since the date of the most recent approval or application therefor that will affect any such approval or increase the costs relating thereto. All contributions, premiums and other payments required to be made with respect to any Employee Plan have been timely made, accrued or reserved for.

(d)There are no lawsuits, actions, proceedings or claims pending or threatened on behalf of or against any EVI Employee Plan, the assets of any trust under any EVI Employee Plan, or the plan sponsor, plan administrator or any fiduciary or any EVI Employee Plan, other than routine claims for benefits that have been or are being handled through an administrative claims procedure. All reports, returns, and similar documents with respect to all EVI Employee Plans required to be filed with any Governmental Authority or distributed to any Employee Plan participant have been duly and timely filed or distributed. Neither EVI nor any of its Subsidiaries has received notice of, and there are no pending investigations by any Governmental Authority with respect to, any EVI Employee Plans.

(e)Neither EVI, nor any of its Subsidiaries, nor any of their employees or agents has, with respect to any EVI Employee Plan, engaged in or been a party to any non-exempt “prohibited transaction,” as such term is defined in Section 4975 of the Code or Section 406 of ERISA (93 P.L. 406), which could reasonably be expected to result in the imposition of a penalty assessed pursuant to Section 502(i) of ERISA (29 U.S.C. § 1132(i)) or a tax imposed by Section 4975 of the Code. Neither EVI, nor any of its Subsidiaries nor any of their employees nor any trustee, administrator or other fiduciary of such Employee Plan (or any related trust) or any agent of any of the foregoing has engaged in any transaction or acted in a manner that could, or has failed to act so as to, subject EVI, any of its Subsidiaries or any such employees or any such trustee, administrator or other fiduciary to any Liability for breach of fiduciary duty under ERISA or any other applicable Law.

(f)With respect to each EVI Employee Plan that is an employee welfare benefit plan, whether or not subject to ERISA, there are no understandings, agreements or undertakings, written or oral, that would prevent any such plan (including any such plan covering retirees or other former employees) from being amended or terminated without Liability to EVI or any of its Subsidiaries at or at any time after the Closing. No EVI Employee Plan provides benefits after termination of employment except where the cost thereof is borne entirely by the former employee (or his or her eligible dependents or beneficiaries) or as required by Section 4980B(f) of the Code or any similar state statute or foreign Law. EVI and its Subsidiaries have complied in all respects with the applicable requirements of Section 4980B of the Code and any similar state statute or foreign Law with respect to each EVI Employee Plan that is a “group health plan” (as defined in Section 5000(b)(1) of the Code or any similar state statute or foreign Law).

(g)Each EVI Employee Plan that is subject to Section 409A of the Code has been operated and administered in compliance with Section 409A of the Code. There is no Contract, agreement, plan or arrangement to which EVI or any of its Subsidiaries is a party or by which it is bound to compensate any current or former employee or other disqualified individual for excise Taxes which may be required pursuant to Section 4999 of the Code or any Taxes required by Section 409A of the Code.

(h)Neither EVI nor any ERISA Affiliate has ever sponsored, maintained, contributed to or been obligated to sponsor, maintain or contribute to, or has any actual or contingent Liability under, any defined benefit plan (as defined in Section 3(35) of ERISA) or any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA), or that is subject to Section 412 of the Code or Section 302 or Title IV of ERISA, and neither EVI nor any ERISA Affiliate could incur any Liability under Title IV of ERISA. No event has occurred, and no condition exists, that has subjected, or would reasonably be expected to subject, EVI or any ERISA Affiliate to any material tax, fine, Lien, penalty or other Liability imposed by ERISA, the Code or any other applicable Law, either directly or by reason of EVI’s affiliation with any ERISA Affiliate.

(i)The execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement (either alone or in conjunction with any other event) will not:

(1)result in any payment or benefit becoming due or payable, or required to be provided, to any director, employee, consultant or independent contractor of EVI or any of its Subsidiaries, or cause or create any right to the forgiveness of Indebtedness owed by any employee to EVI or any of its Subsidiaries;

(2)increase the amount of, or accelerate the time of payment of, any benefit or compensation payable under any EVI Employee Plan or other employment arrangement, or result in the payment of any amount that would not be deductible by reason of Section 280G of the Code; or

(3)result in any violation or breach of or default under or limit the ability of EVI or any of its Subsidiaries to amend, modify or terminate any benefit plan or other employee benefit agreement.

(j)Each EVI International Employee Plan has been maintained in compliance with its terms and with the requirements prescribed by any and all Applicable Laws and is in good standing with applicable regulatory authorities, and if intended to qualify for special tax treatment, meets all the requirements for such treatment, and each EVI International Employee Plan required to be funded, book reserved or secured by an insurance policy is fully funded, book reserved or secured by an insurance policy, based on reasonable actuarial assumptions in accordance with applicable accounting principles.

Section 4.10.Labor and Employment Matters.

(a)Section 4.10(a)(1) of the EVI Disclosure Schedule contains a complete and accurate list of the following information, as applicable, for each current employee of EVI and its Subsidiaries, including each employee on leave of absence or other non-active status (collectively, “EVI Business Employees”): name, employing entity, workplace location, job title, date of hire, service reference date (if different from date of hire), exempt or non-exempt classification under the Fair Labor Standards Act, active or non-active status (and the reason for such non-active status and expected return date), work visa status, current base salary or wage rate, prior year base salary or wage rate, current incentive compensation target, prior year incentive compensation target, prior year incentive compensation earned, current commission rate and commissions earned year to date, prior year commission rate and prior year commissions earned, accrued but unused paid time off, and accrued deferred compensation. Section 4.10(a)(2) of the EVI Disclosure Schedule contains a complete and accurate list of all Persons who perform services for EVI and its Subsidiaries (A) under a leasing, contract worker, or similar arrangement with a third-party employer, or (B) as an independent contractor (excluding accounting, tax, legal, and similar service providers), along with, for each Person described in clauses (A) and (B), such Person’s current compensation or fee, date of engagement, workplace location, and the nature of the services they perform in respect of EVI and its Subsidiaries.

(b)No employee or independent contractor performing services for EVI or any of its Subsidiaries is bound by any contract that purports to limit the ability of such Person to engage in any activity, services, duties, or practice on behalf of EVI or any of its Subsidiaries. No EVI Business Employee holding a management or executive position has notified EVI or any of its Subsidiaries of an intention to resign, retire or otherwise terminate his or her employment prior to the Closing or in connection with the transactions contemplated hereby nor, to the Knowledge of EVI, does any such EVI Business Employee have an intention to do so.

(c)No current or former employees of EVI or any of its Subsidiaries are or have been represented by a union or similar employee organization with respect to such employment. Neither EVI nor any of its Subsidiaries is a party to, bound by or subject to, or is currently negotiating in connection with entering into, any collective-bargaining agreement or understanding with a labor union or organization. There is not now and there never has been any activity or proceeding by a labor union or representative thereof to organize any employees of EVI or any of its Subsidiaries. During the last two years, there have not been any strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees. There is no charge or complaint pending or, to the Knowledge of EVI, threatened before the National Labor Relations Board or other Governmental Authority relating to any unfair labor practice in respect of any employees of EVI or any of its Subsidiaries, nor is EVI or any of its Subsidiaries subject to any existing order, judgment, or decision regarding an unfair labor practice claim.

(d)EVI and each of its Subsidiaries has complied in all material respects with all applicable Laws concerning labor and employment and the terms of each applicable employment or services agreement in respect of all of their respective current and former employees and independent contractors, including without limitation such Laws relating to wages, hours, discrimination in employment, whistleblower protections, retaliation, worker classification, workplace safety and health, immigration, employee data privacy and security, tax withholding and reporting, workers’ compensation, unemployment insurance and employment termination. Except as described in Section 4.10(d) of the EVI Disclosure Schedule, within the past 12 months, neither EVI nor any of its Subsidiaries (i) has received notice of any actual or alleged violation of any such Law or breach of any such agreement, and, to the Knowledge of EVI, there are no grounds therefor, or (ii) has received notice of an audit or investigation by any Governmental Authority relating to any employment-related matter.

(e)Since June 30, 2021, there has been no “mass layoff” or “plant closing” as defined by the Worker Adjustment and Retraining Notification Act of 1998 (the “WARN Act”) in respect of EVI or any of its Subsidiaries and neither EVI nor any of its Subsidiaries has been affected by any transactions or engaged in layoffs or employment terminations sufficient in number to trigger application of any state, local, or foreign law or regulation which is similar to the WARN Act, nor has EVI or any of its Subsidiaries announced any such action or program for the future, including in connection with COVID-19 or any COVID-19 Measure.

(f)Neither EVI nor any of its Subsidiaries is delinquent in payments to any EVI Business Employee or other individual who has performed services for EVI or any of its Subsidiaries for wages, salaries, commissions, bonuses, fees or other compensation for any services performed.

(g)Neither EVI nor any of its Subsidiaries has any material Liability with respect to any misclassification of any Person as an independent contractor, temporary employee, leased employee or any other servant or agent compensated other than through reportable wages (as an employee) paid by EVI or any of its Subsidiaries (each, a “EVI Contingent Worker”) and no EVI Contingent Worker has been improperly excluded from any EVI Employee Plan.

(h)EVI and its Subsidiaries have taken reasonable steps to protect employees and independent contractors in the workplace with respect to COVID-19 and have not otherwise experienced any material employment-related Liability with respect to COVID-19.

Section 4.11.Litigation. Except as set forth in Section 4.11 of the EVI Disclosure Schedule, there is no complaint, claim, action, suit, litigation, proceeding or governmental or administrative investigation pending or, to the Knowledge of EVI, threatened against or affecting EVI or any of its Subsidiaries, including in respect of the transactions contemplated hereby that, individually or in the aggregate, would reasonably be expected to have an EVI Material Adverse Effect. Neither EVI nor any of its Subsidiaries is subject to any outstanding Order (i) that prohibits EVI or any of its Subsidiaries from conducting its business as now conducted or proposed to be conducted or (ii) that would, individually or in the aggregate, reasonably be expected to have, an EVI Material Adverse Effect.

Section 4.12.Tax Matters.

(a)EVI and each of its Subsidiaries have timely filed all Tax Returns required to have been filed by or with respect to EVI and each of its Subsidiaries, and all such Tax Returns are true, correct and complete. EVI has made available to Parent all correct and complete copies of all income Tax Returns filed by, and all Tax examination reports and statements of deficiencies assessed against or agreed to by EVI for all periods beginning with the fiscal year ended December 31, 2020, and all other material Tax Returns for which the applicable statute of limitations has not yet expired. EVI and each of its Subsidiaries have timely paid all Taxes attributable to EVI or any of its Subsidiaries that were due and payable by them as shown on such Tax Returns, except with respect to matters contested in good faith and which have been adequately reserved against in accordance with GAAP.

(b)There are no outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the assessment of, any Taxes of EVI or any of its Subsidiaries, and no request for any such waiver or extension is pending or requested. Neither EVI nor any of its Subsidiaries has filed any extension of time within which to file any Tax Returns in respect of any fiscal year that have not since been filed.

(c)There are no audits, examinations, disputes or other proceedings with respect to Taxes of EVI or any of its Subsidiaries, and no such audit, examination, dispute or other proceeding is pending or threatened by a Governmental Authority. Neither EVI nor any of its Subsidiaries has received any claim from any Governmental Authority in a jurisdiction where it does not file Tax Returns that EVI or any of its Subsidiaries is or may be subject to taxation by that jurisdiction. No deficiency or claim for Taxes against EVI or any of its Subsidiaries has been claimed, proposed or assessed by any Governmental Authority with respect to EVI, nor, to the Knowledge of EVI, has such a claim or deficiency been threatened against EVI or any of its Subsidiaries for any alleged deficiency in Taxes of EVI or any of its Subsidiaries. All deficiencies for Taxes asserted or assessed against EVI and its Subsidiaries have been fully and timely paid, settled or properly reserved for and reflected on the EVI Financial Statements.

(d)There are no Liens with respect to Taxes on the assets or business of EVI or any of its Subsidiaries other than Permitted Liens.

(e)Neither EVI nor any of its Subsidiaries (1) is now, nor ever has been, a party to any agreement or arrangement relating to the sharing, allocation or indemnification of Taxes or net operating losses, Tax credits or other Tax benefits, and (2) has any Liability for Taxes of any Person under Treasury Regulations § 1.1502–6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by contract or otherwise. Neither EVI nor any of its Subsidiaries has ever been a member of a group filing consolidated Tax Returns for United States federal income Tax purposes.

(f)EVI and each of its Subsidiaries has duly and timely withheld any amounts owed with respect to employees, independent contractors, creditors, stockholders, foreign corporations, nonresident aliens, foreign corporations, third parties, and United States real property interests, and has duly and timely paid proper and accurate amounts to the appropriate Governmental Authority for all periods through the date hereof in compliance with all Tax withholding provisions of applicable federal, state, local and foreign Laws (including, without limitation, income, social security, and employment Tax withholding for all types of compensation).

(g)Neither EVI nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (i) in the two (2) years prior to the date of this Agreement (or will constitute such a corporation in the two (2) years prior to the Closing Date) or (ii) in a distribution that otherwise constitutes part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) that includes the EVI Merger.

(h)Neither EVI nor any of its Subsidiaries is aware of the existence of any fact or circumstance, or has taken or agreed to take any action, that would reasonably be expected to prevent or impede the EVI Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

(i)Neither EVI nor any of its Subsidiaries has participated, or is currently participating, in a “listed transaction” as defined in Treasury Regulations § 1.6011–4(b)(2) (or any similar provision of state, local or foreign Law).

(j)Neither EVI nor any of its Subsidiaries has entered into a closing agreement under Section 7121 of the Code or any similar provision of state, local or foreign Laws, or is subject to any binding determination of the IRS or any comparable ruling of any Governmental Authority.

(k)There is no contract, plan or arrangement covering any Person that would give rise to the payment of any amount that would not be deductible by reason of Section 162(m) of the Code.

(l)Neither EVI nor any of its Subsidiaries has participated, within the meaning of Treasury Regulations § 1.6011–4(c), in any “reportable transaction” within the meaning of Section 6011 of the Code. EVI has disclosed on its Tax Returns all positions taken therein that could give rise to a substantial understatement of Tax within the meaning of Section 6662 of the Code (or any similar provision of state, local or foreign Laws).

(m)Neither EVI nor any of its Subsidiaries has been a “United States real property holding corporation” (within the meaning of Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Neither EVI nor any of its Subsidiaries is a “foreign person” within the meaning of Section 1445(f) of the Code.

(n)None of EVI nor any of its Subsidiaries is required to include any item of income in, or exclude any item of deduction or loss from, taxable income for any taxable period ending after the Closing Date as a result of any (i) change in accounting method under Section 481(a) of the Code (or any predecessor provision or any similar provision of state, provincial, local or foreign Tax Law) for a taxable period ending on or before the Closing Date, (ii) prepaid amount received on or prior to the Closing Date, (iii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, provincial, local or foreign Tax Law) executed on or prior to the Closing Date, or (iv) installment sale or open transaction made on or prior to the Closing Date.

(o)Neither EVI nor any of its Subsidiaries has extended, deferred or delayed the payment of any Taxes under the CARES Act or otherwise as a result of COVID-19.

Section 4.13.Compliance with Laws; Permits.

(a)Neither EVI nor any of its Subsidiaries is or has been since July 1, 2020, in conflict with, in default or, with notice, lapse of time or both, would be in default, with respect to or in violation in any material respect of any (i) statutes, laws, ordinances, rules, regulations or requirements of a Governmental Authority, including any COVID-19 Measure (each, a “Law”) or (ii) orders, judgments, writs, decrees or injunctions issued by any court, agency or other Governmental Authority (each, an “Order”) applicable to EVI or any of its Subsidiaries or by which any property or asset of EVI or any of its Subsidiaries is bound or affected, including any COVID-19 Measure.

(b)Neither EVI nor any of its Subsidiaries has received any written notice since July 1, 2020:

(1)of any default or violation as described in clause Section 4.13(a) above;

(2)of any administrative, civil or criminal investigation or audit by any Governmental Authority relating to EVI or any of its Subsidiaries; or

(3)from any Governmental Authority alleging that EVI or any of its Subsidiaries are not in compliance with any applicable Law or Order.

(c)EVI and each of its Subsidiaries have all material permits, licenses, authorizations, consents, approvals and franchises from Governmental Entities required to conduct their businesses as currently conducted (“Permits”) and such Permits are valid and in full force and effect. EVI and each of its Subsidiaries are in compliance in all material respects with the terms of such Permits and, as of the date of this Agreement, neither EVI nor any of its Subsidiaries has received written notice from any Governmental Authority threatening to revoke, or indicating that it is investigating whether to revoke, any such Permit.

Section 4.14.Environmental Matters.

(a)Except as set forth in Section 4.14(a) of the EVI Disclosure Schedule:

(1)each of EVI and its Subsidiaries is and has been in compliance in all material respects with all applicable Environmental Laws;

(2)there is no Action relating to or arising under Environmental Laws that is pending or, to the Knowledge of EVI, threatened against or affecting EVI or any of its Subsidiaries;

(3)neither EVI nor its Subsidiaries has received since July 1, 2020, any notice of or entered into or assumed, by contract or operation of Law or otherwise, any obligation, Liability, Order or settlement relating to or arising under Environmental Laws;

(4)no facts, circumstances or conditions exist that would reasonably be expected to result in EVI and its Subsidiaries incurring any material Environmental Liabilities; and

(5)there have been no material Releases of Hazardous Materials on properties since they were owned, operated or leased by EVI or any of its Subsidiaries (or previously).

(b)Except as set forth in Section 4.14(b) of the EVI Disclosure Schedule:

(1)EVI and each of its Subsidiaries has obtained and currently maintains all material necessary Environmental Permits;

(2)there is no investigation, nor any Action pending or threatened against or affecting EVI or any of its Subsidiaries or any real property owned, operated or leased by EVI or any of its Subsidiaries to revoke such Environmental Permits.

(3)neither EVI nor any of its Subsidiaries has received any written notice from any Person to the effect that there is lacking any Environmental Permit required under Environmental Law for the current use or operation of any property owned, operated or leased by EVI or any of its Subsidiaries; and

(4)neither the execution and delivery of this Agreement by EVI, nor the consummation by EVI of the transactions contemplated hereby, nor compliance by EVI with any of the provisions hereof, will result in the termination or revocation of, or a right of termination or cancellation under, any Environmental Permit.

(c)Except as set forth in Section 4.14(c) of the EVI Disclosure Schedule, neither EVI Owned Real Property, EVI Leased Real Property, nor any products of EVI or of any of its current or prior Subsidiaries or of any of their respective predecessors, have contained or currently contain any asbestos or asbestos-containing materials, polychlorinated biphenyls, silica or any other substance listed in the Stockholm Convention on Persistent Organic Pollutants.

Section 4.15.Intellectual Property.

(a)EVI and each of its Subsidiaries owns, or is licensed or otherwise has the right to use (in each case, without payments to third parties and free and clear of any Liens), all Intellectual Property necessary for or material to the conduct of its business as currently conducted and such rights are not subject to termination by any third party. Section 4.15(a) of the EVI Disclosure Schedule sets forth a true and complete list of all issued patents, registered trademarks, registered trade names, registered service marks, registered copyrights and in each case applications therefor, and domain names and applications therefor, if any, owned by or licensed to EVI or any of its Subsidiaries as of the date of this Agreement. All issued patents, patent applications, registered trademarks, trade names and service marks and, in each case, applications therefor, registered copyrights and applications therefor and domain names and applications therefor owned by EVI or any of its Subsidiaries have been duly registered and/or filed, as applicable, with or issued by each applicable Governmental Authority in each applicable jurisdiction, all necessary affidavits of continuing use have been filed, and all necessary maintenance fees that are due have been paid to continue all such rights in effect. EVI has made available to Parent complete and correct copies of, and Section 4.15(a) of the EVI Disclosure Schedule sets forth as of the date hereof a true and complete list of, all license agreements relating to Intellectual Property to or by which EVI or any of its Subsidiaries is a party or bound, except for off the shelf software licenses and agreements entered into in the ordinary course of business.

(b)Neither EVI nor any of its Subsidiaries or any of its or their products or services has infringed upon or otherwise violated, or is infringing upon or otherwise violating, the Intellectual Property rights of any Person. There is no suit, claim, action, investigation or proceeding pending or, to the Knowledge of EVI, threatened with respect to, and neither EVI nor any of its Subsidiaries has been notified in writing of, any possible infringement or other violation by EVI or any of its Subsidiaries or any of its or their products or services of the Intellectual Property rights of any Person and, to the Knowledge of EVI, there is no valid basis for any such claim. There is no investigation pending or, to the Knowledge of EVI, threatened with respect to any possible infringement or other violation by EVI or any of its Subsidiaries or any of its or their products or services of the Intellectual Property rights of any Person.

(c)To the Knowledge of EVI, no Person nor any product or service of any Person is infringing upon or otherwise violating any Intellectual Property rights of EVI or any of its Subsidiaries.

(d)The execution and delivery of this Agreement, the consummation of the EVI Merger and the other transactions contemplated by this Agreement and the compliance with the provisions of this Agreement do not and will not conflict with, or result in any violation of or default (with or without notice or lapse of time or both) under, or give rise to any right, license or encumbrance relating to, any Intellectual Property owned or used by EVI or any of its Subsidiaries or with respect to which EVI or any of its Subsidiaries now has or has had any agreement with any third party, or any right of termination, cancellation or acceleration of any Intellectual Property right or obligation set forth in any agreement to or by which EVI or any of its Subsidiaries is a party or bound, or the loss or encumbrance of any Intellectual Property or material benefit related thereto, or result in the creation of any Lien in or upon any Intellectual Property or right.

(e)EVI and its Subsidiaries have taken reasonable measures to maintain the confidentiality of their Intellectual Property and every Person employed by EVI or any of its Subsidiaries, including agents, consultants, and independent contractors, who has or had access to confidential or proprietary information has entered into a confidentiality and nondisclosure agreement with EVI or the respective Subsidiary. EVI has provided MTI with copies of all forms of confidentiality and nondisclosure agreement used by EVI and each of its Subsidiaries.

(f)Each of the former or current members of management or key personnel of EVI or any of its Subsidiaries, including all former and current employees, agents, consultants and independent contractors who have contributed to or participated in the conception and development of Intellectual Property owned, intended to be owned or used by EVI or any of its Subsidiaries, have assigned or otherwise transferred to EVI or any of its Subsidiaries all ownership and other rights of any nature whatsoever (to the extent permitted by Law) of such Person in any Intellectual Property owned, intended to be owned or used by EVI or any of its Subsidiaries. None of the former or current members of management or key personnel of EVI or any of its Subsidiaries, including all former and current employees, agents, consultants and independent contractors who have contributed to or participated in the conception and development of Intellectual Property owned, intended to be owned or used by EVI or any of its Subsidiaries, has a valid claim against EVI or any of its Subsidiaries in connection with the involvement of such Persons in the conception and development of any Intellectual Property owned, intended to be owned or used by EVI or any of its Subsidiaries, and no such claim has been asserted or, to the Knowledge of EVI, threatened. To the Knowledge of EVI, none of the current employees of EVI or any of its Subsidiaries has any patents issued or applications pending for any device, process, design or invention of any kind now used or needed by EVI or any of its Subsidiaries in furtherance of their business as currently conducted, which patents or applications have not been assigned to EVI or any of its Subsidiaries.

Section 4.16.Real Property.

(a)EVI and each of its Subsidiaries has good, marketable, and valid title to, or in the case of leased property and leased tangible assets, valid leasehold interests in, all of the real property and tangible assets used in the conduct of its business and all such property and assets, other than real property and assets in which EVI or any of its Subsidiaries has leasehold interests, are free and clear of all Liens, except for Permitted Liens.

(b)Section 4.16(b) of the EVI Disclosure Schedule sets forth a complete and correct list of all real property and interests in real property currently owned by EVI or any of its Subsidiaries (each an “EVI Owned Real Property”) and leased by EVI or any of its Subsidiaries, including the terms of each lease (each a “EVI Leased Real Property”) and EVI has made available to MTI true, correct and complete copies of each of the Contracts relating to such EVI Owned Real Property and EVI Leased Real Property. With respect to each EVI Leased Real Property, neither EVI nor any of its Subsidiaries has subleased, licensed or otherwise granted anyone a right to use or occupy such EVI Leased Real Property or any portion thereof. EVI and each of its Subsidiaries enjoy peaceful and undisturbed possession of each EVI Owned Real Property and EVI Leased Real Property. Each EVI Owned Real Property and EVI Leased Real Property is in good condition and has been maintained in good repair in a manner consistent with standards generally followed with respect to similar properties, and satisfactorily serves the purposes for which it is used in the business of EVI and its Subsidiaries.

Section 4.17.Material Contracts.

(a)Section 4.17 of the EVI Disclosure Schedule lists as of the date hereof, and EVI has made available to MTI true, correct and complete copies of each of the following contracts (each, a “EVI Material Contract”) to which EVI or any of its Subsidiaries is a party or which bind or affect their respective properties or assets (excluding leases, subleases or other agreements for EVI Leased Real Property, all of which Contracts are disclosed in Section 4.16(b) of the EVI Disclosure Schedule, and excluding EVI Employee Plans, all of which are disclosed in Section 4.9(a) of the EVI Disclosure Schedule), including full and accurate summaries of the material terms and conditions of any and all oral Contracts of EVI:

(1)any Contract that would be required to be filed by EVI as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act or disclosed by EVI on a Current Report on Form 8-K;

(2)any Contract or group of related Contracts for the purchase or lease of services, products, materials, supplies, goods, equipment, or other assets providing for either (A) annual payments by EVI in excess of $100,000.00, including any and all purchase orders; or (B) which give rise to anticipated receipts by the counterparty to the Contract of more than $100,000.00 in any calendar year, in each case that cannot be terminated on more than ninety (90) days’ notice without payment by EVI of a penalty in excess of $50,000.00;

(3)any Contract involving the obligation of EVI to sell products or services pursuant to which the aggregate payments to become due to EVI exceeds $100,000.00 annually;

(4)any Contract relating to the acquisition or disposition of any material business (whether by merger, stock sale, asset sale, or otherwise) pursuant to which EVI has material continuing obligations following the date of this Agreement;

(5)any Contract relating to any swap, forward, futures, warrant, option or other derivative transaction;

(6)any Contract appointing any agent to act on behalf of EVI or any power of attorney;

(7)any option, license (other than commercially available off the shelf software licenses), franchise or similar Contract;

(8)any employment, severance, retention, change in control or similar Contract with any current or former director, officer or employee with the title of vice-president or higher of EVI in respect of which EVI has or could reasonably be expected to have ongoing payment obligations in excess of $75,000.00 after the Closing Date;

(9)any Contract with a Governmental Authority;

(10)any Contract between EVI, on the one hand, and any of its Affiliates, on the other hand;

(11)any Contract containing provisions that limit the ability of EVI or any of its Subsidiaries (or which, following the consummation of the Merger, could restrict the ability of Parent or any of its Subsidiaries, including the EVI Survivor and its Subsidiaries) to compete in any business or with any Person or in any geographic area, or to sell, supply or distribute any of EVI’s services or products (including any non-compete, exclusivity, “most-favored-nation” or similar requirements) or pursuant to which any benefit or right is required to be given or lost, or any penalty or detriment is incurred, as a result of so competing or engaging;

(12)any Contract that provides for or governs the formation, creation, operation, management or control of any strategic partnership, joint venture, joint development, or similar arrangement or partnership; and

(13)except for arrangements entered into solely among wholly owned Subsidiaries of EVI, any Contract that relates to Indebtedness having an outstanding principal amount in excess of $100,000.00 or conditional sale arrangements, the sale, securitization or servicing of loans or loan portfolios, in each case, in connection with which the aggregate actual contingent obligations of EVI and its Subsidiaries under such contract are greater than $100,000.00.

(b)Each EVI Material Contract is valid and binding on EVI or the Subsidiary of EVI that is a party thereto and, to the Knowledge of EVI, each other party thereto, and is in full force and effect and enforceable in accordance with its terms, except to the extent enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally, and to general equitable principles, and unless expired or terminated in accordance with its terms. EVI, its Subsidiaries and, to the Knowledge of EVI, each other party thereto, have performed and complied with all obligations required to be performed or complied with by them under each EVI Material Contract. There is no default under any EVI Material Contract by EVI or any of its Subsidiaries or, to the Knowledge of EVI, by any other party, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by EVI or any of its Subsidiaries or, to the Knowledge of EVI, by any other party thereto.

Section 4.18.Anticorruption. EVI and each of its Subsidiaries, including their employees, directors, agents or other Persons acting on their behalf, have not, directly or indirectly, taken any action that would cause EVI or any of its Subsidiaries to be in violation of the FCPA, or any other anticorruption or anti-bribery Laws applicable to EVI or any of its Subsidiaries (collectively with the FCPA, the “Anticorruption Laws”). EVI and its Subsidiaries, including their employees, directors, agents or other Persons acting on their behalf, have not, directly or indirectly, corruptly given, loaned, paid, promised, offered or authorized payment of money or anything of value to any “foreign official” as defined in the FCPA or, in violation of applicable Law, to any other government official, to secure any improper advantage or to obtain or retain business for any Person or to achieve any other purpose prohibited by the Anticorruption Laws. EVI and each Subsidiary has established and implemented reasonable internal controls and procedures intended to ensure compliance with the Anticorruption Laws.

Section 4.19.Insurance. EVI and its Subsidiaries maintain policies of insurance, including property, fire, workers’ compensation, products Liability, directors’ and officers’ Liability and other casualty and Liability insurance, that is in form and amount as customary for EVI’s and its Subsidiaries’ types of business and as may be additionally required under the terms of any Contract or agreement. Section 4.19 of the EVI Disclosure Schedule sets forth (i) a complete and correct list of all insurance policies and fidelity bonds maintained by EVI and its Subsidiaries as of the date of this Agreement, including coverage amounts, annualized premiums, coverage limitations, deductibles applicable to each such policy, and all claims made on such policies within the past three (3) years; (ii) a complete description of any self-insurance program or similar alternative insurance measures created or entered into by EVI and any of its Subsidiaries; and (iii) true and complete copies of any insurance coverage recommendations received by EVI and any of its Subsidiaries from any insurance consultant or broker during the past three years. Each insurance policy and bond is in full force and effect, all premiums due and payable thereon have been paid, and EVI and its Subsidiaries are in full compliance with the terms of such policies and bonds. There is no claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed. There is no threatened termination of, or pending material premium increase with respect to, any such policies or bonds.

Section 4.20.Intentionally omitted.

Section 4.21.Brokers; Certain Expenses.  No agent, broker, investment banker, financial advisor or other firm or Person, whose fees and expenses shall be paid by EVI, is or shall be entitled to receive any brokerage, finder’s, financial advisor’s, transaction or other fee or commission in connection with this Agreement or the transactions contemplated hereby based upon agreements made by or on behalf of EVI or any of its Affiliates.

Section 4.22.Stockholder Approval Requirement. The only vote of the stockholders of EVI required to adopt the agreement of merger (as such term is used in Section 251 of the DGCL (8 Del. C. § 251)) contained in this Agreement and approve the EVI Merger is the affirmative vote of the holders of not less than a majority of the outstanding shares of the EVI Common Stock (the “EVI Stockholder Approval”). No other vote of the stockholders of EVI is required by Law or EVI Organizational Documents.

Section 4.23.State Takeover Statutes. EVI has taken all actions necessary to exempt the EVI Merger, this Agreement and the other transactions contemplated by this Agreement from the restrictions on business combinations and voting requirements contained in Section 203 of the DGCL (8 Del. C. § 203). No other anti-takeover or other similar statute or regulation applies to the EVI Merger, this Agreement, or any of the other transactions contemplated by this Agreement. As of the date of this Agreement, EVI does not have in effect any “poison pill” or shareholder rights plan.

Section 4.24.Customers and Suppliers. Section 4.24 of the EVI Disclosure Schedule sets forth a correct and complete list of the top 20 customers and top 20 suppliers of EVI and its Subsidiaries during its most recent fiscal year ended December 31, and indicates with respect to each the name, address and dollar volume of business with EVI or any of its Subsidiaries (including the primary categories, based on purchases or sales, of products bought or sold). Neither EVI nor any of its Subsidiaries is required to provide any material bonding or other financial security arrangements in connection with its transactions with any customer or supplier required to be disclosed on Section 4.24 of the EVI Disclosure Schedule. Since the Financial Statement Date, no customer or supplier required to be disclosed on Section 4.24 of the EVI Disclosure Schedule has terminated or failed to renew its relationship with, or materially reduced its purchases from or sales to, EVI or any of its Subsidiaries.

Section 4.25.Transactions with Affiliates. Except as disclosed on Section 4.25 of the EVI Disclosure Schedule: (a) none of the customers, suppliers, distributors or sales representatives of EVI is an Affiliate of EVI or of any of its officers, directors, or any immediate family member of any officer, director, or Affiliate of EVI; (b) none of the properties or assets of EVI is owned or used by or leased to any Affiliate of EVI or of any of its officers or directors; (c) no Affiliate of EVI or of any of its officers or directors is a party to any EVI agreement; and (d) no Affiliate of EVI or of any of its officers or directors provides any legal, accounting or other services to EVI.

Section 4.26.Privacy and Data Security.

(a)Section 4.26(a) of the EVI Disclosure Schedule sets forth as of the date hereof a true and complete list of all of the types of Personal Data or highly-sensitive information that EVI and any of its Subsidiaries collects or transmits through:

(1)its products or service offerings, and

(2)any website or other platforms it maintains, operates or uses in the conduct of its business.

(b)Each of EVI and its Subsidiaries is, and at all times has been, in compliance in all material respects with all:

(1)Privacy Laws;

(2)PCI Requirements;

(3)applicable payment card brand, card association, payment processor and bank rules and requirements;

(4)Privacy Agreements; and

(5)federal, state, local and foreign Laws pertaining to sales and marketing practices, including, without limitation, the CAN-SPAM Act, the Telephone Consumer Protection Act, and the Telemarketing Sales Rule.

(c)

(1)Each of EVI and its Subsidiaries has implemented Privacy and Data Security Policies that are no less rigorous than industry best practices for similarly situated companies.

(2)Each of EVI and its Subsidiaries is in compliance with, and has always complied with, any statutory and fiduciary obligations to safeguard the privacy of Personal Data that it collects, uses, transmits or processes through its products or service offerings, including its websites or platforms that it maintains, operates or uses in the ordinary conduct of its business.

(3)Each of EVI and its Subsidiaries satisfies any statutory and fiduciary obligations they have to provide notice to website visitors or obtain consent for their or a third party’s use of monitoring features such as cookies or tags.

(4)EVI and its Subsidiaries have made available a true, correct, and complete copy of each Privacy and Data Security Policy in effect at any time since July 1, 2020.

(5)At all times since July 1, 2020, each of EVI and its Subsidiaries has been and is in compliance with all of its Privacy and Data Security Policies.

(6)Neither the execution, delivery or performance of this Agreement, nor the consummation of any of the transactions contemplated under this Agreement will violate any of the Privacy Agreements, Privacy and Data Security Policies or any applicable Privacy Laws. Each of EVI and its Subsidiaries has delivered to MTI accurate and complete copies of all of their material Privacy Agreements.

(d)Each of EVI and its Subsidiaries has not, and currently does not, market its products and services to any Persons under the age of 13, and neither EVI nor any of its Subsidiaries knowingly collect Personal Data from any Persons under the age of 13.

(e)There is no pending, nor to EVI’s Knowledge, has there ever been any, complaint, audit, proceeding, investigation, or claim against EVI or any of its Subsidiaries initiated by any Person or entity, any Governmental Entity, foreign or domestic or any regulatory or self-regulatory entity alleging that any Data Activity of EVI or any of its Subsidiaries:

(1)violates any applicable Privacy Laws,

(2)violates any Privacy Agreements,

(3)violates any Privacy and Data Security Policies, or

(4)constitutes an unfair, deceptive, or misleading trade practice.

(f)At all times, EVI and its Subsidiaries have taken all reasonable steps (including, without limitation, implementing, maintaining, and monitoring compliance with government-issued or industry standard measures with respect to administrative, technical and physical security) to ensure that all Personal Data in its possession or control is protected against damage, loss, and against unauthorized access, acquisition, use, modification, disclosure or other misuse. To the Knowledge of EVI, there has been no (i) unauthorized access, use, or disclosure of Personal Data in the possession or control of EVI or any of its Subsidiaries and any of its contractors with regard to any Personal Data obtained from or on behalf of EVI or any of its Subsidiaries or (ii) unauthorized intrusions or breaches of security into any systems of EVI or any of its Subsidiaries.

(g)Each of EVI and its Subsidiaries contractually requires all third parties, including vendors, Affiliates, and other Persons providing services to it that have access to or receive Personal Data from or on behalf of it to comply with all applicable Privacy Laws, and to take all reasonable steps to ensure that all Personal Data in such third parties’ possession or control is protected against damage, loss, and against unauthorized access, acquisition, use, modification, disclosure or other misuse.

(h)Section 4.26(h) of the EVI Disclosure Schedule sets forth as of the date hereof a true and complete list of all Data Centers and the geographic location of each such Data Center. Neither EVI nor its Subsidiaries has, nor currently does, use any third-party Data Centers or hosting-providers to store or process any Personal Data.

(i)Neither EVI nor any of its Subsidiaries has offered any services that store, transmit or process Personal Data in, and no Data Center owned by it has stored, transmitted or processed Personal Data in, a geographical location that is outside of the continental United States. Neither EVI nor any of its Subsidiaries has previously stored, transmitted, processed or made available any Personal Data to a party in any jurisdiction located outside of the continental United States.

(1)Each of EVI and its Subsidiaries has established administrative safeguards that set forth the specific individuals who can access EVI’s internal network and systems, including its software and hardware.

(2)Each of EVI and its Subsidiaries has implemented a password protection process for its internal network and systems that utilizes strong, complex passwords that are routinely changed and are combined with one or more verification methods to create a multi-factor authentication system.

(3)Each of EVI and its Subsidiaries has utilized data encryption methods that are no less rigorous than industry best practices for similarly situated companies to secure its network and systems from unauthorized access, including encryption of Personal Data and any other nonpublic information stored on mobile media or transmitted over any public networks or wireless networks.

(k)Each of EVI and its Subsidiaries has adopted in the ordinary conduct of its business, policies, procedures and risk management processes to ensure the physical security of its facilities and computing environments, and that are no less rigorous than industry best practices for similarly situated companies and applicable Privacy Laws.

(l)Each of EVI and its Subsidiaries has backed up its sensitive information using secure data backup storage systems and has limited access to the backed-up information to only such authorized Persons or employees who are identified in its respective policies as having the authority to access such backed-up information.

(m)The products or service offerings of each of EVI and its Subsidiaries contain mechanisms such as firewall, antivirus protection, web filtering or other functions that are no less rigorous than industry best practices for similarly situated companies to lower the risk of infection from viruses or malicious routines and codes that can destroy, modify or diminish, or cause a similar effect on, its respective products or services, including its programs, equipment and devices, any part of its internal networks or systems, Personal Data or any other nonpublic information. To EVI’s Knowledge, the products or service offerings contain no disabling code, “time bombs,” time-out or deactivation functions that may terminate operations, diminish the product or services, or result in them performing in an impaired manner. To EVI’s Knowledge, the products or service offerings are free of any “viruses” including, but not limited to, “trojan horses” or “worms” that may destroy or corrupt data, and the products or service offerings do not contain any unknown code, scripts or tags, or “back doors” that could enable unauthorized access.

(n)Section 4.26(n) of the EVI Disclosure Schedule sets forth as of the date hereof a true and complete list of all information technology audits or checks that each of the EVI and its Subsidiaries, or any third party on behalf of any of them, has performed in the prior two years, any individuals or parties who conducted the audits, and results of any such audits. Each of EVI and its Subsidiaries, in the ordinary conduct of its business, has performed regular audits of its information security controls, system and procedures that are no less rigorous than industry best practices for similarly situated companies to assess its compliance with its Privacy and Data Security Policies, and has provided MTI with complete and accurate records of the audit results.

Section 4.27.Sufficiency of Assets. The assets that EVI and its Subsidiaries will continue to have good and valid title to, or the right to use, following the Closing constitute all of the assets satisfactory for the conduct of the business and operations of EVI and its Subsidiaries as currently conducted. The structures and material equipment included in such assets are in satisfactory repair and operating condition, subject only to ordinary wear and tear, and are adequate and suitable for the purposes for which they are presently being used or held for use in all material respects. There are no facts or conditions affecting any assets material to EVI that interfere with the use, occupancy or operation of such assets as they are currently being utilized in any material respect.

Section 4.28.CARES Act. EVI has not (a) obtained a Paycheck Protection Program Loan pursuant to Section 1102 of the CARES Act, (b) applied for loan forgiveness pursuant to Section 1106 of the CARES Act, (c) except as set forth on Section 4.28 of the EVI Disclosure Schedule, deferred payment of the employer portion of FICA and Medicare Tax pursuant to Section 2302 of the CARES Act, (d) claimed the employee retention credit pursuant to Section 2301 of the CARES Act or (e) had employees teleworking from a state other than their regular work location on a regular and consistent basis as part of any COVID-19 Measure.

Section 4.29.Full Disclosure. No representation or warranty of EVI in this Agreement or in any exhibit, certificate, or schedule attached or furnished, contains any untrue statement of material fact or omits to state any fact necessary in order to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

ARTICLE V. Representations and Warranties of MTI

Except as (i) and to the extent disclosed in any MTI SEC Report publicly available at least two (2) Business Days prior to the date of this Agreement (but excluding any forward-looking disclosures set forth in any risk factor section, any disclosure in any section relating to forward-looking statements, any other disclosures included in any such form, report, schedule, statement or other document to the extent they are predictive or forward-looking in nature); provided that in no event shall any disclosure in any such SEC Report qualify or limit the representations and warranties of MTI set forth in Section 5.2 (Capitalization), Section 5.4 (Corporate Authorization), Section 5.20 (Brokers; Certain Expenses), Section 5.21 (Stockholder Approval Requirement) or Section 5.22 (State Takeover Statutes), or (ii) disclosed in the corresponding section of the MTI Disclosure Schedule provided in connection herewith (the “MTI Disclosure Schedule”), MTI represents and warrants to EVI as follows:

Section 5.1.Organization; Corporate Power; Corporate Records. MTI is a corporation duly organized, validly existing and in good standing under the Laws of the state of Delaware and has all requisite corporate power and authority necessary to own, lease, and operate its properties and assets and to carry on its business as currently conducted, except where the failure to be so organized, existing, qualified or in good standing, or to have such power or authority when taken together with all other such failures, is not, and would not reasonably be expected to be, individually or in the aggregate, material. MTI is duly qualified or licensed to do business and is in good standing (or the equivalent thereof) in each of the jurisdictions in which the character of the properties owned or held under lease by it or the nature of the business transacted by it makes such qualification necessary, except where the failure to be so qualified, licensed, or in good standing when taken together with all other such failures, is not, and would not reasonably be expected to be, individually or in the aggregate, material.  MTI has heretofore made available to EVI a correct and complete copy of MTI Organizational Documents and each as so delivered is in full force and effect.  MTI is not in violation of any provision of the MTI Organizational Documents. The minute books of MTI contain true, complete and accurate records of all meetings and consents in lieu of meetings of the MTI Board and any committees thereof (or Persons performing similar functions), since the time of its incorporation. The stock ledgers of MTI are true, complete and accurate.

Section 5.2.Capitalization.

(a)The authorized capital stock of MTI consists of 100,000,000 shares of MTI Common Stock and 5,000,000 shares of preferred stock of MTI, par value $.001 per share, including, without limitation, the Series B preferred stock (the “MTI Preferred Stock”). At the close of business on the Business Day immediately preceding the date of this Agreement:

(1)14,229,832 shares of MTI Common Stock were issued and outstanding;

(2)64,103 shares of MTI Preferred Stock were issued and outstanding;

(3)0 shares of MTI Common Stock or MTI Preferred Stock were held in MTI’s treasury;

(4)0 shares of MTI Common Stock were reserved for issuance pursuant to any stock incentive plan and no stock options have been granted; and

(5)0 shares of MTI Common Stock were subject to outstanding MTI restricted stock units.

(b)Section 5.2(b) of the MTI Disclosure Schedule sets forth, as of the day immediately prior to the date hereof, a schedule of (i) all holders of options under any MTI stock plan, including the date of grant, the expiration date, the number of shares, the price per share at which the option may be exercised, an indication of whether or not such stock option is intended to qualify as an “incentive stock option” under Section 422 of the Code, the vesting schedule, and any MTI stock plan under which issued, including specification of the effect, if any, on such options of the MTI Merger and the other transactions contemplated by this Agreement, and (ii) all holders of restricted stock units, the date of grant, the number owned by each holder, the vesting schedule and any MTI stock plan under which issued, including specification of the effect, if any, on such restricted stock units of the MTI Merger and the other transactions contemplated by this Agreement.

(c)All of the shares of MTI Common Stock outstanding are, and all shares that have been and may be issued pursuant to any MTI stock plan will be when issued in accordance with the terms thereof, duly authorized and validly issued, fully paid and nonassessable and free of preemptive rights. All stock options, restricted stock units, or other stock rights granted under any MTI stock plan were properly approved by the MTI Board or an authorized committee thereof and granted in accordance with applicable Law and the terms of any MTI stock plan pursuant to which they were issued. With respect to stock options granted under any MTI stock plan, (i) each option that is intended to qualify as an “incentive stock option” under Section 422 of the Code so qualifies, (ii) each grant of an option was duly authorized by all necessary corporate action, including, as applicable, approval by the MTI Board (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the applicable MTI stock plan and all other applicable Laws and regulatory rules or requirements, (iv) the per share exercise price of each option was no less than the fair market value (within the meaning of Section 422 of the Code, in the case of each option intended to qualify as an “incentive stock option,” and within the meaning of Section 409A of the Code, in the case of each other option granted to holders of options who are subject to U.S. Taxes) of a share of stock on the applicable grant date and (v) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of MTI.

(d)Except as set forth in Section 5.2(a) or Section 5.2(d) of the MTI Disclosure Schedule, there are on the date hereof no outstanding shares of capital stock of, or other equity or voting interest in, MTI, and no outstanding (i) securities of MTI convertible into or exchangeable for shares of capital stock or voting securities or ownership interests MTI, (ii) options, warrants, rights or other agreements or commitments to acquire from MTI, or obligations of MTI to issue, any capital stock, voting securities or other equity ownership interests in (or securities convertible into or exchangeable for capital stock or voting securities or other equity ownership interests in) MTI, (iii) obligations of MTI to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock, voting securities or other ownership interests in MTI, or (iv) obligations (excluding Taxes and other fees) by MTI or any of its Subsidiaries to make any payments based on the market price or value of the MTI Common Stock. As of the date of this Agreement, neither MTI nor any of its Subsidiaries has outstanding obligations to purchase, redeem or otherwise acquire any MTI securities described in clauses (i), (ii) and (iii) hereof.

Section 5.3.Subsidiaries.

(a)Section 5.3(a) of the MTI Disclosure Schedule sets forth a complete and correct list of each Subsidiary of MTI, its place and form of organization, its address and each jurisdiction in which it is authorized to conduct or actually conducts business. Each Subsidiary of MTI is a corporation, partnership, limited liability company, or other business entity duly incorporated or organized (as applicable), validly existing and in good standing under the Laws of its jurisdiction of incorporation or organization and has all corporate or other organizational powers required to carry on its business as currently conducted. Each such Subsidiary is duly qualified to do business and is in good standing in each jurisdiction where such qualification is necessary.

(b)All the outstanding shares of capital stock of, or other equity or voting interests in each such Subsidiary are owned by MTI or by one or more wholly owned Subsidiaries of MTI, free and clear of all pledges, claims, Liens, charges, options, security interests or other encumbrances of any kind, except for transfer restrictions imposed by applicable securities Laws, and are duly authorized, validly issued, fully paid and nonassessable. Except for the capital stock of, or other equity or voting interests in, its Subsidiaries, MTI does not own, directly or indirectly, any capital stock of, or other equity or voting interests in, any Person.

Section 5.4.Corporate Authorization.

(a)MTI has the requisite corporate power and authority to execute and deliver this Agreement and, subject to MTI Stockholder Approval, to consummate the MTI Merger and the other transactions contemplated hereby and to perform its obligations hereunder. The execution, delivery and performance by MTI of this Agreement, and the consummation by MTI of the MTI Merger and the other transactions contemplated hereby, have been duly and validly authorized by the MTI Board and, except for obtaining MTI Stockholder Approval, no other corporate proceedings on the part of MTI are necessary to authorize this Agreement or to consummate the transactions contemplated hereby or to perform its obligations hereunder. This Agreement has been duly and validly executed and delivered by MTI and, assuming this Agreement constitutes the legal, valid and binding agreement of EVI, Parent, Merger Sub E, and Merger Sub M, constitutes a legal, valid and binding agreement of MTI, enforceable against MTI in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws, now or hereafter in effect, affecting creditors’ rights generally and by general principles of equity.

(b)The MTI Board (at a meeting or meetings duly called and held, at which all directors of MTI were present or participated and voted) has unanimously adopted resolutions (i) declaring that this Agreement, the MTI Merger, and the other transactions contemplated hereby are advisable and in the best interests of MTI’s stockholders, (ii) approving and declaring advisable this Agreement, the MTI Merger and the other transactions contemplated by this Agreement, (iii) declaring that the MTI Merger Consideration to be paid to MTI’s stockholders is fair to such stockholders, (iv) resolving to recommend adoption of this Agreement by the stockholders of MTI and (v) directing that the adoption of this Agreement, the Merger and the other transactions contemplated hereby be submitted to a vote of MTI’s stockholders at MTI Stockholder Meeting, and, as of the date of this Agreement, such resolutions have not been subsequently rescinded, modified or withdrawn in any way.

Section 5.5.Non-Contravention; Filings and Consents.

(a)The execution, delivery, and performance by MTI of this Agreement or the consummation by MTI of the MTI Merger and the other transactions contemplated hereby do not and will not (with or without notice or lapse of time, or both):

(1)contravene, conflict with, or result in any violation or breach of any provision of MTI Organizational Documents;

(2)assuming compliance with the matters referred to in Section 5.5 of the MTI Disclosure Schedule and that MTI Stockholder Approval is obtained, contravene, conflict with or result in a violation or breach of any provision of any applicable Law or Order;

(3)require any consent or approval under, violate, conflict with, result in any breach of or any loss of any benefit under, or constitute a change of control or default under, or result in termination or give to others any right of termination, vesting, amendment, acceleration or cancellation of any Contract to which MTI or any Subsidiary of MTI is a party, or by which they or any of their respective properties or assets may be bound or affected; or

(4)result in the creation or imposition of any Lien on any asset of MTI or any of its Subsidiaries.

(b)The execution, delivery and performance of this Agreement by MTI and the consummation of the transactions contemplated hereby by MTI do not and will not require any consent, approval, authorization or Permit of, action by, filing with or notification to, any Governmental Authority, other than (i) the filing of the Certificate of Merger with the Nevada Secretary of State and appropriate documents with the relevant authorities of other states in which MTI is qualified to do business, and (ii) the filing with the SEC of such reports under, and such other compliance with any applicable requirements of the Securities Act, the Exchange Act, any other applicable U.S. state or federal or foreign securities Laws.

Section 5.6.SEC Filings; Sarbanes-Oxley Act; Listing Requirements.

(a)Since January 1, 2021, MTI has timely filed all reports, schedules, forms, statements, prospectuses, registration statements and other documents required to be filed with or furnished to the SEC, each of which when filed, and if applicable, as finally supplemented, modified or amended, complied as of its respective filing date with the then applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act (such documents, together with all information incorporated therein by reference, the “MTI SEC Reports”). None of the MTI SEC Reports, including any financial statements or schedules included or incorporated by reference therein, at the time filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. To the extent not available on the SEC website, MTI has made available to EVI complete and correct copies of the MTI SEC Reports. MTI will file prior to the Effective Time all reports, schedules, forms, statements and other documents required to be filed or furnished by it with the SEC prior to such time. No Subsidiary of MTI is required to file or furnish any forms, reports, statements, schedules or other documents with or to the SEC.

(b)MTI has provided to EVI copies of all comment letters received by the MTI from the SEC since January 19, 2021. As of the date of this Agreement, (i) there are no outstanding or unresolved comments in any such comment letters received by MTI from the SEC; and (ii) none of the MTI SEC Reports is subject to ongoing SEC review.

(c)No executive officer of MTI has failed in any respect to make the certifications required of such officer required by Rule 13a-14 or 15d-14 under the Exchange Act and under Section 302 or 906 of the Sarbanes-Oxley Act with respect to the MTI SEC Reports. Each such certification when filed was true and accurate and complied with the applicable requirements of the Sarbanes-Oxley Act.

Section 5.7.Financial Statements; Internal Controls.

(a)The audited and unaudited consolidated financial statements (including the related notes thereto) of MTI included or incorporated by reference in the MTI SEC Reports (“MTI Financial Statements”):

(1)fairly present the consolidated financial position of MTI and its Subsidiaries as of their respective dates, and the consolidated income, stockholders equity, results of operations and changes in consolidated financial position or cash flows for the periods presented therein (except as may be set forth therein or in the notes thereto); and

(2)were prepared in accordance with GAAP throughout the periods involved (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments set forth therein including the notes thereto). All of MTI’s Subsidiaries are consolidated for accounting purposes.

(b)MTI’s system of “internal controls over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) is designed and maintained to provide reasonable assurance (i) that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, (ii) that receipts and expenditures are executed in accordance with the authorization of management and directors of MTI, and (iii) that any unauthorized use, acquisition or disposition of MTI’s assets that would materially affect MTI’s financial statements would be detected in a timely manner or prevented. Since January 1, 2021, MTI has not disclosed to MTI’s auditors or the audit committee of MTI’s board of directors and to MTI’s Knowledge there are not any “significant deficiencies” or “material weaknesses” in the design or operation of MTI’s internal control over financial reporting that are reasonably likely to adversely affect in any material respect MTI’s ability to record, process, summarize and report financial information. Since January 1, 2021, there has not been any fraud, whether or not material, that involves management or other employees who have a significant role in MTI’s internal controls over financial reporting. Neither MTI nor any of the Subsidiaries is a party to, or has any commitment to become a party to, any “off balance sheet arrangements” that would be required to be disclosed under Item 303(a) of Regulation S-K promulgated by the SEC.

(c)MTI maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) as required by Rule 13a-15(e) or 15d-15(e) under the Exchange Act that are reasonably designed to ensure that (i) all information (both financial and non-financial) required to be disclosed by MTI in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported to the individuals responsible for preparing such reports within the time periods specified in the rules and forms of the SEC, and (ii) all such information is accumulated and communicated to MTI’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the principal executive officer and principal financial officer of MTI required under the Exchange Act with respect to such reports. Neither MTI nor any of its Subsidiaries has outstanding, or has arranged any outstanding, “extensions of credit” to directors or executive officers within the meaning of Section 402 of the Sarbanes-Oxley Act.

(d)Since January 1, 2021, MTI and its officers and directors have been in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated by the SEC thereunder.

(e)Except as set forth on Section 5.7(e) of the MTI Disclosure Schedule, there is no Liability of the nature required to be disclosed in a balance sheet prepared in accordance with GAAP, against MTI or any of its Subsidiaries, and whether or not required to be disclosed, or any other fact or circumstance that would reasonably be likely to result in any claims against, or any obligations or Liabilities of, MTI or any of its Subsidiaries, except for Liabilities and obligations (a) reflected or reserved for on MTI Financial Statements or disclosed in the notes thereto, (b) that have arisen since the date of the most recent balance sheet included in the MTI Financial Statements in the ordinary course of the operation of business of MTI and its Subsidiaries, or (c) under any MTI Material Contract set forth on Section 5.7(e) of the MTI Disclosure Schedule or any Contract not required to be disclosed in the schedules (other than any such liability, debt or obligation resulting from a breach or a default thereunder).

Section 5.8.Absence of Certain Changes. Since September 30, 2021 through the date of this Agreement, (a) there has not been a MTI Material Adverse Effect, (b) MTI and its Subsidiaries have conducted their respective businesses only in the ordinary course of business consistent with past practice, except for actions taken in respect of this Agreement, and (c) neither MTI nor any of its Subsidiaries has taken any action that, if taken after the date hereof without the consent of EVI, would constitute a breach of clause Section 7.1(a)(2), Section 7.1(a)(3), Section 7.1(a)(10), Section 7.1(a)(11), Section 7.1(a)(12), Section 7.1(a)(13) or Section 7.1(a)(15).

Section 5.9.Employee Benefit Plans.

(a)MTI has no employee benefit plan or agreement as defined in Section 3 of ERISA or any other employee plan or agreement sponsored or maintained by MTI or by any ERISA Affiliate, including any bonus or other incentive compensation plans, equity or equity-based compensation plans, pension or deferred compensation arrangements, severance plans, medical insurance, and life insurance plans or programs.

(b)[Reserved]

Section 5.10.Labor and Employment Matters.

(a)Section 5.10(a)(1) of the MTI Disclosure Schedule contains a complete and accurate list of the following information, as applicable, for each current employee of MTI and its Subsidiaries, including each employee on leave of absence or other non-active status (collectively, “MTI Business Employees”) name, employing entity, workplace location, job title, date of hire, service reference date (if different from date of hire), exempt or non-exempt classification under the Fair Labor Standards Act, active or non-active status (and the reason for such non-active status and expected return date), work visa status, current base salary or wage rate, prior year base salary or wage rate, current incentive compensation target, prior year incentive compensation target, prior year incentive compensation earned, current commission rate and commissions earned year to date, prior year commission rate and prior year commissions earned, accrued but unused paid time off, and accrued deferred compensation. Section 5.10(a)(2) of the MTI Disclosure Schedule contains a complete and accurate list of all Persons who perform services for MTI and its Subsidiaries (A) under a leasing, contract worker, or similar arrangement with a third-party employer, or (B) as an independent contractor (excluding accounting, tax, legal, and similar service providers), along with, for each Person described in clauses (A) and (B), such Person’s current compensation or fee, date of engagement, workplace location, and the nature of the services they perform in respect of MTI and its Subsidiaries.

(b)No employee or independent contractor performing services for MTI or any of its  Subsidiaries is bound by any contract that purports to limit the ability of such Person to engage in any activity, services, duties, or practice on behalf of MTI or any of its Subsidiaries. No MTI Business Employee holding a management or executive position has notified MTI or any of its Subsidiaries of an intention to resign, retire or otherwise terminate his or her employment prior to the Closing or in connection with the transactions contemplated hereby nor, to the Knowledge of MTI, does any such MTI Business Employee have an intention to do so.

(c)No current or former employees of MTI or any of its Subsidiaries are or have been represented by a union or similar employee organization with respect to such employment. Neither MTI nor any of its Subsidiaries is a party to, bound by or subject to, or is currently negotiating in connection with entering into, any collective-bargaining agreement or understanding with a labor union or organization. To the Knowledge of MTI, there never has been any activity or proceeding by a labor union or representative thereof to organize any employees of MTI or any of its Subsidiaries. There is no charge or complaint pending or, to the Knowledge of MTI, threatened before the National Labor Relations Board or other Governmental Authority relating to any unfair labor practice in respect of any employees of MTI or any of its Subsidiaries, nor is MTI or any of its Subsidiaries subject to any existing order, judgment, or decision regarding an unfair labor practice claim.

(d)MTI and each Subsidiary has complied with all applicable Laws concerning labor and employment and the terms of each applicable employment or services agreement in respect of all of their respective current and former employees and independent contractors, including without limitation such Laws relating to wages, hours, discrimination in employment, whistleblower protections, retaliation, worker classification, workplace safety and health, immigration, employee data privacy and security, tax withholding and reporting, workers’ compensation, unemployment insurance and employment termination. Except as described in Section 5.10(d) of the MTI Disclosure Schedule, neither MTI nor any of its Subsidiaries (i) has received notice of any actual or alleged violation of any such Law or breach of any such agreement, and, to the Knowledge of MTI, there are no grounds therefor, or (ii) has been subject to or received notice of an audit or investigation by any Governmental Authority relating to any employment-related matter.

(e)Since January 19, 2021, there has been no “mass layoff” or “plant closing” as defined by the WARN Act in respect of MTI or any of its Subsidiaries and neither MTI nor any of its Subsidiaries has been affected by any transactions or engaged in layoffs or employment terminations sufficient in number to trigger application of any state, local, or foreign Law or regulation which is similar to the WARN Act, nor has MTI nor any of its Subsidiaries announced any such action or program for the future.

(f)Neither MTI nor any of its Subsidiaries is delinquent in payments to any MTI Business Employee or other individual who has performed services for MTI for wages, salaries, commissions, bonuses, fees or other compensation for any services performed.

(g)Neither MTI nor any of its Subsidiaries has any Liability with respect to any misclassification of any Person as an independent contractor, temporary employee, leased employee or any other servant or agent compensated other than through reportable wages (as an employee) paid by MTI or any of its Subsidiaries (each, a “MTI Contingent Worker”).

Section 5.11.Litigation. Except as set forth in Section 5.11 of the MTI Disclosure Schedule, there is no complaint, claim, action, suit, litigation, proceeding or governmental or administrative investigation pending or, to the Knowledge of MTI, threatened against or affecting MTI or any of its Subsidiaries, including in respect of the transactions contemplated hereby that, individually or in the aggregate, would reasonably be expected to have a MTI Material Adverse Effect. Neither MTI nor any of its Subsidiaries is subject to any outstanding Order (i) that prohibits MTI or any of its Subsidiaries from conducting its business as now conducted or proposed to be conducted or (ii) that would, individually or in the aggregate, have not had, and would not reasonably be expected to have, a MTI Material Adverse Effect.

Section 5.12.Tax Matters.

(a)MTI and each of its Subsidiaries have timely filed all Tax Returns required to have been filed by or with respect to MTI and each of its Subsidiaries, and all such Tax Returns are true, correct and complete. MTI has made available to EVI all correct and complete copies of all income Tax Returns filed by, and all Tax examination reports and statements of deficiencies assessed against or agreed to by MTI for all periods beginning with the fiscal year ended December 31, 2018, and all other material Tax Returns for which the applicable statute of limitations has not yet expired. MTI and each of its Subsidiaries have timely paid all Taxes attributable to MTI or any of its Subsidiaries that were due and payable by them as shown on such Tax Returns, except with respect to matters contested in good faith and which have been adequately reserved against in accordance with GAAP.

(b)There are no outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the assessment of, any Taxes of MTI or any of its Subsidiaries, and no request for any such waiver or extension is pending or requested. Neither MTI nor any of its Subsidiaries has filed any extension of time within which to file any Tax Returns in respect of any fiscal year that have not since been filed.

(c)There are no audits, examinations, disputes or other proceedings with respect to Taxes of MTI or any of its Subsidiaries, and no such audit, examination, dispute or other proceeding is pending or threatened by a Governmental Authority. Neither

MTI nor any of its Subsidiaries has received any claim from any Governmental Authority in a jurisdiction where it does not file Tax Returns that MTI or any of its Subsidiaries is or may be subject to taxation by that jurisdiction. No deficiency or claim for Taxes against MTI or any of its Subsidiaries has been claimed, proposed or assessed by any Governmental Authority with respect to MTI, nor, to the Knowledge of MTI, has such a claim or deficiency been threatened against MTI or any of its Subsidiaries for any alleged deficiency in Taxes of MTI or any of its Subsidiaries. All deficiencies for Taxes asserted or assessed against MTI and its Subsidiaries have been fully and timely paid, settled or properly reserved for and reflected on the MTI Financial Statements.

(d)There are no Liens with respect to Taxes on the assets or business of MTI or any of its Subsidiaries other than Permitted Liens.

(e)Neither MTI nor any of its Subsidiaries (1) is now, or ever has been, a party to any agreement or arrangement relating to the sharing, allocation or indemnification of Taxes or net operating losses, Tax credits or other Tax benefits, and (2) has any Liability for Taxes of any Person (other than its Subsidiaries) under Treasury Regulations § 1.1502–6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by contract or otherwise. Neither MTI nor any of its Subsidiaries has ever been a member of a group filing consolidated Tax Returns for United States federal income tax purposes (except for the group of which MTI is the common parent).

(f)MTI and each of its Subsidiaries has duly and timely withheld any amounts owed with respect to employees, independent contractors, creditors, stockholders, foreign corporations, nonresident aliens, foreign corporations, third parties, and United States real property interests, and has duly and timely paid proper and accurate amounts to the appropriate Governmental Authority for all periods through the date hereof in compliance with all Tax withholding provisions of applicable federal, state, local and foreign Laws (including, without limitation, income, social security, and employment Tax withholding for all types of compensation).

(g)Neither MTI nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (i) in the two (2) years prior to the date of this Agreement (or will constitute such a corporation in the two (2) years prior to the Closing Date) or (ii) in a distribution that otherwise constitutes part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) that includes the MTI Merger.

(h)Neither MTI nor any of its Subsidiaries is aware of the existence of any fact or circumstance, or has taken or agreed to take any action, that would reasonably be expected to prevent or impede the MTI Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

(i)Neither MTI nor any of its Subsidiaries has participated, or is currently participating, in a “listed transaction” as defined in Treasury Regulations § 1.6011–4(b)(2) (or any similar provision of state, local or foreign Law).

(j)Neither MTI nor any of its Subsidiaries has entered into a closing agreement under Section 7121 of the Code or any similar provision of state, local or foreign Laws, or is subject to any binding determination of the IRS or any comparable ruling of any Governmental Authority.

(k)There is no contract, plan or arrangement covering any Person that would give rise to the payment of any amount that would not be deductible by reason of Section 162(m) of the Code.

(l)Neither MTI nor any of its Subsidiaries has participated, within the meaning of Treasury Regulations § 1.6011–4(c), in any “reportable transaction” within the meaning of Section 6011 of the Code. MTI has disclosed on its Tax Returns all positions taken therein that could give rise to a substantial understatement of Tax within the meaning of Section 6662 of the Code (or any similar provision of state, local or foreign Laws).

(m)Neither MTI nor any of its Subsidiaries has been a “United States real property holding corporation” (within the meaning of Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Neither MTI nor any of its Subsidiaries is a “foreign person” within the meaning of Section 1445(f) of the Code.

(n)Neither MTI nor any of its Subsidiaries is required to include any item of income in, or exclude any item of deduction or loss from, taxable income for any taxable period ending after the Closing Date as a result of any (i) change in accounting method under Section 481(a) of the Code (or any predecessor provision or any similar provision of state, provincial, local or foreign Tax Law) for a taxable period ending on or before the Closing Date, (ii) prepaid amount received on or prior to the Closing Date, (iii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, provincial, local or foreign Tax Law) executed on or prior to the Closing Date, or (iv) installment sale or open transaction made on or prior to the Closing Date.

Section 5.13.Compliance with Laws; Permits.

(a)Neither MTI nor any of its Subsidiaries is or has been since January 1, 2021 in conflict with, in default or, with notice, lapse of time or both, would be in default, with respect to or in violation of any Law or Order applicable to MTI or any of its Subsidiaries or by which any property or asset of MTI or any of its Subsidiaries is bound or affected.

(b)Neither MTI nor any of its Subsidiaries has received any written notice since January 1, 2021:

(1)of any default or violation as described in clause Section 5.13(a) above;

(2)of any administrative, civil or criminal investigation or audit by any Governmental Authority relating to MTI or any of its Subsidiaries; or

(3)from any Governmental Authority alleging that MTI or any of its Subsidiaries are not in compliance with any applicable Law or Order.

(c)MTI and each of its Subsidiaries have all Permits and such Permits are valid and in full force and effect. MTI and each of its Subsidiaries are in compliance with the terms of such Permits and, as of the date of this Agreement, neither MTI nor any of its Subsidiaries has received written notice from any Governmental Authority threatening to revoke, or indicating that it is investigating whether to revoke, any such Permit.

Section 5.14.Environmental Matters.

(a)Except as set forth in Section 5.14(a) of the MTI Disclosure Schedule:

(1)each of MTI and its Subsidiaries is and has been in compliance with all applicable Environmental Laws;

(2)there is no Action relating to or arising under Environmental Laws that is pending or, to the Knowledge of MTI, threatened against or affecting MTI or any of its Subsidiaries;

(3)neither MTI nor its Subsidiaries has received since January 19, 2021 any notice of or entered into or assumed, by contract or operation of Law or otherwise, any obligation, Liability, Order or settlement relating to or arising under Environmental Laws;

(4)no facts, circumstances or conditions exist that would reasonably be expected to result in MTI and its Subsidiaries incurring Environmental Liabilities; and

(5)there have been no Releases of Hazardous Materials on properties since they were owned, operated or leased by MTI or any of its Subsidiaries (or previously).

(b)Except as set forth in Section 5.14(b) of the MTI Disclosure Schedule:

(1)MTI and each of its Subsidiaries has obtained and currently maintains all necessary Environmental Permits;

(2)to the Knowledge of MTI, there is no investigation, nor any Action pending or threatened against or affecting MTI or any of its Subsidiaries or any real property owned, operated or leased by MTI or any of its Subsidiaries to revoke such Environmental Permits;

(3)neither MTI nor any of its Subsidiaries has received any written notice from any Person to the effect that there is lacking any Environmental Permit required under Environmental Law for the current use or operation of any property owned, operated or leased by MTI or any of its Subsidiaries; and

(4)neither the execution and delivery of this Agreement by MTI, nor the consummation by MTI of the transactions contemplated hereby, nor compliance by MTI with any of the provisions hereof, will result in the termination or revocation of, or a right of termination or cancellation under, any Environmental Permit.

(c)Except as set forth in Section 5.14(c) of the MTI Disclosure Schedule, none of the MTI Owned Real Property, MTI Leased Real Property, or products of MTI, or of any of its current or prior Subsidiaries or of any of their respective predecessors, has contained or currently contains any asbestos or asbestos-containing materials, polychlorinated biphenyls, silica or any other substance listed in the Stockholm Convention on Persistent Organic Pollutants.

Section 5.15.Intellectual Property.

(a)MTI and each of its Subsidiaries owns, or is licensed or otherwise has the right to use (in each case, without payments to third parties and free and clear of any Liens), all Intellectual Property necessary for or material to the conduct of its business as currently conducted and such rights are not subject to termination by any third party. Section 5.15(a) of the MTI Disclosure Schedule sets forth a true and complete list of all issued patents, registered trademarks, registered trade names, registered service marks, registered copyrights and in each case applications therefor, and domain names and applications therefor, if any, owned by or licensed to MTI or any of its Subsidiaries as of the date of this Agreement. All issued patents, patent applications, registered trademarks, trade names and service marks and, in each case, applications therefor, registered copyrights and applications therefor and domain names and applications therefor owned by MTI or any of its Subsidiaries have been duly registered and/or filed, as applicable, with or issued by each applicable Governmental Authority in each applicable jurisdiction, all necessary affidavits of continuing use have been filed, and all necessary maintenance fees that are due have been paid to continue all such rights in effect. MTI has made available to EVI complete and correct copies of, and Section 5.15(a) of the MTI Disclosure Schedule sets forth as of the date hereof a true and complete list of, all license agreements relating to Intellectual Property to or by which MTI or any of its Subsidiaries is a party or bound.

(b)Neither MTI nor any of its Subsidiaries or any of its or their products or services has infringed upon or otherwise violated, or is infringing upon or otherwise violating, the Intellectual Property rights of any Person. There is no suit, claim, action, investigation or proceeding pending or, to the Knowledge of MTI, threatened with respect to, and neither MTI nor any of its Subsidiaries has been notified in writing of, any possible infringement or other violation by MTI or any of its Subsidiaries or any of its or their products or services of the Intellectual Property rights of any Person and, to the Knowledge of MTI, there is no valid basis for any such claim. There is no investigation pending or, to the Knowledge of MTI, threatened with respect to any possible infringement or other violation by MTI or any of its Subsidiaries or any of its or their products or services of the Intellectual Property rights of any Person.

(c)To the Knowledge of MTI, no Person nor any product or service of any Person is infringing upon or otherwise violating any Intellectual Property rights of MTI or any of its Subsidiaries.

(d)The execution and delivery of this Agreement, the consummation of the MTI Merger and the other transactions contemplated by this Agreement and the compliance with the provisions of this Agreement do not and will not conflict with, or result in any violation of or default (with or without notice or lapse of time or both) under, or give rise to any right, license or encumbrance relating to, any Intellectual Property owned or used by MTI or any of its Subsidiaries or with respect to which MTI or any of its Subsidiaries now has or has had any agreement with any third party, or any right of termination, cancellation or acceleration of any Intellectual Property right or obligation set forth in any agreement to or by which MTI or any of its Subsidiaries is a party or bound, or the loss or encumbrance of any Intellectual Property or material benefit related thereto, or result in the creation of any Lien in or upon any Intellectual Property or right.

(e)MTI and its Subsidiaries have taken reasonable measures to maintain the confidentiality of their Intellectual Property and every Person employed by MTI or any of its Subsidiaries, including agents, consultants and independent contractors, who has or had or may in the future have access to confidential or proprietary information has entered into a confidentiality and nondisclosure agreement with MTI or the respective Subsidiary. MTI has provided EVI with copies of all forms of confidentiality and nondisclosure agreement used by MTI and each of its Subsidiaries.

(f)Each of the former or current members of management or key personnel of MTI or any of its Subsidiaries, including all former and current employees, agents, consultants and independent contractors who have contributed to or participated in the conception and development of Intellectual Property owned, intended to be owned or used by MTI or any of its Subsidiaries, have assigned or otherwise transferred to MTI or any of its Subsidiaries all ownership and other rights of any nature whatsoever (to the extent permitted by Law) of such Person in any Intellectual Property owned, intended to be owned or used by MTI or any of its Subsidiaries. None of the former or current members of management or key personnel of MTI nor any of its Subsidiaries, including all former and current employees, agents, consultants and independent contractors who have contributed to or participated in the conception and development of Intellectual Property owned, intended to be owned or used by MTI or any of its Subsidiaries, have a valid claim against MTI or any of its Subsidiaries in connection with the involvement of such Persons in the conception and development of any Intellectual Property owned, intended to be owned or used by MTI or any of its Subsidiaries, and no such claim has been asserted or, to the Knowledge of MTI, threatened. To the Knowledge of MTI, none of the current employees of MTI or any of its Subsidiaries has any patents issued or applications pending for any device, process, design or invention of any kind now used or needed by MTI or any of its Subsidiaries in furtherance of their business as currently conducted, which patents or applications have not been assigned to MTI or any of its Subsidiaries.

Section 5.16.Real Property.

(a)MTI and each of its Subsidiaries has good, marketable, and valid title to, or in the case of leased property and leased tangible assets, valid leasehold interests in, all of the real property and tangible assets used in the conduct of its business and all such property and assets, other than real property and assets in which MTI or any of its Subsidiaries has leasehold interests, are free and clear of all Liens, except for Permitted Liens.

(b)Section 5.16(b) of the MTI Disclosure Schedule sets forth a complete and correct list of all real property and interests in real property currently owned by MTI or any of its Subsidiaries (each an “MTI Owned Real Property”) and leased by MTI or any of its Subsidiaries, including the terms of each lease (each a “MTI Leased Real Property”) and MTI has made available to EVI true, correct and complete copies of each of the Contracts relating to such MTI Owned Real Property and MTI Leased Real Property. With respect to each MTI Leased Real Property, neither MTI nor any of its Subsidiaries has subleased, licensed or otherwise granted anyone a right to use or occupy such MTI Leased Real Property or any portion thereof. MTI and each of its Subsidiaries enjoy peaceful and undisturbed possession of each MTI Owned Real Property and MTI Leased Real Property. Each MTI Owned Real Property and MTI Leased Real Property is in good condition and has been maintained in good repair in a manner consistent with standards generally followed with respect to similar properties, and satisfactorily serves the purposes for which it is used in the business of MTI and its Subsidiaries.

Section 5.17.Material Contracts.

(a)Section 5.17(a) of the MTI Disclosure Schedule lists as of the date hereof, and MTI has made available to EVI true, correct and complete copies of each of the following contracts (each, a “MTI Material Contract”) to which MTI or any of its Subsidiaries is a party or which bind or affect their respective properties or assets (excluding leases, subleases or other agreements for MTI Leased Real Property, all of which Contracts are disclosed in Section 5.16(b) of the MTI Disclosure Schedule, and excluding MTI Employee Plans), including full and accurate summaries of the material terms and conditions of any and all oral Contracts of MTI:

(1)any Contract that would be required to be filed by MTI as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act or disclosed by MTI on a Current Report on Form 8-K;

(2)any Contract or group of related Contracts for the purchase or lease of services, products, materials, supplies, goods, equipment, or other assets providing for either (A) annual payments by MTI in excess of $50,000.00, including any and all purchase orders; or (B) which give rise to anticipated receipts by the counterparty to the Contract of more than $50,000.00 in any calendar year, in each case that cannot be terminated on more than ninety (90) days’ notice without payment by MTI of a penalty in excess of $50,000.00;

(3)any Contract involving the obligation of MTI to sell products or services pursuant to which the aggregate payments to become due to MTI exceeds $50,000.00 annually;

(4)any Contract relating to the acquisition or disposition of any material business (whether by merger, stock sale, asset sale, or otherwise) pursuant to which MTI has material continuing obligations following the date of this Agreement;

(5)any Contract relating to any swap, forward, futures, warrant, option or other derivative transaction;

(6)any Contract appointing any agent to act on behalf of MTI or any power of attorney;

(7)any option, license, franchise or similar Contract;

(8)any employment, severance, retention, change in control or similar Contract with any current or former director, officer or employee with the title of vice-president or higher of MTI in respect of which MTI has or could reasonably be expected to have ongoing payment obligations after the Closing Date;

(9)any Contract with a Governmental Authority;

(10)any Contract between MTI, on the one hand, and any of its Affiliates, on the other hand;

(11)any Contract containing provisions that limit the ability of MTI or any of its Subsidiaries (or which, following the consummation of the MTI Merger, could restrict the ability of MTI or any of its Subsidiaries, including the MTI Survivor and its Subsidiaries) to compete in any business or with any Person or in any geographic area, or to sell, supply or distribute any of MTI’s services or products (including any non-compete, exclusivity, “most-favored-nation” or similar requirements) or pursuant to which any benefit or right is required to be given or lost, or any penalty or detriment is incurred, as a result of so competing or engaging;

(12)any Contract that provides for or governs the formation, creation, operation, management or control of any strategic partnership, joint venture, joint development, or similar arrangement or partnership; and

(13)except for arrangements entered into solely among wholly owned Subsidiaries of MTI, any Contract that relates to Indebtedness having an outstanding principal amount in excess of $50,000.00 or conditional sale arrangements, the sale, securitization or servicing of loans or loan portfolios, in each case, in connection with which the aggregate actual contingent obligations of MTI and its Subsidiaries under such contract are greater than $50,000.00.

(b)Each MTI Material Contract is valid and binding on MTI or the Subsidiary of MTI that is a party thereto and, to the Knowledge of MTI, each other party thereto, and is in full force and effect and enforceable in accordance with its terms, except to the extent enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally, and to general equitable principles, and unless expired or terminated in accordance with its terms. MTI, its Subsidiaries and, to the Knowledge of MTI, each other party thereto, have performed and complied with all obligations required to be performed or complied with by them under each MTI Material Contract. There is no default under any MTI Material Contract by MTI or any of its Subsidiaries or, to the Knowledge of MTI, by any other party, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by MTI or any of its Subsidiaries or, to the Knowledge of MTI, by any other party thereto.

Section 5.18.Anticorruption. MTI and each of its Subsidiaries, including their employees, directors, agents or other Persons acting on their behalf, have not, directly or indirectly, taken any action that would cause MTI or any of its Subsidiaries to be in violation of any Anticorruption Laws. MTI and its Subsidiaries, including their employees, directors, agents or other Persons acting on their behalf, have not, directly or indirectly, corruptly given, loaned, paid, promised, offered or authorized payment of money or anything of value to any “foreign official” as defined in the FCPA or, in violation of applicable Law, to any other government official, to secure any improper advantage or to obtain or retain business for any Person or to achieve any other purpose prohibited by the Anticorruption Laws. MTI and each Subsidiary has established and implemented reasonable internal controls and procedures intended to ensure compliance with the Anticorruption Laws.

Section 5.19.Insurance. MTI and its Subsidiaries maintain policies of insurance, including property, fire, workers’ compensation, products Liability, directors’ and officers’ Liability and other casualty and Liability insurance, that is in form and amount as customary for MTI’s and its Subsidiaries’ types of business and as may be additionally required under the terms of any Contract or agreement. Section 5.19 of the MTI Disclosure Schedule sets forth (i) a complete and correct list of all insurance policies and fidelity bonds maintained by MTI and its Subsidiaries as of the date of this Agreement, including coverage amounts, annualized premiums, coverage limitations, deductibles applicable to each such policy, and all claims made on such policies within the past three (3) years; (ii) a complete description of any self-insurance program or similar alternative insurance measures created or entered into by MTI and any of its Subsidiaries; and (iii) true and complete copies of any insurance coverage recommendations received by MTI and any of its Subsidiaries from any insurance consultant or broker during the past three years. Each insurance policy and bond is in full force and effect, all premiums due and payable thereon have been paid, and MTI and its Subsidiaries are in full compliance with the terms of such policies and bonds. There is no claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed. There is no threatened termination of, or pending material premium increase with respect to, any such policies or bonds.

Section 5.20.Brokers; Certain Expenses. No agent, broker, investment banker, financial advisor or other firm or Person, whose fees and expenses shall be paid by MTI, is or shall be entitled to receive any brokerage, finder’s, financial advisor’s, transaction or other fee or commission in connection with this Agreement or the transactions contemplated hereby based upon agreements made by or on behalf of MTI or any of its Affiliates.

Section 5.21.Stockholder Approval Requirement. The only vote of the stockholders of MTI required to approve the plan of merger (in accordance with Section 92A-120 of the NML) contained in this Agreement and approve the MTI Merger is the affirmative vote of the holders of not less than a majority of the outstanding shares of the MTI Common Stock (the “MTI Stockholder Approval”). No other vote of the stockholders of MTI is required by Law or MTI Organizational Documents.

Section 5.22.State Takeover Statutes. MTI has taken all actions necessary to exempt the MTI Merger, this Agreement and the other transactions contemplated by this Agreement from the restrictions on business combinations and voting requirements contained in Sections 78.411 through 78.444 (inclusive) of the NML. No other anti-takeover or other similar statute or regulation applies to the MTI Merger, this Agreement, or any of the other transactions contemplated by this Agreement. As of the date of this Agreement, MTI does not have in effect any “poison pill” or shareholder rights plan.

Section 5.23.Customers and Suppliers. Section 5.23 of the MTI Disclosure Schedule sets forth a correct and complete list of the top 20 customers and top 20 suppliers of MTI and its Subsidiaries during its fiscal year ended December 31, and indicates with respect to each the name, address and dollar volume of business with MTI or Subsidiary (including the primary categories, based on purchases or sales, of products bought or sold). Neither MTI nor any of its Subsidiaries is required to provide any material bonding or other financial security arrangements in connection with its transactions with any customer or supplier required to be disclosed on Section 5.23 of the MTI Disclosure Schedule. Since the Financial Statement Date, no customer or supplier required to be disclosed on Section 5.23 of the MTI Disclosure Schedule has terminated or failed to renew its relationship with, or materially reduced its purchases from or sales to, MTI or any of its Subsidiaries.

Section 5.24.Transactions with Affiliates. Except as disclosed on Section 5.24 of the MTI Disclosure Schedule: (a) none of the customers, suppliers, distributors or sales Representatives of MTI is an Affiliate of MTI or is any Affiliate’s officer, director, stockholder, or any immediate family member of any officer, director, or Affiliate of MTI; (b) none of the properties or assets of MTI is owned or used by or leased to any Affiliate of MTI or of any of its officers, directors or stockholders; (c) no Affiliate of MTI or any Affiliate’s officers, directors or stockholders is a party to any MTI agreement; and (d) no Affiliate of MTI or of any of its officers, directors or stockholders provides any legal, accounting or other services to MTI.

Section 5.25.Privacy and Data Security.

(a)Section 5.25(a) of the MTI Disclosure Schedule sets forth as of the date hereof a true and complete list of all of the types of Personal Data or highly sensitive information that MTI and its Subsidiaries collects or transmits through:

(1)its products or service offerings, and

(2)any website or other platforms it maintains, operates or uses in the conduct of its business.

(b)Each of MTI and its Subsidiaries is, and at all times has been, in compliance with all:

(1)Privacy Laws;

(2)PCI Requirements;

(3)applicable payment card brand, card association, payment processor and bank rules and requirements;

(4)Privacy Agreements; and

(5)federal, state, local and foreign Laws, rules and regulations pertaining to sales and marketing practices, including, without limitation, the CAN-SPAM Act, the Telephone Consumer Protection Act, and the Telemarketing Sales Rule.

(c)

(1)Each of MTI and its Subsidiaries has implemented Privacy and Data Security Policies that are no less rigorous than industry best practices.

(2)Each of MTI and its Subsidiaries is in compliance with, and has always complied with, any statutory and fiduciary obligations to safeguard the privacy of Personal Data that it collects, uses, transmits or processes through its products or service offerings, including its websites or platforms that it maintains, operates or uses in the ordinary conduct of its business.

(3)Each of MTI and its Subsidiaries satisfies any statutory and fiduciary obligations they have to provide notice to website visitors or obtain consent for their or a third party’s use of monitoring features such as cookies or tags.

(4)MTI and its Subsidiaries have made available a true, correct, and complete copy of each Privacy and Data Security Policy in effect at any time since the respective inceptions of MTI and its Subsidiaries.

(5)At all times, each of MTI and its Subsidiaries has been and is in compliance with all of its Privacy and Data Security Policies.

(6)Neither the execution, delivery, or performance of this Agreement, nor the consummation of any of the transactions contemplated under this Agreement will violate any of the Privacy Agreements, Privacy and Data Security Policies or any applicable Privacy Laws. Each of MTI and its Subsidiaries has delivered to EVI accurate and complete copies of all of the Privacy Agreements.

(d)Each of MTI and its Affiliates/Subsidiaries has not, and currently does not, market its products and services to any Persons under the age of 13, and neither MTI nor any of its Subsidiaries knowingly collects Personal Data from any Persons under the age of 13.

(e)There is no pending, nor has there ever been any, complaint, audit, proceeding, investigation, or claim against any of MTI or its Subsidiaries initiated by any Person or entity, any Governmental Entity, foreign or domestic or any regulatory or self-regulatory entity alleging that any Data Activity of MTI or any of its Subsidiaries:

(1)violates any applicable Privacy Laws;

(2)violates any Privacy Agreements;

(3)violates any Privacy and Data Security Policies; or

(4)constitutes an unfair, deceptive, or misleading trade practice.

(f)At all times, MTI and its Subsidiaries have taken all reasonable steps (including, without limitation, implementing, maintaining, and monitoring compliance with government-issued or industry standard measures with respect to administrative, technical and physical security) to ensure that all Personal Data in its possession or control is protected against damage, loss, and against unauthorized access, acquisition, use, modification, disclosure or other misuse. To the Knowledge of MTI, there has been no unauthorized access, use, or disclosure of Personal Data in the possession or control of MTI or any of its Subsidiaries and any of its contractors with regard to any Personal Data obtained from or on behalf of MTI or any of its Subsidiaries, nor has there been any unauthorized intrusions or breaches of security into any systems of MTI or any of its Subsidiaries.

(g)Each of MTI and its Subsidiaries contractually requires all third-parties, including vendors, Affiliates, and other Persons providing services to it that have access to or receive Personal Data from or on behalf of it to comply with all applicable Privacy Laws, and to take all reasonable steps to ensure that all Personal Data in such third parties’ possession or control is protected against damage, loss, and against unauthorized access, acquisition, use, modification, disclosure or other misuse.

(h)Section 5.25(h) of the MTI Disclosure Schedule sets forth as of the date hereof a true and complete list of all Data Centers and the geographic location of each such Data Center. Neither MTI nor any of its Subsidiaries has, nor currently does, use any third-party Data Centers or hosting-providers to store or process any Personal Data.

(i)Neither MTI nor any of its Subsidiaries has offered any services that store, transmit or process Personal Data in, and no Data Center owned by it has stored, transmitted or processed Personal Data in, a geographical location that is outside of the continental United States. Neither MTI nor any of its Affiliates or Subsidiaries has previously stored, transmitted, processed or made available any Personal Data to a party in any jurisdiction located outside of the continental United States.

(j)

(1)Each of MTI and its Subsidiaries has established administrative safeguards that set forth the specific individuals who can access its internal network and systems, including its software and hardware.

(2)Each of MTI and its Subsidiaries has implemented a password protection process for its internal network and systems that utilizes strong, complex passwords that are routinely changed and are combined with one or more verification methods to create a multi-factor authentication system.

(3)Each of MTI and its Subsidiaries has utilized data encryption methods that are no less rigorous than industry best practices to secure its network and systems from unauthorized access, including encryption of Personal Data and any other nonpublic information stored on mobile media or transmitted over any public networks or wireless networks.

(k)

(1)Each of MTI and its Subsidiaries has adopted in the ordinary conduct of its business, policies, procedures and risk management processes to ensure the physical security of its facilities and computing environments, and that are no less rigorous than industry best practices and applicable Privacy Laws.

(2)Each of MTI and its Subsidiaries has secured and maintained control of all physical access points, maintained effective identification procedures, ensured visibility in all high-risk areas, and has adopted policies that ensure the adequate treatment of sensitive information in public space, including, without limitation, restrictions relating to the use of monitors in open areas, keeping laptops and other retrievable items out of accessible spaces, printing in secure areas, effective mail center screening and distribution procedures, and secure trash and electronic equipment disposal methods.

(l)Each of MTI and its Subsidiaries has adopted policies to identify Personal Data, or any other nonpublic information that are subject to a system backup, and to specify the frequency of such backups. Each of MTI and its Subsidiaries has backed up its sensitive information using secure data backup storage systems and has limited access to the backed-up information to only such authorized Persons or employees who are identified in its respective policies as having the authority to access such backed-up information.

(m)The products or service offerings of each of MTI and its Subsidiaries contain mechanisms such as firewall, antivirus protection, web filtering or other functions that are no less rigorous than industry best practices to lower the risk of infection from viruses or malicious routines and codes that can destroy, modify or diminish, or cause a similar effect on, its respective products or services, including its programs, equipment and devices, any part of its internal networks or systems, Personal Data or any other nonpublic information. The products or service offerings contain no disabling code, “time bombs,” time-out or deactivation functions that may terminate operations, diminish the product or services, or result in them performing in an impaired manner. The products or service offerings are free of any “viruses” including, but not limited to, “trojan horses” or “worms” that may destroy or corrupt data, and the products or service offerings do not contain any unknown code, scripts or tags, or “back doors” that could enable unauthorized access.

(n)Section 5.25(n) of the MTI Disclosure Schedule sets forth as of the date hereof a true and complete list of all audits or checks that each of MTI and its Subsidiaries, or any third party on behalf of any of them, has performed in the prior five (5) years, any individuals or parties who conducted the audits, and results of any such audits. Each of MTI and its Subsidiaries, in the ordinary conduct of its business, has performed regular audits of its information security controls, system and procedures that are no less rigorous than industry best practices to assess its compliance with its Privacy and Data Security Policies, and has provided Buyer with complete and accurate records of the audit results.

Section 5.26.Sufficiency of Assets. The assets that MTI and its Subsidiaries will continue to have good and valid title to, or the right to use, following the Closing constitute all of the assets satisfactory for the conduct of the business and operations of MTI and its Subsidiaries as currently conducted. The structures and material equipment included in such assets are in satisfactory repair and operating condition, subject only to ordinary wear and tear, and are adequate and suitable for the purposes for which they are presently being used or held for use in all material respects. There are no facts or conditions affecting any assets material to MTI that interfere with the use, occupancy or operation of such assets in any material respect.

Section 5.27.Full Disclosure. No representation or warranty of MTI in this Agreement or in any exhibit, certificate, or schedule attached or furnished, contains, or on the Closing Date will contain, any untrue statement of material fact or omits, or on the Closing Date will omit, to state any fact necessary in order to make the statements contained therein, in light of the circumstances in which they are made, not misleading. All such statements, representations, warranties, exhibits, certificates, and schedules shall be true and complete in all material respects on and as of the Closing Date as though made on that date. MTI has no Knowledge of any fact that has specific application to MTI (other than general economic or industry conditions) and that may materially adversely affect the assets, business, prospects, financial condition, or results of operations of MTI that has not been set forth in this Agreement, the MTI SEC Filings, or the MTI Disclosure Schedule.

Article VI. REPRESENTATIONS AND WARRANTIES OF PARENT

Except as disclosed in the corresponding section of the Parent Disclosure Schedule provided in connection herewith (the “Parent Disclosure Schedule”), Parent represents and warrants to EVI and MTI as follows:

Section 6.1.Organization; Corporate Power; Corporate Records. Parent is a corporation duly organized, validly existing and in good standing under the Laws of the state of Delaware and has all requisite corporate power and authority necessary to own, lease, and operate its properties and assets and to carry on its business as currently conducted, except where the failure to be so organized, existing, qualified or in good standing, or to have such power or authority when taken together with all other such failures, is not, and would not reasonably be expected to be, individually or in the aggregate, material. Parent is duly qualified or licensed to do business and is in good standing (or the equivalent thereof) in each of the jurisdictions in which the character of the properties owned or held under lease by it or the nature of the business transacted by it makes such qualification necessary, except where the failure to be so qualified, licensed, or in good standing when taken together with all other such failures, is not, and would not reasonably be expected to be, individually or in the aggregate, material.  Parent has heretofore made available to EVI and MTI a correct and complete copy of Parent’s Organizational Documents and each as so delivered is in full force and effect.  Parent is not in violation of any provision of its Organizational Documents. The minute books of Parent contain true, complete and accurate records of all meetings and consents in lieu of meetings of the Parent Board and any committees thereof (or Persons performing similar functions), since the time of its incorporation. The stock ledgers of Parent are true, complete and accurate.

Section 6.2.Capitalization.

(a)The authorized capital stock of Parent consists of 200,000,000 shares of Parent Common Stock, and 40,000,000 shares of preferred stock, par value $.0001 per share (“Parent Preferred Stock”). At the close of business on the Business Day immediately preceding the date of this Agreement:

(1)10 shares of Parent Common Stock were issued and outstanding;

(2)0 shares of Parent Preferred Stock were issued and outstanding;

(3)0 shares of Parent Common Stock or Parent Preferred Stock were held in Parent’s treasury; and

(4)0 shares of Parent Common Stock were subject to outstanding Parent restricted stock units.

(b)The Parent does not have and has not issued options or restricted stock units.

(c)All of the shares of Parent Common Stock outstanding are duly authorized and validly issued, fully paid and nonassessable and free of preemptive rights.

(d)Except as set forth in Section 6.2(a) of the Parent Disclosure Schedule and except for the obligations contemplated by this Agreement, there are on the date hereof no outstanding shares of capital stock of, or other equity or voting interest in, Parent, and no outstanding (i) securities of Parent convertible into or exchangeable for shares of capital stock or voting securities or ownership interests Parent, (ii) options, warrants, rights or other agreements or commitments to acquire from Parent, or obligations of Parent to issue, any capital stock, voting securities or other equity ownership interests in (or securities convertible into or exchangeable for capital stock or voting securities or other equity ownership interests in) Parent, (iii) obligations of Parent to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock, voting securities or other ownership interests in Parent, or (iv) obligations (excluding Taxes and other fees) by Parent or any of its Subsidiaries to make any payments based on the market price or value of the Parent Common Stock. As of the date of this Agreement, neither Parent nor any of its Subsidiaries has outstanding obligations to purchase, redeem or otherwise acquire any Parent securities described in clauses (i), (ii) and (iii) hereof.

Section 6.3.Subsidiaries.

(a)Section 6.3(a) of the Parent Disclosure Schedule sets forth a complete and correct list of each Subsidiary of Parent, its place and form of organization, its address and each jurisdiction in which it is authorized to conduct or actually conducts business. Each Subsidiary of Parent is a corporation, partnership, limited liability company, or other business entity duly incorporated or organized (as applicable), validly existing and in good standing under the Laws of its jurisdiction of incorporation or organization and has all corporate or other organizational powers required to carry on its business as currently conducted. Each such Subsidiary is duly qualified to do business and is in good standing in each jurisdiction where such qualification is necessary.

(b)All the outstanding shares of capital stock of, or other equity or voting interests in each such Subsidiary are owned by Parent, free and clear of all pledges, claims, Liens, charges, options, security interests or other encumbrances of any kind, except for transfer restrictions imposed by applicable securities Laws, and are duly authorized, validly issued, fully paid and nonassessable. Except for the capital stock of, or other equity or voting interests in, its Subsidiaries, Parent does not own, directly or indirectly, any capital stock of, or other equity or voting interests in, any Person.

Section 6.4.Corporate Authorization.

(a)Parent has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to perform its obligations hereunder. The execution, delivery and performance by Parent of this Agreement, and the consummation by Parent of the transactions contemplated hereby, have been duly and validly authorized by the Parent Board and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions contemplated hereby or to perform its obligations hereunder. This Agreement has been duly and validly executed and delivered by Parent and, assuming this Agreement constitutes the legal, valid and binding agreement of EVI and MTI, constitutes a legal, valid and binding agreement of Parent, enforceable against Parent in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws, now or hereafter in effect, affecting creditors’ rights generally and by general principles of equity.

(b)The Parent Board (at a meeting or meetings duly called and held, at which all directors of Parent were present or participated and voted) has unanimously adopted resolutions (i) declaring that this Agreement and the other transactions contemplated hereby are advisable and in the best interests of Parent’s stockholders, and (ii) approving and declaring advisable this Agreement and the other transactions contemplated by this Agreement, and, as of the date of this Agreement, such resolutions have not been subsequently rescinded, modified or withdrawn in any way.

Section 6.5.Non-Contravention; Filings and Consents.

(a)The execution, delivery, and performance by Parent of this Agreement or the consummation by Parent of the transactions contemplated hereby do not and will not (with or without notice or lapse of time, or both):

(1)contravene, conflict with, or result in any violation or breach of any provision of Parent’s Organizational Documents;

(2)assuming compliance with the matters referred to in Section 6.5 of the Parent Disclosure Schedule, contravene, conflict with or result in a violation or breach of any provision of any applicable Law or Order;

(3)require any consent or approval under, violate, conflict with, result in any breach of or any loss of any benefit under, or constitute a change of control or default under, or result in termination or give to others any right of termination, vesting, amendment, acceleration or cancellation of any Contract to which Parent or any Subsidiary of Parent is a party, or by which they or any of their respective properties or assets may be bound or affected; or

(4)result in the creation or imposition of any Lien on any asset of Parent or any of its Subsidiaries.

(b)The execution, delivery and performance of this Agreement by Parent and the consummation of the transactions contemplated hereby by Parent do not and will not require any consent, approval, authorization or Permit of, action by, filing with or notification to, any Governmental Authority.

Section 6.6.Conduct of Business.  Parent was formed on March 21, 2022 in the State of Delaware and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated by this Agreement.

Article VII. Covenants

Section 7.1.Conduct of Business of EVI and MTI Pending the Merger.

(a)EVI covenants and agrees that, during the period from the date of this Agreement until the EVI Effective Time, except with the prior written consent of MTI (such consent not to be unreasonably withheld), or as expressly contemplated by this Agreement, or as set forth in Section 7.1(a) of the EVI Disclosure Schedule, or as required by Law, the business of EVI and its Subsidiaries shall be conducted in the ordinary course of business consistent with past practice and EVI and its Subsidiaries shall use their reasonable best efforts to comply with all applicable Laws, rules, and regulations and to the extent consistent therewith, use their reasonable best efforts to preserve their business organizations intact and maintain existing relations and goodwill with customers, suppliers, distributors, creditors, lessors, licensors, licensees, Governmental Authorities, employees, agents, consultants, and business associates, to keep available the services of EVI’s and its Subsidiaries’ present employees, agents and consultants; provided, however, that during any period of full or partial suspension of operations related to a disease outbreak, including but not limited to the COVID-19 pandemic, EVI may take such actions as are reasonably necessary (A) to protect the health and safety of directors, officers, employees, agents, consultants, and contractors or (B) to respond to third-party supply or service disruptions caused by the COVID-19 pandemic; provided, further, that following any such suspension, to the extent that EVI took any actions that caused deviations from its business being conducted in the ordinary course of business consistent with past practice, to resume conducting its business in the ordinary course of business consistent with past practice in all material respects as soon as reasonably practicable and (ii) use reasonable best efforts to (A) comply in all material respects with material applicable Laws, (B) preserve intact in all material respects its business organizations and relationships with its material suppliers, customers, Governmental Authorities and other material business relations and (C) keep available the services of its officers and key employees. Without limiting the generality of the foregoing, from the date of this Agreement until the EVI Effective Time, except with the prior written consent of MTI (such consent not to be unreasonably withheld), or as expressly contemplated by this Agreement, or as set forth in Section 7.1(a) of the EVI Disclosure Schedule, or as required by Law, EVI will not and will not permit any of its Subsidiaries to:

(1)amend or propose any change to the EVI Organizational Documents or other similar governing documents;

(2)merge or consolidate EVI or any of its Subsidiaries with any other Person, except for any such transactions among wholly owned Subsidiaries of EVI, or restructure, reorganize or completely or partially liquidate or otherwise enter into any agreements or arrangements imposing material changes or restrictions on its assets, operations or businesses;

(3)acquire assets outside of the ordinary course of business from any other Person with a value or purchase price in the aggregate in excess of $3.6 million in any transaction or series of related transactions, other than acquisitions pursuant to Contracts in effect as of the date of this Agreement;

(4)except for the issuance of shares upon the exercise of employee plan options outstanding on the date of this Agreement, issue, sell, pledge, dispose of, grant, transfer, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license, guarantee or encumbrance of, any shares of EVI Common Stock or other EVI stock or stock of any of its Subsidiaries (other than the issuance of shares by a wholly owned Subsidiary of EVI to EVI or another wholly owned Subsidiary), or securities convertible or exchangeable into or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or such convertible or exchangeable securities;

(5)create or incur any Lien on any assets of EVI or any of its Subsidiaries having a value in excess of $3.6 million;

(6)make any loans, advances, guarantees or capital contributions to or investments in any Person (other than EVI or any direct or indirect wholly owned Subsidiary of EVI) in excess of $3.6 million in the aggregate;

(7)declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property, or otherwise, with respect to any of its capital stock (except for dividends paid by any direct or indirect wholly owned Subsidiary to EVI or to any other direct or indirect wholly owned Subsidiary) or enter into any Contract with respect to the voting of its capital stock;

(8)reclassify, split, combine, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or securities convertible or exchangeable into or exercisable for any shares of its capital stock;

(9)incur, or enter into, amend, modify or terminate any Contract with respect to, any Indebtedness for borrowed money or guarantee, or enter into, amend, modify or terminate any guarantee of, such Indebtedness of another Person, or issue, sell, enter into, amend, modify or terminate any debt securities or warrants or other rights to acquire any debt security of EVI or any of its Subsidiaries, except for: (A) Indebtedness for borrowed money incurred in an amount not to exceed $3.6 million in the aggregate; (B) Indebtedness for borrowed money incurred in replacement of existing Indebtedness for borrowed money on terms substantially consistent with or more beneficial than the Indebtedness being replaced; (C) guarantees, incurred in compliance with this Section 7.1, by EVI of Indebtedness of wholly owned Subsidiaries of EVI; or (D) interest rate swaps that EVI or any of its Subsidiaries enter into on customary commercial terms consistent with past practice and not to exceed $3.6 million in notional amount in the aggregate;

(10)except as provided in the capital budgets set forth in Section 7.1(a)(10) of the EVI Disclosure Schedule and consistent therewith, make or authorize any capital expenditure in excess of $3.6 million in the aggregate during any 12-month period;

(11)make any change in any financial accounting principles, methods or practices (including any Tax accounting policies or procedures) or any of its methods of reporting income, deductions or other material items for financial or Tax accounting purposes, in each case except for any such change required by GAAP or applicable Law, including Regulation S-X under the Exchange Act;

(12)settle any litigation or other proceedings before a Governmental Authority (A) for an amount in excess of $500,000.00 or any obligation or Liability of EVI in excess of such amount, (B) on a basis that would result in (I) the imposition of any writ, judgment, decree, settlement, award, injunction or similar Order of any Governmental Authority that would restrict the future activity or conduct of EVI or any of its Subsidiaries or (II) a finding or admission of a violation of Law or violation of the rights of any Person by EVI or any of its Subsidiaries, or (C) that is brought by any current, former or purported holders of any capital stock or debt securities of EVI or any of its Subsidiaries relating to the transactions contemplated by this Agreement;

(13)other than in the ordinary course of business consistent with past practice, (A) amend, modify or terminate any EVI Material Contract or Intellectual Property contract, (B) take or omit to take any action that would cause any Intellectual Property, including registrations thereof or applications for registration, to lapse, be abandoned or cancelled, or fall into the public domain, or (C) cancel, modify or waive any debts or claims held by it or waive any rights having in each case a value in excess of $500,000.00  or in the aggregate a value in excess of $2 million;

(14)(A) make any material Tax election or material change in any Tax election, or change or consent to any change in EVI’s or any of its Subsidiaries’ method of accounting for Tax purposes, (B) file any amended Tax Return, (C) enter into any settlement or compromise of any Tax Liability of EVI or any of its Subsidiaries, (D) extend or waive the application of any statute of limitations applicable to the assessment or collection of any Tax, other than in the ordinary course of business consistent with past practice, or (E) enter into any Tax indemnification, sharing, allocation or reimbursement agreement or similar agreement, arrangement or understanding (other than a commercial Contract entered into in the ordinary course of business and not principally related to Taxes);

(15)except as set forth in Section 7.1(a)(15) of the EVI Disclosure Schedule or as otherwise required by applicable Law, (A) grant or provide any severance or termination payments or benefits to any of its Subsidiaries, directors, officers or employees, (B) increase the compensation, bonus or pension, welfare, severance, or other benefits of, pay any bonus to, or make any new equity awards to any of its or its Subsidiaries’ directors, officers or employees, (C) establish, adopt, amend or terminate any EVI Employee Plan or amend the terms of any outstanding equity-based awards, (D) take any action to accelerate the vesting or payment, or fund or in any other way secure the payment, of compensation or benefits under any of the EVI Employee Plans, (E) change any actuarial or other assumptions used to calculate funding obligations with respect to any EVI Employee Plan or to change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by GAAP, (F) forgive any loans to any of its or of any of its Subsidiaries’ directors, officers or employees, (G) terminate the employment (other than for cause) of any EVI Business Employee, or hire any EVI or Subsidiary employee, except for hiring in the ordinary course of business to fill an existing vacancy, provided that EVI shall first obtain Parent’s written consent (such consent not to be unreasonably withheld) before the hiring of any (i) management or executive personnel, (II) individual for a position having an annual base compensation of over $150,000.00, or (ii) group of individuals for positions having annual base compensation in the aggregate of over $300,000.00, or (H) enter into any negotiations concerning any collective-bargaining agreement or understanding with a labor union or organization with respect to any EVI Business Employees;

(16)voluntarily abandon, dispose of, or permit to lapse any Permit material to the business of EVI and of its Subsidiaries, taken as a whole, other than (A) in the ordinary course of business consistent with past practice or (B) as required by applicable Law;

(17)take any action or omit to take any action that is reasonably likely to result in any of the conditions precedent to the consummation of the EVI Merger set forth in Section 7.1(b) hereof and the other transactions contemplated hereby not being satisfied; or

(18)agree, authorize or commit to do any of the foregoing.

(b)MTI covenants and agrees that, during the period from the date of this Agreement until the Effective Time, except with the prior written consent of EVI (such consent not to be unreasonably withheld), or as expressly contemplated by this Agreement, or as set forth in Section 7.1(b) of the MTI Disclosure Schedule, or as required by Law, the business of MTI and its Subsidiaries shall be conducted in the ordinary course of business consistent with past practice and MTI and its Subsidiaries shall use their reasonable best efforts to comply with all applicable Laws, rules and regulations and to the extent consistent therewith, use their reasonable best efforts to preserve their business organizations intact and maintain existing relations and goodwill with customers, suppliers, distributors, creditors, lessors, licensors, licensees, Governmental Authorities, employees, agents, consultants, and business associates, to keep available the services of MTI’s and its Subsidiaries’ present employees, agents and consultants; provided, however, that during any period of full or partial suspension of operations related to a disease outbreak, including but not limited to the COVID-19 pandemic, MTI may take such actions as are reasonably necessary (A) to protect the health and safety of directors, officers, employees, agents, consultants, and contractors or (B) to respond to third-party supply or service disruptions caused by the COVID-19 pandemic; provided, further, that following any such suspension, to the extent that MTI took any actions that caused deviations from its business being conducted in the ordinary course of business consistent with past practice, to resume conducting its business in the ordinary course of business consistent with past practice in all material respects as soon as reasonably practicable and (ii) use reasonable best efforts to (A) comply in all material respects with material applicable Laws, (B) preserve intact in all material respects its business organizations and relationships with its material suppliers, customers, Governmental Authorities and other material business relations and (C) keep available the services of its officers and key employees. Without limiting the generality of the foregoing. Without limiting the generality of the foregoing, from the date of this Agreement until the Effective Time, except with the prior written consent of EVI (such consent not to be unreasonably withheld), or as expressly contemplated by this Agreement, or as set forth in Section 7.1(b) of the MTI Disclosure Schedule, or as required by Law, MTI will not and will not permit any of its Subsidiaries to:

(1)amend or propose any change to MTI Organizational Documents or other similar governing documents;

(2)merge or consolidate MTI or any of its Subsidiaries with any other Person, except for any such transactions among wholly owned Subsidiaries of MTI, or restructure, reorganize or completely or partially liquidate or otherwise enter into any agreements or arrangements imposing material changes or restrictions on its assets, operations or businesses;

(3)acquire assets outside of the ordinary course of business from any other Person with a value or purchase price in the aggregate in excess of $400,000 in any transaction or series of related transactions, other than acquisitions pursuant to contracts in effect as of the date of this Agreement;

(4)except for the issuance of shares upon the exercise of employee plan options outstanding on the date of this Agreement, issue, sell, pledge, dispose of, grant, transfer, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license, guarantee or encumbrance of, any shares of MTI Common Stock or other MTI stock or stock of any of its Subsidiaries (other than the issuance of shares by a wholly owned Subsidiary of MTI to MTI or another wholly owned Subsidiary), or securities convertible or exchangeable into or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or such convertible or exchangeable securities;

(5)create or incur any Lien on any assets of MTI or any of its Subsidiaries having a value in excess of $400,000.00;

(6)make any loans, advances, guarantees, or capital contributions to or investments in any Person (other than MTI or any direct or indirect wholly owned Subsidiary of MTI) in excess of $400,000.00 in the aggregate;

(7)declare, set aside, make, or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (except for dividends paid by any direct or indirect wholly owned Subsidiary to MTI or to any other direct or indirect wholly owned Subsidiary) or enter into any Contract with respect to the voting of its capital stock;

(8)reclassify, split, combine, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or securities convertible or exchangeable into or exercisable for any shares of its capital stock;

(9)incur, or enter into, amend, modify, or terminate any Contract with respect to, any Indebtedness for borrowed money or guarantee, or enter into, amend, modify or terminate any guarantee of, such Indebtedness of another Person, or issue, sell, enter into, amend, modify, or terminate any debt securities or warrants or other rights to acquire any debt security of MTI or any of its Subsidiaries, except for: (A) Indebtedness for borrowed money not to exceed $400,000.00 in the aggregate, (B) Indebtedness for borrowed money incurred in replacement of existing Indebtedness for borrowed money on terms substantially consistent with or more beneficial than the Indebtedness being replaced, (C) guarantees, incurred in compliance with this Section 7.1, by MTI of Indebtedness of wholly owned Subsidiaries of MTI or (D) interest rate swaps that MTI or any of its Subsidiaries enters into on customary commercial terms consistent with past practice and not to exceed $400,000.00 in notional amount in the aggregate;

(10)except as provided in the capital budgets set forth in Section 7.1(b)(10) of the MTI Disclosure Schedule and consistent therewith, make or authorize any capital expenditure in excess of $400,000.00 in the aggregate during any 12-month period;

(11)make any change in any financial accounting principles, methods, or practices (including any Tax accounting policies or procedures) or any of its methods of reporting income, deductions, or other material items for financial or Tax accounting purposes, in each case except for any such change required by GAAP or applicable Law, including Regulation S-X under the Exchange Act;

(12)settle any litigation or other proceedings before a Governmental Authority (A) for an amount in excess of $250,000.00 or any obligation or Liability of MTI in excess of such amount, (B) on a basis that would result in (I) the imposition of any writ, judgment, decree, settlement, award, injunction, or similar Order of any Governmental

Authority that would restrict the future activity or conduct of MTI or any of its Subsidiaries or (II) a finding or admission of a violation of Law or violation of the rights of any Person by MTI or any of its Subsidiaries, or (C) that is brought by any current, former or purported holders of any capital stock or debt securities of MTI or any of its Subsidiaries relating to the transactions contemplated by this Agreement;

(13)other than in the ordinary course of business consistent with past practice, (A) amend, modify or terminate any MTI Material Contract or Intellectual Property contract, (B) take or omit to take any action that would cause any Intellectual Property, including registrations thereof or applications for registration, to lapse, be abandoned or cancelled, or fall into the public domain, or (C) cancel, modify or waive any debts or claims held by it or waive any rights having in each case a value in excess of $125,000.00 or in the aggregate a value in excess of $500,000.00;

(14)(A) make any material tax election or material change in any tax election, (B) change or consent to any change in MTI’s or any of its Subsidiaries’ method of accounting for Tax purposes, (C) file any material amended Tax Return, (D) enter into any settlement or compromise of any tax Liability of MTI or any of its Subsidiaries, (E) extend or waive the application of any statute of limitations applicable to the assessment or collection of any Tax, other than in the ordinary course of business consistent with past practice, or (F) enter into any Tax indemnification, sharing, allocation or reimbursement agreement or similar agreements, arrangements or understandings (other than any commercial Contract entered into in the ordinary course of business not principally related to Taxes);

(15)except as set forth in Section 7.1(b)(15) of the MTI Disclosure Schedule or as otherwise required by applicable Law, (A) grant or provide any severance or termination payments or benefits to any of the Subsidiaries of MTI, directors, officers, or employees, (B) increase the compensation, bonus or pension, welfare, severance or other benefits of, pay any bonus to, or make any new equity awards to any of its or its Subsidiaries’ directors, officers, or employees, (C) establish, adopt, amend, or terminate any MTI Employee Plan or amend the terms of any outstanding equity-based awards, (D) take any action to accelerate the vesting or payment, or fund or in any other way secure the payment, of compensation or benefits under any of the MTI Employee Plans, (E) change any actuarial or other assumptions used to calculate funding obligations with respect to any MTI Employee Plan or to change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by GAAP, (F) forgive any loans to any of its or of any of the MTI’s Subsidiaries’ directors, officers or employees,  (G) terminate the employment (other than for cause) of any MTI Business Employee, or hire any MTI or Subsidiary employee, except for hiring in the ordinary course of business to fill an existing vacancy, provided that MTI shall first obtain EVI’s written consent before the hiring of any (I) management or executive personnel, (II) individual for a position having an annual base compensation of over $150,000.00, or (III) group of individuals for positions having annual base compensation in the aggregate of over $300,000.00, or (H) enter into any negotiations concerning any collective-bargaining agreement or understanding with a labor union or organization with respect to any MTI Business Employees;

(16)voluntarily abandon, dispose of, or permit to lapse any Permit material to the business of MTI and of its Subsidiaries, taken as a whole, other than (A) in the ordinary course of business consistent with past practice or (B) as required by applicable Law;

(17)take any action or omit to take any action that is reasonably likely to result in any of the conditions precedent to the consummation of the MTI Merger set forth in Section 8.1(b) hereof and the other transactions contemplated hereby not being satisfied; or

(18)agree, authorize, or commit to do any of the foregoing.

(c)Prior to making any written material broad-based communications to the directors, officers or employees of EVI or its Subsidiaries or MTI or its Subsidiaries pertaining to compensation or benefit matters that are affected by the transactions contemplated by this Agreement, each of EVI and the MTI shall provide each other with a copy of the intended communication, each of and EVI and MTI shall have a reasonable period of time to review and comment on the communication, and each of EVI and MTI shall cooperate in providing any such mutually agreeable communication.

(d)Nothing contained in this Agreement is intended to give MTI, directly or indirectly, the right to control or direct EVI’s or its Subsidiaries’ operations prior to the EVI Effective Time, and nothing contained in this Agreement is intended to give EVI, directly or indirectly, the right to control or direct MTI’s or its Subsidiaries’ operations. Prior to the EVI Effective Time or the MTI Effective Time, as applicable, each of MTI and EVI shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

Section 7.2.No Solicitation; Board Recommendation.

(a)Notwithstanding anything else in this Agreement, each of EVI and MTI shall not, nor shall either authorize or permit any of its Subsidiaries to, nor shall either authorize or permit any of its directors, officers or employees or any of its Subsidiaries or any investment banker, attorney, accountant, or other advisor or agent or Representative of it or any of its Subsidiaries to, directly or indirectly,

(1)solicit, initiate, knowingly encourage, or knowingly facilitate any Acquisition Proposal or any inquiry, offer, or indication of interest that could reasonably be expected to lead to an Acquisition Proposal; or

(2)enter into, engage in, continue or otherwise participate in any discussions or negotiations relating to any Acquisition Proposal, or furnish to any Person any information relating to it or any of its Subsidiaries or provide access to its or any of its Subsidiaries’ properties, books and records, confidential information, or data to any Person with respect to, or otherwise cooperate in any way with any Person regarding, any Acquisition Proposal;

provided, however, as to the limitations set forth in (1) and (2), that at any time prior to obtaining the EVI Stockholder Approval or the MTI Stockholder Approval, as applicable, in response to a bona fide written unsolicited Acquisition Proposal that the EVI Board or the MTI Board, as applicable, determines in good faith constitutes or could reasonably be expected to lead to an EVI Superior Proposal or MTI Superior Proposal, as applicable, and which Acquisition Proposal did not result from a breach of this Section 7.2 or any other provision of this Agreement, EVI or MTI may, and may permit and authorize its Representatives and its Subsidiaries and its Subsidiaries’ Representatives to, in each case subject to compliance with Section 7.2(c) and the other provisions of this Agreement, (A) furnish information with respect to it and its Subsidiaries to the Person making such Acquisition Proposal (and its Representatives) pursuant to a confidentiality agreement which contains terms that are no less restrictive than those contained in the confidentiality agreement between MTI and EVI as contained in the Letter of Intent dated November 19, 2021 (as it may be amended from time to time, the “Confidentiality Agreement”); provided that all such information had been provided or made available, or is concurrently provided or made available, to the other Parties, and (B) participate in discussions or negotiations with, and only with, the Person making such Acquisition Proposal (and its Representatives) regarding such Acquisition Proposal. Without limiting the generality of the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by (x) any director, officer, or employee of EVI or any of its Subsidiaries or any investment banker, attorney, accountant or other advisor or agent or Representative of EVI  or any of its Subsidiaries shall be deemed to be a breach of this Section 7.2(a) by EVI and (y) any director, officer, or employee of MTI or any of  its Subsidiaries or any investment banker, attorney, accountant or other advisor or agent or Representative of MTI or any of its Subsidiaries shall be deemed to be a breach of this Section 7.2(a) by MTI.

(b)Neither the EVI Board, the MTI Board, nor any committee of either shall (or shall agree or resolve to):

(1)withdraw or modify in a manner adverse to Parent or, Merger Sub E or Merger Sub M, as applicable, or propose publicly to withdraw or modify in a manner adverse to Parent or, Merger Sub E or Merger Sub M, as applicable, the recommendation or declaration of advisability by such board of directors or any such committee of this Agreement or the EVI Merger or MTI Merger, as applicable (any such action or any resolution or agreement to take such action being referred to herein as an “Adverse Recommendation Change”),

(2)recommend, declare advisable or propose to recommend or declare advisable, the approval or adoption of any Acquisition Proposal or resolve or agree to take any such action, or adopt or approve any Acquisition Proposal, or

(3)cause or permit EVI or MTI to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement, or other agreement (each, an “Acquisition Agreement” constituting or related to, or which is intended to or is reasonably likely to lead to, any Acquisition Proposal (other than a Confidentiality Agreement referred to in Section 7.2(a)), or resolve or agree to take any such action;

provided, however, at any time prior to the EVI Stockholder Approval or the MTI Stockholder Approval, as applicable, the EVI Board or the MTI Board may, in response to receipt of an EVI Superior Proposal or MTI Superior Proposal, as applicable, that has not been withdrawn, effect an Adverse Recommendation Change; provided that the EVI Board or the MTI Board determines in good faith, after consultation with its outside legal counsel and a financial advisor of nationally recognized reputation, that the failure to do so is reasonably likely to result in a breach of its fiduciary duties to its stockholders under applicable Law; and provided, further, that neither the EVI Board or the MTI Board may effect such an Adverse Recommendation Change unless (A) it shall have first provided prior written notice to each other Party (an “Adverse Recommendation Change Notice”) that it is prepared to effect an Adverse Recommendation Change in response to an EVI Superior Proposal or MTI Superior Proposal, as applicable, which notice shall attach the most current version of any written agreement relating to the transaction that constitutes such EVI Superior Proposal or MTI Superior Proposal, as applicable, and (B) no other Party makes, within five (5) Business Days after the receipt of such notice, a proposal that would, in the reasonable good faith judgment of the EVI Board or MTI Board, as applicable (after consultation with a financial advisor of national reputation and outside legal counsel), cause the offer previously constituting an EVI Superior Proposal or MTI Superior Proposal, as applicable, to no longer constitute an EVI Superior Proposal or MTI Superior Proposal, as applicable (it being understood and agreed that any amendment or modification of such EVI Superior Proposal or MTI Superior Proposal, as applicable, shall require a new Adverse Recommendation Change Notice and a new five (5) Business Day period).

Each of EVI and MTI agrees that, during the five (5) Business Day period prior to its effecting an Adverse Recommendation Change, it and its Representatives shall negotiate in good faith with the other Parties and their Representatives regarding any revisions to the terms of the EVI Merger or the MTI Merger and the other transactions contemplated by this Agreement.

(c)In addition to the obligations of EVI and MTI set forth in paragraphs Section 7.2(a) and Section 7.2(b) of this Section 7.2, each of EVI and MTI shall, as promptly as possible and in any event within twenty-four (24) hours after the receipt thereof, advise the other Parties orally and in writing of

(1)any Acquisition Proposal or any request for information or inquiry or other communication that it reasonably believes could lead to or contemplates an Acquisition Proposal and

(2)the terms and conditions of such Acquisition Proposal, request, or inquiry (including any subsequent amendment or other modification to such terms and conditions) and the identity of the Person making any such Acquisition Proposal, request, or inquiry. Commencing upon the provision of any notice referred to above, the Party providing such notice (or its outside counsel) shall (A) on a daily basis at mutually agreeable times, advise and confer with each other Party (or its outside counsel) regarding the progress of negotiations concerning any Acquisition Proposal, the material resolved and unresolved issues related thereto and any other matters identified with reasonable specificity by any such Party (or its outside counsel) and the material details (including material amendments or proposed amendments as to price and other material terms) of any such Acquisition Proposal, request, or inquiry and (B) promptly upon receipt or delivery thereof, provide each other Party (or its outside counsel) with copies of all documents and material written or electronic communications relating to any such Acquisition Proposal (including the financing thereof), request, or inquiry exchanged between  EVI or MTI, as applicable, their Subsidiaries, or any of their respective officers, directors, employees, investment bankers, attorneys, accountants or other advisors or Representatives, on the one hand, and the Person making an Acquisition Proposal or any of its Affiliates, or their respective officers, directors, employees, investment bankers, attorneys, accountants or other advisors or Representatives, on the other hand.

(d)Nothing contained in this Section 7.2 or elsewhere in this Agreement shall prohibit EVI or MTI from (i) taking and disclosing to its stockholders a position contemplated by Rule 14d-9 (17 C.F.R. 240.14d-9) and Rule 14e-2(a) (17 C.F.R. 240.14e-2) promulgated under the Exchange Act or (ii) making any disclosure to its stockholders if, in the good faith judgment of the EVI Board or MTI Board, upon consultation with its outside counsel, such disclosure is required by applicable Law; provided, however, that in no event shall EVI, MTI, the EVI Board, or the MTI Board or any committee thereof take, or agree or resolve to take any action prohibited by Section 7.2(b).

Section 7.3.Access to Information.

(a)From and after the date of this Agreement, EVI and MTI shall (i) give to the other Parties and their Representatives access to its and its Subsidiaries’ offices, properties, books, records, documents, directors, officers and employees during normal business hours, (ii) furnish to each other Party such financial, tax and operating data and other information as any such Party and its Representatives may reasonably request (including the work papers of its independent accountants upon receipt of any required consent from such independent accountants), and (iii) instruct its Representatives to cooperate with each other Party and their Representatives in any such Party’s investigation; provided, however, that EVI and MTI may restrict the foregoing access to the extent that (i) any applicable Law requires it to restrict or prohibit access to any such properties or information, (ii) the disclosure of such information to the applicable Party would violate confidentiality obligations owed to a third party and such confidentiality obligations were in effect prior to the execution and delivery of this Agreement, (iii) such restriction is required to comply with any COVID-19 Measure, or (iv) such disclosure could reasonably be expected to cause the loss of any attorney-client or similar legal privilege.

(b)Any investigation pursuant to this Section 7.3 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of EVI or MTI. Each Party hereby agrees that it shall treat any such information obtained by it in accordance with the Confidentiality Agreement. The Confidentiality Agreement shall survive any termination of this Agreement.

(c)Information obtained by any Party pursuant to Section 7.3(a) shall not prejudice any of its rights or remedies at Law or in equity.

Section 7.4.Efforts to Closing; Government Filings.

(a)Subject to the terms and conditions of this Agreement, each of Parent, EVI and MTI shall use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable under applicable Law to consummate the EVI Merger, the MTI Merger, and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Authorities and the making of all necessary registrations and filings (including filings with Governmental Authorities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Authorities, (ii) the delivery of required notices to, and the obtaining of required consents or waivers from, third parties and (iii) the execution and delivery of any additional instruments necessary to consummate the EVI Merger, MTI Merger, and other transactions contemplated hereby and to fully carry out the purposes of this Agreement.

(b)Nothing in this Section 7.4 shall be interpreted to prohibit, restrict, limit or restrain EVI or MTI from engaging in litigation, including litigation to prevent the imposition by any Governmental Authority of any undertaking, condition, consent decree, hold separate Order, divestiture, operational restriction, or limitation or other action by any Governmental Authority that, if effected, would reasonably be expected to restrict, limit, restrain or impair (A) Parent’s ability to own, operate, retain or change all or a material portion of the assets, licenses, operations, rights, product lines, businesses or interest therein of EVI, MTI or any of their Subsidiaries or other Affiliates from and after the EVI Effective Time or MTI Effective Time, as applicable, or any of the assets, licenses, operations, rights, product lines, businesses or interest therein of Parent or any of its Subsidiaries or other Affiliates (including, without limitation, by requiring any sale, divestiture, transfer, license, lease, disposition of or encumbrance or hold separate arrangement with respect to any such assets, licenses, operations, rights, product lines, businesses or interest therein) or (B) Parent’s ability to vote, transfer, receive dividends, or otherwise exercise full ownership rights with respect to the stock of the EVI Survivor and the MTI Survivor. EVI and MTI shall have the sole and exclusive right to direct and control any such litigation, with counsel of its own choosing, and Parent shall reasonably cooperate with EVI and MTI with respect thereto. Notwithstanding anything else in this Agreement, in no event shall Parent, EVI, or MTI be obligated to agree to any such imposition of remedy by any Governmental Authority that is not conditional on the consummation of the EVI Merger or the MTI Merger, as applicable, and the other transactions contemplated by this Agreement.

(c)Notwithstanding anything else in this Agreement, with respect to the matters covered in this Section 7.4, it is agreed that EVI, after consulting with MTI and Parent, shall make all decisions, lead all discussions, negotiations and other proceedings, and coordinate all activities with respect to any requests that may be made by, or any actions, consents, undertakings, approvals, or waivers that may be sought by, any Governmental Authority, including determining the manner in which to contest or otherwise respond, by litigation or otherwise, to objections to, or proceedings challenging, the consummation of the EVI Merger, the MTI Merger and the other transactions contemplated by this Agreement. Parent and MTI agrees to take such reasonable actions as are deemed prudent by EVI to secure needed approvals from any Governmental Authority and to assist EVI in litigating or otherwise contesting objections to, or proceedings challenging, the consummation of the EVI Merger, the MTI Merger and the other transactions contemplated by this Agreement. Neither MTI nor Parent shall permit any of its Representatives to participate in any meeting with any Governmental Authority in respect of any filings, investigation, proceeding or other inquiry unless it consults with EVI in advance and, to the extent permitted by such Governmental Authority, gives EVI the opportunity to attend and participate thereat. EVI shall keep Parent and MTI informed with respect to communications with any Governmental Authority, and will, to the extent reasonably practicable and not prohibited by such Governmental Authority, give Parent and MTI the opportunity to attend and, consistent with the provisions of this subparagraph, participate thereat.

(d)Notwithstanding anything else in this Agreement, neither EVI nor any of its Affiliates shall be required to agree or consent to any structural or conduct remedy in connection with the transactions contemplated by this Agreement.

Section 7.5.Indemnification, Exculpation, and Insurance.

(a)Parent agrees that all rights to indemnification, advancement of expenses and exculpation from Liabilities for acts or omissions occurring at or prior to the EVI Effective Time or MVI Effective Time, as applicable, now existing in favor of the current or former directors or officers of EVI, MTI and their respective Subsidiaries as provided in their respective Organizational Documents shall be assumed by the EVI Survivor or MVI Survivor, as applicable, in the Mergers, without further action, at the EVI Effective Time or MVI Effective Time, as applicable, and shall survive the Mergers and shall continue in full force and effect in accordance with their terms, and Parent shall cause the EVI Survivor, MTI Survivor and their respective successors and assigns to comply with and honor the foregoing obligations without modification thereof.

(b)In the event that the EVI Survivor, MTI Survivor or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving entity of such consolidation or merger or (ii) transfers or conveys all or substantially all its properties and assets to any Person, or if Parent dissolves the EVI Survivor or MTI Survivor, then, and in each such case, Parent shall cause proper provision to be made so that the successors and assigns of the EVI Survivor or MTI Survivor, as applicable, assume the obligations set forth in this Section 7.5.

(c)The obligations of Parent, the EVI Survivor, and the MTI Survivor under this Section 7.5 shall survive the EVI Effective Time and MTI Effective Time, as applicable, and the consummation of the Mergers and shall not be terminated or modified in such a manner as to adversely affect the rights of any indemnified party to whom this Section 7.5 applies without the consent of such affected indemnified party. Notwithstanding anything else in this Agreement, (i) the obligations of Parent and the EVI Survivor, MTI Survivor or their respective successors shall be subject to any limitation imposed by applicable Law (including any limitation on EVI’s or MTI’s ability to indemnify its own directors and officers) and (ii) Parent shall have no obligation to maintain the existence of the EVI Survivor or the MTI Survivor following the Effective Time.

Section 7.6.Takeover Laws. EVI and MTI shall take all steps necessary to exclude the applicability of any “fair price,” “moratorium,” “control share acquisition,” “business combination” or other similar anti-takeover statute or regulation enacted under any federal, state, local or foreign Law (collectively, “Takeover Laws”), or to assist in any challenge by Parent or, Merger Sub E or Merger Sub M, as applicable, to the validity or applicability of any Takeover Laws to the Mergers or any other transaction contemplated by this Agreement.

Section 7.7.Stockholder Approval.

(a)EVI shall, as promptly as reasonably practicable following the date on which the Form S-4 is declared effective under the Securities Act of 1933, in accordance with customary timing in consultation with Parent, take all action necessary to establish a record date (which shall be as promptly as reasonably practicable following the date of this Agreement), to duly call, give notice of, convene and hold a meeting of its stockholders (the “EVI Stockholder Meeting”) for the sole purpose of obtaining the EVI Stockholder Approval required in connection with this Agreement and the EVI Merger, and shall use its reasonable best efforts to (i) cause any notice required by the DGCL or Rule 257 of the Securities Act of 1933, to be mailed to EVI’s stockholders or filed with the SEC, as applicable, and to hold the EVI Stockholder Meeting as soon as reasonably practicable under the Securities Act and (ii) solicit the EVI Stockholder Approval. Except as specifically permitted by Section 7.2, the EVI Board shall continue to recommend that EVI’s stockholders vote in favor of the adoption of the Agreement and EVI shall use its reasonable best efforts to obtain the EVI Stockholder Approval in order to consummate the EVI Merger.

(b)MTI shall, as promptly as reasonably practicable following the date on which the Form S-4 is declared effective under the Securities Act of 1933, in accordance with customary timing in consultation with Parent, take all action necessary to establish a record date (which shall be as promptly as reasonably practicable following the date of this Agreement), to duly call, give notice of, convene and hold a meeting of its stockholders (the “MTI Stockholder Meeting”) for the sole purpose of obtaining the MTI Stockholder Approval required in connection with this Agreement and the MTI Merger, and shall use its reasonable best efforts to (i) cause any notice required by the NML or Rule 257 of the Securities Act of 1933, to be mailed to MTI’s stockholders or filed with the SEC, as applicable, and to hold the MTI Stockholder Meeting as soon as reasonably practicable under the Securities Act and (ii) solicit the MTI Stockholder Approval. Except as specifically permitted by Section 7.2, the MTI Board shall continue to recommend that MTI’s stockholders vote in favor of the adoption of the Agreement and MTI shall use its reasonable best efforts to obtain the MTI Stockholder Approval in order to consummate the MTI Merger.

Section 7.8.Securityholder Litigation. Each of EVI and MTI shall give Parent the opportunity, subject to a customary joint defense agreement, to participate in, but not control, the defense or settlement of any litigation against EVI, MTI and/or their respective directors relating to the transactions contemplated by this Agreement, and no settlement shall be agreed to without Parent’s prior written consent (such consent not to be unreasonably withheld).

Section 7.9.Press Releases. Except as otherwise provided in Section 7.2, Parent, MTI, and EVI shall consult with each other before issuing any press release or making any other public statement with respect to this Agreement, the Mergers or the other transactions contemplated hereby and shall not issue any such press release or make any such other public statement without the consent of the other Parties, which shall not be unreasonably withheld, except as such release or statement may be required by applicable Law or any listing agreement with or rule of any national securities exchange, in which case the Party required to make the release or statement shall consult with the other Parties about, and allow the other Parties reasonable time (to the extent permitted by the circumstances) to comment on, such release or statement in advance of such issuance, and the Party will consider such comments in good faith.

Section 7.10.Notification of Certain Matters. Except as prohibited by applicable Law, each of EVI, MTI and Parent shall promptly notify the other Parties in writing of:

(a)any inaccuracy of any representation or warranty contained in this Agreement or any failure to comply with any covenant to be complied with under this Agreement such that the conditions set forth in Article VIII hereof would not be satisfied;

(b)the failure of such Party to perform in any material respect any obligation to be performed by it under this Agreement;

(c)any notice or other communication from any Person alleging that notice to or consent of such Person is required in connection with the Mergers or the other transactions contemplated by this Agreement;

(d)any notice or other communication from any customer, distributor or reseller to the effect that such customer, distributor or reseller is terminating or otherwise materially adversely modifying its relationship with such Party or any of its Subsidiaries as a result of the Mergers or the other transactions contemplated by this Agreement;

(e)any material notice or other material communication from any Governmental Authority in connection with the Mergers or the other transactions contemplated by this Agreement, and a copy of any such notice or communication shall be furnished to the other Parties, together with the written notice required by this Section;

(f)any filing or notice made by such Party with any Governmental Authority in connection with the Mergers or the other transactions contemplated by this Agreement, and a copy of any such filing or notice shall be furnished to the other Parties together with the written notice required by this Section;

(g)any actions, suits, claims, investigations or proceedings commenced or, to the Knowledge of EVI, MTI or Parent, as applicable, threatened against, relating to or involving or otherwise affecting EVI, MTI or any of their respective Subsidiaries or Parent or any of its Subsidiaries, as applicable, or that relate to the consummation of the Mergers or the other transactions contemplated by this Agreement; and

(h)the occurrence of any matters or events that individually or in the aggregate would be reasonably likely to result in any condition to the transactions contemplated hereby and set forth in Article VIII hereof not being satisfied; provided, however, that no such notification shall operate as a waiver or otherwise affect any representation, warranty, covenant, agreement or other provision in this Agreement, or the obligations of any Party (or remedies with respect thereto) or the conditions to the obligations of any Party under this Agreement.

Section 7.11.Updates to Disclosure Schedule. Each of EVI and MTI shall promptly, but in no event later than five (5) Business Days prior to the Closing, supplement or amend the EVI Disclosure Schedule and MTI Disclosure Schedule, respectively, (each such supplement or amendment, a “Disclosure Schedule Update”) with respect to any matter arising after the date hereof and prior to the Closing that would otherwise constitute a breach of any representation, warranty, covenant or agreement contained herein if the EVI Disclosure Schedule and MTI Disclosure Schedule, as applicable, were dated as of the date of the occurrence, existence or discovery of such matter; provided, however, no Disclosure Schedule Update shall be deemed to supplement or amend the EVI Disclosure Schedule or the MTI Disclosure Schedule and shall not affect the fulfillment of any closing condition or be deemed a waiver by the other Party of any of its rights, including its right to terminate this agreement pursuant to Section 9.1 of this Agreement. Notwithstanding anything to the contrary in this Agreement, if MTI or EVI has the right to, but does not elect to, terminate this Agreement within ten (10) days after its receipt of a Disclosure Schedule Update from the disclosing Party, then the Party receiving such Disclosure Schedule Update from the disclosing Party shall be deemed to have irrevocably waived any right to terminate this Agreement with respect to such matter.

Section 7.12.Rule 16b-3. Notwithstanding anything else in this Agreement, prior to the EVI Effective Time or MTI Effective Time, as applicable, each of EVI and MTI shall be permitted to take such steps as may be reasonably necessary or advisable hereto to cause disposition of EVI equity securities or MTI equity securities, as applicable, (including derivative securities) pursuant to the transactions contemplated by this Agreement to be exempt under Rule 16b-3 (17 C.F.R. 240.16b-3) promulgated under the Exchange Act in accordance with that certain No-Action Letter dated January 12, 1999 (1999 SEC No-Act. LEXIS 29 (SEC No-Act. 1999)), issued by the SEC regarding such matters.

Section 7.13.Certain Tax Matters. Each Party shall each use its reasonable best efforts to cause the Mergers to qualify for the Intended Tax Treatment and shall not take any action that would or reasonably be expected to prevent or impede such qualification. Each Party will each report the Mergers and the other transactions contemplated by this Agreement in a matter consistent with such qualification. The Parties shall cooperate in good faith with reasonable requests made by the other Parties to determine the qualification of the Mergers for the Intended Tax Treatment, including in connection with the preparation and filing of any Joint Proxy Statement or the Form S-4. Such cooperation shall include, if applicable, providing a certificate executed by an officer of the applicable Party with applicable representations and warranties reasonably requested by another Party’s tax advisors in connection with the delivery of an opinion regarding the qualification of the Mergers for the Intended Tax Treatment. Each Party shall use its reasonable best efforts not to take or cause to be taken any action that would cause to be untrue (or fail to take or cause not to be taken any action which inaction would cause to be untrue) any of the representations included in any such certificates described in this Section 7.13. It is understood and agreed that the Parties’ right to take any action disclosed in Section 7.1(a) of the EVI Disclosure Schedule or Section 7.1(b) of the MTI Disclosure Schedule, as applicable, will be subject to and subordinate to the Parties’ respective obligations under this Section 7.13.

Section 7.14.Transfer Taxes. All share transfer, real estate transfer, documentary, stamp, recording and other similar Taxes (including interest, penalties and additions to any such Taxes) (“Transfer Taxes”) incurred in connection with the Mergers shall be paid by Parent, and, prior to the EVI Effective Time or MTI Effective Time, as applicable, each of EVI and MTI shall cooperate with Parent in preparing, executing and filing any applicable Tax Returns required with respect to such Transfer Taxes.

Section 7.15.SEC Filings; EVI Stockholder Meeting and MTI Stockholder Meeting.

(a) Preparation of Form S-4 and Proxy Statement/Prospectus.

(i) As reasonably promptly as practicable following the date of this Agreement, EVI, MTI and Parent shall jointly prepare and Parent shall cause to be filed with the SEC the Form S-4, which will include the Proxy Statement/Prospectus to be sent to the stockholders of EVI and MTI relating to the EVI Stockholders Meeting and the MTI Stockholders Meeting, and will also constitute a prospectus with respect to the shares of Parent Common Stock issuable to the stockholders of EVI and MTI in the Mergers. Each of Parent, EVI and MTI will use its reasonable best efforts to have the Form S-4 declared effective and the Proxy Statement/Prospectus cleared by the SEC as promptly as practicable after the filing thereof with the SEC and to keep the Form S-4 effective for so long as necessary to consummate the Mergers and the other transactions contemplated hereby, and each of MTI and EVI shall use its reasonable best efforts to cause the Proxy Statement/Prospectus to be mailed to the holders of its capital stock as promptly as practicable after the Form S-4 shall have become effective and the Proxy Statement/Prospectus shall have been cleared by the SEC. Each of EVI, MTI and Parent shall furnish all non-privileged information concerning such Party as may be reasonably requested by any other Party in connection with the preparation, filing and distribution of the Form S-4 and the Proxy Statement/Prospectus. No filing of the Form S-4 will be made by Parent, and no filing of the Proxy Statement/Prospectus will be made by EVI or MTI, in each case, without providing each other Party with a reasonable opportunity to review and comment thereon.

(ii) Parent undertakes that none of the information supplied or to be supplied by or on behalf of it specifically for inclusion or incorporation by reference in the Form S-4 will: (A) at the time the Form S-4 is filed with the SEC, at the time of any amendment or supplement thereto or at the time it (or any post-effective amendment or supplement) becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and (B) at the time it is first mailed to EVI’s and MTI’s stockholders or at the time of the EVI Stockholders Meeting and the time of the MTI Stockholders meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

(iii) Each of EVI and MTI undertakes that none of the information supplied or to be supplied by or on behalf of it specifically for inclusion or incorporation by reference in the Form S-4 will: (A) at the time the Form S-4 is filed with the SEC, at the time of any amendment or supplement thereto or at the time it (or any post-effective amendment or supplement) becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and (B) at the time it is first mailed to its stockholders or at the time of the EVI Stockholders Meeting and the time of the MTI Stockholders Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

(iv) If at any time prior to the EVI Effective Time or MTI Effective Time, any information should be discovered by Parent, MTI or EVI that should be set forth in an amendment or supplement to the Form S-4 or the Proxy Statement/Prospectus, so that any of such documents would not contain any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party that discovers such information shall promptly notify the other Parties and each of the Parties shall use its reasonable best efforts to cause an appropriate amendment or supplement describing such information to be promptly filed with the SEC and, to the extent required under applicable Law, disseminated to the stockholders of EVI and MTI; provided, however, that the delivery of such notice and the filing of any such amendment or supplement shall not affect or be deemed to modify any representation or warranty made by any party hereunder or otherwise affect the remedies available hereunder to any party.

(v) EVI, MTI and Parent shall each use their reasonable best efforts to cause the Form S-4 and the Proxy Statement/Prospectus to comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act (A) at the times the Form S-4 is filed with the SEC and at the time the Form S-4 becomes effective, (B) at the times the Proxy Statement/Prospectus is mailed to EVI’s and MTI’s stockholders, and (C) at the time of the EVI Stockholders Meeting and the MTI Stockholders Meeting, and shall promptly notify each other upon the receipt of any comments, whether oral or written, from the SEC or the staff of the SEC on, or any request from the SEC or the staff of the SEC for amendments or supplements to, the Proxy Statement/Prospectus or the Form S-4, and shall provide each other with copies of all correspondence (and a summary of all substantive oral communications) with the SEC or the staff of the SEC with respect to the S-4 or the Proxy Statement/Prospectus. Each of EVI, MTI and Parent shall use its reasonable best efforts to respond as promptly as reasonably practicable to any comments of the SEC or the staff of the SEC with respect to the Proxy Statement/Prospectus or the Form S-4. Each Party shall cooperate and provide the other Parties with a reasonable opportunity to review and comment on any substantive correspondence (including responses to SEC comments)

or amendments or supplements to the Proxy Statement/Prospectus or the Form S-4 prior to filing with the SEC, and shall provide to the other Parties a copy of all such filings made with the SEC.

(vi) Except for the purpose of disclosing any Adverse Recommendation Change, no amendment or supplement to the Proxy Statement/Prospectus or the Form S-4, nor any response to any comments or inquiry from the SEC with respect to such filings, will be made by EVI, MTI or Parent without the approval of the other Parties, which approval shall not be unreasonably withheld, delayed or conditioned (it being understood that it shall be unreasonable to withhold consent with respect to any amendment or supplement to the Proxy Statement/Prospectus or Form S-4 to the extent such amendment or supplement is required to be included therein so that the Proxy Statement/Prospectus or Form S-4 will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading as may be required by Rule 10b-5 or Rule 14a-9 under the Exchange Act or Section 11 or Section 12 of the Securities Act).

(vii) Parent shall also use its reasonable best efforts to take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or filing a general consent to service of process) reasonably required to be taken under any applicable state securities or “blue sky” laws in connection with the issuance of shares of Parent Common Stock in the Mergers, and each of MTI and EVI shall furnish all information concerning it as Parent may reasonably request in connection with any such action.

(viii) Each of Parent, MTI, and EVI, as applicable, will advise the other promptly after it receives oral or written notice of the time when the Form S-4 has become effective or any amendment or supplement thereto has been filed, the issuance of any stop order, or the suspension of the qualification of the Parent Common Stock issuable in connection with the Mergers for offering or sale in any jurisdiction.

(b) Stockholders Meetings. Each of MTI and EVI shall, as reasonably promptly as practicable after the later of the date on which the Form S-4 is declared effective under the Securities Act and the date on which the SEC confirms that it has no further comments on the Proxy Statement/Prospectus (such later date, the “SEC Clearance Date”), duly call, give notice of, convene and hold its stockholders meeting for the purpose of seeking the EVI Stockholder Approval and the MTI Stockholder Approval, respectively. Without the prior written consent of Parent, the foregoing shall be the only matter (other than procedure matters) which EVI and MTI shall propose to be acted on by the holders of Company Capital Stock at the stockholders meetings. In connection with the foregoing, each of MTI and EVI shall (x) file the definitive Proxy Statement/Prospectus with the SEC and cause the definitive Proxy Statement/Prospectus to be mailed to its stockholders as of the record date established for its stockholders meeting as promptly as practicable (and in any event within five (5) Business Days) after the SEC Clearance Date; and (y) subject to Section 7.7, solicit stockholder approval of the applicable Merger. Each of EVI and MTI shall, through its board of directors, (i) recommend to its stockholders that they give stockholder approval of the applicable Merger (the “Recommendation”), (ii) include such recommendation in the Proxy Statement/Prospectus, in each case, except to the extent that the applicable board of directors shall have made an Adverse Recommendation Change as permitted by Section 7.2(b), and (iii) solicit and use its reasonable best efforts to obtain the EVI Stockholder Approval or the MTI Stockholder Approval, as applicable. Notwithstanding the foregoing, if on a date preceding the date on which or the date on which its stockholders meeting is scheduled, MTI or EVI reasonably believes that it will not have enough shares of its capital stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such stockholders meeting, it may postpone or adjourn, or make one or more successive postponements or adjournments of, such stockholders meeting for the purpose of obtaining sufficient proxies or constituting a quorum. In addition, each of EVI and MTI may postpone or adjourn its stockholders meeting (i) with the consent of Parent, (ii) to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosure that it has determined in good faith, after consultation with outside legal counsel, is necessary under applicable Law and to be disseminated and reviewed by its stockholders prior to its stockholders meeting, and (iii) solicit and use its reasonable best efforts to obtain the EVI Stockholder Approval or the MTI Stockholder Approval, as applicable. Once each of EVI and MTI have established the record date for the EVI Stockholders Meeting and MTI Stockholders Meeting, respectively, each of EVI and MTI shall not change such record date or establish a different record date without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), unless required to do so by applicable Law. In the event that the date of the applicable stockholders meeting as originally called is for any reason adjourned or postponed or otherwise delayed, each of EVI and MTI agrees that unless Parent shall have otherwise approved in writing, it shall use reasonable best efforts to implement such adjournment or  postponement or other delay in such a way that it does not establish a new record date for its stockholders meeting, as so adjourned, postponed or delayed, except as required by applicable Law.  Each of EVI and MTI shall, upon the reasonable request of Parent, provide the aggregate vote tally of the proxies received with respect to its stockholder approval. MTI shall, as promptly as reasonably practicable (and in no event later than the tenth (10th) Business Day following the date of this Agreement) conduct a “broker search” as contemplated by and in accordance with Rule 14a-13 promulgated under the Exchange Act with respect to the MTI Stockholders Meeting (based on a record date that is twenty (20) Business Days following the date on which such broker search is commenced). If at any time the current record date for the MTI Stockholders Meeting is not reasonably likely to satisfy the requirements of MTI Organizational Documents and applicable Law, MTI shall, in consultation with Parent, set a new record date and shall continue to comply with the “broker search” requirements of Rule 14a-13 promulgated under the Exchange Act with respect to any such new record date.

Section 7.16.Exchange Listing.  Prior to the earlier of the MTI Effective Time and the EVI Effective Time, the Parties shall take all actions and do all things reasonably necessary to cause the shares of Parent Common Stock to be approved for listing on The NASDAQ Capital Market, subject to official notice of issuance.

ARTICLE VIII. Conditions to Consummation of the Mergers

Section 8.1.Conditions to Each Party’s Obligation to Effect the Mergers. The respective obligations of each Party to effect the Mergers is subject to the satisfaction (or, if legally permissible, waiver) at or prior to the EVI Effective Time and MTI Effective Time of the following conditions:

(a)EVI Stockholder Approval. The EVI Stockholder Approval shall have been obtained.

(b)MTI Stockholder Approval. The MTI Stockholder Approval shall have been obtained.

(c)No Injunction or Legal Restraint. No temporary restraining order, preliminary or permanent injunction, or other Order issued by any court or agency of competent jurisdiction or other legal restraint or prohibition having the effect of preventing the consummation of the Mergers shall be in effect or threatened, and no Law shall have been enacted or promulgated by any Governmental Authority that prohibits or makes illegal consummation of the Mergers.

(d)Litigation. There shall be no pending or threatened action by or before any Governmental Entity or arbitrator seeking to restrain, prohibit or invalidate any of the transactions contemplated by this Agreement, and there shall not be in effect any Order, writ, judgment, injunction or decree issued by any Governmental Entity that has that effect.

(e)Government Consents.  Any competition filings or authorizations required under applicable Law shall have been made or obtained.

(f)NASDAQ Listing.  The Parent Common Stock shall have been approved for listing on The NASDAQ Capital Market.

Section 8.2.Conditions to Obligations of Parent, Merger Sub E and Merger Sub M.  The obligation of Parent, Merger Sub E and Merger Sub M to consummate the Mergers is also subject to the satisfaction (or waiver by Parent if permitted under applicable Law) at or prior to the EVI Effective Time or the MTI Effective Time, as applicable, of the following conditions:

(a)Accuracy of Representations and Warranties. Each of the representations and warranties of EVI and MTI set forth in this Agreement shall be true and correct (disregarding all qualifications or limitations as to “materiality,” “EVI Material Adverse Effect”, “MTI Material Adverse Effect” and words of similar import set forth therein) as of the date of this Agreement, and as of the Closing as though made on the Closing (provided  that in each case that representations and warranties made as of a specific date shall be required to be so true and correct  as of such date only), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, reasonably be expected to have an EVI Material Adverse Effect or MTI Material Adverse Effect, as applicable.

(b)Performance and Compliance. Each of EVI and MTI shall have performed or complied in all material respects with each of the obligations required to be performed or complied with by it under this Agreement at or prior to the EVI Effective Time or MTI Effective Time, as applicable.

(c)Consents and Approvals. Each of EVI and MTI shall have obtained each consent, authorization, approval, exemption, filing, registration or qualification as set forth on Schedule 8.2(c).

(d)No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred an EVI Material Adverse Effect or MTI Material Adverse Effect.

(e)MTI Preferred Stock Conversion.  All of the issued and outstanding shares of MTI Preferred Stock shall have converted into MTI Common Stock at or prior to the MTI Effective Time.

(f)MTI Convertible Notes.  All of the issued and outstanding convertible notes of MTI shall have converted into MTI Common Stock at or prior to the MTI Effective Time.

(g)Officer’s Certificate. EVI shall have delivered to Parent a certificate signed on behalf of EVI by an executive officer thereof, dated the Closing Date and certifying that each of the conditions specified in subsections Section 8.2(a), Section 8.2(b), Section 8.2(c), and Section 8.2(d) of this Section 8.2, solely with respect to itself, have been met.  MTI shall have delivered to Parent a certificate signed on behalf of MTI by an executive officer thereof, dated the Closing Date and certifying that each of the conditions specified in subsections Section 8.2(a), Section 8.2(b), Section 8.2(c), Section 8.2(d) and Section 8.2(e) of this Section 8.2, solely with respect to itself, have been met.

(h)Lockup Agreement.  Any Person that would be the beneficial owner of five percent (5%) or more of the Parent Common Stock after the Closing and each Person set forth on Schedule 8.2(g) shall have executed and delivered a lockup agreement to Parent and such lockup agreement shall be in a form reasonably satisfactory to Parent.

(i)Consulting Agreement Termination.  The Consulting Agreement between Ben Kaplan and MTI shall have been terminated prior to the MTI Effective Time and Ben Kaplan shall have executed and delivered a general release to Parent and such general release shall be in a form reasonably satisfactory to Parent.

(j)Board Member Agreement Terminations.  The Board Member Agreement between Ben Kaplan and MTI and the Board Member Agreement between Mark Croskery and MTI shall have been terminated prior to the MTI Effective time and Ben Kaplan and Mark Croskery shall each have executed and delivered a new board member agreement to Parent and such board member agreement shall be in a form reasonably satisfactory to Parent.

(k)MTI Indebtedness. Any and all indebtedness owed to eHave by MTI shall be discharged, extinguished and satisfied in full prior to the MTI Effective Time.

Section 8.3.Conditions to Obligation of EVI. The obligation of EVI to effect the EVI Merger is also subject to the satisfaction or waiver by EVI at or prior to the EVI Effective Time of the following conditions:

(a)Representations and Warranties. Each of the representations and warranties of Parent and MTI set forth in this Agreement shall be true and correct (disregarding all qualifications or limitations as to “materiality,” “MTI Material Adverse Effect” and words of similar import set forth therein) as of the date of this Agreement, and as of the Closing as though made on the Closing (provided that in each case that representations and warranties made as of a specific date shall be required to be so true and correct  as of such date only), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, reasonably be expected to have a MTI Material Adverse Effect

(b)Performance of Obligations of Parent and MTI. Parent and MTI shall each have performed or complied in all material respects with all obligations required to be performed or complied with by them under this Agreement at or prior to the EVI Effective Time.

(c)Consents and Approvals. Parent and MTI shall each have obtained each consent, authorization, approval, exemption, filing, registration or qualification as set forth on Schedule 8.3(c).

(d)No MTI Material Adverse Effect. Since the date of this Agreement, there shall not have occurred a MTI Material Adverse Effect.

(e)Officer’s Certificate. Parent and MTI shall each have delivered to EVI a certificate signed on behalf of Parent and MTI, respectively, by an executive officer thereof, dated the Closing Date and certifying that each of the conditions specified in subsections Section 8.3(a), Section 8.3(b), Section 8.3(c) and Section 8.3(d) of this Section 8.3, solely with respect to Parent or MTI, as applicable, have been met.

Section 8.4.Conditions to Obligation of MTI. The obligation of MTI to effect the MTI Merger is also subject to the satisfaction or waiver by MTI at or prior to the MTI Effective Time of the following conditions:

(a)Representations and Warranties. Each of the representations and warranties of Parent and EVI set forth in this Agreement shall be true and correct (disregarding all qualifications or limitations as to “materiality,” “EVI Material Adverse Effect” and words of similar import set forth therein) as of the date of this Agreement, and as of the Closing as though made on the Closing (provided that in each case that representations and warranties made as of a specific date shall be required to be so true and correct  as of such date only), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, reasonably be expected to have an EVI Material Adverse Effect

(b)Performance of Obligations of Parent and EVI.  Parent and EVI shall each have performed or complied in all material respects with all obligations required to be performed or complied with by them under this Agreement at or prior to the MTI Effective Time.

(c)Consents and Approvals. Parent and EVI shall each have obtained each consent, authorization, approval, exemption, filing, registration or qualification as set forth on Schedule 8.4(c).

(d)No EVI Material Adverse Effect. Since the date of this Agreement, there shall not have occurred an EVI Material Adverse Effect.

(e)Officer’s Certificate. Parent and EVI shall each have delivered to MTI a certificate signed on behalf of Parent and EVI, respectively, by an executive officer thereof, dated the Closing Date and certifying that each of the conditions specified in subsections Section 8.4(a), Section 8.4(b), Section 8.4(c) and Section 8.4(d) of this Section 8.4, solely with respect to Parent or EVI, as applicable, have been met.

ARTICLE IX. Termination; Amendment; Waiver

Section 9.1.Termination. This Agreement may be terminated and the Mergers may be abandoned at any time prior to the Closing, whether before or after the EVI Stockholder Approval or the MTI Stockholder Approval has been obtained:

(a)by mutual written agreement of EVI, Parent and MTI, duly authorized by the respective board of directors of each;

(b)by EVI, MTI or Parent, if:

(1)any court of competent jurisdiction or other Governmental Authority shall have issued an Order, or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such Order or other action shall have become final and non-appealable; provided, that the Party seeking to terminate this Agreement pursuant to this Section 9.1(b)(1) shall have used its reasonable best efforts to contest, appeal and remove such Order or action and shall not be in violation of Section 7.4 hereof; and provided, further, that the right to terminate this Agreement under this Section 9.1(b)(1) shall not be available to any Party if the issuance of such final, non-appealable Order was substantially the result of the failure of such Party to perform any of its obligations under this Agreement;

(2)the Closing shall not have occurred on or before the Outside Date; provided, however, that the right to terminate this Agreement under this Section 9.1(b)(2) shall not be available to any Party whose failure to fulfill in any material respect any covenants and agreements of such Party under this Agreement is a principal cause of the failure of the Mergers to be consummated by the Outside Date; or

(3)the EVI Stockholder Meeting or MTI Stockholder Meeting shall have been duly held and completed and the EVI Stockholder Approval or MTI Stockholder Approval, as applicable, shall not have been obtained at that meeting or at any adjournment or postponement thereof; provided, however, that the right to terminate this Agreement under this Section 9.1(b)(3) shall not be available to EVI or MTI, as applicable, if the failure by EVI or MTI, as applicable, to perform any of its obligations under this Agreement has been a principal cause of the failure to obtain the EVI Stockholder Approval or MTI Stockholder Approval, as applicable.

(c)by Parent, if:

(1)the representations and warranties of EVI or MTI shall not be true and correct as of the date hereof or shall become not true and correct at any time hereafter or EVI or MTI shall have breached or failed to perform any of its covenants or agreements set forth in this Agreement, which failure to be true and correct, breach or failure to perform would give rise to the failure of any of the conditions set forth in Section 8.2(a) or Section 8.2(b), and which failure to be true and correct, breach or failure to perform is not capable of being cured by EVI or MTI, as applicable, by the Outside Date or, if capable of being cured, is not cured by EVI or MTI, as applicable, within ten (10) days following written notice to EVI or MTI, as applicable, but no later than the Outside Date;

(2)(A) the EVI Board or MTI Board makes an Adverse Recommendation Change; (B) EVI or MTI shall have publicly announced its intention to make an Adverse Recommendation Change; or (C) EVI or MTI shall have materially breached any of its obligations under Section 7.2; or

(3)EVI or MTI shall have entered into an Acquisition Agreement or shall have publicly announced its intention to do so;

(d)by EVI, if:

(1)the representations and warranties of Parent and MTI shall not be true and correct or Parent or MTI shall have breached or failed to perform any of its respective covenants or agreements set forth in this Agreement, which failure to be true and correct, breach or failure to perform would give rise to the failure of any of the conditions set forth in Section 8.3(a) or Section 8.3(b), and which failure to be true and correct, breach or failure to perform is not cured by Parent or MTI, as applicable, within ten (10) days following written notice to Parent or MTI, as applicable, or is by its nature or timing not capable of being cured; or

(2)(A) the MTI Board makes an Adverse Recommendation Change; (B) MTI shall have publicly announced its intention to make an Adverse Recommendation Change; or (C) MTI shall have materially breached any of its obligations under Section 7.2;

(3)MTI shall have entered into an Acquisition Agreement or shall have publicly announced its intention to do so; or

(4)If the holders of more than 100,000 shares of MTI Common Stock assert appraisal rights;

(e)by MTI, if:

(1)the representations and warranties of Parent and EVI shall not be true and correct or Parent or EVI shall have breached or failed to perform any of its respective covenants or agreements set forth in this Agreement, which failure to be true and correct, breach or failure to perform would give rise to the failure of any of the conditions set forth in Section 8.4(a) or Section 8.4(b), and which failure to be true and correct, breach or failure to perform is not cured by Parent or EVI, as applicable, within ten (10) days following written notice to Parent or EVI, as applicable, or is by its nature or timing not capable of being cured; or

(2)(A) the EVI Board makes an Adverse Recommendation Change; (B) EVI shall have publicly announced its intention to make an Adverse Recommendation Change; or (C) EVI shall have materially breached any of its obligations under Section 7.2; or

(3)EVI shall have entered into an Acquisition Agreement or shall have publicly announced its intention to do so.

The Party desiring to terminate this Agreement pursuant to clause Section 9.1(b) Section 9.1(c), Section 9.1(d) or Section 9.1(e) of this Section 9.1 shall give written notice of such termination to the other Parties in accordance with Section 10.8, specifying the provision or provisions hereof pursuant to which such termination is effected.

Section 9.2.Effect of Termination. If this Agreement is terminated and the Mergers are abandoned pursuant to Section 9.1, this Agreement shall forthwith become void and have no effect, without any Liability or obligation on the part of Parent, MTI or EVI, other than the provisions of Section 7.3(b), Section 9.2, Section 9.3 and Article X and except for any material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement, which material breach and Liability therefor shall not be affected by termination of this Agreement.

Section 9.3.Fees and Expenses.

(a)Whether or not the Mergers are consummated, except as otherwise specifically provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the Party incurring such expenses.

(b)If this Agreement is terminated pursuant to Section 9.1(c)(2) (Adverse Recommendation Change) or Section 9.1(c)(3) (Alternative Transaction), then EVI or MTI, as applicable, shall as promptly as possible (but in any event within three (3) Business Days) following receipt of an invoice therefor pay all of Parent’s documented reasonable out-of-pocket fees and expenses (including reasonable legal and other third-party advisors fees and expenses) actually incurred by Parent and its Affiliates on or prior to the termination of this Agreement in connection with the transactions contemplated by this Agreement (“Parent Expenses”).

(c)Intentionally omitted.

(d)Intentionally omitted.

(e)In the event that this Agreement is terminated by Parent pursuant to Section 9.1(b)(3), (Stockholder No Vote), EVI or MTI, whichever Party did not obtain the approval of its stockholders, shall as promptly as possible (but in any event within three (3) Business Days) following receipt of an invoice therefor pay to Parent an amount equal to the Parent Expenses.

(f)In the event that this Agreement is terminated by EVI pursuant to Section 9.1(b)(3) (Stockholder No Vote), Section 9.1(d)(2), Section 9.1(d)(3) or Section 9.1(d)(4), MTI shall as promptly as possible (but in any event within three (3) Business Days) following receipt of an invoice therefor pay to EVI an amount equal to all of EVI’s documented reasonable out-of-pocket fees and expenses (including reasonable legal and other third-party advisors fees and expenses) actually incurred by EVI and its Affiliates on or prior to the termination of this Agreement in connection with the transactions contemplated by this Agreement plus a $2 million termination fee.

(g)In the event that this Agreement is terminated by MTI pursuant to Section 9.1(b)(3) (Stockholder No Vote), Section 9.1(e)(2) or Section 9.1(e)(3), EVI shall as promptly as possible (but in any event within three (3) Business Days) following receipt of an invoice therefor pay to MTI an amount equal to all of MTI’s documented reasonable out-of-pocket fees and expenses (including reasonable legal and other third-party advisors fees and expenses) actually incurred by MTI and its Affiliates on or prior to the termination of this Agreement in connection with the transactions contemplated by this Agreement plus a $2 million termination fee.

(h)Each of Parent, MTI and EVI acknowledges that the agreements contained in this Section 9.3 are an integral part of the transactions contemplated by this Agreement, and that without these agreements, EVI, MTI and Parent would not enter into this Agreement. Accordingly, if any Party fails to pay any amount due to another Party pursuant to this Section 9.3 when due, the Party failing to make such payment shall pay the costs and expenses (including legal fees and expenses) of the other Party in connection with any Action taken to collect payment (including the prosecution of any lawsuit or other legal action), together with interest on the unpaid amount at the prime lending rate prevailing at such time as published in The Wall Street Journal from the date such amount was first payable to the date it is paid.

Section 9.4.Amendment. To the extent permitted by applicable Law, this Agreement may be amended by Parent (with approval by the Parent Board), EVI (with approval of the EVI Board), and MTI (with approval of the MTI Board), at any time before or after receipt of the EVI Stockholder Approval and MTI Stockholder Approval but, after receipt of the EVI Stockholder Approval or MTI Stockholder Approval, no amendment shall be made which decreases the EVI Merger Consideration or MTI Merger Consideration, respectively, or which adversely affects the holders of any class or series of stock of EVI or MTI without the approval of the affected stockholders. This Agreement may not be amended, changed, supplemented or otherwise modified except by an instrument in writing signed on behalf of all of the Parties.

Section 9.5.Extension; Waiver; Remedies.

(a)At any time prior to the Effective Time, each Party may:

(1)extend the time for the performance of any of the obligations or other acts of the other Parties,

(2)waive any inaccuracies in the representations and warranties contained herein by any other applicable Party or in any document, certificate or writing delivered pursuant hereto by any other applicable Party, or

(3)waive compliance by any Party with any of the agreements or conditions contained herein. Any agreement on the part of any Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party. For purposes of this provision, Parent, Merger Sub E, and Merger Sub M, shall be considered one Party and each of EVI and MTI shall be considered a separate Party.

(b)All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at Law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any Party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such Party. The failure or delay by any Party to assert any of its rights hereunder or otherwise available in respect hereof at Law or in equity shall not constitute a waiver of such rights nor shall any single or partial exercise by any Party of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under or in respect of this Agreement.

ARTICLE X. Miscellaneous

Section 10.1.Entire Agreement. This Agreement (including the EVI Disclosure Schedule, the MTI Disclosure Schedule, the Parent Disclosure Schedule and the exhibits and schedules to this Agreement) and the Confidentiality Agreement constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof and thereof.

Section 10.2.Assignment. This Agreement shall not be assigned by any Party by operation of Law or otherwise without the prior written consent of the other Parties, provided, however, that each of Parent, Merger Sub E and Merger Sub M may assign any of their respective rights and obligations to any one or more Affiliate of Parent, but no such assignment shall relieve Parent, Merger Sub E or Merger Sub M, as the case may be, of its obligations hereunder.

Section 10.3.Amendment and Waiver. Subject to Section 9.4, any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Parent, MTI and EVI, or in the case of a waiver, by the Party against whom such waiver is intended to be effective. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 10.4.Severability. If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

Section 10.5.Expenses. Except as otherwise specifically provided in this Agreement, each of the Parties shall be responsible for the expenses it may incur in connection with the negotiation, preparation, execution, delivery, performance, and enforcement of this Agreement.

Section 10.6.Governing Law. This Agreement, and any dispute arising out of, relating to, or in connection with this Agreement, shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of Law provision or rule (whether of the state of Delaware or of any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the state of Delaware.

Section 10.7.Enforcement of the Agreement; Jurisdiction; No Jury Trial.

(a)The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the Delaware Court of Chancery, or in the event (but only in the event) that such court does not have subject-matter jurisdiction over such action or proceeding, in the United States District Court for the District of Delaware or another court sitting in the state of Delaware, this being in addition to any other remedy to which they are entitled at Law or in equity. In addition, each of the Parties irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising under this Agreement, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising under this Agreement brought by the other Party to this Agreement or its successors or assigns shall be brought and determined exclusively in the Delaware Court of Chancery, or in the event (but only in the event) that such court does not have subject-matter jurisdiction over such action or proceeding, in the United States District Court for the District of Delaware or another court sitting in the state of Delaware. Each of the Parties hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the Parties hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any Action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve in accordance with this Section 10.7; (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise); and (c) to the fullest extent permitted by the applicable Law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum; (ii) the venue of such suit, action or proceeding is improper; or (iii) this Agreement, or the subject matter of this Agreement, may not be enforced in or by such courts. Each of EVI, MTI and Parent hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 10.8 shall be effective service of process for any proceeding arising out of, relating to or in connection with this Agreement or the transactions contemplated hereby, including the Mergers.

(b)EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY HERETO CERTIFIES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 10.7(b).

Section 10.8.Notices.All notices and other communications pursuant to this Agreement must be in writing and will be deemed to have been duly delivered and received (i) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (ii) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; (iii) if sent by email in portable document format (PDF) or similar electronic attachment (A) on a Business Day before 5:00 p.m. in the time zone of the receiving Party, when transmitted and the sender has received confirmation of receipt by the recipient and (B) on a day other than a Business Day or after 5:00 p.m. in the time zone of the receiving Party, and the sender has received confirmation of receipt by the recipient, on the following Business Day; or (iv) immediately upon delivery by hand or by fax (with a written or electronic confirmation of delivery), in each case to the intended recipient as set forth below:

If to Parent, Merger Sub E or Merger Sub M, to:

PSLY.COM, INC.

18975 Collins Avenue, Unit 604

Sunny Isles Beach, Florida 3316

Email: david@ei.ventures.com

jason@ei.ventures.com

Attention: David Nikzad and Jason Hobson

If to MTI, to:

MYCOTOPIA THERAPIES, INC.

18851 NE 29th Ave., Suite 700, Aventura, FL 33180

Email: bkaplan@tpia.life

Attention: Ben Kaplan

with a copy (which will not constitute notice to MTI) to:

JONATHAN D. LEINWAND, P.A.

18305 Biscayne Blvd., Suite 200, Aventura, FL 33160

Facsimile: 954-252-4265

Email: jonathan@jdlpa.com

Attention: Jonathan Leinwand

If to EVI, to:

Ei.Ventures, Inc.

18975 Collins Avenue, Unit 604

Sunny Isles Beach, Florida 33160

Email: david@ei.ventures.com

jason@ei.ventures.com

Attention: David Nikzad and Jason Hobson

with a copy (which will not constitute notice to EVI) to:

Potomac Law Group, PLLC

1300 Pennsylvania Avenue, NW, Suite 700

Washington, D.C. 20004

Tel: (703) 675-6204 | Fax: (202) 318-7707

Email: ggiammittorio@potomaclaw.com

Attention: Greg Giammittorio

or to such other address as the Person to whom notice is given may have previously furnished to the others in writing in the manner set forth above. Rejection or other refusal to accept or the inability for delivery to be effected because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

Section 10.9.Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement except for Section 7.4(b) (which is intended to be for the benefit of the Persons referred to therein and may be enforced by any such Persons).

Section 10.10.Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

Section 10.11.Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same agreement. At the Closing, signature pages of counterparts may be exchanged by facsimile or by electronic transmittal of scanned images thereof, in each case subject to appropriate customary confirmations in respect thereof by the signatory for the Party providing a facsimile or scanned image and that Party’s Closing counsel.

Section 10.12.Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the EVI Effective Time or MTI Effective Time. This Section 10.12 shall not limit any covenant or agreement of the Parties which by its terms contemplates performance after the EVI Effective Time or MTI Effective Time.

Section 10.13.Obligations of MTI, EVI and Parent. Whenever this Agreement requires a Subsidiary of MTI to take any action, such requirement shall be deemed to include an undertaking on the part of MTI to cause such Subsidiary to take such action. Whenever this Agreement requires a Subsidiary of EVI to take any action, such requirement shall be deemed to include an undertaking on the part of EVI to cause such Subsidiary to take such action.  Whenever this Agreement requires a Subsidiary of Parent to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause such Subsidiary to take such action.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement and Plan of Merger to be executed on its behalf by its officers thereunto duly authorized, all at or on the date and year first above written.

EVI

By:	/s/ David Nizkad
Name:	David Nizkad
Title:	Chief Executive Officer

MTI

By:	/s/ Ben Kaplan
Name:	Ben Kaplan
Title:	Chief Executive Officer

PARENT

By:	/s/ David Nizkad
Name:	David Nizkad
Title:	President

MERGER SUB E

By:	/s/ David Nizkad
Name:	David Nizkad
Title:	President

MERGER SUB M

By:	/s/ David Nizkad
Name:	David Nizkad
Title:	President

Annex A-1

Amended and Restated Certificate of Incorporation for EVI

See attached.

Annex A-2

Amended and Restated Bylaws of EVI

See attached

Annex B-1

Amended and Restated Certificate of Incorporation for MTI

See attached

Annex B-2

Amended and Restated Bylaws of MTI

See attached.

Annex C

Directors and Officers

EVI Survivor

Director – David Nikzad

President – David Nikzad

Treasurer – Jason Hobson

Secretary – Jason Hobson

MTI Survivor

Director – David Nikzad

President – David Nikzad

Treasurer – Jason Hobson

Secretary – Jason Hobson

APPENDIX B

NEVADA REVISED STATUTE ANNOTATED - RIGHTS OF DISSENTING OWNERS

      NRS 92A.300  Definitions.  As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.

      (Added to NRS by 1995, 2086)

      NRS 92A.305  “Beneficial stockholder” defined.  “Beneficial stockholder” means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.

      (Added to NRS by 1995, 2087)

      NRS 92A.310  “Corporate action” defined.  “Corporate action” means the action of a domestic corporation.

      (Added to NRS by 1995, 2087)

      NRS 92A.315  “Dissenter” defined.  “Dissenter” means a stockholder who is entitled to dissent from a domestic corporation’s action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive.

      (Added to NRS by 1995, 2087; A 1999, 1631)

      NRS 92A.320  “Fair value” defined.  “Fair value,” with respect to a dissenter’s shares, means the value of the shares determined:

      1.  Immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable;

      2.  Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal; and

      3.  Without discounting for lack of marketability or minority status.

      (Added to NRS by 1995, 2087; A 2009, 1720)

      NRS 92A.325  “Stockholder” defined.  “Stockholder” means a stockholder of record or a beneficial stockholder of a domestic corporation.

      (Added to NRS by 1995, 2087)

      NRS 92A.330  “Stockholder of record” defined.  “Stockholder of record” means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee’s certificate on file with the domestic corporation.

      (Added to NRS by 1995, 2087)

      NRS 92A.335  “Subject corporation” defined.  “Subject corporation” means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter’s rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.

      (Added to NRS by 1995, 2087)

      NRS 92A.340  Computation of interest.  Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the rate of interest most recently established pursuant to NRS 99.040.

      (Added to NRS by 1995, 2087; A 2009, 1721)

      NRS 92A.350  Rights of dissenting partner of domestic limited partnership.  A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity.

      (Added to NRS by 1995, 2088)

      NRS 92A.360  Rights of dissenting member of domestic limited-liability company.  The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity.

      (Added to NRS by 1995, 2088)

      NRS 92A.370  Rights of dissenting member of domestic nonprofit corporation.

      1.  Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before the member’s resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.

      2.  Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.

      (Added to NRS by 1995, 2088)

      NRS 92A.380  Right of stockholder to dissent from certain corporate actions and to obtain payment for shares.

      1.  Except as otherwise provided in NRS 92A.370 and 92A.390 and subject to the limitation in paragraph (f), any stockholder is entitled to dissent from, and obtain payment of the fair value of the stockholder’s shares in the event of any of the following corporate actions:

      (a) Consummation of a plan of merger to which the domestic corporation is a constituent entity:

             (1) If approval by the stockholders is required for the merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation, regardless of whether the stockholder is entitled to vote on the plan of merger;

             (2) If the domestic corporation is a subsidiary and is merged with its parent pursuant to NRS 92A.180; or

             (3) If the domestic corporation is a constituent entity in a merger pursuant to NRS 92A.133.

      (b) Consummation of a plan of conversion to which the domestic corporation is a constituent entity as the corporation whose subject owner’s interests will be converted.

      (c) Consummation of a plan of exchange to which the domestic corporation is a constituent entity as the corporation whose subject owner’s interests will be acquired, if the stockholder’s shares are to be acquired in the plan of exchange.

      (d) Any corporate action taken pursuant to a vote of the stockholders to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

      (e) Accordance of full voting rights to control shares, as defined in NRS 78.3784, only to the extent provided for pursuant to NRS 78.3793.

      (f) Any corporate action not described in this subsection pursuant to which the stockholder would be obligated, as a result of the corporate action, to accept money or scrip rather than receive a fraction of a share in exchange for the cancellation of all the stockholder’s outstanding shares, except where the stockholder would not be entitled to receive such payment pursuant to NRS 78.205, 78.2055 or 78.207. A dissent pursuant to this paragraph applies only to the fraction of a share, and the stockholder is entitled only to obtain payment of the fair value of the fraction of a share.

      2.  A stockholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300 to 92A.500, inclusive, must not challenge the corporate action creating the entitlement unless the action is unlawful or constitutes or is the result of actual fraud against the stockholder or the domestic corporation.

      3.  Subject to the limitations in this subsection, from and after the effective date of any corporate action described in subsection 1, no stockholder who has exercised the right to dissent pursuant to NRS 92A.300 to 92A.500, inclusive, is entitled to vote his or her shares for any purpose or to receive payment of dividends or any other distributions on shares. This subsection does not apply to dividends or other distributions payable to stockholders on a date before the effective date of any corporate action from which the stockholder has dissented. If a stockholder exercises the right to dissent with respect to a corporate action described in paragraph (f) of subsection 1, the restrictions of this subsection apply only to the shares to be converted into a fraction of a share and the dividends and distributions to those shares.

      (Added to NRS by 1995, 2087; A 2001, 1414, 3199; 2003, 3189; 2005, 2204; 2007, 2438; 2009, 1721; 2011, 2814; 2019, 109)

      NRS 92A.390  Limitations on right of dissent: Stockholders of certain classes or series; action of stockholders not required for plan of merger; shares of stock not issued and outstanding on date of first announcement of proposed action.

      1.  There is no right of dissent pursuant to paragraph (a), (b), (c) or (f) of subsection 1 of NRS 92A.380 in favor of stockholders of any class or series which is:

      (a) A covered security under section 18(b)(1)(A) or (B) of the Securities Act of 1933, 15 U.S.C. § 77r(b)(1)(A) or (B), as amended;

      (b) Traded in an organized market and has at least 2,000 stockholders and a market value of at least $20,000,000, exclusive of the value of such shares held by the corporation’s subsidiaries, senior executives, directors and beneficial stockholders owning more than 10 percent of such shares; or

      (c) Issued by an open end management investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940, 15 U.S.C. §§ 80a-1 et seq., as amended, and which may be redeemed at the option of the holder at net asset value,  unless the articles of incorporation of the corporation issuing the class or series or the resolution of the board of directors approving the plan of merger, conversion or exchange expressly provide otherwise.

      2.  The applicability of subsection 1 must be determined as of:

      (a) The record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the corporate action otherwise requiring dissenter’s rights; or

      (b) The day before the effective date of such corporate action if:

             (1) There is no meeting of stockholders to act upon the corporate action otherwise requiring dissenter’s rights; or

             (2) The corporate action is a merger described in NRS 92A.133.

      3.  Subsection 1 is not applicable and dissenter’s rights are available pursuant to NRS 92A.380 for the holders of any class or series of shares who are required by the terms of the corporate action to accept for such shares anything other than:

      (a) Cash;

      (b) Any security or other proprietary interest of any other entity, including, without limitation, shares, equity interests or contingent value rights, that satisfies the standards set forth in subsection 1 at the time the corporate action becomes effective; or

      (c) Any combination of paragraphs (a) and (b).

      4.  There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.

      5.  There is no right of dissent for any holders of stock of the parent domestic corporation if the plan of merger does not require action of the stockholders of the parent domestic corporation under NRS 92A.180.

      6.  There is no right of dissent with respect to any share of stock that was not issued and outstanding on the date of the first announcement to the news media or to the stockholders of the terms of the proposed action requiring dissenter’s rights.

      (Added to NRS by 1995, 2088; A 2009, 1722; 2013, 1285; 2019, 110, 2495; 2021, 1521)

      NRS 92A.400  Limitations on right of dissent: Assertion as to portions only to shares registered to stockholder; assertion by beneficial stockholder.

      1.  A stockholder of record may assert dissenter’s rights as to fewer than all of the shares registered in his or her name only if the stockholder of record dissents with respect to all shares of the class or series beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf the stockholder of record asserts dissenter’s rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the partial dissenter dissents and his or her other shares were registered in the names of different stockholders.

      2.  A beneficial stockholder may assert dissenter’s rights as to shares held on his or her behalf only if the beneficial stockholder:

      (a) Submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter’s rights; and

      (b) Does so with respect to all shares of which he or she is the beneficial stockholder or over which he or she has power to direct the vote.

      (Added to NRS by 1995, 2089; A 2009, 1723)

      NRS 92A.410  Notification of stockholders regarding right of dissent.

      1.  If a proposed corporate action creating dissenter’s rights is submitted for approval pursuant to a vote at a stockholders’ meeting, the notice of the meeting must state that stockholders are, are not or may be entitled to assert dissenter’s rights under NRS 92A.300 to 92A.500, inclusive. If the domestic corporation concludes that dissenter’s rights are or may be available, a copy of NRS 92A.300 to 92A.500, inclusive, must accompany the meeting notice sent to those stockholders of record entitled to exercise dissenter’s rights.

      2.  If a corporate action creating dissenter’s rights is submitted for approval pursuant to a written consent of the stockholders or taken without a vote of the stockholders, the domestic corporation:

      (a) May send an advance notice statement with respect to the proposed corporate action; and

      (b) If the proposed corporate action is taken, the domestic corporation shall notify in writing all stockholders of record entitled to assert dissenter’s rights that the action was taken and send them the dissenter’s notice described in NRS 92A.430.

      (Added to NRS by 1995, 2089; A 1997, 730; 2009, 1723; 2013, 1286; 2019, 111; 2021, 1522)

      NRS 92A.420  Prerequisites to demand for payment for shares.

      1.  If a proposed corporate action creating dissenter’s rights is submitted to a vote at a stockholders’ meeting, a stockholder who wishes to assert dissenter’s rights with respect to any class or series of shares:

      (a) Must deliver to the subject corporation, before the vote is taken, a statement of intent with respect to the proposed corporate action; and

      (b) Must not vote, or cause or permit to be voted, any of the stockholder’s shares of such class or series in favor of the proposed corporate action.

      2.  If a proposed corporate action creating dissenter’s rights is taken without a vote of the stockholders or submitted for approval pursuant to a written consent of the stockholders, a stockholder who wishes to assert dissenter’s rights with respect to any class or series of shares:

      (a) If an advance notice statement is sent by the subject corporation pursuant to NRS 92A.410, must deliver a statement of intent with respect to any class or series of shares to the subject corporation by the date specified in the advance notice statement; and

      (b) Must not consent to or approve the proposed corporate action with respect to such class or series.

      3.  A stockholder who does not satisfy the requirements of subsection 1 or 2 and NRS 92A.400 is not entitled to payment for his or her shares under this chapter.

      (Added to NRS by 1995, 2089; A 1999, 1631; 2005, 2204; 2009, 1723; 2013, 1286; 2021, 1523)

      NRS 92A.430  Dissenter’s notice: Delivery to stockholders entitled to assert rights; contents.

      1.  The subject corporation shall deliver a written dissenter’s notice to all stockholders of record entitled to assert dissenter’s rights in whole or in part, and any beneficial stockholder who has previously asserted dissenter’s rights pursuant to NRS 92A.400.

      2.  The dissenter’s notice must be sent no later than 10 days after the effective date of the corporate action specified in NRS 92A.380, and must:

      (a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

      (b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

      (c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter’s rights certify whether or not the person acquired beneficial ownership of the shares before that date;

      (d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered and state that the stockholder shall be deemed to have waived the right to demand payment with respect to the shares unless the form is received by the subject corporation by such specified date; and

      (e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.

      (Added to NRS by 1995, 2089; A 2005, 2205; 2009, 1724; 2013, 1286)

      NRS 92A.440  Demand for payment and deposit of certificates; loss of rights of stockholder; withdrawal from appraisal process.

      1.  A stockholder who receives a dissenter’s notice pursuant to NRS 92A.430 and who wishes to exercise dissenter’s rights must:

      (a) Demand payment;

      (b) Certify whether the stockholder or the beneficial owner on whose behalf he or she is dissenting, as the case may be, acquired beneficial ownership of the shares before the date required to be set forth in the dissenter’s notice for this certification; and

      (c) Deposit the stockholder’s certificates, if any, in accordance with the terms of the notice.

      2.  If a stockholder fails to make the certification required by paragraph (b) of subsection 1, the subject corporation may elect to treat the stockholder’s shares as after-acquired shares under NRS 92A.470.

      3.  Once a stockholder deposits that stockholder’s certificates or, in the case of uncertified shares makes demand for payment, that stockholder loses all rights as a stockholder, unless the stockholder withdraws pursuant to subsection 4.

      4.  A stockholder who has complied with subsection 1 may nevertheless decline to exercise dissenter’s rights and withdraw from the appraisal process by so notifying the subject corporation in writing by the date set forth in the dissenter’s notice pursuant to NRS 92A.430. A stockholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the subject corporation’s written consent.

      5.  The stockholder who does not demand payment or deposit his or her certificates where required, each by the date set forth in the dissenter’s notice, is not entitled to payment for his or her shares under this chapter.

      (Added to NRS by 1995, 2090; A 1997, 730; 2003, 3189; 2009, 1724)

      NRS 92A.450  Uncertificated shares: Authority to restrict transfer after demand for payment.  The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

      (Added to NRS by 1995, 2090; A 2009, 1725)

      NRS 92A.460  Payment for shares: General requirements.

      1.  Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment pursuant to NRS 92A.440, the subject corporation shall pay in cash to each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of the dissenter’s shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:

      (a) Of the county where the subject corporation’s principal office is located;

      (b) If the subject corporation’s principal office is not located in this State, in the county in which the corporation’s registered office is located; or

      (c) At the election of any dissenter residing or having its principal or registered office in this State, of the county where the dissenter resides or has its principal or registered office. The court shall dispose of the complaint promptly.

      2.  The payment must be accompanied by:

      (a) The subject corporation’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders’ equity for that year or, where such financial statements are not reasonably available, then such reasonably equivalent financial information and the latest available quarterly financial statements, if any;

      (b) A statement of the subject corporation’s estimate of the fair value of the shares; and

      (c) A statement of the dissenter’s rights to demand payment under NRS 92A.480 and that if any such stockholder does not do so within the period specified, such stockholder shall be deemed to have accepted such payment in full satisfaction of the corporation’s obligations under this chapter.

      (Added to NRS by 1995, 2090; A 2007, 2704; 2009, 1725; 2013, 1287)

      NRS 92A.470  Withholding payment for shares acquired on or after date of dissenter’s notice: General requirements.

      1.  A subject corporation may elect to withhold payment from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenter’s notice as the first date of any announcement to the news media or to the stockholders of the terms of the proposed action.

      2.  To the extent the subject corporation elects to withhold payment, within 30 days after receipt of a demand for payment pursuant to NRS 92A.440, the subject corporation shall notify the dissenters described in subsection 1:

      (a) Of the information required by paragraph (a) of subsection 2 of NRS 92A.460;

      (b) Of the subject corporation’s estimate of fair value pursuant to paragraph (b) of subsection 2 of NRS 92A.460;

      (c) That they may accept the subject corporation’s estimate of fair value, plus interest, in full satisfaction of their demands or demand appraisal under NRS 92A.480;

      (d) That those stockholders who wish to accept such an offer must so notify the subject corporation of their acceptance of the offer within 30 days after receipt of such offer; and

      (e) That those stockholders who do not satisfy the requirements for demanding appraisal under NRS 92A.480 shall be deemed to have accepted the subject corporation’s offer.

      3.  Within 10 days after receiving the stockholder’s acceptance pursuant to subsection 2, the subject corporation shall pay in cash the amount offered under paragraph (b) of subsection 2 to each stockholder who agreed to accept the subject corporation’s offer in full satisfaction of the stockholder’s demand.

      4.  Within 40 days after sending the notice described in subsection 2, the subject corporation shall pay in cash the amount offered under paragraph (b) of subsection 2 to each stockholder described in paragraph (e) of subsection 2.

      (Added to NRS by 1995, 2091; A 2009, 1725; 2013, 1287)

      NRS 92A.480  Dissenter’s estimate of fair value: Notification of subject corporation; demand for payment of estimate.

      1.  A dissenter paid pursuant to NRS 92A.460 who is dissatisfied with the amount of the payment may notify the subject corporation in writing of the dissenter’s own estimate of the fair value of his or her shares and the amount of interest due, and demand payment of such estimate, less any payment pursuant to NRS 92A.460. A dissenter offered payment pursuant to NRS 92A.470 who is dissatisfied with the offer may reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his or her shares and interest due.

      2.  A dissenter waives the right to demand payment pursuant to this section unless the dissenter notifies the subject corporation of his or her demand to be paid the dissenter’s stated estimate of fair value plus interest under subsection 1 in writing within 30 days after receiving the subject corporation’s payment or offer of payment under NRS 92A.460 or 92A.470 and is entitled only to the payment made or offered.

      (Added to NRS by 1995, 2091; A 2009, 1726)

      NRS 92A.490  Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter.

      1.  If a demand for payment pursuant to NRS 92A.480 remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded by each dissenter pursuant to NRS 92A.480 plus interest.

      2.  A subject corporation shall commence the proceeding in the district court of the county where its principal office is located in this State. If the principal office of the subject corporation is not located in this State, the right to dissent arose from a merger, conversion or exchange and the principal office of the surviving entity, resulting entity or the entity whose shares were acquired, whichever is applicable, is located in this State, it shall commence the proceeding in the county where the principal office of the surviving entity, resulting entity or the entity whose shares were acquired is located. In all other cases, if the principal office of the subject corporation is not located in this State, the subject corporation shall commence the proceeding in the district court in the county in which the corporation’s registered office is located.

      3.  The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

      4.  The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

      5.  Each dissenter who is made a party to the proceeding is entitled to a judgment:

      (a) For the amount, if any, by which the court finds the fair value of the dissenter’s shares, plus interest, exceeds the amount paid by the subject corporation; or

      (b) For the fair value, plus accrued interest, of the dissenter’s after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.

      (Added to NRS by 1995, 2091; A 2007, 2705; 2009, 1727; 2011, 2815; 2013, 1288)

      NRS 92A.500  Assessment of costs and fees in certain legal proceedings.

      1.  The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

      2.  The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

      (a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or

      (b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

      3.  If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

      4.  In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

      5.  To the extent the subject corporation fails to make a required payment pursuant to NRS 92A.460, 92A.470 or 92A.480, the dissenter may bring a cause of action directly for the amount owed and, to the extent the dissenter prevails, is entitled to recover all expenses of the suit.

      6.  This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of NRS 17.117 or N.R.C.P. 68.

      (Added to NRS by 1995, 2092; A 2009, 1727; 2015, 2566; 2019, 276)

APPENDIX C

Form of Notice of Exchange and Dissenter’s Rights

To the Shareholders of Common Stock of Mycotopia Therapies Inc.:

NOTICE IS HEREBY GIVEN, pursuant to Chapter 92A (Section 300 through 500 inclusive) of the Nevada Revised Statute (the “NRS”) (the “Dissenters’ Rights Provisions”), that the Merger Agreement (the “Merger”) whereby Mycotopia, Inc., a Nevada corporation (“Company”), would be merged into Mycotopia Merger Sub Inc. (“MT Merger Sub”), a wholly-owned subsidiary of PSLY.com, Inc. (“PSLY.com”), a Delaware corporation, became effective as of [__] (the “Effective Date”). Immediately prior to the Effective Date, the majority shareholders of the Company representing 69.1% of the outstanding shares of common stock, par value $0.0001 per share (“Shares”), of the Company approved the Merger.

Pursuant to the terms of the Merger, each share of Mycotopia common stock was exchanged for 0.25 shares of PSLY.com common stock (the “Exchange Stock”).

Former stockholders of the Company who do not wish to accept the Exchange Stock have the right under Nevada law to seek an appraisal of the fair cash value of their Shares, exclusive of any element of value arising from the accomplishment or expectation of the Exchange, in Clark County, Nevada.

Pursuant to the Dissenters’ Rights Provisions, any former stockholder of the Company is entitled to dissent to the Exchange and obtain payment of the fair value of the shares. In the context of the Exchange, the Dissenters’ Rights Provisions provides that the former stockholders may elect to have the Company purchase the Shares held by the former stockholders for a cash price that is equal to the “fair value” of such Shares, as determined in a judicial proceeding in accordance with the Dissenters’ Rights Provisions. The fair value of the Shares of any former stockholder means the value of such Shares immediately before the effectuation of the Exchange, excluding any appreciation or depreciation in anticipation of the Exchange, unless exclusion of any appreciation or depreciation would be inequitable.

A copy of the Dissenters’ Rights Provisions is attached as Appendix A hereto. If you wish to exercise your dissenters’ rights or preserve the right to do so, you should carefully review Appendix A hereto. YOU MUST STRICTLY COMPLY WITH THE PROCEDURES SPECIFIED IN THE DISSENTERS’ RIGHTS PROVISIONS IN A TIMELY MANNER TO PRESERVE YOUR DISSENTERS’ RIGHTS. BECAUSE OF THE COMPLEXITY OF THOSE PROCEDURES, YOU SHOULD SEEK THE ADVICE OF COUNSEL IF YOU ARE CONSIDERING EXERCISING YOUR DISSENTERS’ RIGHTS.

Former stockholders who perfect their dissenters’ rights by complying with the procedures set forth in the Dissenters’ Rights Provisions will have the fair value of their Shares determined by a Nevada state district court and will be entitled to receive a cash payment equal to such fair value. Any such judicial determination of the fair value of shares could be based upon any valuation method or combination of methods the court deems appropriate. In addition, former stockholders who invoke dissenters’ rights may be entitled to receive payment of a fair rate of interest from the effective time of the Merger on the amount determined to be the fair value of their Shares.

If you do NOT plan to seek an appraisal of all your Shares, please execute (or, if you are not the record holder of such shares, to arrange for such record holder or such holder’s duly authorized representative to execute) and mail postage paid the enclosed Letter of Transmittal to the Paying Agent at the address set forth in the Letter of Transmittal. You should note that surrendering to the Company certificates for your Shares will constitute a waiver of your appraisal rights under the NRS.

You should note that the method of delivery of the Letter of Transmittal and/or any other required documentation is at the election and risk of the former stockholder. If the decision is made to send the Letter of Transmittal by mail, it is recommended that such Letter of Transmittal be sent by registered mail, properly insured, with return receipt requested.

This Notice of Merger and Dissenters’ Rights affords you the notice required by NRS 92A.430. The right to appraisal will be lost unless it is perfected by full and precise satisfaction of the requirements of the Dissenters’ Rights Provisions, the text of which is set forth in full in Appendix A attached to this Notice of Merger and Dissenters’ Rights. Merely failing to execute and return the enclosed stock power or lost stock affidavit along with your stock certificate(s) does NOT satisfy the requirements of the Dissenters’ Rights Provisions; rather, a separate written demand for appraisal must be properly executed and delivered to the Company as described below.

You have the right, on or prior to [__], 2022 (i.e., within 30 days after the date of this Notice of Merger and Dissenters’ Rights written above), to demand in writing from the Company an appraisal of your shares of Mycotopia Therapies Inc.. Such demand will be sufficient if it reasonably informs the Company of the identity of the stockholder making the demand and that the stockholder intends thereby to demand an appraisal of the fair value of his or her Shares. Failure to make such a timely demand will foreclose your right to appraisal. All written demands for appraisal of Shares should be sent or delivered to the Company at the following address:

Colonial Stock Transfer Co., Inc.

7840 S. 700 E

Salt Lake City, UT 84070

+1 801-355-5740

Under NRS 92A.440(5), stockholders who fail to demand payment or deposit their certificates where required by the dates set forth in this Notice of Merger and Dissenter’s Rights will not be entitled to demand payment or receive the fair market value for their shares of capital stock as provided under Nevada law. Instead, such stockholders will receive the same consideration as the stockholders of who do not exercise rights of a dissenting owner.

Pursuant to NRS 92A.460, within 30 days after receipt of a demand for payment (form of which is attached hereto as Schedule A), the Company must pay each dissenter who complied with the provisions of the Dissenters’ Rights Provisions the amount the Company estimates to be the fair value of such shares, plus interest from the effective date of the Exchange. The payment must be accompanied by the following: (a) the Company’s balance sheet as of the end of 2021, a statement of income for 2021, a statement of changes in the stockholders’ equity for 2021; (b) A statement of the Company’s estimate of the fair value of the shares; (c) An explanation of how interest was calculated, and (d) a statement of the dissenter’s rights to demand payment under NRS 92A.480 and that if any such stockholder does not do so within the period specified, such stockholder shall be deemed to have accepted such payment in full satisfaction of the corporation’s obligations under Chapter 92A of the NRS.

Under NRS 92A.470(1), the Company is entitled to withhold payment from a dissenter unless the dissenter was the beneficial owner before the date set forth in the dissenters’ notice as the first date of any announcement to the news media or to the stockholders of the terms of the proposed corporate action. If the Company chooses to withhold payment, it is required, within 30 days after receiving demand for payment, to notify the dissenter: (a) of the Company’s balance sheet as of December 31, 2021, a statement of income for December 31, 2021, a statement of changes in the stockholders’ equity for December 31, 2021; (b) of the Company’s estimate of the fair value of the shares; (c) that the dissenter may accept the Company’s estimate of the fair value, plus interest, in full satisfaction of her demand or demand appraisal; (d) that if the dissenter wishes to accept the offer, the dissenter must notify the Company of acceptance within 30 days after receiving of the offer; and (e) that if the dissenter does not satisfy the requirements for demanding appraisal, the dissenter shall be deemed to have accepted the Company’s offer.

If the Company does not deliver payment within 30 days of receipt of the demand for payment, the dissenting stockholder may enforce under NRS 92A.460(1) the dissenter’s rights by commencing an action in Clark County, Nevada.

If a dissenting stockholder disagrees with the amount of the Company’s payment, then the dissenting stockholder may, pursuant to NRS 92A.480, within 30 days of such payment, (i) notify the Company in writing of the dissenting stockholder’s own estimate of the fair value of the dissenting shares and the amount of interest due, and demand payment of such estimate, less any payments made by the Company, or (ii) reject the offer by the Company if the dissenting stockholder believes that the amount offered by the Company is less than the fair value of the dissenting shares or that the interest due is incorrectly calculated. If a dissenting stockholder submits a written demand as set forth above and the Company accepts the offer to purchase the Shares at the offer price, then such dissenting stockholder will be sent a check for the full purchase price of the Shares within 30 days of acceptance.

If a demand for payment remains unsettled, the Company must commence a proceeding in the Clark County, Nevada district court within 60 days after receiving the demand. Each dissenter who is made a party to the proceeding shall be entitled to a judgment in the amount, if any, by which the court finds the fair value of the dissenting shares, plus interest, exceeds the amount paid by the Company. If a proceeding is commenced to determine the fair value of the Shares, the costs of such proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court, shall be assessed against the Company, unless the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable against the Company if the court finds that (i) the Company did not comply with the Dissenters’ Rights Provisions or (ii) against either the Company or a dissenting stockholder, if the court finds that such party acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by the Dissenters’ Rights Provisions (Section 92A.500 of the NRS).

If the Company fails to commence such a proceeding, it would be required by NRS 92A.490(1) to pay the amount demanded to each dissenter whose demand remains unsettled. Dissenters would be entitled to a judgment for the amount, if any, by which the court finds the fair value of his shares, plus accrued interest, exceeds the amount paid by the Company; or the fair value, plus accrued interest, of his after-acquired shares for which the Company elected to withhold payment pursuant to Section 92.470 of the NRS.

Under Section 92A.490(4) of the NRS, the district court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to such order. In any such court proceeding, the dissenters are entitled to the same discovery rights as parties in other civil proceedings.

A person having a beneficial interest in Shares that are held of record in the name of another person, such as a broker, fiduciary, depository or other nominee, must act to cause the record holder to follow the requisite steps properly and in a timely manner to perfect dissenters’ rights of appraisal. If the Shares are owned of record by a person other than the beneficial owner, including a broker, fiduciary (such as a trustee, guardian or custodian), depositary or other nominee, the written demand for dissenters’ rights of appraisal must be executed by or for the record owner. If Shares are owned of record by more than one person, as in joint tenancy or tenancy in common, the demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute a demand for appraisal for a stockholder of record, provided that the agent identifies the record owner and expressly discloses, when the demand is made, that the agent is acting as agent for the record owner. If a stockholder owns Shares through a broker who in turn holds the shares through a central securities depository nominee such as CEDE & Co., a demand for appraisal of such Shares must be made by or on behalf of the depository nominee and must identify the depository nominee as the record holder of such Shares.

A record holder, such as a broker, fiduciary, depository or other nominee, who holds Shares as a nominee for others, will be able to exercise dissenters’ rights of appraisal with respect to the Shares held for all or less than all of the beneficial owners of those Shares as to which such person is the record owner. In such case, the written demand must set forth the number of Shares covered by the demand. Where the number of Shares is not expressly stated, the demand will be presumed to cover all Shares outstanding in the name of such record owner.

Under NRS 92A.380(2), a stockholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300 to 92A.500, inclusive, may not challenge the Merger unless it is unlawful or fraudulent with respect to the stockholder or the Company. The board of directors of the Company was not required under NRS 78.138(5) to consider the proposed effect of the Merger upon any particular group having an interest in the corporation as a dominant factor, such as the unaffiliated stockholders, and the board of directors of the Company did not appoint an independent committee to consider the proposed effect of the Merger on the stockholders of the Company.

The foregoing summary of the rights of dissenting stockholders under the Dissenters’ Rights Provisions does not purport to be a complete statement of the procedures to be followed by stockholders desiring to exercise any dissenters’ rights of appraisal rights available under NRS. The preservation and exercise of dissenters’ rights of appraisal require strict adherence to the applicable provisions of NRS, and the foregoing summary is qualified in its entirety by reference to Appendix A hereto. You should carefully read Chapter 92A (Sections 300 through 500 inclusive) of the NRS, particularly the procedural steps required to perfect appraisal rights, because failure to strictly comply with the procedural requirements set forth in Chapter 92A (Sections 300 through 500 inclusive) of the NRS will result in a loss of appraisal rights. YOU ARE URGED TO CONSULT WITH YOUR OWN ATTORNEY REGARDING THE DISSENTERS’ RIGHTS AVAILABLE TO YOU, AND THE PROCESS TO PERFECT YOUR DISSENTERS’ RIGHTS UNDER CHAPTER 92A (SECTIONS 300 THROUGH 500 INCLUSIVE) OF THE NRS.

Additional Information

In connection with the exchange, the Company filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4, which was mailed to the stockholders of the Company along with this Notice of Dissenter’s Rights on or about [__].

In making your decision as to the exercise of dissenter’s rights, you are urged to review the Form S-4 and all related materials. A copy of the S-4 is enclosed herewith. In addition, copies of the Schedule 14C, including all amendments and supplements thereto, can be obtained at the Company’s expense from the Company if you are a bank or a broker. Finally, the Form S-4 is also available free of charge on the SEC’s website at http://sec.gov.

The Company in the past has been subject to the informational and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith filed and furnished periodic and current reports, proxy statements and other information with the SEC relating to its business, financial condition and other matters. Such periodic and current reports, proxy statements and other information may be read and copied at the SEC’s Public Reference Room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1- 800-SEC-0330 for further information on the public reference room. The Company’s filings with the SEC are also available to the public from commercial document-retrieval services and on the website maintained by the SEC at http://sec.report.

Very Truly Yours,

Mycotopia Therapies Inc.

SCHEDULE A

DEMAND FOR PAYMENT BY A DISSENTING STOCKHOLDER

The undersigned is the owner of the following number of shares of capital stock of Mycotopia Therapies Inc. and hereby demands payment for the same: Common Stock:

The undersigned represents and warrants that the foregoing shares are all of the shares of capital stock of Mycotopia Therapies Inc. beneficially owned by the undersigned, except that if the undersigned is a nominee holder, this Form for Demanding Payment by a Dissenting Stockholder is accompanied by a certification by each beneficial stockholder that both the beneficial owner and the record holders of all shares of common stock owned beneficially by the beneficial owner have asserted, or will timely assert, dissenter’s rights as to all the shares beneficially owned by the beneficial owner.

By initialing in the box to the right of this statement, the undersigned, or the person on whose behalf the undersigned is asserting dissenters’ rights, hereby certifies that the undersigned acquired ownership of the foregoing shares before [__], the date of the first announcement of the terms of the proposed action to the public through the filing of the initial Form S-4 with the SEC (Any failure to so initial will be interpreted as a failure to provide this certification).

Dissenters’ rights payments with respect to the shares identified above should be sent to the following address:

Signature:

Name of Record Holder:

Name of Beneficial Holder:

Date:

NOTE: THIS DEMAND MUST BE RECEIVED BY AT, ON OR BEFORE [__]. FAILURE TO DELIVER THE DEMAND BY THE DATE INDICATED WILL WAIVE ALL RIGHTS THAT THE STOCKHOLDER HAS TO DISSENT. THIS DEMAND MUST BE ACCOMPANIED BY THE CERTIFICATES WITH RESPECT TO WHICH DISSENT AND PAYMENT DEMAND IS BEING MADE.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

Section 145 of the DGCL empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding; provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director, officer, employee or agent of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys’ fees) which he or she actually and reasonably incurred in connection therewith.

The PSLY charter and PSLY bylaws contain provisions that provide for the indemnification of officers and directors to the fullest extent as is permitted by the laws of the State of Delaware, as may be amended from time to time.

As permitted by Section 102(b)(7) of the DGCL, the PSLY charter contains a provision eliminating the personal liability of its directors to PSLY or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL, as may be amended from time to time.

The merger agreement requires PSLY to indemnify and hold harmless every person who is as of August 23, 2022 (or becomes prior to the effective time) a director, officer or employee of Mycotopia or its subsidiaries or Ei. or its subsidiaries, and every person who was serving as a director, officer or employee of another person at the request of Mycotopia or its subsidiaries or Ei. or its subsidiaries (each of who we refer to as an “indemnified party”), against all claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, incurred in connection with any claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including with respect to matters existing or occurring at or prior to the effective time (including the merger agreement and the transactions and actions contemplated thereby)), arising out of or pertaining to the fact that such indemnified party is or was an officer or director of Mycotopia or any of its subsidiaries or Ei. or and of its subsidiaries or is or was serving at the request of Mycotopia, or any of its subsidiaries, or Ei., or any of its subsidiaries, as a director or officer or employee of another person or in respect of any acts or omissions in their capacities as such directors or officers occurring prior to the effective time, whether asserted or claimed prior to, at or after the effective time, in each case to the same extent as such indemnified parties were indemnified as of the date of the merger agreement pursuant to Mycotopia’s charter, Mycotopia’s bylaws or the governing or organizational documents of any subsidiary of Mycotopia, or Ei.’s charter, Ei.’s bylaws or the governing or organizational documents of any subsidiary of Ei, or any indemnification agreements in existence as of the date of the merger agreement, as applicable.

Item 21. Exhibits and Financial Statement Schedules

a) The following is a list of exhibits to this registration statement:

Exhibit No.	Description
2.1

Agreement and Plan of Merger, dated as of May 17, 2022, by and among PSLY.com, Inc., Mycotopia Therapies Inc., Silly Merger Sub M Inc., Silly Merger Sub E Inc. and Ei. Ventures, Inc. (included as Appendix A to the proxy statement/prospectus forming a part of this Registration Statement).†

3.1	Certificate of Incorporation of the Registrant

3.2	Bylaws of the Registrant

4.1	PSLY.com, Inc. 2022 Equity Incentive Plan

5.1*	Opinion of Potomac Law Group PLLC as to the validity of the securities being registered.

8.1*	Opinion of Potomac Law Group PLLC regarding certain tax matters.

10.1	Voting and Support Agreement, dated May 17, 2022 by and among PSLY.com, Inc. and certain stockholders of Mycotopia Therapies Inc.

10.2	Voting and Support Agreement, dated May 17, 2022 by and among PSLY.com, Inc. and certain stockholders of Ei. Ventures, Inc.

10.3	Form of Lock-Up Agreement

23.1	Consent of Tanner, relating to Ei. Ventures, Inc.’s financial statements.

23.2	Consent of PAGU, relating to Mycotopia Therapies Inc.’s financial statements.

23.3*	Consent of Potomac Law Group PLLC (included in Exhibit 5.1).

23.4*	Consent of Potomac Law Group PLLC (included in Exhibit 8.1).

24.1	Power of Attorney (included on the signature page to the Registration Statement).

99.1	Consent of Matthew Thelen

99.2	Consent of Eric Baum

99.3	Form of Proxy Card for Mycotopia Therapies Inc.

107	Calculation of Filing Fee Table

+Indicates management contract or compensatory plan.

*To be filed in Amendment.

†Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the U.S. Securities and Exchange Commission upon request; provided, however, that the parties may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any document so furnished.

Item 22. Undertakings

The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(1) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(2) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent (20%) change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(3) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(d) That for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(e) That prior to any public reoffering of the securities registered hereunder through use of a prospectus that is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to re-offerings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(f) That every prospectus (1) that is filed pursuant to paragraph (e) immediately preceding, or (2) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(g) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 20 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as ex-pressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(h) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(i) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in this City of Kihei, State of Hawaii, on August 23, 2022.

PSLY.COM, INC.

By:	/s/
Name:	David Nikzad
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below has made, constituted and appointed, and does hereby make, constitute and appoint, David Nikzad and Jason Hobson, or either of them, as his or her true and lawful attorney-in-fact, for him or her and in his or her name, place and stead to affix his or her signature as director or officer or both, as the case may be, of the registrant, to any and all amendments and post-amendments to this registration statement, and generally to do all things in their names and in their capacities as officers and directors of the registrant to enable the registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/	Chairman and Chief Executive Officer	August 23, 2022
David Nikzad	(Principal Executive Officer)
/s/	Director and Treasurer	August 23, 2022
Jason Hobson	(Principal Financial and Accounting Officer)
/s/	Director	August 23, 2022
Mark Croskery
/s/	Director	August 23, 2022
Benjamin Kaplan